As filed with the Securities and Exchange Commission on February 12, 1998
                                                      Registration No. 333-42147

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                               Amendment No. 1 to


                                   FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                             LAS VEGAS SANDS, INC.
            (Exact name of registrant as specified in its charter)

               Nevada                           7011                       04-3010100
(State or other jurisdiction of     (Primary Standard Industrial          (IRS Employer
 incorporation or organization)      Classification Code Number)     Identification Number)

                            ----------------------
                         3355 Las Vegas Boulevard South
                                    Room 1A
                            Las Vegas, Nevada 89109
                                (702) 733-5499
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                            ----------------------
                          VENETIAN CASINO RESORT, LLC
            (Exact name of registrant as specified in its charter)

               Nevada                           7011                       86-0863398
(State or other jurisdiction of     (Primary Standard Industrial          (IRS Employer
 incorporation or organization)      Classification Code Number)     Identification Number)

                             ----------------------
                         3355 Las Vegas Boulevard South
                                     Room 1C
                             Las Vegas, Nevada 89109
                                 (702) 733-5499
 (Name, address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ----------------------
                         David Friedman, Esq., Secretary
                              Las Vegas Sands, Inc.
                         3355 Las Vegas Boulevard South
                                     Room 1A
                             Las Vegas, Nevada 89109
                                 (702) 733-5499
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------
                                 With a copy to:
                             James L. Purcell, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

       Approximate date of commencement of sale to the public: As soon as practicable after this Registration Statement
                               becomes effective.
                             ----------------------
     If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
              ---------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
                   ----------------------

                             ----------------------
  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                        Table of Additional Registrants



                                 State or Other     Primary Standard                        Address, Including Zip Code, and
                                Jurisdiction of        Industrial         IRS Employer        Telephone Number, Including
                                 Incorporation       Classification      Identification        Area Code, of Registrants'
            Name                or Organization        Code Number           Number           Principal Executive Offices
----------------------------   -----------------   ------------------   ----------------   ---------------------------------
Lido Intermediate Holding
 Company, LLC ..............   Delaware                  7011           88-0377966         3355 Las Vegas Boulevard South
                                                                                           Room 1F
                                                                                           Las Vegas, Nevada 89109
                                                                                           (702) 733-5499
Mall Intermediate Holding
 Company, LLC ..............   Delaware                  7011           88-0377968         3355 Las Vegas Boulevard South
                                                                                           Room 1H
                                                                                           Las Vegas, Nevada 89109
                                                                                           (702) 733-5499
Grand Canal Shops Mall
 Construction, LLC .........   Delaware                  7011           88-0377973         3355 Las Vegas Boulevard South
                                                                                           Room 1G
                                                                                           Las Vegas, Nevada 89109
                                                                                           (702) 733-5499

PROSPECTUS

[VENETIAN LOGO]



                              Las Vegas Sands, Inc.
                           Venetian Casino Resort, LLC

                 Offer to Exchange their 12-1/4% Mortgage Notes
            due 2004 and 14-1/4% Senior Subordinated Notes due 2005
               which have been registered under the Securities Act
      for any and all of their outstanding 12-1/4% Mortgage Notes due 2004 and 14-1/4% Senior Subordinated Notes due 2005.
                                 --------------
         This Exchange Offer will expire at 5:00 p.m. New York City time
                        on         1998, unless extended
                                 --------------

     Las Vegas Sands, Inc. ("LVSI" or the "Company") and Venetian Casino Resort, LLC ("Venetian" and, together with LVSI, the "Issuers"), hereby jointly and severally offer to exchange up to $425,000,000 aggregate principal amount of their 12-1/4% Mortgage Notes due 2004 (the "New Mortgage Notes") and $97,500,000 aggregate principal amount of their 14-1/4% Senior Subordinated Notes due 2005 (the "New Senior Subordinated Notes" and together with the New Mortgage Notes, the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is part, for a like principal amount of their 12-1/4% Mortgage Notes due 2004 (the "Existing Mortgage Notes") and 14-1/4% Senior Subordinated Notes due 2005 (the "Existing Senior Subordinated Notes" and, together with the Existing Mortgage Notes, the "Existing Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The terms of the New Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes. The New Notes will be issued pursuant to, and entitled to the benefits of: (i) the indenture, dated as of November 14, 1997 (the "Mortgage Notes Indenture"), among LVSI and Venetian, as issuers, Mall Intermediate Holding Company, LLC ("Mall Intermediate Holdings"), Grand Canal Shops Mall Construction, LLC (the "Mall Construction Subsidiary") and Lido Intermediate Holding Company, LLC ("Phase II Intermediate Holdings" and, together with Mall Intermediate Holdings and Mall Construction Subsidiary, the "Guarantors"), as Mortgage Note guarantors, and First Trust National Association, as Mortgage Note trustee (the "Mortgage Note Trustee") and (ii) the indenture, dated as of November 14, 1997 (the "Senior Subordinated Notes Indenture" and, together with the Mortgage Notes Indenture, the "Indentures"), among LVSI and Venetian, as issuers, Mall Intermediate Holdings, the Mall Construction Subsidiary and Phase II Intermediate Holdings, as Senior Subordinated Note guarantors and First Union National Bank, as Senior Subordinated Note trustee (the "Senior Subordinated Note Trustee" and, together with the Mortgage Note Trustee, the "Trustees") governing the Existing Notes. The New Mortgage Notes and the Existing Mortgage Notes, the New Senior Subordinated Notes and the Existing Senior Subordinated Notes and the Existing Notes and the New Notes are referred to collectively as the "Mortgage Notes," the "Senior Subordinated Notes" and the "Notes," respectively. The offering of the Existing Notes on November 14, 1997 (the "Offering") was part of the financing that is being used to construct, develop, equip, and open the Venetian Casino Resort, a Renaissance Venice-themed resort situated on the Las Vegas Strip (the "Casino Resort").

     Interest on the Mortgage Notes will be payable in cash at the rate of 12-1/4% per annum, semiannually on May 15 and November 15 of each year, commencing May 15, 1998. Interest on the Senior Subordinated Notes will be payable in cash at the rate of 10% per annum, semiannually on May 15 and November 15 of each year, commencing May 15, 1998 through November 15, 1999, and thereafter at the rate of 14-1/4% per annum. The Senior Subordinated Notes were issued at a discount in order to yield 14-1/4% per annum to maturity and will accrete to par by the second anniversary of the original date of issuance in the Offering.

     The Notes are redeemable, in whole or in part, at the option of the Issuers at a redemption price equal to the sum of 100% of their principal amount or Accreted Value (as defined), as the case may be, and an applicable make-whole premium, if redeemed prior to November 15, 2001, or at the redemption prices set forth herein, if redeemed thereafter, plus, in each case, accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. In addition, at any time prior to November 15, 2000, the Issuers may, at their option, use the net cash proceeds of any (i) Redemption Triggering Event (as defined) to redeem up to 35% of the aggregate principal amount of the Mortgage Notes originally issued at a redemption price equal to 112.25% of the aggregate principal amount so redeemed and (ii) Public Equity Offering (as defined) to redeem the Senior Subordinated Notes, in whole or in part, at a redemption price equal to 114.25% of the Accreted Value of the Senior Subordinated Notes so redeemed, if prior to the second anniversary of the issuance date, or 114.25% of the principal thereof, if on or after the second anniversary of the issuance date, plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

     Upon a Change of Control (as defined), each holder of Notes will have the right to require the Issuers to repurchase Mortgage Notes or Senior Subordinated Notes owned by such holder at 101% of the principal amount or Accreted Value, as the case may be, thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, subject, in the case of the Senior Subordinated Notes, to prior repurchase obligations under the Mortgage Notes.

                                                           (Continued next page)
                                --------------
           See "Risk Factors" beginning on page 27, for a discussion
                 of certain factors that should be considered in
                     evaluating an investment in the Notes.
                                --------------
NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING CONTROL BOARD
                                   HAS PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF
   THE NOTES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                --------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                                    EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                                    EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                                   ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------
                   The date of this Prospectus is     , 1998.

(Continued from previous page)


     The Mortgage Notes are secured by second priority liens on the Note Collateral (as defined) (consisting of substantially all of the assets of the Issuers with certain exceptions) and by third priority liens on the Mall Collateral (as defined). Upon completion of the Casino Resort, the Mall Collateral will be transferred to a non-guarantor subsidiary of the Issuers, will be released by the Mortgage Note Trustee and will not be available as security for the holders of the Mortgage Notes. The Mortgage Notes are senior in right of payment to all subordinated indebtedness of the Issuers. The Mortgage Notes are effectively subordinated to (i) the indebtedness under the Bank Credit Facility (as defined) (to the extent of the Note Collateral and the Mall Collateral on which the lenders under the Bank Credit Facility will have a prior lien) and (ii) the indebtedness under the Mall Construction Loan Facility (as defined) (to the extent the Mall Collateral on which the Mall Construction Lender (as defined) will have a prior lien). The Mortgage Notes also are effectively subordinated to any indebtedness of the Issuers secured by assets other than the Note Collateral (to the extent of such assets), such as the Specified FF&E (as defined). Upon completion of the Casino Resort, the Issuers are expected to have $910.2 million of indebtedness (including accreted original issue discount on the Senior Subordinated Notes) outstanding (including $150.0 million outstanding under the Bank Credit Facility, $140.0 million outstanding under the Mall Construction Loan Facility and $97.7 million outstanding under the FF&E Financing (as defined)). The rights and remedies of the holders of the Mortgage Notes with respect to the Note Collateral and the Mall Collateral are limited by the terms of certain intercreditor agreements among the Issuers and certain of their lenders. See "Description of Disbursement Agreement" and "Description of Intercreditor Agreement."


     The Senior Subordinated Notes are unsecured obligations of the Issuers, are subordinated to all existing and future Senior Debt (as defined) of the Issuers and are senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Issuers. Upon completion of the Casino Resort, the Issuers are expected to have $812.7 million of Senior Debt outstanding (including (i) $150.0 million of indebtedness outstanding under the Bank Credit Facility, (ii) $425.0 million of indebtedness outstanding under the Mortgage Notes, (iii) $140.0 million of indebtedness outstanding under the Mall Construction Loan Facility and (iv) $97.7 million of indebtedness outstanding under the FF&E Financing).

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuers and the Guarantors contained in a Registration Rights Agreement, dated as of November 14, 1997 (the "Registration Rights Agreement"), among the Issuers, the Guarantors and Goldman, Sachs & Co. and Bear Stearns & Co. Inc., as the initial purchasers of the Existing Notes (the "Initial Purchasers").

     The Issuers will not receive any proceeds from the Exchange Offer. Tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) of the Exchange Offer. The Issuers expressly reserve the right to terminate or amend the Exchange Offer upon the occurrence of any of the events specified under "The Exchange Offer--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Issuers will notify the Exchange Agent (as defined) and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable. The Exchange Offer will expire at 5:00 P.M., New York
City time, on         , 1998, unless the Issuers, in their sole discretion, have extended the period of time for which the Exchange Offer is open.

     The Issuers currently do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer. See "The Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 180 days from the date on which the Registration Statement relating to this Prospectus is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUERS ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF EXISTING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                              AVAILABLE INFORMATION

     Upon the effectiveness of this registration statement, LVSI will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by LVSI with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 and copies of such material may be obtained from the Public Reference Section of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

     Under the Indentures, LVSI has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, it will file with the Commission (unless the Commission will not accept such a filing) (i) reports containing all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if LVSI were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and summarized financial information concerning Venetian, and with respect to the annual information only, a report thereon by LVSI's independent accountants and
(ii) all reports that would be required to be filed with the Commission on Form 8-K if LVSI were required to file such reports. Notwithstanding the foregoing, if any issuer that, directly or indirectly, owns more than 50% of the common equity of LVSI is subject to the periodic reporting and the informational requirements of the Exchange Act, LVSI will not be required to file the reports specified in the preceding sentence so long as it provides annual and quarterly financial statements of LVSI (which will include summarized financial information concerning Venetian) to the holders of the Notes.

     This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Issuers and the Guarantors with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Issuers, the Guarantors and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete. The Registration Statement, including the exhibits thereto, may be inspected and copies thereof can be obtained as described in the preceding paragraph with respect to periodic reports and other information filed by LVSI under the Exchange Act.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     Certain statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Liquidity and Capital Resources" and "Business" and in the Forecasted Financial Statements and elsewhere in this Prospectus constitute "forward-looking statements." Such forward-looking statements include the financial forecast provided by the Issuers, the discussions of the business strategies of the Issuers and expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the Issuers believe that the financial forecast and the expectations in such forward-looking statements are reasonable, they can give no assurance that any forward-looking statements will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Issuers to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risks associated with entering into a new venture and new construction, competition and other planned construction in Las Vegas, government regulation related to the casino industry, uncertainty of casino spending and vacationing in casino resorts in Las Vegas, occupancy rates and average daily room rates in Las Vegas, demand for all-suites rooms, the popularity of Las Vegas as a convention and trade show destination, the completion of infrastructure improvements in Las Vegas, including the on-going expansion of McCarran International Airport, and general economic and business conditions which may impact levels of disposable income of consumers and pricing of hotel rooms. For a further discussion of such factors and others, see "Risk Factors" and the Forecasted Financial Statements.

                              PROSPECTUS SUMMARY

     The following material is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, references in this Prospectus to the Company mean Las Vegas Sands, Inc. and its consolidated subsidiaries, references to LVSI mean Las Vegas Sands, Inc., references to Venetian mean Venetian Casino Resort, LLC, the owner of the Casino Resort (as defined herein) and references to the Issuers mean LVSI and Venetian. Venetian is a Nevada limited liability company whose managing member is LVSI. References in this Prospectus to the Mall Subsidiary mean Grand Canal Shops Mall, LLC, a Delaware limited liability company and indirect subsidiary of the Company formed to separately own and operate the Mall (as defined herein) upon completion of the Casino Resort. Certain statements in this Prospectus (including this Prospectus Summary) constitute "forward-looking statements." See "Special Note Regarding Forward-Looking Statements."


                  The Issuers and the Venetian Casino Resort


     The Company is constructing and will own and operate the Venetian Casino Resort, a Renaissance Venice-themed resort situated at one of the premier locations on the Las Vegas Strip (the "Strip"). The Casino Resort is located across from The Mirage and the Treasure Island Hotel and Casino at the site of the former Sands Hotel and Casino (the "Sands"). As planned, the Casino Resort will include the first all-suites hotel on the Strip with approximately 3,036 suites (the "Hotel"); a gaming facility of approximately 116,000 square feet (the "Casino"); an enclosed retail, dining and entertainment complex of approximately 500,000 net leasable square feet (the "Mall"); and a meeting and conference facility of approximately 500,000 square feet (the "Congress Center"). The Casino Resort will be physically connected to the approximately 1,150,000 square foot existing Sands Expo and Convention Center (the "Expo Center"), one of the largest facilities in the United States specifically designed for trade shows and conventions. Management believes that the combined facilities of the Casino Resort and the Expo Center (which is separately owned by an affiliate of the Company) will be one of the largest hotel and meeting complexes in the United States. Ground breaking for the Casino Resort occurred in April 1997, with an opening to the general public scheduled for April 1999.



Business and Marketing Strategy
     The Company's business strategy is to (i) create a "must-see" destination resort at a premier location at the heart of the Las Vegas Strip, (ii) provide a differentiated superior all-suites product, (iii) capitalize on the link to the Expo Center and the Congress Center, (iv) utilize the Casino Resort's unique assets and facilities to appeal to a higher budget customer mix, (v) use the Casino Resort's themed facilities and location to generate Casino revenues,
(vi) target premium gaming customers, and (vii) carefully manage construction costs and risks.

     Create a "Must-See" Destination Casino Resort at the Heart of the
     Las Vegas Strip
     The Casino Resort, with its extensive theming, dining, shopping and entertainment, is expected to be a "must-see" destination resort located at the heart of the Strip. The Casino Resort is designed to provide visitors with the sense of being surrounded by the festivity and splendor of Renaissance Venice's architecture, music, art and history. The Venetian-themed setting along the Casino Resort's frontage on the Strip will include waterways, gondolas, and replicas of Venetian landmarks, such as the Doge's Palace, the Rialto Bridge, the Ca Doro and the Campanile Tower. The Mall will feature a one-quarter mile Venetian streetscape, with intimate "piazza"-style settings and a 630 foot "grand" canal running its length, with gondolas and waterside cafes and crossed by authentically-styled Venetian bridges.

     The Company believes that the Casino Resort's Venetian-theming, and its central location on the Strip will appeal to business travelers, leisure travelers and gaming customers and will position the Casino Resort to draw significant pedestrian traffic from the Strip. The Casino Resort will have 740 feet of frontage on the east side of the Strip and will be located next to Harrah's and across from some of the most visited casino resorts and attractions on the Strip, including The Mirage, the Treasure Island Hotel and Casino and The Forum Shops at Caesars Palace Hotel. Based on information gathered from public sources, the

Company estimates that on average each day during 1996, approximately 57,000 vehicles passed the site of the Casino Resort, approximately 13,000 persons watched the pirate show in front of the Treasure Island Hotel and Casino, and approximately 43,000 persons visited The Forum Shops at Caesars Palace Hotel.

     Provide a Differentiated Superior All-Suites Product
     The Hotel is expected to offer the only all-suites product with first-class services and facilities on the Strip. In management's experience, business and leisure travelers consider suites desirable, superior accommodations. For business travelers, the Hotel's suites, which will accommodate informal business meetings and social gatherings, will offer guests a unique, single location in which to work and entertain in close proximity to the Expo Center and the Strip. Leisure travelers will appreciate both the Hotel's spacious suites and extensive facilities. The Company believes that the all-suites format, together with the Casino Resort's many other unique attributes, will result in a highly differentiated resort product, and provide a competitive advantage over other Strip hotel/casino properties and resorts.

     The typical Hotel suite will range in size from approximately 655 square feet to approximately 735 square feet (compared to 360 to 400 square feet on average for a standard room in competing facilities on the Strip), and will consist of a sunken living/working area and a raised sleeping area with a marble bathroom. The suite's living/working area will include a sitting area and a writing desk and will offer business amenities such as dual-line speaker phones, a fax machine and dataport access. The bathrooms will be oversized, featuring a separate bathtub and shower, dual sinks and a phone. In addition, the Hotel will offer larger suites, including the "Presidential" and penthouse suites, with exclusive services such as butlers.

     Capitalize on the Link to the Expo Center and the Congress Center

     The Casino Resort will be the first themed entertainment resort in Las Vegas designed specifically to accommodate large scale trade shows, conventions, conferences and meetings. The Expo Center and the Congress Center are expected to provide recurring, predictable demand for mid-week room nights from business travelers. During 1996, approximately 900,000 visitors attended trade shows and conventions at the Expo Center. Through an agreement with Venetian, the owner of the Expo Center has agreed to market the Casino Resort to promoters of Expo Center trade shows, conventions and other events as the "headquarters hotel" for such events. The Casino Resort will offer attendees of events at the Expo Center and the Congress Center the most convenient hotel accommodations in Las Vegas. The Expo Center already has booked or reserved 34 trade shows, conventions and business events for the calendar year 1999, covering 123 separate show days. It should be noted that trade show and convention promoters are under no obligation to select the Casino Resort as the "headquarters hotel" for their events. In addition to being an expected source of room demand for the Hotel, the Expo Center and the Congress Center are expected to draw pedestrian traffic from guests of hotels throughout Las Vegas, providing a significant source of traffic for the Casino and the Mall.


     Appeal to a Higher Budget Customer Mix
     Management expects the Casino Resort to attract higher budget business travelers and free and independent travelers, resulting in a higher budget customer mix both on weekdays and weekends. By appealing to customers in these market segments, the Company expects to reduce its reliance on the lower-budget tour and travel market. Management believes business travelers typically pay more for rooms and spend more on entertainment than weekday customers in other categories, such as tour groups. Management believes that the Casino Resort's central location adjacent to the Expo Center and on the Strip and its all-suites hotel product will allow it to compete effectively for higher budget mid-week trade show, convention and meeting attendees. On both weekdays and weekends, the all-suites product at the Hotel is expected to appeal to free and independent leisure travelers and "high-roller" gaming customers, also segments of the travel market that spend more on rooms and entertainment.

     Use the Casino Resort's Themed Facilities and Location to Generate
     Casino Revenues
     Management believes the Casino will capture gaming revenues from (i) the foot traffic generated by Expo Center and Congress Center events, (ii) Hotel guests, (iii) the foot traffic generated by shoppers and diners at the Mall and the Casino and (iv) visitors attracted to the Casino Resort's unique, Venetian-themed facilities.

     The Casino Resort is planned to include a concentration of some of the finest restaurants in Las Vegas, brand name and exclusive boutique shopping, and themed entertainment concepts. Letters of intent have been signed with several well-known restauranteurs to operate their "signature" restaurants at the Casino Resort. In addition, the Company has entered into a lease for the "Billboard Live!" entertainment complex, which is affiliated with Billboard Magazine. Management believes that the combination of brand name awareness and extensive theming will generate significant foot traffic for the Casino Resort. The Casino Resort has been designed so that foot traffic from the Strip, the Expo Center, the Congress Center and the Hotel are funneled through the Casino floor in order to attract and retain a broad base of casino patrons.

     Target Premium Gaming Customers
     Management believes that the Casino Resort's all-suites product, themed atmosphere and amenities will offer gaming customers a unique Las Vegas experience. The Company intends to market the Casino to frequent premium gaming customers. In particular, the Company will seek to attract "high roller" gaming customers by offering premium suites and special hotel services. Because of the all-suites format in the Hotel, the Casino Resort will be able to offer many gaming customers complementary suites (considered premium accommodations in Las Vegas) during high occupancy periods such as weekends and holidays when they would not otherwise be offered such suites by the Company's competitors. The Company believes that the premium gaming customer is a significant market segment that has been inadequately addressed by the Casino Resort's competitors. The Casino Resort will be the first all-suites resort on the Strip with facilities and amenities designed from inception to attract and serve premium gaming customers.

     Carefully Manage Construction Costs and Risks
     The Casino Resort is budgeted to cost approximately $1.065 billion to develop, equip and open (such costs include approximately $70.0 million for certain heating and air conditioning-related and other equipment (the "HVAC Equipment") to be owned by a third party, but exclude land acquisition costs). As of September 30, 1997, approximately $111.0 million of this total budgeted cost has been expended or incurred. Of the amount expended and incurred, approximately $90.3 million represents cash contributed to the Company by Sheldon G. Adelson, the sole stockholder of the Company (the "Sole Stockholder"), through affiliates of the Company. The Sole Stockholder contributed an additional $5.0 million to the Company upon the closing of the Offering.



     As of September 30, 1997, (i) the foundation for the principal structure of the Casino Resort has been constructed and the superstructure is under construction and (ii) pursuant to the Construction Management Contract (as defined herein) and otherwise, trade contracts in excess of $260.0 million for various components of the project, including excavation, foundations, structural steel, mechanical and plumbing systems and structural concrete have been entered into or negotiated. In order to manage its construction risk, the Company has entered into various agreements designed to protect it against construction delays and cost overruns, including (i) a guaranteed maximum price construction contract (the "Construction Management Contract") which protects the Company against certain cost overruns in the amount of $547.8 million (or approximately 52% of the expected cost of the Casino Resort) with Lehrer McGovern Bovis, Inc. (the "Construction Manager") for the principal components of the Casino Resort, (ii) a guaranty of certain of the Construction Manager's obligations by its parent corporation, The Peninsular and Oriental Steam Navigation Company ("P&O"), and (iii) a liquidated damages insurance policy for costs of certain construction delays (the "Liquidated Damages Insurance"). The budget for the Casino Resort contains a Construction Manager's construction budget contingency and an owner's contingency totaling $66.1 million in the aggregate that can be used to cover cost overruns. Further, the Sole Stockholder has provided a $25.0 million collateralized completion guaranty (the "Completion Guaranty"). The Completion Guaranty is not available to fund any increases in costs attributable to discretionary "scope changes." Any such "scope changes" may only be implemented if the Issuers demonstrate that they have sufficient available funds to cover the anticipated increased costs, or if the Sole Stockholder increases his Completion Guaranty by such amount. To the extent that any cost overruns are not covered by the Construction Management Agreement or the other protections described above, such cost overruns could be substantial and have a material adverse effect on the Company's liquidity and results of operations and its ability to meet its principal and interest payments on the Notes. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties."


     To further ensure that there are sufficient funds to construct the Casino Resort as planned and that such funds are disbursed appropriately, certain lenders to the Issuers and the Mortgage Note Trustee have entered into a funds disbursement and administration agreement (the "Disbursement Agreement") to establish the conditions for and the sequencing of funding construction costs and procedures for approving construction change orders and amendments to the construction budget and schedule. The Disbursement Agreement provides that project costs (other than costs for the HVAC Equipment, furniture, fixtures and other equipment) will, generally, be funded first from the cash portion of the Equity Contribution (as defined herein) and the proceeds of the Senior Subordinated Notes, and thereafter, on a pro rata basis from the proceeds of the Bank Credit Facility, the Mall Construction Loan Facility and the Mortgage Notes. However, the HVAC Equipment and the Specified FF&E (as defined herein), will be funded through the Disbursement Agreement from separate commitments from the HVAC Provider (as defined herein) and the FF&E Lenders (as defined herein), respectively, subject to limited exceptions.

     A subsidiary of Tishman Corporation ("Tishman"), one of the nation's leading construction managers and largest hotel developers and owners, acts as construction consultant (the "Construction Consultant") to certain of the lenders to the Company and is required to review each request by the Issuers for the disbursement of funds. Representatives of the Construction Consultant have worked with the Company since early August 1997 in reviewing construction plans, schedules and budgets. The disbursement conditions under the Disbursement Agreement generally provide that funds will be disbursed to the Issuers only if the Construction Consultant determines that construction is on schedule and that there are sufficient available funds to complete the Casino Resort in accordance with the construction drawings and budget. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties," "--Completion Guaranty," "Description of Disbursement Agreement," "Description of Intercreditor Agreement" and "Certain Material Agreements."

                           Sources and Uses of Funds
     The estimated sources and uses of funds to construct, develop, equip, and open the Casino Resort (including the Hotel, the Mall, the Casino and the Congress Center, but excluding HVAC Equipment, which will be owned by a third party) are as follows (in millions)(1)(2)(3):




               Sources
                ------
Bank Credit Facility (4) ............  $   150.0
Mall Construction Loan Facility .....      140.0
FF&E Financing (5) ..................       97.7
Mortgage Notes ......................      425.0
Senior Subordinated Notes ...........       90.5
Equity Contribution (6) .............      320.3
                                       ---------
 Total Sources ......................  $ 1,223.5
                                       =========



                 Uses
                 ----
Hotel and Casino ....................  $   486.3
Mall ................................      123.6
FF&E (4)(7) .........................      121.1
Land (6)(8) .........................      225.0
Parking and site work ...............       36.4
Interest, net .......................       88.4
Pre-opening costs and expenses ......       34.4
Contingency (9) .....................       66.1
Financing fees and expenses .........       42.2
                                       ---------
 Total Uses .........................  $ 1,223.5
                                       =========

--------------
(1) The Company believes that the construction and development budget for the Casino Resort is reasonable; however, given the risks inherent in the construction process, it is possible that construction and development costs for the Casino Resort could be significantly higher. See "Risk Factors--Risks of New Construction," "--Construction Budget; Construction Management Contract and Guaranties," "--Completion Guaranty" and "Use of Proceeds."

(2) The sources and uses table does not include approximately $70.0 million for the HVAC Equipment, which will be paid for and owned by the HVAC Provider. See "Certain Material Agreements--Agreements Relating to the Casino Resort--HVAC Services Agreement and Related Documents."


(3) The Issuers used a portion of the net proceeds from the Offering to repay $30.1 million of indebtedness plus accrued interest under a construction loan (the "Construction Loan"). The net proceeds from the Construction Loan were used to fund the development and construction costs of the Casino Resort. See "Use of Proceeds" and "Management's Discussion and Analysis of Liquidity and Capital Resources."

(4) Additional borrowings under the Bank Credit Facility of up to $20.0 million are available under a revolving loan facility (approximately $15.0 million of which will be available during the construction period: (i) to fund the purchase of the Specified FF&E (including deposits thereon), with such amounts to be repaid from funds drawn under the FF&E Financing (as defined herein) and (ii) to support letters of credit relating to the construction of the Casino Resort). See "Description of Certain Indebtedness--Bank Credit Facility" and "--FF&E Financing."


(5) The FF&E Lenders have committed to provide the $97.7 million of financing required for the acquisition of the Specified FF&E. The availability of such funds is subject to certain conditions including the negotiation and execution of definitive agreements and substantial completion of the Casino Resort. See "Description of Certain Indebtedness--FF&E Financing."

(6) Equity Contribution represents (i) $95.3 million in cash advanced by the Sole Stockholder or his affiliates prior to the closing of the Offering to fund construction and development of the Casino Resort and (ii) $225.0 million representing the appraised value of the 45 acre site (the "Project Site") upon a portion of which the Casino Resort will be built (such land had a book value of $93.6 million at September 30, 1997, which includes the $7.6 million book value of the 1.55 acres of land contributed on September 30, 1997). See "Appraisals--Land Appraisal" and "Certain Transactions--Equity Contribution."

(7) Includes $26.9 million of gaming equipment and $94.2 million of other furniture, fixtures and equipment. See "Description of Certain Indebtedness--FF&E Financing."

(8) Upon the completion of a subdivision of the Project Site, approximately 14 acres of land included in the Project Site (the "Phase II Land") may be released from the Note Collateral and transferred to a subsidiary of Venetian (the "Phase II Subsidiary"). See "Description of Mortgage Notes--Ranking and Security."

(9) The total contingency consists of $66.1 million, which is currently allocated as follows: (i) a $26.1 million contingency included in the Construction Manager's guaranteed maximum price (the "Construction Manager's Contingency") and (ii) a $40.0 million general project contingency (the "Owner's Contingency"). In addition, the Sole Stockholder's collateralized Completion Guaranty is available to cover cost overruns. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties" and "Certain Material Agreements--Agreements Relating to the Casino Resort--Construction Management Contract."

                   Financing Transactions and HVAC Agreement

     The funding of development and construction costs for the Casino Resort will be provided by: (i) $425.0 million in gross proceeds from the issuance of the Mortgage Notes; (ii) $90.5 million in gross proceeds (net of original issue discount) from the issuance of the Senior Subordinated Notes; (iii) borrowings of approximately $150.0 million under the secured bank credit facility (the "Bank Credit Facility"); (iv) borrowings of approximately $140.0 million under the secured mall construction loan facility (the "Mall Construction Loan Facility") provided by GMAC Commercial Mortgage Corporation (the "Mall Construction Lender"); (v) $97.7 million of indebtedness secured by certain furniture, fixtures and equipment (the "Specified FF&E") (the "FF&E Financing" and, together with the financings described in clauses (i), (ii), (iii) and
(iv) above, the "Financing Transactions"); and (vi) the Equity Contribution (as defined herein). General Electric Capital Corporation and BancBoston Leasing Inc. (the "FF&E Lenders") have committed to provide the $97.7 million of FF&E Financing. The availability of the FF&E Financing is subject to certain conditions including the negotiation and execution of definitive agreements and reaching a certain level of construction progress on the Casino Resort. In addition, Atlantic-Pacific Las Vegas, LLC (the "HVAC Provider") has committed to provide up to $70.0 million for the purchase and installation of the HVAC Equipment. Pursuant to thermal energy service agreements with Venetian, Interface (as defined herein) and the Mall Construction Subsidiary (collectively, the "HVAC Services Agreement"), the HVAC Provider will own and operate all of the HVAC Equipment and provide heating and air-conditioning to the Casino Resort and the Expo Center. The HVAC Provider's obligation to provide the above-described $70.0 million will be secured by irrevocable, stand-by letters of credit. Rates to be charged under the HVAC Services Agreement have been set with the expectation that during the initial ten-year term of the HVAC Services Agreement, the HVAC Provider will recover the major portion of its investment. See "Certain Material Agreements--Agreements Relating to the Casino Resort--HVAC Services Agreement and Related Documents."

     The Issuers, The Bank of Nova Scotia, as administrative agent under the Bank Credit Facility (the "Bank Agent"), the Mall Construction Lender, the Mortgage Note Trustee and The Bank of Nova Scotia, as disbursement agent (the "Disbursement Agent") have entered into the Disbursement Agreement which establishes procedures and conditions to the Company's right to obtain funding to construct the Casino Resort. In addition, the Disbursement Agreement obligates each of the various lenders to fund its pro-rata share of the construction costs of the Casino Resort and the HVAC Provider to fund the costs of the HVAC Equipment, in each case, once the conditions to funding have been satisfied. The Bank Agent, the Mall Construction Lender, the trustee under the Senior Subordinated Notes (the "Senior Subordinated Note Trustee") and the Mortgage Note Trustee have entered into an intercreditor agreement (the "Intercreditor Agreement") setting forth certain agreements among them. These agreements relate, among other things, to (i) their claims and interests in the Note Collateral and the Mall Collateral (as such terms are defined herein) and other assets of the Issuers, (ii) the ability of the Issuers to incur additional indebtedness under the Bank Credit Facility or the Mall Construction Loan Facility, (iii) procedures for waiver of certain funding disbursement conditions, (iv) limitations on the rights of the Mortgage Note Trustee and the Senior Subordinated Note Trustee and holders of the Mortgage Notes and the Senior Subordinated Notes to exercise remedies under certain circumstances and
(v) provisions for the recommencement of disbursements upon curing of defaults under the Disbursement Agreement. See "Description of Disbursement Agreement" and "Description of Intercreditor Agreement."

     Upon completion of the Casino Resort and satisfaction of certain other conditions, pursuant to the Sale and Contribution Agreement among Venetian, the Mall Construction Subsidiary and the Mall Subsidiary (the "Sale and Contribution Agreement"), the Mall Construction Subsidiary will transfer the Mall and certain related assets (collectively, the "Mall Collateral") to the Mall Subsidiary. Upon such transfer, the Mall Collateral will be released by the Mortgage Note Trustee and the Bank Agent and will not be available as security for the holders of the Mortgage Notes or the indebtedness under the Bank Credit Facility, and the indebtedness under the Mall Construction Loan Facility will either be repaid or assumed by the Mall Subsidiary (with the Issuers and the Guarantors being released from all obligations under such indebtedness). See "Certain Material Agreements--Agreements Relating to the Mall--Sale and Contribution Agreement."

     To finance the obligations of the Mall Subsidiary under the Sale and Contribution Agreement, Goldman Sachs Mortgage Company ("GSMC") and an entity wholly owned by the Sole Stockholder (the "Tranche B Take-out Lender") have entered into separate commitment agreements with the Mall Subsidiary whereby, subject to completion of the Casino Resort and certain other conditions, (i) GSMC has agreed to provide debt financing to the Mall Subsidiary of up to $105.0 million (the "Tranche A Take-out Financing") and (ii) the Tranche B Take-out Lender has agreed to provide debt financing to the Mall Subsidiary of up to $35.0 million (the "Tranche B Take-out Financing" and, together with the Tranche A Take-out Financing, the "Mall Take-out Financings"). The indebtedness under the Mall Take-out Financings will not be recourse to LVSI or Venetian. See "Risk Factors--Sole Stockholder" and "Description of Certain Indebtedness--Mall Take-out Financing Commitments."


              Sole Stockholder, Equity Contribution and Ownership

     Sheldon G. Adelson, the Sole Stockholder, beneficially owns all of the capital stock and membership interests of the Issuers and Interface Group-Nevada, Inc. ("Interface"), the owner of the Expo Center. The Sole Stockholder has been Chairman and Chief Executive Officer of LVSI since it was formed in 1988 to own and operate the Sands. The Sole Stockholder created and developed the COMDEX Trade Shows, including the COMDEX Fall Trade Show, the world's largest computer show, all of which were sold in April 1995. In addition to owning and operating the Sands, the Sole Stockholder has extensive experience in the trade show, convention and tour and travel businesses. Although the Company and Interface have agreed to cooperate in the marketing of the Casino Resort and the Expo Center, the Company has no ownership or financial interest in Interface or the Expo Center, and the Company does not exercise any control over the business or management of Interface or the Expo Center. The Notes represent obligations of the Company and Venetian only and do not represent obligations of, and are not guaranteed by, Interface, the Sole Stockholder or any of their affiliates (other than LVSI, Venetian and certain of their subsidiaries described herein). See "Risk Factors--Possible Conflicts of Interest" and "--Sole Stockholder."

     As support for the development of the Casino Resort, the Sole Stockholder or his affiliates have provided the following:

    (i) $95.3 million in cash to partially fund construction costs and expenses of the Casino Resort (the "Cash Contribution");

    (ii) the 45-acre Project Site (approximately 14 acres of which (the Phase II
    Land) may be transferred to the Phase II Subsidiary), which has an appraised value of $225.0 million (together with the Cash Contribution, the "Equity Contribution");

    (iii) the $25.0 million Completion Guaranty collateralized by cash or cash equivalents;

    (iv) a $35.0 million guaranty of the Mall Construction Loan Facility and a commitment to provide the Tranche B Take-out Financing (collateralized by an aggregate of $35.0 million of cash or cash equivalents); and

    (v) a $20.0 million unsecured guaranty of the Tranche A Take-out Financing.

See "Risk Factors--Completion Guaranty" and "--Sole Stockholder," "Appraisals," "Certain Transactions" and "Description of Certain Indebtedness."

                              Ownership Structure

     Set forth below is an ownership chart for the Issuers and their subsidiaries following the Offering. For a full description of the Issuers and their subsidiaries, see "LVSI and Venetian." References to Mall Intermediate Holdings mean Mall Intermediate Holding Company, LLC; references to Phase II Intermediate Holdings mean Lido Intermediate Holding Company, LLC; references to Mall Holdings mean Grand Canal Shops Mall Holding Company, LLC; and references to Phase II Holdings mean Lido Casino Resort Holding Company, LLC.


[STOCKHOLDER CHART]



--------------
(1) LVSI and Venetian are co-obligors of the Notes and the co-obligors of the indebtedness under the Bank Credit Facility, the Mall Construction Loan Facility and the FF&E Financing.

(2) The Mall Construction Subsidiary has entered into a long-term agreement (the "Mall Lease") with Venetian to lease the space that constitutes the Mall until such space becomes a separate legal and tax parcel, at which time Venetian will, pursuant to the Mall Lease, transfer fee ownership of such space to the Mall Construction Subsidiary. The Mall Construction Subsidiary has guaranteed the indebtedness under the Bank Credit Facility and the Mortgage Notes on a secured basis and the Senior Subordinated Notes on an unsecured, subordinated basis. The Mall Construction Subsidiary is a co-obligor of the Mall Construction Loan Facility. Upon completion of the Casino Resort, pursuant to the Sale and Contribution Agreement, the Mall Construction Subsidiary will transfer the Mall Collateral to the Mall Subsidiary. See "Certain Material Agreements--Agreements Relating to the Mall--Sale and Contribution Agreement."

(3) Mall Intermediate Holdings and Phase II Intermediate Holdings have guaranteed the indebtedness under the Bank Credit Facility on a senior basis and the Notes on a subordinated basis. Mall Intermediate Holdings also has guaranteed the indebtedness under the Mall Construction Loan Facility on a senior basis. See "Description of Mortgage Notes--Mortgage Note Guaranties" and "Description of Senior Subordinated Notes--Senior Subordinated Note Guaranties."

(4) Upon subdivision of the Project Site, the Phase II Land may be released from the Note Collateral and transferred to the Phase II Subsidiary. Although no plans for the Phase II Land have been finalized, it is currently planned that the Phase II Subsidiary will construct a themed hotel and casino (the "Phase II Resort") on the Phase II Land that will be physically connected to the Casino Resort. Under the Indentures, the Issuers have agreed that they will not commence construction of the Phase II Resort (other than the parking garage on the Phase II Land) until a temporary certificate of occupancy has been issued for the Casino Resort.

              Summary Consolidated Financial Forecast Information


     Set forth below is summary financial forecast information of operations for the Company for the first twelve months of operations of the Casino Resort. The information is presented to show both the inclusion and exclusion of operations of the Mall Subsidiary. See Forecasted Consolidated Financial Statements and the accompanying Summary of Significant Forecast Assumptions and Accounting Policies (the "Financial Forecast"). The Financial Forecast was prepared as of June 30, 1997 except for the amount of Mortgage Notes and Senior Subordinated Notes and the assumed interest rates on such Notes, which were updated as of November 6, 1997. The prospective financial information included in this Prospectus has been prepared by, and is the responsibility of, the Company's management. Price Waterhouse LLP has neither examined nor compiled the accompanying prospective financial information, and accordingly, Price Waterhouse LLP does not express an opinion or provide any other form of assurance with respect thereto. The Price Waterhouse LLP report included in this Prospectus relates to the Company's historical financial information and does not extend to the prospective financial information and should not be read to do so. Neither the Initial Purchasers nor any independent expert has reviewed the Financial Forecast. While such Financial Forecast is presented with numerical specificity, it is based on the best estimate of the Company described in the Summary of Significant Assumptions and Accounting Policies in the Financial Forecast of the results it expects for the Casino Resort given the Company's assumptions (including that (i) the Casino Resort will open on schedule and be successful, (ii) the Casino Resort will attract a substantial number of visitors and (iii) the average daily hotel room rate paid by the visitors at the Casino Resort will be higher than room rates at other hotel/casinos on the Strip because of room demand from the trade shows and conventions currently booked at the Expo Center for the first projected year of operation of the Casino Resort, the Casino Resort's all-suite format and amenities, its location and its target market). Furthermore, such estimates are inherently subject to significant business, economic and competitive uncertainties and contingencies (many of which are beyond the control of the Company), including future business decisions which are subject to change. Financial forecasts are necessarily speculative in nature, and it is usually the case that one or more of the assumptions do not materialize. For instance, the Financial Forecast assumes higher than average daily room rates of $167 during the initial year of operations (as compared to an average daily room rate of $79 for the upper quartile of casinos located on the Las Vegas Strip with gaming revenues greater than $72.0 million (the "Large Strip Hotels") for 1996 according to the Nevada State Gaming Control Board (the "Nevada Board" or "NGCB") and average daily room rates at major convention hotels in New York, Chicago and San Francisco of approximately $160 during the first quarter of 1997 according to "Smith Travel Research"), which may not be achieved. In addition, the results, performance and achievements of the Casino Resort involve known and unknown risks, uncertainties and other factors, including the risks associated with new construction, government regulation relating to the casino industry, the completion of infrastructure improvements in Las Vegas, including the ongoing expansion of McCarran International Airport, and general economic and business conditions which may impact levels of disposable income for consumers and pricing of hotel rooms. Accordingly, the Financial Forecast is only an estimate, and actual results can be expected to vary from estimates, and the variations may be material. The Financial Forecast herein should not be regarded as a representation by the Company or any other person that the Financial Forecast will be achieved. Holders of the Notes are cautioned not to place undue reliance on the Financial Forecast. The Company does not intend to update or otherwise revise the Financial Forecast to reflect events or circumstances existing or arising after the date of this Prospectus or to reflect the occurrence of unanticipated events, except as required by applicable law. This Summary Consolidated Financial Forecast Information and the information that follows constitute forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

              Summary Consolidated Financial Forecast Information



                                                                            For the First Twelve Months
                                                                                   of Operations
                                                                        -----------------------------------
                                                                         (includes Mall     (excludes Mall
                                                                           Subsidiary)      Subsidiary) (1)
                                                                        ----------------   ----------------
                                                                             (in millions, except for
                                                                               certain assumptions)
Operating Data:
   Casino revenues (2) ..............................................      $   280.5           $ 280.5
   Room revenues ....................................................          172.6             172.6
   Mall revenues ....................................................           28.2                --
   Total net revenues (3) ...........................................          527.8             499.6
   Depreciation and amortization ....................................           43.3              37.4
   Income from operations ...........................................          181.1             160.8
   Interest expense, net ............................................          (97.7)            (85.0)
   Net income .......................................................           83.4              75.8
Balance Sheet Data: .................................................
   Total assets .....................................................      $ 1,078.8           $ 935.9
   Total long-term debt .............................................          782.5             642.5
   Preferred interest ...............................................           77.1              77.1
   Stockholder's equity .............................................          117.2             116.7
Other Data:
   Ratio of earnings to fixed charges (4) ...........................            1.8x              1.8x
   Net cash provided by operating activities ........................      $   107.5           $  93.6
   Net cash used in investing activities ............................           (8.5)             (8.3)
   Net cash used in financing activities ............................          (82.6)            (79.5)
   EBITDA (5) .......................................................          224.4             198.2
   Total debt (6) ...................................................          856.3             716.3
   Ratio of EBITDA to interest expense, net (6) .....................            2.3x              2.3x
   Ratio of total debt to EBITDA (6) ................................            3.8x              3.6x
Certain Assumptions:
   Number of slot machines ..........................................           2,500             2,500
   Number of table games (excluding four baccarat tables) ...........             114               114
   Slot machine win per unit per day (2) ............................      $      151          $    151
   Table game (excluding baccarat) win per unit per day (2) .........      $    2,463          $  2,463
   Number of hotel rooms ............................................           3,036             3,036
   Average daily room rate ..........................................      $      167          $    167
   Occupancy rate ...................................................              93%               93%


--------------
(1) Does not include the operations of the Mall Subsidiary. Upon the completion of the Casino Resort, the Mall Subsidiary is expected to incur indebtedness under the Mall Take-out Financings. The ability of the Mall Subsidiary to distribute or otherwise transfer funds to the Company will be limited by, among other things, the agreements governing such indebtedness.

(2) Amounts include an estimated 3% annual inflation factor for the period December 1996 through April 1999, which is the estimated construction period. The Company's estimates of win per unit per day amounts are based on the State of Nevada Gaming Control Board's gaming figures for casinos located on the Strip with gaming revenues greater than $72.0 million (upper quartile of Large Strip Hotels (as defined herein)) for the calendar year ended December 31, 1996, adjusted for inflation during the construction period. See "Summary of Significant Forecast Assumptions and Accounting Policies" in the Financial Forecast.


(3) Net of promotional allowances of $51.0 million. See the Financial Forecast.

(4) The ratio of earnings to fixed charges is determined by dividing (i) net income plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense (including amortization of discount on indebtedness), amortization of debt expense and that portion of rental expense representative of interest.

(5) EBITDA represents earnings before interest, taxes, depreciation and amortization and is presented as income from operations before depreciation and amortization. EBITDA is presented to enhance the understanding of the financial performance of the Company and its ability to service its indebtedness, including the Notes. EBITDA is not intended to represent and should not be considered an alternative to, or more meaningful than, net income and income from operations as an indicator of the operating performance of the Company. EBITDA should not be considered by investors as an indicator of cash flows from operating activities, investing activities and financing activities as determined in accordance with generally accepted accounting principles. Items excluded for EBITDA, such as depreciation and amortization, are significant components in understanding and assessing the Company's financial performance. EBITDA measures presented may not be comparable to similarly titled measures presented by other issuers.

(6) Ratios computed as of the end of the forecasted first twelve months of operations.

                              The Exchange Offer


Securities Offered .......................   Up to $425,000,000 aggregate principal amount of 12-1/4%
                                             Mortgage Notes due 2004 and up to $97,500,000 aggregate
                                             principal amount of 14-1/4% Senior Subordinated Notes due
                                             2005 which have been registered under the Securities Act.
                                             The terms of the New Notes are identical in all material
                                             respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the
                                             Existing Notes.
The Exchange Offer .......................   The New Notes are being offered in exchange for a like
                                             principal amount of Existing Notes. Existing Notes may be
                                             exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the
                                             Issuers under the Registration Rights Agreement.
Expiration Date;
 Withdrawal of Tender ....................   The Exchange Offer will expire at 5:00 p.m., New York City time,
                                             on           , 1998 or such later date and time to which it is
                                             extended by the Issuers .The tender of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the
                                             Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.
Conditions to the Exchange Offer .........   The Exchange Offer is subject to certain customary
                                             conditions, which may be waived by the Issuers. The Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                                             Offer--Conditions to the Exchange Offer."
Procedures for Tendering
 Existing Notes ..........................   Unless a tender of Existing Notes is effected pursuant to the procedures for book-entry transfer as provided herein, each holder of Existing Notes wishing to accept the Exchange Offer must complete, sign and date a Letter of Transmittal, or a facsimile thereof, in accordance with the instructions
                                             contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing Notes and any other required documentation,
                                             to the Exchange Agent at the address set forth herein. See
                                             "The Exchange Offer--Procedures for Tendering Existing
                                             Notes."
Use of Proceeds ..........................   There will be no proceeds to the Issuers from the exchange of Notes pursuant to the Exchange Offer. See "Use of
                                             Proceeds."
Certain Federal Income
 Tax Considerations ......................   The exchange pursuant to the Exchange Offer should not be
                                             a taxable event for federal income tax purposes. See "Certain
                                             Federal Income Tax Considerations."
Exchange Agent ...........................   First Trust National Association is serving as the Exchange
                                             Agent in connection with the Exchange Offer.

                   Consequence of Exchanging Existing Notes
                        Pursuant to the Exchange Offer

     Based on certain no action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. By tendering, each holder will represent to the Issuers in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer. If a holder of Existing Notes does not exchange such Existing Notes for New Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."

     The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                   The Notes

     Except as otherwise indicated, the following description relates both to the Existing Notes and to the New Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes will have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. For a more complete description of the Notes, see "Description of Mortgage Notes" and "Description of Senior Subordinated Notes."

Issuers.......................   Las Vegas Sands, Inc. and Venetian Casino
                                 Resort, LLC, jointly and severally.


Mortgage Notes

Issue.........................   $425.0 million principal amount of 12-1/4%
                                 Mortgage Notes due November 15, 2004.

Interest Payment Dates........   The Mortgage Notes bear interest at the rate
                                 of 12-1/4% per annum, payable in cash
                                 semi-annually in arrears on May 15 and November
                                 15, commencing May 15, 1998.

Optional Redemption...........   On or after November 15, 2001, the Mortgage
                                 Notes will be redeemable at the option of the Issuers, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the date of redemption. At any time on or prior to November
                                 15, 2000, the Issuers may, within 60 days of
                                 (i) a Public Equity Offering (as defined herein) or (ii) the receipt by the Issuers or any of their Restricted Subsidiaries of Excess
                                 Mall Proceeds (as such terms are defined herein) (each of the events described in (i) and (ii) being a "Redemption Triggering
                                 Event"), at their option, use the net cash proceeds of such Redemption Triggering Event to redeem up to 35% of the aggregate principal amount of the Mortgage Notes originally issued at a redemption price equal to 112.25% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated
                                 Damages, if any, to the date of redemption.

                                 Prior to November 15, 2001, the Issuers may, at their option, redeem the Mortgage Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus an amount equal to the greater of (i) 12.25% of the outstanding principal amount of such Mortgage Notes and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Mortgage Notes as if such Mortgage Notes were redeemed on November 15, 2001 computed using a discount rate equal to the Treasury Rate plus 50 basis points over (b) the outstanding principal amount of such Mortgage Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

                                 The Issuers have the option to redeem the Mortgage Notes of any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to the lesser of (i) the cost paid by such holder or (ii) 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. See "Regulation and Licensing" and "Description of Mortgage Notes--Optional Redemption."

Change of Control.............   Upon a Change of Control (as defined herein),
                                 each holder of the Mortgage Notes will have the right, at such holder's option, to require the Issuers to repurchase such holder's Mortgage
                                 Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated
                                 Damages, if any, to the date of repurchase.
                                 There can be no assurance that the Issuers will have sufficient funds to repurchase the Mortgage Notes or any other indebtedness
                                 (including indebtedness under the Bank Credit
                                 Facility and the Mall Construction Loan
                                 Facility) upon a Change of Control. See "Risk
                                 Factors--Change of Control" and "Description of Mortgage Notes--Repurchase at the Option of Holders--Change of Control."

Security......................   The Mortgage Notes are secured by second
                                 priority liens on substantially all of the assets, now owned or hereafter acquired, of the Company, Venetian or any of the Secured
                                 Mortgage Note Guarantors (as defined herein), which initially includes all real estate, improvements and all personal property owned by the Issuers and any Secured Mortgage Note
                                 Guarantors (with certain exceptions), as well as a pledge of any intercompany notes held by either of the Issuers or the Secured Mortgage
                                 Note Guarantors (collectively, the "Note
                                 Collateral") and (until the Casino Resort is completed) third priority liens on the Mall
                                 Collateral. The Note Collateral does not include (i) the Specified FF&E, (ii) any assets which if pledged, hypothecated or given as collateral security would require the Company or Venetian to seek approval by the Nevada
                                 Gaming Authorities (as defined herein) of the pledge, hypothecation or collateralization, or require the Trustee or a holder or beneficial holder of the Mortgage Notes to be licensed, qualified or found suitable under applicable gaming laws (including, without limitation,
                                 LVSI's gaming license) other than any approval required for the pledge, hypothecation or collateralization of assets in connection with the Exchange Offer (as defined herein), (iii) any stock of or membership interests in any subsidiaries of the Company, and (iv) certain other assets to the extent permitted under the Mortgage Note Indenture. Pending disbursement of the proceeds of the Mortgage Notes, the Mortgage Notes are also secured by a first priority pledge of unexpended funds in the Mortgage Notes Proceeds Account, which are not otherwise encumbered. See "Description of
                                 Mortgage Notes--Ranking and Security."

                                 Upon completion of the Casino Resort and the satisfaction of certain other conditions, pursuant to the Sale and
                                 Contribution Agreement, the Mall Construction Subsidiary will transfer the Mall Collateral to the Mall Subsidiary in exchange for an amount equal to the outstanding balance on the Mall Construction Loan Facility (or certain refinancings thereof). Upon such transfer, the Mall Collateral will be released from the liens securing the Mortgage Notes and the indebtedness under the Bank Credit Facility and will not be available as security for the holders of the Mortgage Notes or the indebtedness under the Bank Credit Facility.

                                 The Note Collateral currently includes the entire Project Site, approximately 45 acres of land on the Strip. The site of the Casino Resort (including the Congress Center and the
                                 Mall) will consist of approximately 31 acres of the Project Site (the "Venetian Site"). Upon a subdivision of the Project Site, the Mortgage Note Trustee and the Bank Agent will release the remaining 14 acres of land (the Phase II Land) included in the Note Collateral and Venetian may transfer such land to the Phase II Subsidiary. Although no plans for the Phase II Land have been finalized, it is currently planned that the Phase II Subsidiary will construct the Phase II Resort on the Phase II Land. The Phase II Resort is planned to be physically connected to the Casino Resort. See "Risk Factors--Possible Conflicts of Interest," "--Shared Facilities" and "Certain Material Agreements."

Ranking.......................   The Mortgage Notes are senior secured
                                 obligations of the Issuers and are senior in right of payment to all subordinated unsecured indebtedness of the Issuers. The Mortgage Notes are effectively subordinated to the indebtedness under the Bank Credit Facility and the Mall Construction Loan, both of which are secured by prior liens on the Note Collateral and/or the Mall Collateral, but only to the extent of such liens. The Mortgage Notes are also effectively subordinated to any indebtedness of the Issuers secured by assets other than the Note Collateral (to the extent of such assets), such as the Specified FF&E, and to any indebtedness of any subsidiary of the Issuers that is not a guarantor of the Mortgage Notes. Upon completion of the Casino
                                 Resort, the Issuers are expected to have $910.2 million of indebtedness (including accreted original issue discount on the Senior
                                 Subordinated Notes) outstanding (including
                                 $150.0 million outstanding under the Bank
                                 Credit Facility, $140.0 million outstanding under the Mall Construction Loan Facility and
                                 $97.7 million outstanding under the FF&E
                                 Financing). Prior to completion, the Indentures permit the Issuers (i) to incur up to an aggregate of $20.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall Construction Loan Facility plus
                                 (ii) if a default occurs under the Disbursement
                                 Agreement, to incur up to an aggregate of $30.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall
                                 Construction Loan Facility (in addition to the additional indebtedness described in the foregoing clause (i)) on a dollar for dollar basis with additional equity investments from the Sole Stockholder. In addition, after completion, the Indentures permit the Issuers to incur up to (i) $20.0 million of working capital secured by prior liens on the Note Collateral and (ii) $20.0 million of additional indebtedness secured by prior liens on the Note Collateral (subject in the case of clause (ii) to reduction to the extent of any indebtedness incurred as contemplated in the prior sentence). Upon the transfer of the Mall
                                 Collateral, the Mall Subsidiary (which is not a guarantor of the Mortgage Notes) is expected to incur approximately $140.0 million of indebtedness under the Mall Take-out
                                 Financings to refinance the Mall Construction
                                 Loan Facility. See "Description of Mortgage
                                 Notes--Ranking and Security," "--Certain
                                 Covenants--Limitations on Incurrence of
                                 Indebtedness and Issuance of Disqualified
                                 Stock" and "Description of Intercreditor
                                 Agreement."


Mortgage Note Guaranties......   The Mortgage Notes are fully, unconditionally
                                 and jointly and severally guaranteed on a senior secured basis (the "Secured Mortgage
                                 Note Guaranties") by the Mall Construction
                                 Subsidiary and any future Restricted Subsidiary
                                 (as defined herein) of the Issuers (the
                                 "Secured Mortgage Note Guarantors"). In
                                 addition, Mall Intermediate Holdings and Phase
                                 II Intermediate Holdings (the "Subordinated
                                 Mortgage Note Guarantors") have fully,
                                 unconditionally and jointly and severally guaranteed the Mortgage Notes on a subordinated and unsecured basis (the "Subordinated Mortgage
                                 Note Guaranties"). The Subordinated Mortgage
                                 Note Guaranties are subordinated in right of payment to all Senior Debt (as defined in the Mortgage Note Indenture). See "Description of
                                 Mortgage Notes--Mortgage Note Guaranties."



Senior Subordinated Notes

Issue.........................   $97.5 million principal amount of 14-1/4%
                                 Senior Subordinated Notes due November 15,
                                 2005.

Interest Payment Dates........   The Senior Subordinated Notes bear interest
                                 at the rate of 10% per annum, payable in cash semi-annually in arrears on May 15 and November
                                 15, commencing May 15, 1998 through November
                                 15, 1999, and thereafter at a rate of 14-1/4% per annum. The Senior Subordinated Notes were sold at a discount to their face amount in the Offering in order to yield 14-1/4% per annum to maturity and will accrue to par by the second anniversary of the original date of issuance in the Offering. See "Description of Certain
                                 Federal Income Tax Considerations."

Optional Redemption...........   On or after November 15, 2001, the Senior
                                 Subordinated Notes will be redeemable at the option of the Issuers, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated
                                 Damages, if any, to the date of redemption.

                                 On or prior to November 15, 2000, the Issuers, within 60 days of any Public Equity Offering, at their option, may use the net cash proceeds from such Public Equity Offering to redeem the Senior Subordinated Notes, in whole or in part, at a redemption price equal to (i) 114.25% of the Accreted Value (as defined herein) of the Senior Subordinated Notes so redeemed, if prior to the second anniversary of the issuance date, or (ii) 114.25% of the principal amount of the Senior Subordinated Notes so redeemed, if on or after the second anniversary of the issuance date, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

                                 Prior to November 15, 2001, the Issuers may, at their option, redeem the Senior Subordinated Notes, in whole or in part, at a redemption price equal to (a) 100% of the Accreted Value of the Senior Subordinated Notes so redeemed, if prior to the second anniversary of the issuance date, or (b) 100% of the principal amount of the Senior Subordinated Notes so redeemed, if on or after the second anniversary of the issuance date, in each case plus an amount equal to the greater of (i) (a) 14.25% of the Accreted Value, if prior to the second anniversary of the issuance date of such Senior Subordinated Notes, or (b) 14.25% of the outstanding principal amount, if on or after the second anniversary of Issuance Date, of such Senior Subordinated Notes and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Senior Subordinated Notes as if such Senior Subordinated Notes were redeemed on November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Senior Subordinated Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

                                 The Issuers also have the option to redeem the Senior Subordinated Notes of any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to the lesser of (i) the cost paid by such holder, or (ii) (a) 100% of the Accreted Value of the Senior Subordinated Notes so redeemed, if prior to the second anniversary of the issuance date, or (b) 100% of principal amount of the Senior Subordinated Notes so redeemed, if on or after the second anniversary of the issuance date, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. See "Regulation and Licensing" and "Description of Senior Subordinated Notes--Optional Redemption."

Change of Control.............   Upon a Change of Control, subject to any
                                 required repurchase of the Mortgage Notes, each holder of the Senior Subordinated Notes will have the right, at such holder's option, to require the Issuers to repurchase such holder's
                                 Senior Subordinated Notes at a purchase price equal to (i) 101% of the Accreted Value of the Senior Subordinated Notes so redeemed, if prior to the second anniversary of the issuance date, or (ii) 101% of the aggregate principal amount of the Senior Subordinated Notes so redeemed, if on or after the second anniversary of the issuance date, in each case, plus accrued and unpaid interest and Liquidated
                                 Damages, if any, to the date of repurchase.
                                 There can be no assurance that the Issuers will have sufficient funds to repurchase the Senior
                                 Subordinated Notes or any other indebtedness
                                 (including indebtedness under the Bank Credit
                                 Facility, the Mortgage Notes, the Mall
                                 Construction Loan Facility, or any other Senior
                                 Debt (as defined herein)) upon a Change of Control. See "Risk Factors--Change of Control" and "Description of Senior Subordinated
                                 Notes--Repurchase at the Option of
                                 Holders--Change of Control."

Subordination.................   The Senior Subordinated Notes are unsecured
                                 obligations of the Issuers, are subordinated in right of payment to all existing and future
                                 Senior Debt of the Issuers and are senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Issuers. The Senior Subordinated Notes are also effectively subordinated to any indebtedness of any Subsidiary (as defined herein) of the Issuers that is not a guarantor of the Senior
                                 Subordinated Notes. Upon completion of the Casino Resort, the Issuers are expected to have $812.7 million of Senior Debt outstanding
                                 (including (i) $150.0 million outstanding under the Bank Credit Facility, (ii) $140.0 million outstanding under the Mall Construction Loan
                                 Facility, (iii) $425.0 million outstanding under the Mortgage Notes and (iv) $97.7 million outstanding under the FF&E Financing). Prior to completion, the Indentures permit the Issuers
                                 (i) to incur up to an aggregate of $20.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall
                                 Construction Loan Facility plus (ii) if a default occurs under the Disbursement
                                 Agreement, to incur up to an aggregate of $30.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall
                                 Construction Loan Facility (in addition to the additional indebtedness described in the foregoing clause (i)) on a dollar for dollar basis with additional equity investments from the Sole Stockholder. In addition, after completion, the Indentures permit the Issuers to incur up to (i) $20.0 million of additional
                                 Senior Debt as working capital and (ii) $20.0 million of other additional Senior Debt
                                 (subject in the case of clause (ii) to
                                 reduction to the extent of any indebtedness incurred as contemplated in the prior sentence). The Mall Subsidiary (which is not a guarantor of the Senior Subordinated Notes) is expected to incur approximately $140.0 million of indebtedness under the Mall Take-out
                                 Financings upon the transfer of the Mall
                                 Collateral to refinance the indebtedness under the Mall Construction Loan Facility. See
                                 "Description of Senior Subordinated
                                 Notes--Subordination," "--Certain
                                 Covenants--Limitations on Incurrence of
                                 Indebtedness and Issuance of Disqualified
                                 Stock" and "Description of Intercreditor
                                 Agreement."


Senior Subordinated

Note Guaranties...............   The Senior Subordinated Notes are fully,
                                 unconditionally and jointly and severally guaranteed (the "Senior Subordinated Note
                                 Guaranties") by Mall Intermediate Holdings,
                                 Phase II Intermediate Holdings, Mall
                                 Construction Subsidiary and any
                                 future Restricted Subsidiaries of the Issuers
                                 (the "Senior Subordinated Note Guarantors").
                                 The Senior Subordinated Note Guaranties are unsecured obligations of each such guarantor and are subordinated in right of payment to all Senior Debt of the Senior Subordinated
                                 Note Guarantors, including the guaranties by such guarantors of the indebtedness under the Bank Credit Facility, the Mall Construction
                                 Loan Facility and the Mortgage Notes. See
                                 "Description of Senior Subordinated
                                 Notes--Senior Subordinated Notes Guaranties."

Original Issue Discount.......   For federal income tax purposes, each Senior
                                 Subordinated Note is treated as issued with "original issue discount." See "Certain Federal
                                 Income Tax Considerations."


Terms Applicable to Both Issues

Certain Covenants.............   The Indentures contain certain covenants that,
                                 among other things, limit the ability of LVSI, Venetian and their Restricted Subsidiaries to incur additional indebtedness and issue disqualified stock or equity interests, pay dividends or make other distributions, repurchase equity interests or certain indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets of LVSI, Venetian, or their Restricted Subsidiaries, issue or sell equity interests of the Restricted Subsidiaries or enter into certain mergers and consolidations.
                                 Unrestricted Subsidiaries (as defined herein) of the Issuers (including the Phase II
                                 Subsidiary) are not subject to the covenants set forth in the Indentures. In addition, Special Subsidiaries (as defined herein) of the Issuers (including the Mall Subsidiary) are not subject to all of the restrictions set forth in the Indentures (including limitations on the incurrence of indebtedness). In addition, under certain circumstances,LVSI and Venetian are required to offer to use the Excess Proceeds
                                 (as defined herein) of certain Asset Sales (as defined herein) and, in the case of the Mortgage Notes only, Excess Loss Proceeds (as defined herein) of certain Events of Loss (as defined herein), as the case may be, to purchase Notes from the holders thereof at a price equal to 100% of the principal amount thereof or the Accreted Value thereof, as the case may be, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of Mortgage Notes" and "Description of Senior Subordinated Notes."

Disbursement Agreement........   The Mortgage Note Trustee, the Bank Agent,
                                 the Mall Construction Lender, the HVAC
                                 Provider, the Disbursement Agent, LVSI,
                                 Venetian and the Mall Construction Subsidiary have entered into the Disbursement Agreement which establishes conditions to and the sequencing of funding construction costs and procedures for approving construction change orders and amendments to the construction budget and schedule. A subsidiary of Tishman acts as the Construction Consultant under the Disbursement Agreement and is required to approve each request by the Issuers for the disbursement of funds. See "Description of Disbursement Agreement."

Intercreditor Agreement.......   The Mortgage Note Trustee, the Senior
                                 Subordinated Note Trustee, the Bank Agent, and the Mall Construction Lender have entered into the Intercreditor Agreement setting forth certain agreements among them regarding, among other things, their claims and interests in the Note Collateral and the Mall Collateral and other assets of the Issuers, the ability of the Issuers to incur additional Indebtedness under the Bank Credit Facility and the Mall
                                 Construction Loan Facility, and limitations on the rights of the parties thereto to exercise remedies under certain circumstances. See
                                 "Description of Intercreditor Agreement."
                                 Additional intercreditor arrangements have been entered into with the HVAC Provider and will be entered into with the FF&E Lenders. See
                                 "Certain Material Agreements--Agreements
                                 Relating to the Casino Resort--HVAC Services
                                 Agreement and Related Documents" and
                                 "Description of Certain Indebtedness--FF&E
                                 Financing."


Construction Management Contract
and Guaranties................   The Issuers have entered into the
                                 Construction Management Contract with the
                                 Construction Manager for construction of the Casino Resort (exclusive of certain furniture, fixtures and equipment, the fabrication of certain theming elements and the parking garage/electrical substation facility) for an aggregate guaranteed maximum price of approximately $547.8 million. The Construction
                                 Management Contract provides that if the aggregate cost of the items covered by the Construction Management Contract exceeds the guaranteed maximum price, the Construction
                                 Manager will be liable for such excess. Bovis, Inc. ("Bovis"), the parent of the Construction
                                 Manager, has entered into a guaranty (the
                                 "Construction Management Contract Guaranty"), pursuant to which it has agreed, subject to certain conditions and limitations, to guarantee the obligations of Construction
                                 Manager under the Construction Management
                                 Contract. P&O, the ultimate parent of the Construction Manager, has entered into a guaranty (the "P&O Guaranty"), pursuant to which it has agreed to guarantee the obligations of Bovis under the Construction
                                 Management Contract Guaranty. In addition, under the Construction Management Contract, the Construction Manager, solely, is liable for liquidated damages for the first 30 days of any delay in completing the construction of the Casino Resort beyond the deadline for substantial completion set forth in the Construction Management Contract. For delays in completion which continue beyond such 30-day period (and up to the 120th day following the date completion was supposed to have been achieved), liquidated damages are not payable by the Construction Manager, but are payable by the insurance companies that have provided the Liquidated Damages Insurance. For delays that continue beyond the 120th day following the deadline for completion of construction of the Casino Resort, the Construction Manager, Bovis and P&O will be jointly and severally liable for liquidated damages. The above-described obligations of the Construction Manager, Bovis and P&O are subject to certain conditions, limitations and exceptions. For example, the Construction
                                 Management Contract provides that the
                                 guaranteed maximum price is to be
                                 appropriately increased, and the deadline for substantial completion is to be appropriately extended, to reflect "force majeure" events, deficiencies or changes in the drawings prepared by the Issuers' architects and engineers, and Issuer-mandated "scope changes." See "Risk Factors--Construction
                                 Budget; Construction Management Contract and
                                 Guaranties," "Insurance Requirements,"
                                 "Certain Material Agreements--Agreements
                                 Relating to the Casino Resort--Construction
                                 Management Contract" and "--Liquidated Damages
                                 Insurance."

Completion Guaranty...........   Pursuant to the Completion Guaranty, the Sole
                                 Stockholder has guaranteed, subject to certain conditions and limitations, payment of construction and development costs in excess of available funds, up to a maximum of $25.0 million. The Sole Stockholder's obligation to fund such excess construction and development costs is collateralized by $25.0 million in cash or cash equivalents which have been pledged to the Disbursement Agent. If the Issuers want to implement a discretionary scope change or change order, and such scope change or change order would cause construction and development costs to exceed available funds, such scope change or change order cannot be implemented unless the Sole Stockholder increases the maximum amount available under the Completion Guaranty, and pledges to the Disbursement Agent additional cash or cash equivalents, in the amount of such excess. The
                                 Completion Guaranty does not provide for the incurrence by the Sole Stockholder, directly or indirectly, of any obligation, contingent or otherwise, for the payment of the principal, premium and interest on the Notes or any other indebtedness under the financings described herein. If the Sole Stockholder provides funds under the Completion Guaranty, the amount of such funds will be treated as a junior subordinated loan from the Sole Stockholder to the Issuers. See "Risk Factors--Completion
                                 Guaranty" and "Certain Material Agreements--
                                 Agreements Relating to the Casino
                                 Resort--Completion Guaranty."


Requirements by
Gaming Authorities............   The Exchange Offer may not become effective
                                 without the prior approval of the Nevada Gaming
                                 Authorities (as defined herein). The Issuers have applied for such approval.

                                 Any beneficial owner of debt securities (such as the Notes) of a Corporate Licensee (as defined herein) or a Registered Corporation (as defined herein) may be required to be found suitable if the relevant Gaming Authorities (as defined herein) have reason to believe that such ownership would be inconsistent with the declared policy of the State of Nevada. See "Risk Factors-- Government Regulation," "Regulation and Licensing," "Description of Mortgage Notes--Optional Redemption" and "Description of Senior Subordinated Notes--Optional Redemption."

                  Comparison of New Notes With Existing Notes

Freely Transferable...........   Generally, the New Notes will be freely
                                 transferable under the Securities Act by holders thereof other than any holder that is either an affiliate of the Issuers or a broker-dealer that purchased the Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption. The New Notes otherwise will be substantially identical in all material respects (including interest rates and maturities) to the Existing Notes. See "The
                                 Exchange Offer."

Registration Rights...........   The holders of Existing Notes currently are
                                 entitled to certain registration rights
                                 pursuant to the Registration Rights Agreement.
                                 However, upon consummation of the Exchange
                                 Offer, subject to certain exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange
                                 Offer will no longer be entitled to
                                 registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuers will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--
                                 Adverse Consequences of Failure to Adhere to
                                 Exchange Offer Procedures."

Absence of a Public Market for the
New Notes.....................   The New Notes are new securities and there is
                                 currently no established market for the New
                                 Notes. Accordingly, there can be no assurances as to the development or liquidity of any market for the New Notes. The Issuers do not intend to apply for listing on a securities exchange of the New Notes.

                                 RISK FACTORS


     Set forth below are the principal risk factors involved in an exchange of or investment in the Notes. Holders of Existing Notes and prospective purchasers of the New Notes should carefully consider these risk factors as well as the other information set forth elsewhere in this Prospectus which may affect a decision to acquire the New Notes. Certain statements in "Risk Factors" constitute "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of certain factors and uncertainties set forth below and elsewhere in this Prospectus. See "Special Note Regarding Forward-Looking Statements."


    Substantial Leverage; Ability to Service Debt

    Upon completion of the Casino Resort, the Company will have total indebtedness of approximately $910.2 million (including $7.0 million of accreted original issue discount on the Senior Subordinated Notes). The Company may draw up to $20.0 million of revolving indebtedness under the Bank Credit Facility. In addition to the undrawn amounts under such revolving facility, the Indentures allow the Issuers (or their subsidiaries) to incur additional indebtedness under certain circumstances. For example, prior to completion, the Indentures permit the Issuers (i) to incur up to an aggregate of $20.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall Construction Loan Facility plus (ii) if a default occurs under the Disbursement Agreement, to incur up to an aggregate of $30.0 million of additional indebtedness under the Bank Credit Facility and/or Mall Construction Loan Facility (in addition to the additional indebtedness described in the foregoing clause (i)) on a dollar for dollar basis with additional equity investments from the Sole Stockholder. In addition, after completion, the Indentures permit the Issuers to incur up to (i) $20.0 million of working capital secured by prior liens on the Note Collateral and (ii) $20.0 million of additional indebtedness secured by prior liens on the Note Collateral (subject in the case of clause (ii) to reduction to the extent of any indebtedness incurred as contemplated in the prior sentence). See "Description of Mortgage Notes--Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock," and "Description of Senior Subordinated Notes--Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Description of Intercreditor Agreement." The substantial indebtedness of the Company could limit its ability to respond to changing business and economic conditions. Insofar as changing business and economic conditions may affect the financial condition and financing requirements of the Company, they could pose a significant risk to the holders of the Notes. Further, there can be no assurance that the Company will have the right under the agreements governing its then existing debt obligations to issue such additional debt as may be necessary or desirable or as permitted under the Mortgage Note Indenture.


    The Company has substantial annual fixed debt service along with other substantial operating expenses (including payments to the HVAC Provider under the HVAC Services Agreement) and initially is dependent on the proceeds of the Offering and borrowings under the Bank Credit Facility and the Mall Construction Loan Facility to meet its obligations. Prior to the opening of the Casino Resort, which is expected to occur in April 1999, the Company will have no significant operations. The cash interest payments on the Notes, the Mall Construction Loan Facility, the Bank Credit Facility and the other indebtedness and obligations of the Issuers which will be due prior to the estimated commencement of operations of the Casino Resort have been provided for in the construction budget for the Casino Resort. In order to manage its construction risk (and provide cash to make interest payments on the Notes) if the opening of the Resort is delayed or there are cost overruns, the Company has entered into various agreements designed to protect it against certain cost overruns, including (i) the Construction Management Contract, (ii) a guaranty of certain of the Construction Manager's obligations by P&O, and (iii) the Liquidated Damages Insurance. The budget for the Casino Resort contains a Construction Manager's construction budget contingency and an owner's contingency totaling $66.1 million and the Sole Stockholder has provided the Completion Guaranty, each of which can be used to cover cost overruns (including cash interest payments). See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties."

     After the opening of the Casino Resort, the ability of the Issuers to make interest payments on the Notes and such other indebtedness will depend on their ability to generate sufficient cash flow from operations. There can be no assurance that operations will commence by the scheduled opening date or at all or that the Company will be able to generate sufficient cash flow to meet its expenses, including such debt service requirements. See "--Risk of New Venture."

     The FF&E Lenders have committed to provide the $97.7 million of financing required to acquire the Specified FF&E. The availability of the FF&E Financing is subject to certain conditions including negotiation of definitive agreements and reaching a certain level of construction progress of the Casino Resort. Although the Company and the FF&E Lenders are currently negotiating definitive agreements for the FF&E Financing and are expected to finalize arrangements in a timely matter, no assurances can be given that definitive agreements will be executed. If the Issuers were unable to finalize the FF&E Financing or if the definitive agreements for the FF&E Financing contained terms different from those described in this Prospectus, the Issuers could be materially and adversely affected. See "Description of Certain Indebtedness--FF&E Financing."

     The Sale and Contribution Agreement provides for the Mall Collateral to be transferred to the Mall Subsidiary upon completion of the Casino Resort. The Mall Subsidiary has obtained commitments for the Mall Take-out Financings to fund the purchase price under the Sale and Contribution Agreement so as to permit the Issuers to repay the indebtedness under the Mall Construction Loan Facility. The consummation of the Tranche A Take-out Financing is subject to certain conditions, including completion of the Casino Resort and delivery of legal opinions (including certain substantive non-consolidation opinions). Subject to the foregoing, the Issuers do not currently know of any condition which would cause the Mall Take-out Financings not to be completed. Notwithstanding the foregoing, if the Mall Subsidiary were unable to consummate the Mall Take-out Financings for any reason, the Issuers could be materially and adversely affected. In addition, if such financing is not obtained, there will be an event of default under the Mall Construction Loan Facility. See "--Operating Restrictions."


Ranking of Mortgage Notes; Effective Subordination
     Because (i) the indebtedness under the Bank Credit Facility is secured by prior liens on the Note Collateral and the Mall Collateral and (ii) the indebtedness under the Mall Construction Loan Facility is secured by first priority liens on the Mall Collateral, the Mortgage Notes are effectively subordinated to (i) the indebtedness under the Bank Credit Facility (to the extent of the Note Collateral and the Mall Collateral) and (ii) the indebtedness under the Mall Construction Loan Facility (to the extent of the Mall Collateral). The Mortgage Notes are effectively subordinated to any indebtedness of the Issuers secured by assets other than the Note Collateral (to the extent of such assets), including the FF&E Financing, and to indebtedness of any subsidiary of the Issuers that is not a guarantor of the Mortgage Notes. In addition, because the HVAC Equipment is separately owned by the HVAC Provider, such equipment is not an asset of the Issuers and is not available to pay any indebtedness of the Issuers (including the Notes).

     Upon completion of the Casino Resort, in addition to indebtedness outstanding as a result of the Offering, the Company is expected to have (i) $150.0 million of indebtedness outstanding under the Bank Credit Facility, (ii) $140.0 million of indebtedness outstanding under the Mall Construction Loan Facility and (iii) $97.7 million of secured indebtedness under the FF&E Financing. Prior to completion, the Indentures permit the Issuers (i) to incur up to an aggregate of $20.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall Construction Loan Facility plus (ii) if a default occurs under the Disbursement Agreement, to incur up to an aggregate of $30.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall Construction Loan Facility (in addition to the additional indebtedness described in the foregoing clause (i)) on a dollar for dollar basis with additional equity investments from the Sole Stockholder. In addition, after completion, the Indentures permit the Issuers to incur up to (i) $20.0 million of working capital secured by prior liens on the Note Collateral and (ii) $20.0 million of additional indebtedness secured by prior liens on the Note Collateral (subject in the case of clause (ii) to reduction to the extent of any indebtedness incurred as contemplated in the prior sentence). The Mall Subsidiary (which is not a Guarantor) is expected to incur approximately $140.0 million of secured indebtedness under the Mall Take-out Financings upon the transfer of the Mall Collateral to refinance the indebtedness under the Mall Construction Loan Facility. The Mortgage Note Indenture permits Special Subsidiaries (including the Mall Subsidiary) and Unrestricted Subsidiaries (including the Phase II Subsidiary) to incur debt, without limitation, provided certain conditions are met. See "Description of Mortgage Notes--Ranking and Security."

     The Subordinated Mortgage Note Guaranties are unsecured obligations of each of the Subordinated Mortgage Note Guarantors and are subordinated in right of payment to all Senior Debt of the Subordinated Mortgage Note Guarantors, including the guaranties by the Subordinated Mortgage Note Guarantors of the indebtedness under the Bank Credit Facility and, in the case of Mall Intermediate Holdings, the Mall Construction Loan Facility. By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding up of any Subordinated Mortgage Note Guarantor or upon a default in payment with respect to, or the acceleration of any Senior Debt of any Subordinated Mortgage Note Guarantor, the lenders under such Senior Debt must be paid in full before obligations under the Subordinated Mortgage Note Guaranties may be paid.

Ranking of Senior Subordinated Notes; Subordination to Senior Debt; Limitations on Remedies

     The Senior Subordinated Notes and the Senior Subordinated Note Guaranties are subordinated in right of payment to all existing and future Senior Debt, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with Senior Debt. Upon completion of the Casino Resort, the Company is expected to have $812.7 million of Senior Debt outstanding. Prior to completion, the Indentures permit the Issuers to incur additional Senior Debt up to (i) an aggregate of $20.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall Construction Loan Facility plus (ii) if a default occurs under the Disbursement Agreement, an aggregate of $30.0 million of additional indebtedness under the Bank Credit Facility and/or the Mall Construction Loan Facility (in addition to the additional indebtedness described in the foregoing clause (i)) on a dollar for dollar basis with additional equity investments from the Sole Stockholder. In addition, after completion, the Indentures permit the Issuers to incur up to
(i) $20.0 million of additional Senior Debt as working capital and (ii) $20.0 million of other additional Senior Debt (subject in the case of clause (ii) to reduction to the extent of any indebtedness incurred as contemplated in the prior sentence). In addition, the Issuers are permitted to incur additional Senior Debt under certain circumstances. See "Description of Senior Subordinated Notes--Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock." By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Issuers or any Senior Subordinated Note Guarantor upon a default in payment with respect to, or the acceleration of, any Senior Debt, the holders of such Senior Debt must be paid in full before the holders of the Senior Subordinated Notes and the Senior Subordinated Note Guaranties may be paid. In addition, no payment may be made upon or in respect of the Senior Subordinated Notes (except (i) in equity interests in the Issuers or debt securities substantially similar to the Senior Subordinated Notes or
(ii) from the trust described under "Description of Senior Subordinated Notes--Legal Defeasance and Covenant Defeasance") if a payment default exists with respect to Senior Debt or any other default occurs that permits acceleration of Senior Debt and the Senior Subordinated Note Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Senior Debt. Payments on the Senior Subordinated Notes may resume (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated. See "--Substantial Leverage; Ability to Service Debt."


     In addition, the Senior Subordinated Notes and the Senior Subordinated Note Guaranties are effectively subordinated to any indebtedness of any Subsidiary of the Issuers that is not a guarantor of the Senior Subordinated Notes. The Mall Subsidiary is expected to incur approximately $140.0 million of secured indebtedness under the Mall Take-out Financings upon transfer of the Mall Collateral to refinance the indebtedness under the Mall Construction Loan Facility. The Senior Subordinated Note Indenture permits Special Subsidiaries of the Issuers (including the Mall Subsidiary) and Unrestricted Subsidiaries (including the Phase II Subsidiary) to incur debt, without limitation, provided certain conditions are met. In addition, because the HVAC Equipment is separately owned by the HVAC Provider, such equipment is not an asset of the Issuers and is not available to pay any indebtedness of the Issuers (including the Notes). See "Description of Senior Subordinated Notes--Subordination."
     The Issuers and the Mall Construction Subsidiary have granted to the lenders under the Bank Credit Facility, holders of the Mortgage Notes and Mall Construction Lender security interests in all, or a portion, of the Note Collateral and Mall Collateral and will grant other lenders security interests in other collateral (including the Specified FF&E). In the event of a default under any such secured indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the Note Collateral, Mall Collateral or other collateral, as the case may be. If such parties should attempt to foreclose on the Note Collateral, Mall Collateral or other collateral, as the case may be, the financial condition of the Issuers and the value of the Senior Subordinated Notes will be materially adversely affected.

     The Intercreditor Agreement limits the rights of the Senior Subordinated Note Trustee and the holders of the Senior Subordinated Notes to exercise remedies under the Senior Subordinated Note Indenture. Under the Intercreditor Agreement, for a period of up to 45 days following an event of default under the Disbursement Agreement (which may be extended for an additional 15-day period by the lenders under the Bank Credit Facility or the Mall Construction Lender), the Senior Subordinated Note Trustee and the holders of the Senior Subordinated Notes may not exercise remedies under the Senior Subordinated Note Indenture. Upon expiration of such standstill period, remedies may be exercised, except that during the construction of the Casino Resort no judgment may be enforced by the holders of the Senior Subordinated Notes and the Senior Subordinated Note Trustee until 240 days after such event of default. The lenders under the Bank Credit Facility and the Mall Construction Loan Facility, and the holders of the Mortgage Notes, are permitted to complete foreclosure and enforce judgments well in advance of such time period. In addition, the holders of the Senior Subordinated Notes and the Senior Subordinated Note Trustee will not be entitled to initiate or join as a petitioning creditor in an involuntary bankruptcy proceeding against the Issuers (or any affiliate of the Issuers) until 10 days after the expiration of the standstill period. If the Senior Subordinated Note Trustee and the holders of the Senior Subordinated Notes are prohibited from exercising remedies, the financial condition of the Issuers and the value of the Senior Subordinated Notes could be adversely affected.


Ability of Holders of Mortgage Notes to Realize on Collateral and Exercise Remedies

     The Mortgage Notes are secured by second priority liens on the Note Collateral and third priority liens on the Mall Collateral. The indebtedness under the Bank Credit Facility is secured by first priority liens on the Note Collateral (other than the Mortgage Notes Proceeds Account) and second priority liens on the Mall Collateral. The indebtedness under the Mall Construction Loan Facility is secured by first priority liens on the Mall Collateral, and the Mall Collateral will be released from liens securing the Mortgage Notes upon completion of the Casino Resort. Upon subdivision of the Project Site, the Phase II Land may be released from the Note Collateral and transferred to the Phase II Subsidiary, which is not a guarantor of the Notes. Pending disbursement of the proceeds of the Mortgage Notes, the Mortgage Notes also will be secured by a first priority pledge of unexpended funds in the Mortgage Notes Proceeds Account. The foregoing priorities potentially expose the holders of Mortgage Notes to certain risks, including the following:



     Liquidation Value of Collateral
     If an Event of Default occurs with respect to the Mortgage Notes, whether prior to or after completion of construction of the Casino Resort, there can be no assurance that the liquidation of the collateral securing the Mortgage Notes, the Mall Construction Loan Facility and the Bank Credit Facility would produce proceeds in an amount sufficient to repay borrowings under the Mall Construction Loan Facility, borrowings under the Bank Credit Facility and the principal of or accrued and unpaid interest, if any, on the Mortgage Notes. Further, in any foreclosure sale of the Casino Resort, the purchaser or the operator of the facility would be subject to certain obligations under the Cooperation Agreement (including an obligation to pay certain shared expenses and maintain certain common areas), which also may affect the liquidation value of the collateral securing the Mortgage Notes. Finally, the ability of the Mortgage Note Trustee and the holders of the Mortgage Notes to exercise remedies are subject to limitations under Nevada law. See "Description of the Mortgage Notes--Events of Default and Remedies."

     Risks Associated with Gaming Foreclosures

     In any foreclosure sale of the Casino Resort, the purchaser or the operator of the facility would need to be licensed in order to operate the Casino under the Nevada Act (as defined herein) and if the Mortgage Note Trustee acting on behalf of the holders of the Mortgage Notes or the lenders under the Bank Credit Facility purchases the Casino Resort at a foreclosure sale and thereafter is unable or chooses not to sell the Casino, the Mortgage Note Trustee or the lenders unless licensed themselves would be required to retain an entity who would be required to be licensed under the Nevada Act in order to conduct gaming operations in the Casino. The holders of the Mortgage Notes may have to be licensed or found suitable in any event. Because potential bidders who wish to operate the Casino must satisfy such requirements, the number of potential bidders in a foreclosure sale could be less than in foreclosures of other types of facilities, and such requirement may delay the sale of, and may adversely affect the sales price for, the collateral. See "Description of Mortgage Notes-- Ranking and Security" and "--Events of Default and Remedies."


     Certain Risks Associated with Intercreditor Arrangements

     The Disbursement Agreement and the Intercreditor Agreement provide the holders of the Mortgage Notes certain rights with respect to, among other things, the Note Collateral. However, such agreements also could subject the Mortgage Noteholders to certain risks. For example, the Intercreditor Agreement permits the Bank Agent and the Mall Construction Lender (acting without consent of the holders of the Mortgage Notes) in certain circumstances and subject to certain limitations to waive conditions to funding under the Disbursement Agreement. While such waivers may facilitate the completion of the Casino Resort and benefit of the holders of Mortgage Notes, it also could result in funding additional amounts from the Mortgage Notes Proceeds Account to the detriment of the holders of Mortgage Notes. See "--Sole Shareholder" and "Description of Intercreditor Agreement."

     The Intercreditor Agreement establishes interim standstill periods which must expire prior to exercise of remedies by the Mortgage Note Trustee or the holders of the Mortgage Notes. While the lenders under the Bank Credit Facility and the Mall Construction Loan Facility also are subject to standstill periods, the standstill period applicable to the Bank Agent prior to Completion expires before that applicable to the Mortgage Note Trustee or the holders of the Mortgage Notes. Accordingly, in certain circumstances, the lenders under the Bank Credit Facility will have an opportunity to foreclose their liens on the Note Collateral and the Mall Collateral prior to a foreclosure of the liens securing the Mortgage Notes. The FF&E Lenders also are subject to standstill periods, though such periods expire prior to the earliest date upon which the holders of the Mortgage Notes are permitted to foreclose under the Intercreditor Agreement.

     If the liens securing the Bank Credit Facility or the Mall Construction Loan Facility are foreclosed in advance of a foreclosure of the Liens securing the Mortgage Notes, then liens encumbering the Note Collateral or the Mall Collateral to secure the Mortgage Notes would terminate. Similarly, if the liens securing the Specified FF&E are foreclosed, then the Specified FF&E may be removed or disposed of by the FF&E Lenders. In order to forestall such foreclosures, the Company, the holders of the Mortgage Notes, the holders of the Senior Subordinated Notes and/or various other interested persons may be motivated to commence bankruptcy proceedings involving the Issuers as debtors. The commencement of such bankruptcy proceedings would expose the holders of the Mortgage Notes and the Senior Subordinated Notes to certain additional risks. See "Risk Factors--Certain Bankruptcy Considerations." The Mortgage Note Trustee has agreed not to challenge the validity, enforceability or priority over any collateral granted to any lender that is a party to the Disbursement Agreement. See "Description of Disbursement Agreement" and "Description of Intercreditor Agreement."

     The Disbursement Agreement provides for use of the proceeds of the Mortgage Notes to cover costs associated with both (i) the Hotel and the Casino and (ii) the Mall. Such funds shall be disbursed on a pro rata basis with advances under the Bank Credit Facility and the Mall Construction Loan Facility irrespective of the subset of collateral (i.e., the Hotel and the Casino or the Mall) to which they are applied. Costs may be incurred at different rates during the construction process with respect to these subsets of collateral. Given the different priorities enjoyed by the holders of the Mortgage Notes in these two subsets of collateral, there can be no assurance that the pro rata funding of the costs for these subsets of collateral will not work to the disadvantage of the holders of the Mortgage Notes.

     The Intercreditor Agreement also permits the lenders under the Bank Credit Facility and the Mall Construction Loan to make certain "protective advances" under their respective loan facilities in order to protect, preserve, repair and maintain the Casino Resort and their respective security interests therein. Any amounts so advanced will be included in the amounts secured by the liens in favor of an advancing lender with the same priority afforded regular advances made by such lender in accordance with the Disbursement Agreement. See "Description of Intercreditor Agreement--Permitted Facility Amendments; Additional Indebtedness." While the inclusion of such provisions in certain circumstances could induce these lenders to make protective advances which otherwise might not be made, and thus facilitate completion of the Casino Resort to the benefit of the holders of the Mortgage Notes and the Senior Subordinated Notes, such advances also could increase the aggregate senior secured claims on the Casino Resort, even beyond the maximum commitments of such lenders. Such additional debt could increase both (i) the periodic amounts payable on secured debt by the Company and (ii) the amounts secured by claims potentially disadvantaging the holders of the Mortgage Notes and the holders of the Senior Subordinated Notes.

     Following completion of the Casino Resort, the Intercreditor Agreement permits the holders of Mortgage Notes to foreclose on the Note Collateral prior to the lenders under the Bank Credit Facility, provided that the purchaser at the foreclosure sale (including the holders of Mortgage Notes, if applicable) is required concurrently to pay all obligations under the Bank Credit Facility in full. There can be no assurance that funds will be available to the holders of Mortgage Notes at such time to pay the amounts due under the Bank Credit Facility.


     In addition, in the event that the Intercreditor Agent or other secured parties elect to exercise all rights and to cure any defaults of Venetian, or to succeed to Venetian's interests under the Collateral Documents, under certain circumstances such parties will be required to cure defaults, and/or perform certain obligations, or pay certain amounts owed by Venetian under such contracts, under the HVAC Services Agreement and related documents. See "Certain Material Agreements--Agreements Relating to the Casino Resort--HVAC Services Agreement and Related Documents."


     The Intercreditor Agreement provides that all lenders must rescind an acceleration, and resume funding of the Casino Resort's development, if an event of default under the Disbursement Agreement is cured in accordance with the terms of the Disbursement Agreement. While such provision could work to the benefit of the holders of the Notes by maintaining the Issuers' access to funding sources to complete the Casino Resort, it also could result in rescission of a default in circumstances disadvantageous to the holders of the Notes.



Unrestricted and Special Subsidiaries
     Unrestricted and Special Subsidiaries (including the Mall Subsidiary and the Phase II Subsidiary) are not subject to all or certain of the covenants under the Indentures. Upon completion of the Casino Resort, the Mall Collateral will be transferred to the Mall Subsidiary, will be released by the Mortgage Note Trustee and will not be available as security for the holders of the Mortgage Notes. Additionally, upon subdivision of the Project Site, the Phase II Land may be released from the Note Collateral and transferred to the Phase II Subsidiary. Neither the Mall Subsidiary nor the Phase II Subsidiary is a guarantor of the Notes. The Mall Subsidiary and the Phase II Subsidiary may incur indebtedness without restriction under the Indentures and are permitted to incur restrictions on their ability to pay dividends or to make distributions or loans to the Issuers and their Restricted Subsidiaries. Any indebtedness incurred by the Mall Subsidiary (including the Tranche A Take-out Financing) and the Phase II Subsidiary is expected to include material restrictions on the ability of the Mall Subsidiary and the Phase II Subsidiary, as the case may be, to pay dividends or to make distributions or loans to the Issuers and their Restricted Subsidiaries. Accordingly, the Company may not be able to rely on the cash flow or assets of Unrestricted and Special Subsidiaries (including the Mall Subsidiary and the Phase II Subsidiary) to pay its indebtedness (including the Notes).



Risks of Multiple Lenders
     Financing for the construction and development of the Casino Resort is being provided by multiple parties, including the lenders under the Bank Credit Facility, the holders of the Mortgage Notes and the Senior Subordinated Notes, the Mall Construction Lender and the FF&E Lenders. In addition, the HVAC Provider has committed to fund the acquisition, installation and testing of the HVAC Equipment, which it will own and operate. The Issuers, their various lenders and the HVAC Provider have entered into various agreements (including the Disbursement Agreement and the Intercreditor Agreement, or in the case of each of the FF&E Lenders and the HVAC Provider, an agreement that provides for arrangements to govern the relationships among them and their obligations and rights (including rights to exercise certain remedies) in respect of funding construction and development costs of the Casino Resort). The Disbursement Agreement provides, for example, that the Construction Consultant will review disbursement requests and other matters under the Disbursement Agreement in order to assess compliance or non-compliance with the requirements under the

Disbursement Agreement. Accordingly, the Construction Consultant will be making judgments from time to time which may bear upon, and perhaps adversely affect, the interests of the holders of the Mortgage Notes or holders of the Senior Subordinated Notes. The Disbursement Agreement and the Intercreditor Agreement also provide that in certain circumstances, the Bank Agent and the Mall Construction Lender (without the consent of the holders of the Mortgage Notes and the holders of Senior Subordinated Notes), prior to Completion of the Casino Resort, may waive certain defaults and conditions to funding under the Disbursement Agreement, thereby permitting (among other things) the Issuers to continue to receive disbursements under the Disbursement Agreement notwithstanding the occurrence of said defaults or failures of conditions. The Intercreditor Agreement also permits the lenders under the Bank Credit Facility and the Mall Construction Lender, in certain circumstances, to advance further secured indebtedness senior to the Mortgage Notes without the consent of the holders of Mortgage Notes or the holders of the Senior Subordinated Notes. Further, the Disbursement Agreement provides that if, following an event of default under the Disbursement Agreement and/or acceleration of the Mortgage Notes or the Senior Subordinated Notes, the defaults and events of default under the Disbursement Agreement are cured prior to a foreclosure under any of the various mortgage liens, then the defaults and events of default and/or acceleration shall be rescinded and the Issuers once again shall be permitted to receive disbursements under the Disbursement Agreement (including advances under the Bank Credit Facility and the Mall Construction Loan Facility and distributions from the Mortgage Notes Proceeds Account). See "Description of Disbursement Agreement" and "Description of Intercreditor Agreement." While such agreements contain various provisions governing the relationships among such parties under different circumstances, such agreements do not, and were not expected to, cover all possible circumstances that may give rise to disputes among such parties.

     There can be no assurance that each lender or the HVAC Provider will perform its obligations or observe the limitations on the exercise of remedies as set forth under the agreements described above. Failure of any one or more of the lenders or the HVAC Provider to fund its obligations under the Disbursement Agreement, or otherwise to perform under the Disbursement Agreement, the Intercreditor Agreement or the other pertinent agreements, could materially and adversely affect the Issuers. In addition, financing by multiple lenders with security interests in common collateral or collateral that is interrelated by use or location, and the fact that the HVAC Equipment will be owned by the HVAC Provider, not the Company, may result in increased complexity and lack of flexibility in a debt restructuring or other work-out of the Company.


Operating Restrictions
     The terms of the Bank Credit Facility, the Mall Construction Loan Facility, the Indentures and the other agreements governing the indebtedness of the Company impose significant operating and financial restrictions on the Company. Such restrictions significantly limit or prohibit, among other things, the ability of LVSI, Venetian and their subsidiaries to incur additional indebtedness, make certain capital expenditures, repay indebtedness prior to its stated maturity, create liens, sell assets or engage in mergers or acquisitions. These restrictions, in combination with the leveraged nature of the Issuers, could limit the ability of the Company to respond to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurances that such restrictions will not adversely affect the ability of the Company to finance its future operations or capital needs. See "Description of Mortgage Notes--Certain Covenants," "Description of Senior Subordinated Notes--Certain Covenants" and "Description of Certain Indebtedness."


Change of Control
     Upon a Change of Control, each holder of the Notes will have the right, at such holder's option, to require the Issuers to repurchase the Mortgage Notes or Senior Subordinated Notes owned by such holder at 101% of the principal amount or Accreted Value, as the case may be, thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, subject, in the case of the Senior Subordinated Notes, to prior repurchase obligations under the Mortgage Notes. There can be no assurance that the Issuers will have sufficient funds to purchase the Notes after a Change of Control or to repay any other indebtedness (including the indebtedness under the Bank Credit Facility and the Mall Construction Loan Facility) that becomes due as a result of such event. See "Description of Mortgage Notes--Repurchase at the Option of Holders--Change of Control," "Description of Senior Subordinated

Notes--Repurchase at the Option of Holders--Change of Control," "Description of Certain Indebtedness--Bank Credit Facility" and "--Mall Construction Loan Facility."


Certain Bankruptcy Considerations

     Creditor's Rights
     The right of the Mortgage Note Trustee to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default under the Mortgage
Note Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against LVSI or Venetian, whether by a holder of the Notes, the Mall Construction Lender, the lenders under the Bank Credit Facility or another creditor (including a junior creditor), prior to such repossession and disposition. Under applicable bankruptcy law, secured creditors, such as the holders of the Mortgage Notes, the Mall Construction Lender and the lenders under the Bank Credit Facility, are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of collateral in their possession, without bankruptcy court approval. Moreover, applicable bankruptcy law permits the debtor to continue to retain and use the collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral from diminution as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case, and may include cash payments or the granting of additional security at such time and in such amount as the court may determine. The automatic stay would apply to, among other things, the holders of the Mortgage Notes' ability to use the funds in the Mortgage Notes Proceeds Account, which cash collateral the debtor could use if it provides adequate protection for such use. In view of the lack of a precise definition of the term "adequate protection," the broad discretionary powers of a bankruptcy court and the possible complexity of valuation issues, it is impossible to predict how long payments under the Mortgage Notes could be delayed following commencement of a bankruptcy case, whether or when the Mortgage Note Trustee could repossess or dispose of the collateral or whether or to what extent, through the requirement of "adequate protection," the holders of the Mortgage Notes would be compensated for any delay in payment or loss of value of the collateral.

     It cannot be predicted how long and at what cost the holders of the Mortgage Notes would be deprived of their collateral and prevented from receiving distributions on their claims in a bankruptcy case of the Company. Factors that might bear on the recovery by the holders of the Mortgage Notes in such circumstances, among others, would include: (i) a debtor in a bankruptcy case does not have the ability to compel performance of a "financial accommodation," including the various loans contemplated to fund construction of the Casino Resort; (ii) lenders with liens senior to the liens securing the Mortgage Notes may seek and perhaps receive relief from the automatic stay to foreclose their respective liens; and (iii) the cost and delay of developing a confirmed Chapter 11 plan could adversely affect the present value of revenues.


     Contractual Rights
     Among other things, contract rights under certain agreements serve as collateral for the Mortgage Notes, including rights that stem from the agreements to which Interface is a party) such as the Cooperation Agreement. In the event a bankruptcy case were to be commenced by or against Interface, it is possible that all or part of the Cooperation Agreement could be rejected by Interface or a trustee appointed in the bankruptcy case pursuant to section 365 or section 1123 of the United States Bankruptcy Code (the "Bankruptcy Code") and thus not be specifically enforceable. Additionally, to the extent any rejected agreement constitutes a lease of real property, the resulting claim of the lessor for damages resulting from termination may be capped pursuant to section 502(b)(6) of the Bankruptcy Code.


     Substantive Consolidation

     The Notes represent obligations of the Issuers only and do not represent obligations of, and are not guaranteed by, Interface, the Sole Stockholder, or any of their affiliates other than LVSI, Venetian and certain of their subsidiaries. The Issuers believe that if Interface, Interface Holding Company, Inc. ("Interface Holding") or the Sole Stockholder (each an "Affiliated Party") becomes a debtor under the

Bankruptcy Code, a bankruptcy court, applying substantive consolidation principles, would not order substantive consolidation of LVSI and Venetian with any Affiliated Party.


     Such belief is based on and subject to a number of assumptions concerning facts and circumstances, which have been noted, cited or acknowledged by courts in other cases. The belief relies on the assumptions that each of the Issuers observe certain formalities and operating procedures that are generally recognized requirements for maintaining the separate identities of legal entities, that the assets and liabilities of the Issuers can be readily identified as distinct from those of any Affiliated Party and that the Initial Purchasers of the Notes rely on the separate existence of the Issuers and their assets, and not the assets of the Affiliated Parties, in purchasing the Notes. The organizational documents of the Issuers require the Issuers to conform substantially to the foregoing assumptions. There is no controlling precedent in this area. Substantive consolidation is an equitable, fact-based remedy, not prescribed by statute, with respect to which the court has considerable discretion. In addition, the adequacy of the formalities and operating procedures referred to above has not been considered by any court in the context of entities such as the Issuers involved in a transaction similar to the one described herein. Thus, while the separate legal existence of the Issuers should effectively preclude, based on the present state of the case law, (i) a finding that the assets of the Issuers are property of the bankruptcy estate of any Affiliated Party, and (ii) the substantive consolidation of the assets and liabilities of each of the Issuers with those of any Affiliated Party, there can be no assurance that such a result would not occur. In addition, there can be no assurance that during litigation of such issues delays would not occur in payments on the Notes, even if the court ultimately rules as the Company believes or that parties in interest might determine to settle such issues to avoid the expense and delay of litigation. If the court concludes that substantive consolidation is warranted, however, payments on the Notes could be delayed or reduced.



     Risk of Foreclosure of Expo Center
     The Company's rights under the Cooperation Agreement with respect to, among other things, the cooperative marketing of the Expo Center and the Casino Resort are subordinated to the rights of certain lenders whose loan is secured by the Expo Center. In the event of a foreclosure or similar action with respect to such loan, the lenders under such loan would not be obligated to observe the cooperative marketing rights and certain other rights and restrictions set forth in the Cooperation Agreement, including the restriction on indebtedness encumbering the Expo Center. The failure of Interface to comply with its obligations under the Cooperation Agreement with respect to a change of control of Interface or a sale, transfer or other disposition by Interface of its interest in the Expo Center or the incurrence by Interface of indebtedness would be an event of default under the Mortgage Note Indenture and the Senior Subordinated Note Indenture. See "Certain Material Agreements."


     Risk of New Venture
     Although certain members of the Company's management have experience developing and operating large scale hotels and casinos, none of these individuals has developed or operated a project of the anticipated size of the Casino Resort.

     The opening of the Casino Resort by the Company will be contingent upon the receipt of all regulatory licenses, permits, allocations and authorizations. The scope of the approvals required to construct and open a facility are extensive, and the failure to obtain or maintain such approvals could prevent or delay the completion or opening of all or part of such facility or otherwise affect the design and features of the Casino Resort. See "--Government Regulation."

     The operations of the Company are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company. No assurances can be given that the Company will be able to manage the Casino Resort on a profitable basis or to attract a sufficient number of guests, gaming customers and other visitors to the Casino Resort to make its various operations profitable independently or as a whole or to pay the principal of and interest on the Notes. In addition, although the Company expects the Casino Resort to benefit from the cooperative marketing arrangements with Interface, the owner of the Expo Center, there can be no assurance that attendees of Expo Center events will be guests of the Hotel or utilize the Casino Resort's other facilities.

     The Company will be required to undertake a training program for new employees prior to the opening of the Casino Resort at a time when other major new facilities may be approaching completion and also recruiting employees. The Company does not know whether or to what extent the employees of the Company will be covered by collective bargaining agreements, as that will be a determination ultimately made by such employees. See "Business--Employees." Local 226 of the Hotel Employees and Restaurant Employees Union (the "Local") has requested the Company to recognize it as the bargaining agent for future employees of the Casino Resort. The Company has declined to do so, believing that the future employees are entitled to choose their own bargaining agent, if any. In the past, when other hotel/ casino operators have taken a similar position, the Local has engaged in certain confrontational and obstructive tactics, including contacting potential customers, tenants and investors, objecting to various administrative approvals and picketing the opening of the preview site at the Casino Resort. The Local has engaged in such tactics with respect to the Casino Resort and may continue to do so. Although the Company believes it will be able to resolve such dispute, no assurance can be given that it will be able to do so and that such failure would not result in a material adverse effect on the Issuers.


     As of September 30, 1997, the Company had only entered into one lease for the Mall, the 50,000 square foot Billboard Operating Lease (as defined herein). See "Certain Material Agreements--Agreements Relating to the Mall--"Billboard Live!" Lease." In connection with the leasing of the Mall and the retail portions of the Hotel, the Company has, or is currently negotiating, letters of intent with certain well-known, national retailers and restaurant operators. There can be no assurance that any such letters of intent will result in binding agreements between the Company and such retailers and restaurant operators, as the case may be. Furthermore, there is no assurance that the Company will obtain the number or quality of tenants for the Mall or the retail portions of the Hotel that are currently planned. The failure to obtain sufficient leases or leases of the quality as planned could impair the competitive position of the Mall and affect its operating performance.

     The Company does not intend to offer to fund or construct, at its own cost, tenant improvements for Mall tenants. The Company is marketing the Mall to tenants on the basis that tenants will fund or construct, at their own expense, tenant improvements. There can be no assurance that the Company will not have to fund or construct, at its cost, tenant improvements in connection with the leasing of the Mall.

     In addition, if the Company is unable to complete the Casino Resort (including Mall tenant improvements) within its construction budget or, once operating, unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as obtaining additional financing to the extent permitted by the Indentures, the Mall Construction Loan Facility and the Bank Credit Facility, reducing or delaying planned construction or capital expenditures (to the extent it does not materially affect the opening of the Casino Resort), restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms, and any resort to alternative sources of funds could impair the competitive position of the Company and reduce its future cash flows. In addition, under such circumstance, the Sole Stockholder is not obligated to make any payments or capital contributions to the Issuers or their lenders, except for the obligations described in "Description of Certain Indebtedness" and "Certain Material Agreements." See "Management's Discussion and Analysis of Liquidity and Capital Resources."

     Although the scope and design of the Casino Resort has been determined, and the Company is constructing the Casino Resort in accordance with plans and specifications which reflect such scope and design, the Company continues to evaluate the project design in relation to its construction schedule and budget and the requirements of the Las Vegas travel and gaming market. The Disbursement Agreement provides the Company with flexibility to change the plans and specifications, subject to certain limitations designed to preserve the intended first-class quality for each of the Hotel and Casino and Mall. As a condition to changes requested by the Company, the Company is required to demonstrate to the Construction Consultant that sufficient funds are available (including through certain lending commitments, additional deposits into the Company's Funds Account or through increases by the Sole Stockholder of the amounts available under the Completion Guaranty) to cover the anticipated additional costs attributable to the change in the plans and specifications. Accordingly, the scope and design of individual components of the Casino Resort may be modified from the descriptions thereof in this Offering Circular.

Risks of New Construction
     Major construction projects (and particularly one of the scope and scale of the Casino Resort) entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, unanticipated cost increases and unavailability of construction equipment. Construction, equipment or staffing problems or difficulties in obtaining any of the requisite licenses, permits, allocations and authorizations from regulatory authorities could increase the total cost, delay, or prevent the construction or opening of the Casino Resort or otherwise affect the design and features of the Casino Resort.

     In addition, the Company is constructing the Casino Resort utilizing an accelerated construction schedule which includes the use of multiple shifts, early ordering of materials, "fast tracking" (i.e., commencement of construction before all design documents are finalized) and an extended work week (when feasible). The "fast tracking" may result in certain inefficiencies which may cause actual construction costs to exceed budgeted amounts. For example, certain items may need to be modified or replaced after they have been purchased, constructed or installed in order to conform with the final design documents.

     The anticipated costs and opening dates for the Casino Resort are based on budgets, conceptual design documents and schedule estimates prepared by the Company with the assistance of the architects and contractors described herein. See "Business--Design and Construction Team." Under the terms of the Construction Management Contract, the Construction Manager is, subject to certain conditions and limitations (and Bovis and P&O, pursuant to the Construction Contract Guaranty and the P&O Guaranty, respectively, are, subject to certain significant conditions and limitations), responsible for all construction costs covered by the Construction Management Contract that are in excess of the guaranteed maximum price set forth therein. However, the Construction Management Contract provides that the guaranteed maximum price will be appropriately increased upon the occurrence of certain events. If any of such events occur, the construction costs which must be borne by the Company may increase. Furthermore, there are certain items outside of the scope of the work to which the guaranteed maximum price applies, and therefore, the Construction Manager is not responsible for increases in the cost of such items. See "--Construction Budget; Construction Management Contract and Guaranties." It is anticipated that all major subcontractors engaged by the Construction Manager to perform work and/or supply materials in connection with the construction of the Casino Resort will post bonds guaranteeing timely completion of any such subcontractor's work and payment for all of any such subcontractor's labor and materials. Nevertheless, there is no assurance that the Casino Resort will commence operations on schedule or that construction costs for the Casino Resort will not exceed budgeted amounts. In this regard, it should be noted that the FF&E Financing will not become available until either eight or three months (at the option of the Company) prior to completion of the Casino Resort. Failure to complete the Casino Resort on budget or on schedule may have a material adverse effect on the Company.


Construction Budget; Construction Management Contract and Guaranties
     The Casino Resort is budgeted to cost approximately $1.065 billion (including the cost of the purchase and installation of the HVAC Equipment and the purchase of the Specified FF&E). The Construction Management Contract covers approximately $547.8 million of such budgeted cost. The remaining $517.7 million of budgeted cost includes owner-managed construction (approximately $69.7 million), certain furniture, fixtures and equipment, certain so-called "soft" construction costs (which include fees of architects, attorneys and other professionals), costs of obtaining required governmental approvals and permits, pre-opening expenses, construction period interest and other costs that are not so-called "hard" construction costs. Accordingly, neither the Construction Management Contract's guaranteed maximum price nor other safeguards against cost overruns (other than the "owner's contingency" of $40.0 million, the Sole Stockholder's $25.0 million Completion Guaranty and certain bonds and insurance policies) will provide any safeguards against increased costs relative to such excluded items. There can be no assurance that the Casino Resort can be completed within the budgeted costs.

     Under the terms of the Construction Management Contract, the Construction Manager is, subject to certain conditions and limitations, responsible for all construction costs covered by the Construction Management Contract that are in excess of the guaranteed maximum price set forth therein. As of the date hereof, such guaranteed maximum price includes a contingency equal to 5% of all construction costs covered by the Construction Management Contract, but the Construction Management Contract provides that on the date (the "Final GMP Date") when design documents have been finalized and trade contracts for 90% of the work covered by the Construction Management Contract have been entered into, such contingency will be reduced from 5% to 3% of the costs covered by the Construction Management Contract, thereby automatically reducing the guaranteed maximum price. (When this happens, the owner's contingency for the entire Casino Resort construction and development budget will be increased by an amount equal to the above-described decrease in the Construction Manager's contingency.) In addition, if, as of the Final GMP Date, the Construction Manager has entered into trade contracts providing for amounts to be paid to trade contractors that are less than the aggregate amount attributed to such trade contracts in the calculation of the guaranteed maximum price, the Construction Management Contract provides that the guaranteed maximum price will be appropriately reduced. The Construction Management Contract also provides that if the work required to be performed thereunder is performed for an aggregate cost that is less than the final guaranteed maximum price, the Construction Manager is entitled to receive a bonus payment equal to 50% of the amount saved. In addition, the Construction Manager is entitled to a per-day early completion bonus which is structured as the "mirror-image" of the liquidated damages provisions described below.

     Notwithstanding the provisions of the Construction Management Contract described above that are designed to put downward pressure on the guaranteed maximum price and the actual cost of constructing the Casino Resort and to properly incentivize the Construction Manager to reduce construction costs and complete its obligations on schedule, the Construction Management Contract has various limitations as a result of which construction costs for the Casino Resort may exceed budgeted amounts without the Construction Manager (or Bovis or P&O pursuant to the Construction Management Contract Guaranty and P&O Guaranty, respectively) being liable for such excess. In addition, the Construction Management Contract provides that the guaranteed maximum price will be appropriately increased, and the deadline for completion of construction will be appropriately adjusted, on account of (i) changes in the design documents prepared by the architect or deficiencies in such documents;
(ii) changes requested by Venetian in the scope of the work to be performed pursuant to the Construction Management Contract (although, under the terms of the Disbursement Agreement, Venetian may not request any such change unless it funds such changes or demonstrates to the Construction Consultant that necessary funds are available to complete all remaining construction); and
(iii) natural disasters, casualties, changes in legal requirements and other "force majeure" events beyond the reasonable control of the Construction Manager. Finally, although the Construction Management Contract provides for "liquidated damages" penalties to be imposed on the Construction Manager on a daily basis if all work required by the Construction Management Contract is not completed by the deadline set forth in the Construction Management Contract, there is no assurance that construction will be completed on schedule or that the Issuers will be able to collect the "liquidated damages" penalties in a timely manner. Failure to complete construction on schedule may have a material adverse effect on the Company.


     The obligations of the Construction Manager under the Construction Management Contract are guaranteed by Bovis, pursuant to the Construction Contract Guaranty, and Bovis's obligations under such guaranty are guaranteed by P&O, pursuant to the P&O Guaranty. However, Bovis's (and ultimately P&O's) liability for excess construction costs is subject to the same conditions and limitations on the Construction Manager's liability described above. In addition, with respect to the Construction Manager's obligation to complete construction on schedule, (i) for the first 30 days of any delay in such scheduled completion, the Construction Manager solely (and not Bovis or P&O) is liable for liquidated damages, (ii) for the 90-day period thereafter, only the insurers under the Liquidated Damages Insurance procured by the Construction Manager on behalf of the Company (and not the Construction Manager, Bovis or P&O), subject to certain conditions and exceptions (including the failure of the Construction Manager to make "good faith efforts" to prevent or mitigate any delay), are liable for liquidated damages, and (iii) Bovis and P&O are liable for liquidated damages only to the extent, if any, that the Construction Manager misses the required deadline by more than 120 days. A default by either the Construction Manager under the Construction Management Contract or by Bovis or P&O under the Construction Contract Guaranty and the P&O Guaranty, respectively, could result in the Casino Resort not being completed on schedule and have a material adverse effect on the Issuers. In the event that there are excess construction costs with respect to which neither the Construction Manager nor Bovis or P&O is liable pursuant to the Construction Management Contract, the Construction Contract Guaranty or the P&O Guaranty, respectively, or if such costs otherwise exceed the other available contingency funds (such as the

"owner's contingency" and the Completion Guaranty), no assurance can be given that the Sole Stockholder or any of his affiliates will provide the necessary additional funds and no assurance can be given that the Issuers will be able to raise the necessary additional funds. See "Certain Material Agreements-- Agreements Relating to the Casino Resort--Construction Management Contract" and "--Liquidated Damages Insurance."


     The Construction Management Contract does not include, among other things, the construction of the principal parking garage facility for the Casino Resort (which includes space for the Casino Resort's electrical substation). The Company has estimated that the cost to construct this facility is $21.2 million. Since these costs are excluded from the Construction Management Contract, neither the Construction Manager and P&O, nor the insurance companies providing the Liquidated Damages Insurance, will be responsible for any cost overruns or delays in connection with the garage/electrical substation facility. The Company intends, however, to enter into a design-build contract with a third party, nationally-recognized contractor for the construction of the parking garage facility, with such contractor's obligations fully bonded and insured.

Completion Guaranty
     Pursuant to the Completion Guaranty, the Sole Stockholder has guaranteed, subject to certain conditions and limitations, payment of construction and development costs in excess of available funds, up to a maximum of $25.0 million. The Completion Guaranty does not provide for the incurrence by the Sole Stockholder, directly or indirectly, of any obligation, contingent or otherwise, for the payment of the principal, premium and interest on the Notes or any other indebtedness under the financings described herein. If construction and development costs exceed the amount of funds available to the Issuers for construction of the Casino Resort, including amounts available under the Completion Guaranty, no assurance can be given that the Sole Stockholder or any of his affiliates will provide any additional funds and no assurance can be given that the Company will be able to raise additional funds. See "Certain Material Agreements--Agreements Relating to the Casino Resort--Completion Guaranty."

Possible Conflicts of Interest
     The planned second phase of the redevelopment of the Project Site is the Phase II Resort. The Phase II Resort is planned to be constructed on the Phase II Land. Under the Mortgage Note Indenture, upon the completion of the subdivision of the Project Site, the Phase II Land may be released from the Note Collateral, and transferred to the Phase II Subsidiary, a wholly-owned subsidiary of Venetian. Upon such release and transfer, the Company will have no direct interest in such released land. Subject to certain conditions, the Indentures do not restrict the ability of the Phase II Subsidiary to incur indebtedness or to sell the Phase II Land. There is no guarantee that the Phase II Resort will be built in the near future, in the manner currently planned, or at all. In addition, although the Company intends to construct the Phase II Resort so as to mitigate the impact of such construction on the Casino Resort, there can be no assurance that such construction will commence as planned, and therefore, the construction of the Phase II Resort may adversely impact portions of the Casino Resort. The completion and full operation of the Casino Resort is not contingent upon the subsequent financing or completion of the Phase II Resort and the Casino Resort has all necessary facilities to operate on a stand alone basis. See "--Shared Facilities" and "Certain Material Agreements." Under the Indentures, the Issuers have agreed that they will not commence construction of the Phase II Resort (other than the parking garage on the Phase II Land) until a temporary certificate of occupancy has been issued for the Casino Resort.

     The common ownership of the Casino Resort and the Phase II Resort may result in potential conflicts of interest. For example, management may offer discounts and other incentives for visitors to stay at the Phase II Resort which might result in a competitive advantage of the Phase II Resort over the Casino Resort. In addition, management may choose to allocate certain business opportunities to the Phase II Resort rather than to the Casino Resort. Although common ownership of both the Casino Resort and the Phase II Resort often may result in economies, efficiencies and joint business opportunities for the two resorts in the aggregate, the Casino Resort may, in certain circumstances, bear the greater burden of the expenses that are shared by both resorts. In addition, inasmuch as there may be a common management for both the Casino Resort and the Phase II Resort, management's time may be split between overseeing the operation of each resort, and management, in certain circumstances, may devote more time to its ownership and operations responsibilities of the Phase II Resort than those of the Casino Resort. Finally, because it is expected that the Company will lease and operate the casino for the Phase II Resort, potential conflicts may arise from the common operation of the Casino and the Phase II Resort casino, such as the allocation of management's time. In order to share expenses and provide for efficient management and operations of the Casino Resort and Phase II Resort and shared facilities, LVSI, Venetian and the Phase II Subsidiary are expected to enter into certain cost sharing and easement agreements, such as the Cooperation Agreement. See "--Shared Facilities" and "Certain Material Agreements."


     The common ultimate ownership, and management, of the Casino Resort and the Expo Center also may result in potential conflicts of interest. The Expo Center and the Congress Center are potential competitors in the business conference and meetings business. As a result, the Casino Resort could engage in certain businesses which may have an adverse impact on the Expo Center. However, under the Cooperation Agreement, Venetian has agreed that it will not conduct, or permit to be conducted at the Casino Resort, trade shows or expositions of the type generally held at the Expo Center. Furthermore, management may engage in marketing practices with respect to the Casino Resort that are intended to benefit the Expo Center and may have a detrimental effect on the Casino Resort.

Shared Facilities
     Because the Casino Resort and the planned Phase II Resort will share certain operational facilities (the "Shared Facilities"), the construction of the Casino Resort will include the construction of the Shared Facilities in sizes and/or capacities that will be sufficient for the Casino Resort and the Phase II Resort together. The Shared Facilities may include, among other things, (i) the loading docks; (ii) utility distributions and substations;
(iii) management information systems; (iv) gaming surveillance facilities; (v) offices; and (vi) warehouses. The Company will bear the full cost of constructing the Shared Facilities. However, if the Phase II Resort is completed, under the Cooperation Agreement, the Phase II Subsidiary will be obligated to pay its allocated share of the operating expenses (but will not be obligated to pay any portion of the construction costs) related to the Shared Facilities (such share to be mutually agreed upon by the Company and the Phase II Subsidiary prior to commencement of construction of the Phase II Resort). There can be no assurance that the Phase II Resort will ever be built, or that it will be built in a configuration that maximizes the value of the Shared Facilities or that, if built, the Phase II Resort will generate sufficient cash flow to pay its share of the operating expenses related to the Shared Facilities.

Mechanics' Liens
     Nevada law provides contractors, subcontractors and material suppliers with a lien on the real property being improved by their services or supplies in order to secure their right to be paid. Such parties may foreclose their liens if they are not paid in full. The priority of all mechanics' liens arising out of a particular construction project relates back to the date on which construction of the project first commenced.

     Construction of the Casino Resort commenced prior to the recordation of the deeds of trust (collectively, the "Deed of Trust") that secure the repayment of the Mortgage Notes. Accordingly, all contractors, subcontractors and material suppliers providing services or material in connection with the Casino Resort (including parties providing services or materials near the end of the construction period and after the issuance of the Mortgage Notes) who otherwise comply with the applicable requirements of Nevada law will have a lien on the project senior in priority to the lien of the Deed of Trust.

     Nevertheless, the priority of the Deed of Trust is impaired to the extent that contractors, subcontractors and material providers are not paid in full. Pursuant to the Disbursement Agreement, the Issuers are subject to certain fund control procedures intended to assure the proper payment of contractors, subcontractors and material suppliers. The Issuers (and the Construction Manager pursuant to the Construction Management Contract) also are required to obtain lien waivers from such parties in connection with interim and final payments during the construction period whereby such parties will release their lien claims to the extent of such payments. In addition, as a condition to the consummation of the Offering, the Issuers were required to obtain a policy of title insurance for the benefit of the holders of the Mortgage Notes, the Mall Construction Lender and the lenders under the Bank Credit Facility insuring the priority of such lenders and insuring against any loss incurred as a result of mechanics' liens.

Competition and Planned Construction in Las Vegas
     The casino/hotel industry is highly competitive. Hotels located on or near the Strip ("Strip Hotels") compete with other Strip Hotels and with other hotels in Las Vegas. The Casino Resort also will compete with a large number of hotels and motels located in and near Las Vegas. The Mall will compete with retail malls in or near Las Vegas, including The Fashion Show Mall, The Forum Shops at Caesars Palace Hotel and retailers in theme-oriented resorts. Many of the competitors of the Company are subsidiaries or divisions of large public companies and may have greater financial and other resources than the Company.

     According to the Las Vegas Convention and Visitors Authority (the "LVCVA"), as of July 1, 1997, there were 101,106 hotel and motel rooms in the Las Vegas area. Competitors of the Casino Resort will include theme-oriented resorts on the Strip, among which are Caesars Palace Hotel, The Mirage, the Treasure Island Hotel and Casino, Harrah's, The MGM Grand Hotel and Casino, New York--New York Hotel and Casino, The Monte Carlo Resort and Casino, Bally's Casino Resort Las Vegas and Luxor Hotel. In addition, the construction of several new major resort projects that will compete with the Casino Resort and the expansion of several existing resorts recently have commenced or have been announced. These include the Bellagio, Paris Casino Resort and Project Paradise under construction, expansions at Caesars Palace Hotel, Harrah's and The MGM Grand Hotel and Casino and the planned expansions of the Hard Rock Hotel and Casino and the Aladdin Hotel and Casino. These projects and others are expected to add approximately 19,800 hotel rooms to the Las Vegas inventory by 1999. The construction and expansion of these properties during the time that the Casino Resort is being constructed may affect the availability of construction labor and supplies, resulting in increased costs. Finally, the Casino Resort will compete with the planned Phase II Resort (which will be separately owned by a subsidiary of the Company) to the extent the business of the Phase II Resort is not complimentary to that of the Casino Resort. The future operating results of the Company could be adversely affected by excess Las Vegas room, gaming, conference center and trade show capacity.

     The Expo Center and Las Vegas generally compete, and the Congress Center will compete, with convention and trade show facilities located in and around major cities, including Atlanta, Chicago, New York and Orlando. Within Las Vegas, the Expo Center competes, and the Congress Center will compete, with the Las Vegas Convention Center, which is located off the Strip and currently has
1.3 million gross feet of convention and exhibit facilities. An expansion of 300,000 square feet of meeting and exhibition space is planned for the Las Vegas Convention Center. In addition, The MGM Grand Hotel and Casino has announced plans to construct new conference and meeting facilities of approximately 300,000 square feet and several other existing or planned major Strip hotel/casino properties are intending to expand or construct conference facilities. The conference and meeting facilities at these hotel/resorts are expected to be the Congress Center's primary competition. In addition, several of the planned resort developments on the Strip, such as the Bellagio and Paris Casino Resort, are expected to include significant conference facilities. However, because none of these hotel/resorts plans to offer convention and trade show facilities on the same relative size as the Expo Center (approximately 1.15 million gross square feet), the Las Vegas Convention Center is expected to remain the primary competitor of the Expo Center. To the extent that any of the competitors of the Casino Resort can offer substantial integrated hotel/casino and convention and trade show or conference and meeting facilities, the Casino Resort's competitive advantage in attracting convention, trade show, meeting and conference attendees could be adversely affected. However, the ability of any such competitor to offer such show facilities equal to the nearly 1.65 million combined gross square footage of the Expo Center and the planned Congress Center is limited by any such competitor's location and available contiguous undeveloped lands.

    The hotel/casino operation of the Casino Resort will also compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, with hotel/casino facilities elsewhere in the world and with state lotteries. In addition, certain states have recently legalized, and others may or are likely to legalize, casino gaming in specific areas, and passage of the Indian Gaming Regulatory Act in 1988 has led to rapid increases in Native American gaming operations. Such proliferation of gaming activities could significantly and adversely affect the business of the Company. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which the Company intends to attract customers, could have a material adverse effect on the business of the Company. See "Business--Competition."


Government Regulation

     The gaming operations and the ownership of securities of the Issuers, are subject to extensive regulation by the Nevada Gaming Commission (the "Nevada Commission"), the NGCB and the Clark County Liquor and Gaming Licensing Board (the "CCLGLB" and, together with the Nevada Commission and the Nevada Board, the "Nevada Gaming Authorities"). The Nevada Gaming Authorities have broad authority with respect to licensing and registration of entities and individuals involved with the Issuers, including the holders of the Notes.

     The Company is required to be and has applied for registration as a publicly traded corporation ("Registered Corporation") with the Nevada Commission. The Company and Venetian may not consummate the Exchange Offer without the prior approval of the Nevada Gaming Authorities. The Company and Venetian have applied for the approval of the Exchange Offer, and this offering will not be completed until such registrations and approvals are received.

     The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation, such as the Notes, to file an application, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act"), the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

     Each holder of the Notes shall be deemed to have agreed (to the extent permitted by law) that if the Nevada Gaming Authorities determine that a holder or beneficial owner of the Notes must be found suitable (whether as a result of a foreclosure of the Casino or for any other reason), and if such holder or beneficial owner either refuses to file an application or is found unsuitable, such holder shall, upon request of the Issuers, dispose of such holder's Notes within 30 days after receipt of such request or such earlier date as may be ordered by the Nevada Gaming Authorities. The Issuers also will have the right to call for the redemption of Notes by any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to the lessor of (i) the cost paid by such holder or (ii) 100% of the aggregate principal amount or Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

     Although the Company currently holds a gaming license issued by the Nevada Gaming Authorities, the Nevada Gaming Authorities may, among other things, revoke the gaming license of any corporate entity (a "Corporate Licensee") or the registration of a Registered Corporation or any entity registered as a holding company of a Corporate Licensee. In addition, the Nevada Gaming Authorities may revoke the license or finding of suitability of any officer, director, controlling person, shareholder, noteholder or key employee of a licensed or registered entity. If the gaming licenses of the Company were revoked for any reason, the Nevada Gaming Authorities could require the closing of the Casino, which would result in a material adverse effect on the business of the Company and Venetian. The Company and certain of its officers, directors, shareholders and key employees either have been licensed by, or have applied for licensing with, the Nevada Gaming Authorities. In addition, prior to opening, LVSI must apply for and receive a Clark County gaming license and a Clark County liquor license. Although Venetian has applied for a state gaming license, the receipt of a gaming license by Venetian is not required for the completion and operation of the Casino Resort.

     In addition, any future public offering of debt or equity securities by the Venetian and/or the Company (including the hypothecation of the Company's or Venetian's assets), if the securities or the proceeds from the sale thereof are intended to be used by the Company and Venetian to pay for construction of, or to acquire an interest in, any gaming facilities in Nevada, to finance the gaming operations of an affiliated company or to retire or extend obligations incurred for any such purpose, requires the prior approval of the Nevada Commission. See "Regulation and Licensing," "Description of Mortgage Notes-- Optional Redemption" and "Description of Senior Subordinated Notes--Optional Redemption."


Dependence Upon Key Management and Lack of Experienced Personnel
     The ability of the Company to maintain its competitive position is dependent to a large degree on the services of the Company's senior management team, including Sheldon G. Adelson, currently LVSI's sole stockholder. Although certain of the senior managers of the Company have employment agreements with the Company, there can be no assurance that such individuals will remain with the Company. The death or loss of the services of any of the senior managers or an inability to attract and retain additional senior management personnel could have a material adverse effect on the Issuers. There can be no assurance that the Company will be able to retain its existing senior management personnel or to attract additional qualified senior management personnel. See "Management."

     Until construction of the Casino Resort is close to completion, the Company does not believe that it will require extensive operational management and, accordingly, has kept and intends to keep its permanent staff at relatively low levels. The Company will be required to undertake a major recruiting and training program prior to the opening of the Casino Resort at a time when other major new facilities may be approaching completion and also recruiting employees. While the Company believes that it will be able to attract and retain a sufficient number of qualified individuals to operate the Casino Resort on acceptable terms, the pool of experienced gaming and other personnel is limited and competition to recruit and retain gaming and other personnel is likely to intensify as more casinos are opened. No assurance can be given that such employees will be available to the Company.


Sole Stockholder
     The Sole Stockholder beneficially owns all of the outstanding common equity of Venetian and LVSI. LVSI acts as the managing member of Venetian. Except for actions that require the approval of the Special Director (as defined herein) described in "LVSI and Venetian," the Sole Stockholder will be able to control the business, policies and affairs of the Company, including the election of directors and major corporate transactions of LVSI. For a description of certain relationships among LVSI, Venetian and the Sole Stockholder, see "LVSI and Venetian," "Certain Transactions" and "Certain Material Agreements."

     Management believes that the Sole Stockholder's common ownership of Interface and LVSI will provide the Casino Resort with significant competitive advantages because of management's ability to market the Casino Resort in conjunction with the Expo Center. Except for the Cooperation Agreement, there are no agreements for the benefit of the holders of the Notes that restrict the ability of the Sole Stockholder to incur indebtedness or to transfer or dispose of his assets. Except as provided under the Cooperation Agreement, there are no limitations on the ability of Interface to incur debt for the benefit of the holders of the Notes. As of the date hereof, Interface has $80.0 million of indebtedness secured by a lien on the Expo Center. In addition, under an existing credit facility, subject to the satisfaction of certain conditions, Interface may incur an additional $60.0 million of indebtedness secured by a lien on the Expo Center. The sale of the Expo Center or Interface by the Sole Stockholder, either voluntarily or as a result of a foreclosure or bankruptcy of Interface, could have a material adverse effect on the Company and will result in an "Event of Default" under the Notes and the Bank Credit Facility.

     While the Sole Stockholder has informed the Company that he believes he will be able to perform his obligations under (i) the Sole Stockholder's $25.0 million Completion Guaranty, (ii) the Sole Stockholder's guarantee of the $35.0 million Tranche B Loan under the Mall Construction Loan Facility, (iii) the Sole Stockholder's obligations under the Tranche B Take-out Financing and (iv) the Sole Stockholder's $20.0 million guarantee of the Tranche A Take-out Financing, the Sole Stockholder's obligation under the $20.0 million guarantee of the Tranche A Take-out Financing is not collateralized. If Mr. Adelson were to die or become bankrupt or insolvent, the performance of such collateralized and non-collateralized obligations could be delayed or adversely affected. In addition, any successors to Mr. Adelson's assets may be less likely to advance additional funds to the Company than the Sole Stockholder.

     The Indentures and the Intercreditor Agreement do not contain any prohibition on the ability of the Sole Stockholder or any of his affiliates from purchasing, refinancing, replacing or otherwise acquiring indebtedness of the Issuers secured by liens prior to the liens in favor of the holders of the Mortgage Notes, including indebtedness under the Bank Credit Facility or the Mall Construction Loan Facility. In addition, the Senior Subordinated Note Indenture does not limit the ability of the Sole Stockholder or any of his affiliates from purchasing, refinancing, replacing or otherwise acquiring any Senior Debt. To the extent the Sole Stockholder acquires interests in such indebtedness, no assurance can be given that the Sole Stockholder would not be in a position to exercise rights or remedies under state or bankruptcy laws or otherwise that could materially adversely affect the interests of the holders of the Mortgage Notes and the Senior Subordinated Notes. See "--Ability of Holders of Mortgage Notes to Realize on Collateral and

Exercise Remedies" and "--Ranking of Senior Subordinated Notes; Subordination to Senior Debt; Limitations on Remedies."



Financial Forecast
     The Financial Forecast was prepared as of June 30, 1997 except for the amount of Mortgage Notes and Senior Subordinated Notes and the assumed interest rate on such Notes, which were updated as of November 6, 1997. The prospective financial information included in this Prospectus has been prepared by, and is the responsibility of, the Company's management. Price Waterhouse LLP has neither examined nor compiled the accompanying prospective financial information, and accordingly, Price Waterhouse LLP does not express an opinion or provide any other form of assurance with respect thereto. The Price Waterhouse LLP report included in this Prospectus relates to the Company's historical financial information and does not extend to the prospective financial information and should not be read to do so. Neither the Initial Purchasers nor any independent expert has reviewed the Financial Forecast. While such Financial Forecast is presented with numerical specificity, it is based on the best estimate of the Company, described in the Summary of Significant Assumptions and Accounting Policies in the Financial Forecast, of the results it expects for the Casino Resort given the Company's assumptions (including that (i) the Casino Resort will open on schedule and be successful, (ii) that the Casino Resort will attract a substantial number of visitors and (iii) that the average daily hotel room rate paid by the visitors at the Casino Resort will be higher than that paid at other hotel/casinos on the Strip because of room demand from the trade shows and conventions currently booked at the Expo Center for the first projected year of operation of the Casino Resort, the Casino Resort's all-suites format and amenities, its location and its target market). Furthermore, such estimates are inherently subject to significant business, economic and competitive uncertainties and contingencies (many of which are beyond the control of the Company), including future business decisions which are subject to change. Financial forecasts are necessarily speculative in nature, and it is usually the case that one or more of the assumptions do not materialize. For instance, the Financial Forecast assumes higher than average daily room rates of $167 during the initial year of operations (as compared to an average daily room rate of $79 for the upper quartile of the Large Strip Hotels for 1996 according to the NGCB and average daily room rates at major convention hotels in New York, Chicago and San Francisco of approximately $160 during the first quarter of 1997 according to "Smith Travel Research"), which may not be achieved. In addition, the results, performance or achievements of the Casino Resort involve known and unknown risks, uncertainties and other factors, including the risks associated with new construction, government regulation relating to the casino industry, the completion of infrastructure improvements in Las Vegas, including the ongoing expansion of McCarran International Airport, and general economic and business conditions which may impact levels of disposable income for consumers and pricing of hotel rooms. Accordingly, the Financial Forecast is only an estimate, and actual results can be expected to vary from estimates, and the variations may be material. The Financial Forecast herein should not be regarded as a representation by the Company or any other person that the Financial Forecast will be achieved. Holders of the Notes are cautioned not to place undue reliance on the Financial Forecast. The Company does not intend to update or otherwise revise the Financial Forecast to reflect events or circumstances existing or arising after the date of this Prospectus or to reflect the occurrence of unanticipated events, except as required by applicable law. The Company's forecasted results of operations are based on assumptions regarding, among other things, revenues and expenses, some of which differ from the assumptions used by the Appraiser in its valuation of the Hotel, the Casino and the Mall. For example, the Appraiser deducted an assumed management fee of approximately $9.0 million and made different assumptions regarding certain operating expense line items. Management believes that such differences are not material to their forecasted results of operations. See "Appraisals."



Lack of Public Market for the Notes
     Prior to the Exchange Offer, there has been no public market for the Existing Notes. The Issuers currently do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop, or if developed, will continue.

     Although the Initial Purchasers have acted as market makers with respect to the Existing Notes and have informed the Issuers that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.


Adverse Consequences of Failure to Adhere to Exchange Offer Procedures
     Issuance of the New Notes in exchange for Existing Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Issuers nor the Exchange Agent are under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange. Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate.


Receipt of Restricted Securities Under Certain Circumstances
     Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of New Notes."


Adverse Effect on Market for Existing Notes
     To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer."

                               LVSI AND VENETIAN

     In March 1997, Venetian Casino Resort, LLC was organized as a Delaware limited liability company and was merged into a Nevada limited liability company in October 1997. LVSI was incorporated in 1988 under the laws of the State of Nevada. In April 1989, LVSI acquired the Sands from MGM Grand. LVSI owned and operated the Sands from April 1989 to June 1996 when hotel operations ceased. Construction of the Casino Resort commenced in April 1997. LVSI is the managing member of Venetian. Under the casino lease between LVSI and Venetian (the "Casino Lease"), LVSI will operate the Casino. The executive offices of LVSI and Venetian are located at 3355 Las Vegas Boulevard South, Rooms 1A and 1C, respectively, Las Vegas, Nevada 89109 and their phone number is (702) 733-5000.

     LVSI has a Board of Directors comprised of two persons. One director is the Sole Stockholder, who has two votes for all matters before the Board of Directors. In the event that LVSI increases the number of directors comprising the Board of Directors, the number of votes which the Sole Stockholder has will be increased so that the Sole Stockholder will have one more vote than the number of votes of all of the other directors aggregated. The second director (the "Special Director") is unaffiliated with the Sole Stockholder or any other affiliate of the Sole Stockholder, has no other position with LVSI or Venetian and has one vote for all matters before the Board of Directors. To the extent the Special Director receives compensation, it is paid by LVSI from sources unrelated to and independent from the Sole Stockholder and its affiliates (other than the Issuers). The Special Director is required to file an application for a gaming license with the Nevada Gaming Authorities.

     The Amended and Restated Articles of Incorporation of LVSI and the limited liability company agreement of Venetian provide that, without the express approval of the Special Director, neither Venetian nor LVSI may (i) file, or consent to the filing of, a petition for bankruptcy or reorganization, (ii) engage in certain transactions with affiliates, (iii) merge or consolidate with any entity or convey or transfer all or substantially all of its properties and assets to any entity except as contemplated by the Indentures and certain other debt instruments, (iv) voluntarily terminate the Cooperation Agreement or the Sale and Contribution Agreement (or any similar replacement agreement), or (v) amend provisions of LVSI's Amended and Restated Articles of Incorporation and Venetian's limited liability company agreement if such amendment bears upon the maintenance of the separate identity of LVSI or Venetian.

     LVSI and Venetian will not be dependent on the Sole Stockholder or his affiliates for, nor is it anticipated that they will receive from the Sole Stockholder or his affiliates, any funds for, working capital or administrative expenses, and will be solely responsible for their operating costs. LVSI and Venetian maintain their own separate bank operating accounts, maintain their own separate books and records, prepare their own separate financial statements and retain their own auditors (who may, however, be the firm that also is engaged by the Sole Stockholder with respect to his affiliates).

     In addition, LVSI and Venetian will take the following steps to assure that they operate separately from the Sole Stockholder and his affiliates: (i) each of LVSI and Venetian will observe all corporate or limited liability company formalities regarding its existence and, in the case of LVSI, conduct regular meetings (at least once annually) of the Board of Directors and memorialize decisions made and actions taken by the Board of Directors on all significant transactions; (ii) LVSI and Venetian will take steps to assure that any of their respective assets are not commingled with those of the Sole Stockholder or any of his affiliates except to the extent contemplated by, and only pursuant to the terms of, the Indentures and certain other debt instruments and, in any event, to assure that their assets are readily identifiable; and (iii) the Company and Venetian will be able to conduct their businesses without dependence on the Sole Stockholder or any of his affiliates.

     Set forth below is an ownership chart for the Issuers and their subsidiaries.


[CHART OF STOCKHOLDERS]



--------------
(1) LVSI and Venetian are co-obligors of the Notes and co-obligors of the indebtedness under the Bank Credit Facility, the Mall Construction Loan Facility and the FF&E Financing.

(2) The Mall Construction Subsidiary is a wholly-owned subsidiary of Venetian, is a co-obligor of the Mall Construction Facility and has guaranteed the indebtedness under the Bank Credit Facility and the Mortgage Notes on a secured basis and the Senior Subordinated Notes on an unsecured, subordinated basis.

(3) Mall Intermediate Holdings and Phase II Intermediate Holdings has guaranteed the indebtedness under the Bank Credit Facility on a senior basis and the Notes on a subordinated basis. Mall Intermediate Holdings has guaranteed the indebtedness under the Mall Construction Loan Facility on a senior basis. See "Description of Mortgage Notes--Mortgage Note Guaranties" and "Description of Senior Subordinated Notes--Senior Subordinated Note Guaranties."

(4) Upon the transfer of the Mall Collateral from the Mall Construction Subsidiary to the Mall Subsidiary, the Mall Subsidiary is expected to be owned 99% by Mall Holdings and 1% by a special purpose wholly-owned subsidiary of the Company (the "Mall Manager"), and Mall Holdings is expected to be owned 99% by Mall Intermediate Holdings and 1% by Mall Manager. The Mall Manager will act as the managing member of the Mall Subsidiary and Mall Holdings. Neither the Mall Subsidiary, the Mall Manager nor Mall Holdings has guaranteed indebtedness or provided credit support for any of the indebtedness of the Issuers.


(5) Upon subdivision of the Project Site, the Phase II Land may be released from the Note Collateral and transferred to the Phase II Subsidiary. Under the Indentures, the Issuers have agreed that they will not commence construction of the Phase II Resort (other than the parking garage on the Phase II Land) until a temporary certificate of occupancy has been issued for the Casino Resort. The Phase II Subsidiary is a limited liability company and, upon such transfer, is expected to be owned 99% by Phase II Holdings and 1% by a special purpose wholly-owned subsidiary of the Company (the "Phase II Manager"), and Phase II Holdings is expected to be owned 99% by Phase II Intermediate Holdings and 1% by Phase II Manager. The Phase II Manager will act as the managing member of the Phase II Subsidiary and Phase II Holdings. Neither the Phase II Subsidiary nor the Phase II Manager nor Phase II Holdings has guaranteed or provided credit support for any indebtedness of the Issuers.

                                USE OF PROCEEDS

     No proceeds will be received by the Issuers from the Exchange Offer.


Use of Proceeds from the Existing Notes
     The net proceeds received by the Issuers from the Offering were approximately $490.0 million (after deduction of the Initial Purchasers' discounts and estimated offering expenses). The net proceeds from the Offering, together with the proceeds from the Bank Credit Facility, the Mall Construction Loan Facility and the FF&E Financing, the contribution provided by the HVAC Provider and the Equity Contribution will be used to develop, construct, equip and open the Casino Resort and to repay the Construction Loan. For a description of the terms of the Construction Loan, see "Certain Transactions--Construction Loan." The Casino Resort is budgeted to cost approximately $1.065 billion to develop, equip and open (such costs include approximately $70.0 million of costs of acquiring and installing the HVAC Equipment, which will be owned and operated by the HVAC Provider, but exclude land acquisition costs). As of September 30, 1997, approximately $111.0 million of this total budgeted cost had been expended or incurred. Of the amount expended and incurred, approximately $90.3 million represents cash contributed to the Company by Sheldon G. Adelson, the Sole Stockholder of the Company, through affiliates of the Company. The Sole Stockholder contributed an additional $5.0 million to the Company upon the closing of the Offering.


     Proceeds from the offering of the Mortgage Notes were deposited by the Issuers into the Mortgage Notes Proceeds Account and will be disbursed by the Disbursement Agent only after the fulfillment of certain conditions. After repayment of $30.1 million for the Construction Loan, the remaining proceeds from the Senior Subordinated Notes were deposited in the Company's Funds Account (as defined herein). The funds held in the Company's Funds Account will be used to pay construction and development costs prior to disbursement of funds from the Mortgage Notes Proceeds Account. The Disbursement Agreement provides that project costs generally will be funded first from the Equity Contribution and the proceeds of the Senior Subordinated Notes, and thereafter, pro rata from the proceeds of the Bank Credit Facility, the Mall Construction Loan Facility and the Mortgage Notes. However, the HVAC Equipment will be funded through the Disbursement Agreement pursuant to the separate commitment from the HVAC Provider, subject to limited exceptions. Pending disbursement, the funds held in the Mortgage Notes Proceeds Account are invested in cash and cash equivalent instruments, including bonds and notes, which have been pledged as additional collateral for the Mortgage Notes. See "Description of Disbursement Agreement."


     The estimated sources and uses of funds to construct, develop, equip and open the Casino Resort (including the Hotel, the Mall, the Casino and the Congress Center, but excluding the HVAC Equipment, which will be owned by the HVAC Provider) are as follows (in millions)(1)(2)(3):


                  Sources                                                     Uses
------------------------------------------                 -----------------------------------------
Bank Credit Facility (4) .................   $   150.0     Hotel and Casino ........................   $   486.3
Mall Construction Loan Facility ..........       140.0     Mall ....................................       123.6
FF&E Financing (5) .......................        97.7     FF&E (4)(7) .............................       121.1
Mortgage Notes ...........................       425.0     Land (6)(8) .............................       225.0
Senior Subordinated Notes ................        90.5     Parking and site work ...................        36.4
Equity Contribution (6) ..................       320.3     Interest, net ...........................        88.4
                                             ---------
                                                           Pre-opening costs and expenses ..........        34.4
                                                           Contingency (9) .........................        66.1
                                                           Financing fees and expenses .............        42.2
                                                                                                       ---------
  Total Sources ..........................   $ 1,223.5       Total Uses ............................   $ 1,223.5
                                             =========                                                 =========

--------------
(1) The Company believes that the construction and development budget for the Casino Resort is reasonable; however, given the risks inherent in the construction process, it is possible that construction and development costs for the Casino Resort could be significantly higher. See "Risk Factors--Risk of New Construction," "--Construction Budget; Construction Management Contract and Guaranties" and "--Completion Guaranty."

(2) The sources and uses table does not include approximately $70.0 million for the HVAC Equipment, which will be provided by the HVAC Provider. See "Certain Material Agreements--Agreements Relating to the Casino Resort--HVAC Services Agreement and Related Documents."

(3) The Issuers used a portion of the net proceeds from the Offering to repay $30.1 million of indebtedness plus accrued interest under the Construction Loan. The net proceeds from the Construction Loan were used to fund the development and construction costs of the Casino Resort. See "Management's Discussion and Analysis of Liquidity and Capital Resources."

(4) Additional borrowings under the Bank Credit Facility of up to $20.0 million are available under a revolving loan facility (approximately $15.0 million of which will be available during the construction period: (i) to fund the purchase of the Specified FF&E (including deposits thereon), with such amounts to be repaid from funds drawn under the FF&E Financing and (ii) to support letters of credit related to the construction of the Casino Resort). See "Description of Certain Indebtedness--Bank Credit Facility."


(5) The FF&E Lenders have committed to provide the $97.7 million of financing required for the acquisition of the Specified FF&E. The availability of such funds is subject to certain conditions, including the negotiation and execution of definitive agreements and reaching a certain level of construction progress on the Casino Resort. See "Description of Certain Indebtedness--FF&E Financing."

(6) Equity Contribution represents (i) $95.3 million in cash advanced by the Sole Stockholder or his affiliates prior to the closing of the Offering to fund construction and development costs and expenses of the Casino Resort and (ii) $225.0 million representing the appraised value of the Project Site (such land has a book value of $93.6 million at September 30, 1997, which includes the $7.6 million book value of the 1.55 acres of land contributed on September 30, 1997). See "Appraisals--Land Appraisal" and "Certain Transactions--Equity Contribution."

(7) Includes $26.9 million of gaming equipment and $94.2 million of other furniture, fixtures and equipment. See "Description of Certain Indebtedness--FF&E Financing."

(8) Upon the completion of a subdivision of the Project Site, the Phase II Land may be released from the Note Collateral and transferred to the Phase II Subsidiary. See "Description of Mortgage Notes--Ranking and Security."

(9) The total contingency consists of $66.1 million which is currently allocable as follows: (i) the $26.1 million Construction Manager's Contingency and (ii) the $40.0 million Owner's Contingency. In addition, the Sole Stockholder's collateralized Completion Guaranty also is available to cover cost overruns. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties" and "Certain Material Agreements--Agreements Relating to the Casino Resort--Construction Management Contract."

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1997 and as adjusted to give effect to (i) the Offering, (ii) the borrowing of $150.0 million under the Bank Credit Facility, (iii) the borrowing of $140.0 million under the Mall Construction Loan Facility, (iv) the borrowing of $97.7 million under the FF&E Financing and (v) the Equity Contribution. This table should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus. See "Use of Proceeds," "Description of Mortgage Notes," "Description of Senior Subordinated Notes" and "Description of Certain Indebtedness."


                                                   As of September 30, 1997
                                                         (in millions)
                                                     Actual      As Adjusted
                                                   ----------   ------------
Long-Term Debt:
   Bank Credit Facility (1) ....................     $   --      $   150.0
   Mall Construction Loan Facility (2) .........         --          140.0
   Mortgage Notes ..............................         --          425.0
   FF&E Financing (3) ..........................         --           97.7
   Senior Subordinated Notes ...................         --           90.5
                                                     ------      ---------
     Total Long-Term Debt ......................         --          903.2
                                                     ------      ---------
Preferred Interest in Venetian (4) .............       72.1           77.1
                                                     ------      ---------
Stockholder's Equity (5) .......................      112.6          112.6
                                                     ------      ---------
Total Capitalization ...........................    $ 184.7      $ 1,092.9
                                                    =======      =========

--------------

(1) The Bank Credit Facility consists of (i) multiple draw term loans of up to $150.0 million (the "Term Loans") available for a period commencing on the closing date of the Bank Credit Facility (the "Closing Date") and ending on the earlier to occur of (a) April 21, 1999, subject to extension under the Disbursement Agreement (the "Outside Completion Deadline") and (b) Completion (the "Term Loan Commitment Termination Date") and (ii) revolving credit facility loans of up to $20.0 million (the "Revolving Loans") available for a period commencing eight months prior to the opening date and ending two years from the initial draw on the Revolving Loans, but in no event later than the second anniversary of the Term Loan Commitment Termination Date. In addition, up to $15.0 million of borrowings under the Bank Credit Facility will be available during the construction period: (i) to fund the purchase of Specified FF&E (including deposits thereon), with such amounts to be repaid from funds drawn under the FF&E Financing and (ii) to support letters of credit related to the construction of the Casino Resort. See "Description of Certain Indebtedness--Bank Credit Facility."


(2) Upon the completion of the Casino Resort and the satisfaction of certain other conditions, pursuant to the Sale and Contribution Agreement, the Mall Construction Subsidiary will transfer the Mall Collateral to the Mall Subsidiary. Upon such transfer, the indebtedness under the Mall Construction Loan Facility will either be repaid or assumed by Mall Subsidiary. See "Certain Material Agreements--Agreements Relating to the Mall--Sale and Contribution Agreement." GSMC and the Tranche B Take-out Lender separately have entered into commitment agreements with the Mall Subsidiary whereby, subject to completion of the Casino Resort and the satisfaction of certain other conditions, (i) GSMC has agreed to provide the Tranche A Take-out Financing of up to $105.0 million and (ii) the Tranche B Take-out Lender has agreed to provide the Tranche B Take-out Financing of up to $35.0 million. See "Description of Certain Indebtedness--Mall Take-out Financing Commitments."

(3) The FF&E Lenders have committed to provide the $97.7 million of financing required to acquire the Specified FF&E. The availability of such financing is subject to certain conditions, including the negotiation and execution of definitive agreements and reaching a certain level of construction progress on the Casino Resort. See "Description of Certain Indebtedness--FF&E Financing."

(4) As of the closing of the Offering, contributions by the Sole Stockholder (or his affiliates) included $77.1 million of preferred interest in Venetian and $18.2 million of common equity in the Company. See "Certain Transactions--Preferred Interest."

(5) The principal components of stockholder's equity are land of $93.6 million and cash of $18.2 million contributed by the Sole Stockholder for construction funding.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND CAPITAL RESOURCES

     The following discussion should be read in conjunction with, and is qualified in its entirety by, the Financial Forecast and Historical Financial Statements and the notes thereto and other financial information included elsewhere in this Prospectus. Certain statements contained in "Management's Discussion and Analysis of Liquidity and Capital Resources" constitute forward-looking statements. See "Special Note Regarding Forward-Looking Statements."


Development Activities
     The Company is constructing and will own and operate the Casino Resort, a large-scale Venetian-themed hotel, casino, retail, meeting and entertainment complex in Las Vegas, Nevada. The Casino Resort is expected to commence operations in the second quarter of 1999. Formal ground breaking occurred in April 1997. In June 1997, LVSI transferred the Project Site to Venetian.


Results of Operations
     In April 1989, the Company acquired the Sands from MGM Grand Inc. The Company owned and operated the Sands from April 1989 to June 1996 when operations ceased. The Company's historical operating results will not be indicative of future operating results because such information is relevant only to the Company's ownership and operation of the Sands, which was demolished in November 1996, and which was a much different and smaller facility than the planned Casino Resort. In addition, the Sands was operated by a substantially different management team. See "Annex A--Certain Historical Financial Information" for certain historical financial information relating to the Company's historical operations. See the Financial Forecast for information relating to the first twelve months of operations of the Casino Resort.


Liquidity and Capital Resources


     Venetian Casino Resort
     As of September 30, 1997, approximately $111.0 million of the total project cost of $1.065 billion (including approximately $70.0 million of HVAC Equipment costs, but excluding land acquisition costs) had been expended or incurred to fund construction and development of the Casino Resort. Of the costs expended or incurred, approximately $90.3 million represents cash contributed by the Sole Stockholder and his affiliates to the Company, and the balance represents borrowings under the Construction Loan, which were repaid with a portion of the net proceeds from the Senior Subordinated Notes. See "Certain Transactions--Construction Loan." The remaining $954.5 million of estimated construction and development costs for the Casino Resort is expected to be funded from a combination of (i) borrowings of approximately $150.0 million under the Bank Credit Facility, (ii) gross proceeds from the offering of the Mortgage Notes of approximately $425.0 million, (iii) gross proceeds from the offering of the Senior Subordinated Notes of approximately $90.5 million (net of original issue discount), (iv) borrowings of approximately $140.0 million under the Mall Construction Loan Facility, (v) borrowings under the FF&E Financing of approximately $97.7 million and (vi) the balance of the Sole Stockholder's Equity Contribution funded prior to the closing of the Offering. In addition, the HVAC Provider will separately contribute up to $70.0 million for the purchase and installation of the HVAC Equipment, which the HVAC Provider will own and operate. For more information, see "Use of Proceeds," "Description of Mortgage Notes," "Description of Senior Subordinated Notes" and "Description of Certain Indebtedness."


     The Bank Credit Facility consists of (i) multiple draw Term Loans of up to $150.0 million which may be drawn to fund the development and construction of the Casino Resort, and will be available for a period commencing upon the Closing Date and ending on the earlier to occur of (a) the Outside Completion Deadline and (b) Completion, and (ii) Revolving Loans of up to $20.0 million, which may be drawn to fund certain start-up operational costs of the Casino Resort, and will be available for a period commencing eight months prior to the opening date and ending two years from the initial draw on the Revolving Loans (but in no event later than the second anniversary of the Term Loan Commitment Termination Date), at which time all Revolving Loans must be repaid. The Term Loans mature not later than six years from the Issuance Date and are subject to quarterly amortization payments which began on the earlier of (i) 120 days after the Opening Date, (ii) the Completion Date and (iii) the Outside Completion Deadline. Amortization during the first four quarters following the amortization commencement date will be 3.75% of principal per quarter; during the second four quarters, 5% of principal per quarter; during the third four quarters, 7.5% of principal per quarter; and during the fourth four quarters, 8.75% of principal per quarter. Up to $15.0 million under the Revolving Loans will be available prior to such eight-month period: (i) to fund the purchase of the Specified FF&E (including deposits thereon), with such amounts to be repaid from funds drawn under the FF&E Financing and (ii) to support letters of credit related to the construction of the Casino Resort. All amounts outstanding under the Bank Credit Facility bear interest, at the option of the Issuers (subject to certain limitations) as follows: (A) with respect to the period prior to the Substantial Completion Date, (i) at the Base Rate plus 2.00% per annum; or (ii) at the reserve adjusted Eurodollar Rate plus 3.00% per annum; (B) with respect to outstandings under the Bank Credit Facility for the period between the Substantial Completion Date and ending on the second full fiscal quarter following the Substantial Completion Date, (i) at the Base Rate plus 1.50%; or
(ii) at the reserve adjusted Eurodollar Rate plus 2.50% per annum; and (C) with respect to outstandings under the Bank Credit Facility for the period commencing on the second full fiscal quarter following the Substantial Completion Date, at the Base Rate or reserve adjusted Eurodollar Rate, as the case may be, plus the relevant margin based on certain leverage ratios set forth in the Bank Credit Facility loan agreement. For a description of the terms of the Bank Credit Facility, see "Description of Certain Indebtedness--Bank Credit Facility."

     The Mall Construction Loan Facility consists of (i) a $105.0 million tranche (the "Tranche A Loan") and (ii) a $35.0 million tranche (the "Tranche B Loan"). Borrowings under the Tranche B Loan will be used to fund the development and construction of the Casino Resort, and were available as of the closing of the Mall Construction Loan Facility. Borrowings under the Tranche A Loan will be used to fund the development and construction of the Casino Resort but will not be drawn until the Tranche B Loan is fully funded. Borrowings under the Tranche A Loan are available until the earlier to occur of (i) Completion and (ii) the Outside Completion Deadline. The Mall Construction Loan Facility matures on May 1, 2000 (unless extended). The interest rate on indebtedness outstanding under the Mall Construction Loan Facility is 275 basis points over 30-day LIBOR, provided that effective as of April 10, 1998, if the Mall Parcel is not a separate legal and tax parcel by July 10, 1998, such interest rate shall be 375 basis points over 30-day LIBOR until such time, if any, as the Mall Parcel becomes a separate legal and tax parcel. For a description of the terms of the Mall Construction Loan Facility, see "Description of Certain Indebtedness--Mall Construction Loan Facility."

     The FF&E Lenders have entered into a commitment letter relating to the $97.7 million of financing required for the acquisition of the Specified FF&E. Under the terms of the commitment letter, the FF&E Financing will consist of an interim loan prior to completion of the Casino Resort and a term loan for a period of 60 months after completion of the Casino Resort. Funding will not be available under the FF&E Financing until the Casino Resort is within eight months of the opening date of the Casino Resort. Interest on the interim loan, if paid on a current basis, is expected to be due quarterly in arrears at a floating rate equal to 30-day reserve adjusted LIBOR plus 375 basis points or at the Prime Rate (but not less on any given day than the Federal Funds Rate plus 50 basis points) plus 1%, whichever the Issuers elect. Upon the same date as the Project Construction Completion Date (to be defined in the definitive agreements relating to the FF&E Financing but no later than November 1, 1999 (or January 31, 2000 if certain casualty events occur after November 1, 1998 and the Casino Resort can be repaired on or before January 31, 2000)) (the "Basic Loan Commencement Date"), but subject to certain conditions, the interim loan will convert to a sixty-month term loan with quarterly amortization payments. Amortization on the FF&E Basic Loan will be 3% of principal for the first four quarters and 5.5% of principal for the last 16 quarters. Interest on the FF&E Basic Loan is expected to be a floating monthly rate calculated at the higher of (a) the reserve-adjusted 30-day LIBOR plus 375 basis points or (b) the eurodollar interest rate margin in effect on the Bank Credit Facility plus 125 basis points. The availability of the FF&E Financing is subject to certain conditions including the negotiation and execution of definitive agreements. See "Risk Factors--Substantial Leverage; Ability to Service Debt" and "Description of Certain Indebtedness--FF&E Financing."



     The funds provided by these sources (together with amounts to be provided by the HVAC Provider) are expected to be sufficient to develop, construct and commence operations of the Casino Resort, assuming there are no delay costs or construction cost overruns. If there are any delay costs and construction cost overruns, the Company expects to use cash received from the following sources to fund such delay costs and cost overruns (including interest on the Notes): (i) a Construction Management Contract contingency of approximately $26.1 million, (ii) an Owner's Contingency of approximately $40.0 million, (iii) the Liquidated Damages Insurance and the proceeds of other (e.g., casualty) insurance policies, (iv) the Construction Manager, Bovis or P&O, pursuant to the Construction Management Contract, the Construction Management Contract Guaranty and the P&O Guaranty, respectively, (v) other third parties, pursuant to their liability to the Company under their agreements with the Company, and (vi) the Sole Stockholder, pursuant to his liability under the collateralized Completion Guaranty of up to $25.0 million. The Completion Guaranty provides that, subject to certain conditions and limitations, if available funds are not sufficient to fund all construction and development costs, the Sole Stockholder is obligated to fund excess costs up to a maximum aggregate amount of not less than $25.0 million. The Sole Stockholder's obligation to fund such excess construction and development costs is collateralized by $25.0 million of cash or cash equivalents pledged to the Disbursement Agent. If the Sole Stockholder provides funds under the Completion Guaranty, the amount of such funds will be treated as a junior subordinated loan from the Sole Stockholder to Venetian. See "Risk Factors--Completion Guaranty" and "Certain Material Agreements--Agreements Relating to the Casino Resort--Completion Guaranty."

     Following the completion of the Casino Resort, the Issuers expect to fund their operations and capital requirements from (i) operating cash flow and (ii) additional indebtedness of up to $20.0 million of revolving loans under the Bank Credit Facility. In addition, the Company expects that the indebtedness under the Mall Construction Loan Facility will be refinanced upon completion of the Casino Resort. Assuming an opening of the Casino Resort in April 1999, the aggregate scheduled principal payments due under the Bank Credit Facility and the FF&E Financing will be zero dollars, $25.7 million, $47.2 million, $62.7 million, $72.1 million and $40.0 million, payable in 1998, 1999, 2000, 2001, 2002 and all years thereafter, respectively. Upon the completion of the Casino Resort and the satisfaction of certain other conditions, pursuant to the Sale and Contribution Agreement, the Mall Construction Subsidiary will transfer the Mall Collateral to the Mall Subsidiary. Upon such transfer, the Mall Collateral will be released by the Mortgage Note Trustee and the Bank Agent and will not be available as security for the holders of the Mortgage Notes or the indebtedness under the Bank Credit Facility, and the indebtedness under the Mall Construction Loan Facility will either be repaid or assumed by the Mall Subsidiary (with the Issuers and the Guarantors being released from all obligations under such indebtedness). See "Certain Material Agreements--Agreements Relating to the Mall--Sale and Contribution Agreement." To finance the obligations of the Mall Subsidiary under the Sale and Contribution Agreement, GSMC and the Tranche B Take-out Lender separately have entered into commitment agreements with the Mall Subsidiary whereby GSMC and the Tranche B Take-out Lender have agreed to provide the Mall Take-out Financings. The consummation of the Tranche A Take-out Financing is subject to certain conditions, including completion of the Casino Resort and delivery of legal opinions (including certain substantive non-consolidation opinions). The Mall Subsidiary is not obligated to draw on the Mall Take-out Financings in order to fund its obligations under the Sale and Contribution Agreement and may obtain alternative sources of financing to fund such obligations. Any indebtedness incurred by the Mall Subsidiary (including the Tranche A Take-out Financing) is expected to include material restrictions on the ability of the Mall Subsidiary to pay dividends or to make distributions or loans to the Issuers and their Restricted Subsidiaries. See "Risk Factors--Substantial Leverage; Ability to Service Debt," "Description of Certain Indebtedness--Mall Take-out Financing Commitments" and "Unrestricted and Special Subsidiaries."

     Although no additional financing for the Casino Resort is currently contemplated (other than that described above), the Company will seek, if necessary and to the extent permitted under the Indentures and the terms of the Bank Credit Facility and the Mall Construction Loan Facility, additional financing through additional bank borrowings or debt or equity financings. There can be no assurance that additional financing, if needed, will be available to the Company, and, if available, that the financing will be on terms favorable to the Company, or that the Sole Stockholder or any of his affiliates will provide any such financing. Finally, there can be no assurance that new business developments or other unforeseen events will not occur resulting in the need to raise additional funds.

     Phase II Resort

     If the Phase II Subsidiary determines to construct the Phase II Resort, the Phase II Subsidiary will be required to raise substantial debt and/or equity financings. Currently, there are no commitments to fund any portion of the construction and development costs of the Phase II Resort. The Phase II Subsidiary is an Unrestricted Subsidiary for purposes of the Indentures. Accordingly, the Phase II Subsidiary is not subject to any of the restrictive covenants of the Indentures (including, without limitation, the covenants with respect to the limitations on indebtedness and restrictions on the ability to pay dividends or to make distributions or loans to the Issuers and their Restricted Subsidiaries). Any indebtedness incurred by the Phase II Subsidiary is expected to include material restrictions on the ability of the Phase II Subsidiary to pay dividends or make distributions or loans to the Issuers and their Restricted Subsidiaries. See "Risk Factors--Unrestricted and Special Subsidiaries."

     However, the Indentures limit the ability of Venetian, LVSI or any of their Restricted Subsidiaries to guarantee or otherwise become liable for any indebtedness of the Phase II Subsidiary. The Indentures also restrict the sale or other disposition by the Issuers and their Restricted Subsidiaries of Capital Stock (as defined herein) of the Phase II Subsidiary, including the sale of any such Capital Stock to the Sole Stockholder or any Affiliate of the Sole Stockholder. In addition, prior to commencement of construction of the Phase II Resort, Venetian has the right to approve the plans and specifications for the Phase II Resort. The development, construction and opening of the Casino Resort is not dependent on the construction and opening of the Phase II Resort. The development of the Phase II Resort may require obtaining additional regulatory approvals. Under the Indentures, the Issuers have agreed that they will not commence construction of the Phase II Resort (other than the parking garage on the Phase II Land) until a temporary certificate of occupancy has been issued for the Casino Resort.


Year 2000
     The Company has conducted a review of its financial and sales software, construction job costs software and computer systems in order to identify any adverse effects of the Year 2000 issue. The Year 2000 issue refers to the inability of many computer systems to accurately process dates subsequent to December 31, 1999. Possible Year 2000 problems create risk for a company in that unforeseen problems in its own computer systems or those of its third party suppliers could have a material impact on a company's ability to conduct its business operations. The Company has determined that the internal staff costs as well as consulting and other expenses to prepare its systems for the year 2000 will have no material impact on the Company's expenses during 1998 and 1999 and will not have a material impact on its ongoing operating results. The Company is presently making inquiries to determine whether the Year 2000 issue will have any effect on its suppliers and business partners.

                              THE EXCHANGE OFFER


General
     The Issuers hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $425.0 million aggregate principal amount of New Mortgage Notes and up to $97.5 million aggregate principal amount of New Senior Subordinated Notes for a like aggregate principal amount of Existing Mortgage Notes and Existing Senior Subordinated Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes: the total aggregate principal amount of Existing Mortgage Notes and New Mortgage Notes will in no event exceed $425.0 million, and the total aggregate principal amount of Existing Senior Subordinated Notes and New Senior Subordinated Notes will in no event exceed $97.5 million.

     This Prospectus, together with the Letter of Transmittal, is first being
sent on or about             , 1998 to all holders of Existing Notes known to
the Issuers. The Issuers' obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions to the Exchange Offer" below.


Purpose of the Exchange Offer
     The Existing Notes were issued by the Issuers on November 14, 1997 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Existing Notes, the Issuers and the Guarantors entered into the Registration Rights Agreement, which requires the Issuers and the Guarantors to (x) file on or before December 29, 1997 (45 days after the date of issuance of the Existing Notes) a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") and (y) use their respective best efforts to cause the Exchange Offer Registration Statement to become effective on or before May 13, 1998 (180 days after the date of issuance of the Existing Notes). The Registration Rights Agreement requires the Issuers and the Guarantors, under certain circumstances, to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof and to keep such shelf registration statement effective until two years after the date of original issuance of the Notes or such other period of time as provided in the Registration Rights Agreement. If (i) the Issuers and the Guarantors fail to cause the Exchange Offer Registration Statement to become effective within 180 days of the date of issuance of the Existing Notes, (ii) the Issuers and the Guarantors are obligated to provide a Shelf Registration Statement and such Shelf Registration Statement is not filed within 30 days or declared effective within 90 days (or if later 45 days and 180 days after the date of issuance of the Existing Notes, respectively), of the date on which the Issuers and the Guarantors became so obligated, (iii) subject to certain exceptions, the Issuers and the Guarantors fail to consummate the Exchange Offer within 30 business days of the effectiveness target date or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Transfer Restricted Securities (as defined in the Registration Rights Agreement), for the periods specified in the Registration Rights Agreement (each event referred to in clauses (i) through (iv) above a "Registration Default"), then LVSI and Venetian shall pay to each holder of Transfer Restricted Securities, with respect to the first 90-day period following such Registration Default, liquidated damages ("Liquidated Damages") in an amount equal to 0.25% per annum on the principal amount of Transfer Restricted Damages held by such holder. The amount of such Liquidated Damages will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default has been cured, up to a maximum of 2.0% per annum on the principal amount of the Notes constituting Transfer Restricted Securities. See "Risk Factors--Government Regulation." The Exchange Offer is being made by the Issuers and the Guarantors to satisfy their obligations with respect to the Registration Rights Agreement.

     Based on no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of either of the Issuers within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the Securities Act. See "--Consequences of Failure to Exchange; Resale of New Notes."


Expiration Date; Extension; Termination; Amendment
     The Exchange Offer will expire at 5:00 P.M., New York City time, on
          , 1998 unless the Issuers, in their sole discretion, have extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Existing Notes, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     In addition, the Issuers expressly reserve the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Issuers will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.


Procedures for Tendering Existing Notes
     The tender to the Issuers of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     The method of delivery of Existing Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to insure timely delivery. No Existing Notes or Letters of Transmittal should be sent to the Issuers.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers in their sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Exchange Agent and manually executed, if delivery of the New Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC; provided, however, that the book-entry transfer procedure must be complied with prior to 5:00 p.m., New York City time, on the Expiration Date and tenders of the Existing Notes must be effected in accordance with the procedures mandated by DTC's Automated Tender Offer Program.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding. The Issuers reserve the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Existing Notes.

     If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

     By tendering, each holder will represent to the Issuers and the Guarantors in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuers and the Guarantors.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."


Withdrawal Rights
     Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Existing Notes to be withdrawn (the "Depositor"), (ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes),
(iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the applicable Trustee under the applicable Indenture register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers in their sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

Acceptance of Existing Notes for Exchange; Delivery of New Notes
     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "--Conditions to the Exchange Offer" below. For the purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Issuers have given oral and written notice thereof to the Exchange Agent.

     For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note.

     In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.


Conditions to the Exchange Offer
     Notwithstanding any other provision of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Existing Notes for exchange or the exchange of the New Notes for such Existing Notes any of the following events shall occur:

    (i) any injunction, order or decree shall have been issued by any court or any governmental agency (including any Nevada gaming authority) that would prohibit, prevent or otherwise materially impair the ability of the Issuers to proceed with the Exchange Offer, or

    (ii) the Exchange Offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuers will accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of either of the indentures under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). In any such event the Issuers and the Guarantors are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange.


Exchange Agent
     First Trust National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:



By Mail:                    By Hand Delivery:           By Overnight Mail or Courier:
First Trust National        First Trust National        First Trust National
Association                 Association                 Association
180 East 5th Street         180 East 5th Street         180 East 5th Street
St. Paul, MN 55101          St. Paul, MN 55101          St. Paul, MN 55101
Attn: Corporate Finance     Attn: Corporate Finance     Attn: Corporate Finance
   Rick Prokosch               Rick Prokosch               Rick Prokosch

                            For information, call
                            Ph:  (612) 244-0721
                            Fax: (612) 244-0711

     DELIVERY OF THE EXISTING NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.


Solicitation of Tenders; Fees and Expenses
     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Issuers in connection with the Exchange Offer will be paid by the Issuers.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.


Transfer Taxes
     Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Issuers to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.


Accounting Treatment
     The New Notes will be recorded at the carrying value of the Existing Notes as reflected in the Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers upon the exchange of New Notes for Existing Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.


Consequences of Failure to Exchange; Resales of New Notes
     Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Existing Notes may not be altered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers and the Guarantors do not currently anticipate that they will register the Existing Notes under the Securities Act. However, in the event that the Issuers and the Guarantors determine that the Exchange Offer is not available or may not be consummated as soon as practicable after the last date the Exchange Offer is open: (i) because it would violate applicable law or the applicable interpretations of the staff of the Commission, (ii) if the Exchange Offer is not approved by the applicable gaming authorities in the State of Nevada, or (iii) if any holder of Existing Notes shall notify the Issuers within 20 business days following the consummation of the Exchange Offer that (a) such holder was prohibited by law or Commission policy from participating in the Exchange Offer, (b) such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder, or (c) such holder is a broker-dealer and holds Notes acquired directly from the Issuers or one of their affiliates, then, in each case, the Issuers and the Guarantors will at their sole expense, (i) use their reasonable best efforts to cause the Shelf Registration Statement to be filed on or prior to 30 days after the date on which the Issuers and the Guarantors determine that they are not required to file the Exchange Offer Registration Statement pursuant to clause (i) or (ii) above or 30 days after the date on which the Issuers receive the notice specified in clause (iii) above, (ii) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 90 days after the Issuers and the Guarantors became obligated to file such Shelf Registration Statement and (iii) use their reasonable best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder. The Issuers will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells such Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements that are applicable to such a Holder (including certain indemnification rights and obligations).

     Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act or, (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holders (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer.

     Participation in the Exchange Offer is voluntary, and holders of Existing Notes should carefully consider whether to participate. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, this Exchange Offer, the Issuers and the Guarantors will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indentures, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of Mortgage Notes" and "Description of Senior Subordinated Notes." All untendered Existing Notes will continue to be subject to the restriction on transfer set forth in the Indentures. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected.

     The Issuers may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuers have no present plan to acquire any Existing Notes which are not tendered in the Exchange Offer.

                                   BUSINESS


     The Company is constructing and will own and operate the Venetian Casino Resort, a Renaisssance Venice-themed resort situated at one of the premier locations on the Strip. The Casino Resort is located across from The Mirage and the Treasure Island Hotel and Casino at the site of the Sands. As planned, the Casino Resort will include the first all-suites hotel on the Strip with approximately 3,036 suites; a gaming facility of approximately 116,000 square feet; an enclosed retail, dining and entertainment complex of approximately 500,000 net leasable square feet; and a meeting and conference facility of approximately 500,000 square feet. The Casino Resort will be physically connected to the approximately 1,150,000 square foot existing Expo Center, one of the largest facilities in the United States specifically designed for trade shows and conventions. Management believes that the combined facilities of the Casino Resort and the Expo Center (which is separately owned by an affiliate of the Company) will be one of the largest hotel and meeting complexes in the United States. Ground breaking for the Casino Resort occurred in April 1997, with an opening to the general public scheduled for April 1999.



The Casino Resort


     The Hotel
     The Hotel will have approximately 3,036 single and multiple bedroom suites situated in a 35-story, three-winged tower rising above the Casino. The lobby will feature a 65-foot domed ceiling decorated with Venetian-themed fresco-style paintings, a main passageway formed by a barrel-vaulted ceiling carried on ornamental columns, and a replica of the unique three dimensional-style marble floors found in Venetian palaces.

     A typical Hotel suite will be approximately 655 to 735 square feet consisting of a raised sleeping area with a bathroom and a sunken living/working area. The suite's bi-level configuration is intended to create a multi-function living space in which guests can sleep, work or entertain and will include two queen-size beds or one king-size bed, a writing desk, dual line speaker phones, a fax machine and a sitting area. Furthermore, approximately 318 of the suites will be of larger size allowing for the possibility of entertaining from 20 to 100 persons in the living area.

     The Hotel will lease space to (or operate) approximately six restaurants that will be located adjacent to the Casino. To date, letters of intent have been entered into with several well-known restauranteurs for upscale restaurants. Hotel guests also will have the option of casual dining at a 20,000 square foot cafe, which is expected to be operated by a nationally-recognized operator of premium casual restaurants, and at a 15,000 square foot Venetian-style market food court, both of which will be located at the casino level of the Hotel. Live entertainment will be offered at the Mall's 50,000 square foot "Billboard Live!" entertainment complex. Hotel guests will have access to concierge services and express room service through pantries that are planned for every other floor of the Hotel tower. In addition, the Hotel will provide a variety of amenities for its guests, including a state-of-the-art, 21,000 square foot health spa, with massage and treatment rooms, exercise and fitness areas and a beauty salon. The Hotel also will feature an outdoor swimming complex (including five pools, spas, pool bars and cabanas) surrounded by gardens, waterways, fountains and sculptures. The Hotel has been designed to accommodate future expansion, including a 1,500 seat showcase theater.


     The Casino
     The Casino will be approximately 116,000 square feet and will be situated adjacent to the Hotel lobby. The Casino floor will be accessible from each of the Hotel, the Mall, the Congress Center, the Expo Center and the Strip. The Casino will be marketed to attract a broad base of patrons, with a specific focus on frequent premium gaming customers. The Company will market the Casino directly to this gaming market segment using database marketing techniques, slot clubs and traditional incentives, such as reduced room rates and complementary meals and suites. The Company will offer "high roller" gaming customers premium suites and special hotel services.

     The Casino and its adjacent amenities will be stylized to resemble a Venetian "palazzo," with architectural and interior design features representative of Venice's Renaissance era. The ceilings in the table games area will feature fresco-style paintings of Venetian palaces. The gaming facilities will include approximately 2,500 slot machines of various denominations, including the popular multi-property, linked progress games. A high-end slot area, with a private lounge, will provide slot customers with premium slot products and services. The Casino's approximately 114 table games (excluding baccarat tables) will feature the traditional games of black jack, craps and roulette, Asian games, such as "Pai Gow" and "Pai Gow Poker," and popular progressive table games, such as "Caribbean Stud Poker" and "Let It Ride." In addition, the Casino will offer gaming customers an upscale sportsbook room, a keno lounge, a poker room and an upscale baccarat pit. The baccarat pit is specially designed for premium, "high roller" gaming, with baccarat, black jack and roulette, a private lounge with butler service, direct access to private cash-out windows at the Casino cage and direct access to the Casino's credit department. Although the Company intends to target "high roller" gaming customers, it will not target the known top 50 to 100 baccarat players in the world in order to avoid the risks associated with the amounts wagered by these players.


     The Mall
     The Mall will offer approximately 500,000 net leasable square feet of shopping, dining and entertainment space located (i) on two levels within the Casino Resort's main structure, between the Casino level and the Hotel tower, and (ii) in a separate approximately 28,000 square foot retail annex adjacent to the Casino Resort's main structure. The Mall is expected to include approximately seven dining establishments and 55 retail stores. Visitors and guests can enter the Mall from several different directions, including from the Strip via a moving sidewalk or by pedestrian bridges, from the main gaming area of the Casino via escalators, from the Expo Center through the Congress Center, and directly from the Hotel.


     The Mall has been planned to include well-known restaurants and retail establishments to draw on brand name awareness, all offered at various price points in order to appeal to a broad market. The success of brand name and boutique retailers at The Forum Shops at Caesars Palace Hotel and the Fashion Show Mall on the Strip, and the success of brand name, premium restaurants at The Forum Shops at Caesars Palace Hotel and existing themed resorts has demonstrated the demand in Las Vegas for quality shopping and dining.


     The Company has planned for an array of quality dining experiences for the Mall. Letters of intent have been entered into, or are being negotiated, with several well-known restauranteurs for upscale restaurants that will offer international and American regional cuisines. The Mall is also expected to offer themed restaurants, such as the "Billboard Live!" Cafe. The Mall's retail offerings are expected to include exclusive showcase boutiques, popular brand name mid-priced stores and themed entertainment concepts. The restaurants and stores will be set along an approximately one-quarter mile Venetian-themed streetscape, and will front on the Venetian-themed canal running its length or will be grouped in "piazza"-style settings. Store and restaurant facades will be designed to project the Venetian theme, and state-of-the-art lighting will alternately simulate a day and night sky in an open-air environment beneath the Mall's vaulted ceiling.


     Expo Center and the Congress Center

     With over 1.15 million gross square feet of exhibit and meeting space, including four exhibit halls and 22 meeting rooms, the existing Expo Center is one of the largest trade show and convention facilities in the United States (as measured by net leasable square footage). As part of the Casino Resort, the Company is constructing and will own and operate the Congress Center, an approximately 500,000 gross square foot meeting and conference facility which will link the Expo Center and the rest of the Casino Resort. The Congress Center, which management expects will open concurrently with the Venetian, will include an approximately 80,000 square foot column-free "Grand Ballroom," an approximately 13,500 square foot "Venetian Ballroom" and a meeting complex of 42 individual rooms which can be combined to create three additional ballrooms. Together, the Expo Center and the Congress Center will offer nearly 1.65 million square feet of state-of-the-art exhibition and meeting facilities, which can be configured to provide 108 meeting rooms or accommodate large-scale multi-media events. Management intends to market the Congress Center to complement the operations of the Expo Center by target marketing the Congress Center for business conferences and upscale business events typically held during the mid-week period. The Company believes that the Congress Center also can be marketed to generate room night demand during the move-in/move-out phases of Expo Center events. The Company's goal is to draw from attendees and exhibitors at Expo Center events and from attendees of Congress Center events to maintain weekday room-night demand at the Hotel from this higher budget market segment, when room demand would otherwise be derived from the lower budget tour and travel group market segment.


     In 1996, approximately 900,000 visitors attended the trade shows and conventions at the Expo Center during 145 show days. The Expo Center hosted 15 events on the Trade Show Week 200 list of the largest trade shows in the United States in 1996, including the COMDEX Fall Trade Show, the Spring and Fall Western Shoe Show and JCK Jewelry Show, as well as the convention of National Association of Broadcasters, the Automotive Service Industry Association Week, and the International Consumer Electronics Show, each of which were multiple location events. In 1997, approximately 17 trade show events included on the 1996 Trade Show Week 200 list and 147 show days are scheduled for the Expo Center. For 1999, the Expo Center has already booked or reserved 34 major trade shows and conventions over the course of 123 show days, including approximately 20 trade shows of a size that would qualify for the 1996 Trade Show Week 200 list.


     It should be noted that the Company has no ownership or financial interest in the Expo Center or Interface, and does not exercise any control over the business or management of the Expo Center or Interface. See "Risk Factors--Sole Stockholder" and "Certain Material Agreements."


     The Company and Interface intend to market jointly the Casino Resort and the Expo Center. The Cooperation Agreement provides that until December 31, 2010, Interface will use commercially reasonable efforts to have the Hotel designated as the "headquarters hotel" for trade show and convention events at the Expo Center and the Company will use commercially reasonable efforts to promote the use and occupancy of the Expo Center. In order to obtain the Casino Resort's "headquarters hotel" designation, the Company has agreed with Interface that, except under certain circumstances, trade shows of the type generally held at the Expo Center will not be held in the Congress Center. Under the Cooperation Agreement, Interface and Venetian will allocate expenses shared by the Expo Center and the Casino Resort. In addition, Interface has agreed to limit the amount of secured indebtedness on the Expo Center until such time as the Notes are repaid in full. It should be noted that trade show and convention promoters will be under no obligation to select the Casino Resort as the "headquarters hotel" for their events. See "Certain Material Agreements--Cooperation Agreement."

                    Major Trade Show and Convention Events
              Booked or Reserved for 1999 at the Expo Center (1)


                                                                                                          Estimated
                                                              Show Day       Number of      Days of     Number of 1996
Name of Event                                                  Pattern       Show Days     the Week      Attendees(2)
--------------------------------------------------------   --------------   -----------   ----------   ---------------
International Winter Consumer Electronics Show
 (IWCES)(3) ............................................       1/7-10/99          4       Th-Su              70,000*
Giftsource West - Spring(3) ............................      1/17-20/99          4       Su-W                8,000
Night Club and Bar .....................................      1/19-20/99          2       T-W                 8,000
AQUA '99 ...............................................      1/19-21/99          3       T-Th                8,000
World Floor Covering Association (SURFACES)(3)                1/27-28/99          3       W-F                37,000
Western Shoe Associates - Spring(3) ....................       2/9-12/99          4       T-F                43,000
Associated Surplus Dealers/Associated
 Merchandise Dealers - Spring (ASD/AMD)(3) .............      2/21-25/99          5       Su-Th              50,000
Men's Apparel Guild in California - Spring (MAGIC) (3)          3/1-4/99          4       M-Th               70,000*
Bedroom Show ...........................................      3/10-12/99          3       W-F                 8,000
International Gaming Business Expo .....................      3/16-18/99          3       T-Th               10,000
Amusement Showcase International .......................      3/18-20/99          3       Th-S               10,000
Hospitality Design (3) .................................       4/8-10/99          3       Th-S               13,000
National Association of Broadcasters '99 (NAB) (3) .....      4/19-22/99          4       M-Th              101,000*
National OTC ...........................................        5/2-4/99          3       Su-T                7,000
Las Vegas Merchandise Expo .............................      5/16-19/99          4       Su-W                5,000
International Trucking Show (3) ........................      5/19-21/99          3       W-F                31,000
Jeweler's Circular Keystone International Jewelry
 Show (JCK '99) (3) ....................................        6/4-8/99          5       F-T                35,000
Jewelry Manufacturers' Show ............................      6/11-13/99          3       F-S                 7,500
Giftsource West - Fall (3) .............................      6/13-16/99          4       Su-W               10,000
Envirotech .............................................      6/24-26/99          3       Th-S                2,500
Furniture Expo .........................................      6/26-28/99          3       S-M                 5,000
Billiard Congress ......................................      7/15-17/99          3       Th-S                8,000
Western Shoe Associates - Fall (3) .....................        8/5-8/99          4       T-F                45,000
Associated Surplus Dealers/Associated
 Merchandise Dealers - Fall (ASD/AMD) (3) ..............      8/15-19/99          5       Su-Th              50,000
Men's Apparel Guild in California - Fall (MAGIC) (3)         8/30-9/2/99          4       M-Th               70,000*
True Value Hardware (3) ................................      9/13-17/99          5       M-F                20,000
Amusement and Music Operator's Association
 (AMOA '99) ............................................      9/23-25/99          3       Th-S                8,500
Log Home Show ..........................................    9/30-10/3/99          4       Th-Su              11,000
Western Nursery ........................................       10/6-7/99          2       W-Th               15,000
World Gaming Congress (3) ..............................       10/5-8/99          4       T-F                20,000
Package Machinery Manufacturers' Institute (Pack
 Expo West) (3) ........................................     10/18-21/99          4       M-Th               19,000
Automative Service Industry Association (ASIA)
 Motor and Equipment Manufacturers'
 Association (MEMA) Automotive Parts and
 Accessories Association (APAA) (3) ....................       11/2-5/99          4       T-F                70,000*
Softbank COMDEX (3) ....................................     11/15-19/99          5       M-F               200,000*
AQUA 2000 ..............................................       12/1-3/99          3       W-F                 6,000
  Total                                                                         123                       1,081,500
                                                                                ===                       =========


--------------
(1) Shows include those contracted and those reserved, some of which are scheduled to occur prior to the scheduled opening of the Casino Resort. The Company believes that these shows are representative of the typical major events at the Expo Center.


(2) Based solely on the number of attendees for the 1996 trade show or convention events. Certain of the estimates for these shows or conventions are marked with an asterisk because they were held at multiple locations in Las Vegas, and not all attendees visited the Expo Center.


(3) A 1996 Trade Show Week 200 show.

Business and Marketing Strategy

     The Company's business strategy is to (i) create a "must-see" destination resort at a premier location at the heart of the Las Vegas Strip, (ii) provide a differentiated superior all-suites product, (iii) capitalize on the link to the Expo Center and the Congress Center, (iv) utilize the Casino Resort's unique assets and facilities to appeal to a higher budget customer mix, (v) use the Casino Resort's themed facilities and location to generate Casino revenues,
(vi) target premium gaming customers, and (vii) carefully manage construction costs and risks.


     Create a "Must-See" Destination Casino Resort at the Heart of the
     Las Vegas Strip
     The Casino Resort, with its extensive theming, dining, shopping and entertainment, is expected to be a "must-see" destination resort located at the heart of the Strip. The Casino Resort is designed to provide visitors with the sense of being surrounded by the festivity and splendor of Renaissance Venice's architecture, music, art and history. The Venetian-themed setting along the Casino Resort's frontage on the Strip will include waterways, gondolas, and replicas of Venetian landmarks, such as the Doge's Palace, the Rialto Bridge, the Ca Doro and the Campanile Tower. The Mall will feature a one-quarter mile Venetian streetscape, with intimate "piazza"-style settings and a 630 foot "grand" canal running its length, with gondolas and water-side cafes and crossed by authentically-styled Venetian bridges.


     The Company believes that the Casino Resort's Venetian-theming, and its central location on the Strip will appeal to business travelers, leisure travelers and gaming customers and will position the Casino Resort to draw significant pedestrian traffic from the Strip. The Casino Resort will have approximately 740 feet of frontage on the east side of the Strip and will be located next to Harrah's and across from some of the most visited casino resorts and attractions on the Strip, including The Mirage, the Treasure Island Hotel and Casino and The Forum Shops at Caesars Palace Hotel. Based on information gathered from public sources, the Company estimates that on average each day during 1996, approximately 57,000 vehicles passed the site of the Casino Resort, approximately 13,000 persons watched the pirate show in front of the Treasure Island Hotel and Casino, and approximately 43,000 persons visited The Forum Shops at Caesars Palace Hotel.


     Provide a Differentiated Superior All-Suites Product
     The Hotel is expected to offer the only all-suites product with first-class services and facilities on the Strip. In management's experience, business and leisure travelers consider suites desirable, superior accommodations. For business travelers, the Hotel's suites, which will accommodate informal business meetings and social gatherings, will offer guests a unique, single location in which to work and entertain in close proximity to the Expo Center and the Strip. Leisure travelers will appreciate both the Hotel's spacious suites and extensive facilities. The Company believes that the all-suites format, together with the Casino Resort's many other unique attributes, will result in a highly differentiated resort product, and provide a competitive advantage over other Strip hotel/casino properties and resorts.


     The typical Hotel suite will range in size from approximately 655 square feet to 735 square feet (compared to 360 to 400 square feet on average for a standard room in competing facilities on the Strip), and will consist of a sunken living/working area and a raised sleeping area with a marble bathroom. The suite's living/working area will include a sitting area and a writing desk and will offer business amenities such as dual-line speaker phones, a fax machine and dataport access. The bathrooms will be oversized, featuring a separate bathtub and shower, dual sinks and a phone. In addition, the Hotel will offer larger suites, including the "Presidential" and penthouse suites, with exclusive services such as butlers.


     Capitalize on the Link to the Expo Center and the Congress Center

     The Casino Resort will be the first themed entertainment resort in Las Vegas designed specifically to accommodate large scale trade shows, conventions, conferences and meetings. The Expo Center and the Congress Center are expected to provide recurring, predictable demand for mid-week room nights from business travelers. During 1996, approximately 900,000 visitors attended trade shows and conventions at the Expo Center. Through an agreement with Venetian, the owner of the Expo Center has agreed to market the Casino Resort to promoters of Expo Center trade shows, conventions and other events as the "headquarters hotel" for such events. The Casino Resort will offer attendees of events at the Expo Center and the Congress Center the most convenient hotel accommodations in Las Vegas. The

Expo Center already has booked or reserved 34 trade shows, conventions and business events for the calendar year 1999, covering 123 separate show days. It should be noted that trade show and convention promoters will be under no obligation to select the Casino Resort as the "headquarters hotel" for their events. In addition to being an expected source of room demand for the Hotel, the Expo Center and the Congress Center are expected to draw pedestrian traffic from guests of hotels throughout Las Vegas, providing a significant source of traffic for the Casino and the Mall.


     Appeal to a Higher Budget Customer Mix
     Management expects the Casino Resort to attract higher budget business travelers and free and independent travelers, resulting in a higher budget customer mix both on weekdays and weekends. By appealing to customers in these market segments, the Company expects to reduce its reliance on the lower-budget tour and travel market. Management believes that business travelers typically pay more for rooms and spend more on entertainment than weekday customers in other categories, such as tour groups. Management believes that the Casino Resort's central location adjacent to the Expo Center and the Strip and its all-suites hotel product will allow it to compete effectively for the higher budget mid-week trade show, convention and meeting attendees. On both weekdays and weekends, the all-suites product at the Hotel is expected to appeal to free and independent leisure travelers and "high-roller" gaming customers, also segments of the travel market that spend more on rooms and entertainment.

     Use the Casino Resort's Themed Facilities and Location to Generate Casino Revenues
     Management believes the Casino will capture gaming revenues from (i) the foot traffic generated by Expo Center and Congress Center events, (ii) Hotel guests, (iii) the foot traffic generated by shoppers and diners at the Mall and the Casino and (iv) visitors attracted to the Casino Resort's unique, Venetian-themed facilities. The Casino Resort is planned to include a concentration of some of the finest restaurants in Las Vegas, brand name and exclusive boutique shopping, and themed entertainment concepts. Letters of intent have been signed with several well-known restauranteurs, such as Wolfgang Puck, to operate their "signature" restaurants at the Casino Resort. In addition, the Company has entered into a lease for the "Billboard Live!" entertainment complex, which is affiliated with Billboard Magazine. Management believes that the combination of brand name awareness and extensive theming will generate significant foot traffic for the Casino Resort. The Casino Resort has been designed so that foot traffic from the Strip, the Expo Center, the Congress Center and the Hotel are funneled through the Casino floor in order to attract and retain a broad base of Casino patrons.

     Target Premium Gaming Customers
     Management believes that the Casino Resort's all-suites product, themed atmosphere and amenities will offer gaming customers a unique Las Vegas experience. The Company intends to market the Casino to frequent premium gaming customers. In particular, the Company will seek to attract "high roller" gaming customers by offering premium suites and special hotel services. Because of the all-suites format in the Hotel, the Casino Resort will be able to offer many gaming customers complementary suites (considered premium accommodations in Las Vegas) during high occupancy periods such as weekends and holidays when they would not otherwise be offered such suites by the Company's competitors. The Company believes that the premium gaming customer is a significant market segment that has been inadequately addressed by the Casino Resort's competitors. The Casino Resort will be the first all-Suites resort on the Strip with facilities and amenities designed from inception to attract and serve premium gaming customers.

     Carefully Manage Construction Costs and Risks
     The Casino Resort is budgeted to cost approximately $1.065 billion to develop, equip and open (such costs include approximately $70.0 million for the HVAC Equipment to be owned by a third party, but exclude land acquisition costs). As of September 30, 1997, approximately $111.0 million of this total budgeted cost has been expended or incurred. Of the amount expended and incurred, approximately $90.3 million represents cash contributed to the Company by the Sole Stockholder, through affiliates of the Company. The Sole Stockholder contributed an additional $5.0 million to the Company upon the closing of the Offering.

     As of September 30, 1997, (i) the foundation for the principal structure of the Casino Resort has been constructed and the superstructure is under construction and (ii) pursuant to the Construction Management Contract, and otherwise, trade contracts in excess of $260.0 million for various components of the project, including excavation, foundations, structural steel, mechanical and plumbing systems and structural concrete have been entered into or negotiated. In order to manage its construction risk, the Company has entered into various agreements designed to protect it against construction delays and cost overruns (including (i) a guaranteed maximum price Construction Management Contract which protects the Company against certain cost overruns in the amount of $547.8 million (or approximately 52% of the expected cost of the Casino Resort) with the Contruction Manager for the principal components of the Casino Resort, (ii) guaranties of certain of the Construction Manager's obligations (with certain limited exceptions) by its parent corporation, P&O, and (iii) Liquidated Damages Insurance for costs of certain construction delays. The budget for the Casino Resort contains a Construction Manager's construction budget contingency and an Owner's Contingency totaling $66.1 million in the aggregate that can be used to cover cost overruns. Further, the Sole Stockholder has provided a $25.0 million collateralized Completion Guaranty. The Completion Guaranty is not available to fund any increases in costs attributable to discretionary "scope changes." Any such "scope changes" may only be implemented if the Issuers demonstrate that they have sufficient available funds to cover the anticipated increased costs, or if the Sole Stockholder increases his Completion Guaranty by such amount. To the extent that any cost overruns are not covered by the Construction Management Agreement or the other protections described above, such cost overruns could be substantial and have a material adverse effect on the Company's liquidity and results of operations and its ability to meet its principal and interest payments on the Notes. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties."


     To further ensure that there are sufficient funds to construct the Casino Resort as planned and that such funds are disbursed appropriately, certain lenders to the Issuers and the Mortgage Note Trustee have entered into the Disbursement Agreement to establish the conditions for and the sequencing of funding construction costs and procedures for approving construction change orders and amendments to the construction budget and schedule. The Disbursement Agreement provides that project costs (other than costs for the HVAC Equipment, furniture, fixtures and other equipment) will, generally, be funded first from the cash portion of the Equity Contribution and the proceeds of the Senior Subordinated Notes, and thereafter on a pro rata basis from the proceeds of the Bank Credit Facility, the Mall Construction Loan Facility and the Mortgage Notes. However, the HVAC Equipment will be funded through the Disbursement Agreement from a separate commitment from the HVAC Provider, subject to limited exceptions.

     Under the Disbursement Agreement, a subsidiary of Tishman acts as Construction Consultant to such lenders and is required to review each request by the Issuers for the disbursement of funds. The disbursement conditions under the Disbursement Agreement generally provide that funds will be disbursed to the Issuers only if it is determined that construction is on schedule and that there are sufficient available funds to complete the Casino Resort in accordance with the construction drawings and budget. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties," "--Completion Guaranty," "Description of Disbursement Agreement," "Description of Intercreditor Agreement" and "Certain Material Agreements."


The Las Vegas Market
     Las Vegas is one of the fastest growing and largest entertainment markets in the country. Las Vegas hotel occupancy rates are among the highest of any major market in the United States. According to the LVCVA, the number of visitors traveling to Las Vegas has increased at a steady and significant rate for the last ten years from 16.2 million visitors in 1987 to 29.6 million visitors in 1996, a compound annual growth rate of 7.0%. Aggregate expenditures by Las Vegas visitors increased at a compound annual growth rate of 11.3% from $8.6 billion (or $531 per visitor) in 1987 to $22.5 billion (or $760 per visitor) in 1996. In addition, the population of Las Vegas has grown from approximately 863,000 in 1990 to approximately 1,196,000 in 1996, a compound growth rate of 5.6%. Management believes that the growth in the Las Vegas market has been enhanced as a result of a dedicated program by the LVCVA and major Las Vegas hotels to promote Las Vegas as a major vacation and convention site, the increased capacity of McCarran International Airport and the introduction of large, themed destination resorts in Las Vegas.

[MARKET TRENDS LINE CHART]



     Las Vegas as a Trade Show, Convention and Meeting Destination
     In 1996, Las Vegas was the most popular trade show destination (with a 25% market share of the Trade Show Week 200 Shows in terms of net square footage) and the fourth most popular convention destination in the United States. In 1987, approximately 1.7 million persons attended trade shows and conventions in Las Vegas and spent approximately $1.2 billion. In 1996, the number of trade show and convention attendees had increased to more than 3.3 million and the amount spent by trade show and convention attendees was approximately $3.9 billion.

     Trade shows are held for the purpose of getting sellers and buyers of products or services together for the purpose of conducting business. Trade shows differ from conventions in that trade shows typically require substantial amounts of space for exhibition purposes and circulation. Conventions generally are group gatherings of companies or groups that require less space for breakout meetings and general meetings of the overall group. Las Vegas offers trade shows and conventions a unique infrastructure for handling the world's largest shows, including the concentration of 45,000 hotel rooms located on the Strip, two convention centers with a total of approximately 3.0 million square feet of convention and exhibition space, convenient air service from major cities throughout the United States and other countries and significant entertainment opportunities. Plans have been announced for the addition of 300,000 square feet of meeting and convention space to the Las Vegas Convention Center. The expansion of the Las Vegas Convention Center is expected to bring convention and exhibit space in Las Vegas to over 3.5 million square feet. In addition, The MGM Grand Hotel and Casino has announced plans to construct conference and meeting facilities of approximately 300,000 gross square feet. Management believes that Las Vegas will continue to evolve as the country's preferred trade show and convention destination.


     Expanding Hotel Market

     During 1996, Las Vegas was among the most popular vacation destinations in the United States. Following the opening of The Mirage in 1989, Las Vegas experienced a period of rapid hotel development with the number of hotel and motel rooms in Las Vegas increasing by 61% from 61,394 in 1988 to 99,072 in 1996. Other major properties on the Strip opening over this time period include Excalibur Hotel and Casino, The MGM Grand Hotel and Casino, the Treasure Island Hotel and Casino, Luxor Hotel, The Monte Carlo Resort and Casino, The Stratosphere Hotel and Casino and New York-New York Hotel and Casino. In addition, a number of existing properties on the Strip embarked on expansions, including Harrah's, Flamingo Hilton Las Vegas and The Las Vegas Hilton. Despite this significant increase in the supply of hotel rooms in Las Vegas, hotel room occupancy rates (which exclude motels) exceeded on average 92.5% for the years 1993 to 1996, averaged 93.4% in 1996 and averaged 91.4% during the first seven months of 1997. By the end of 1999, it is anticipated that, in addition to the Casino Resort, at least another

19,800 hotel rooms will be opened on the Strip, including the Bellagio and Paris Casino Resort under construction, the planned construction of the Project Paradise resort, the expansions at Caesars Palace Hotel and Harrah's, and the planned expansions of Hard Rock Hotel and Casino, Aladdin Hotel and Casino and The MGM Grand Hotel and Casino. The Company expects that the concentration of quality themed casino hotels and resorts will increase visitor interest in Las Vegas as a business event and vacation destination, and, as a result, increase overall demand for hotel rooms, gaming and entertainment. In the event that the increased concentration does not substantially increase visitor interest, overcapacity at these casino hotels and resorts could lead to price competition in the form of reduced room rates. Lost revenue from such reduced room rates could materially impact the Company's ability to service its debt obligations (including the Notes). See "Risk Factors--Risk of New Venture."



[OCCUPANCY RATES LINE CHART]




     The table below indicates mid-week and weekend occupancy rates for all Las Vegas hotels and motels. While weekend occupancy rates have remained near 95% for the past 10 years, mid-week occupancy rates have trended upward from below 80% to near 90%. Management believes that due to the lower mid-week demand demonstrated by the table, many hotels and motels offer reduced room rates and rely on lower budget tour groups for occupancy.



          Occupancy Rates Mid-Week and Weekend (all Las Vegas Hotels)


[WEEKEND OCCUPANCY RATES LINE CHART]

Expanding Gaming Market
     The expansion of gaming in the United States has been accompanied by an increasing acceptance of gaming as a form of entertainment. Gaming has continued to be a strong and growing business in Las Vegas. Since 1987, Las Vegas gaming revenues have increased at a compound annual rate of 8.4% from $2.8 billion in 1987 to $5.8 billion in 1996. With the increased popularity and public acceptance of gaming, Las Vegas has sought to increase its popularity as an overall vacation resort destination.

     The following table sets forth certain information derived from published reports of the LVCVA and the Nevada State Gaming Control Board concerning Las Vegas Strip gaming revenues and visitor volume and hotel data for the years 1987 to 1996. As shown in the table, the Las Vegas market has achieved significant growth in visitor volume and gaming and non-gaming tourist revenues and favorably absorbed significant additional room capacity despite the occurrence of a series of adverse economic, regulatory and competitive events during the past decade, such as the recession of the early 1990s, the expansion of gaming into new jurisdictions, the modification of existing regulations in other jurisdictions, and the expansion of Native American gaming.

               Historical Data for Las Vegas Gaming Industry (1)



                                         1987            1988            1989            1990
                                   --------------- --------------- --------------- ---------------
Las Vegas visitor volume .........    16,216,102      17,199,608      18,129,684      20,954,420
Percentage change ................           6.7%            6.1%            5.4%           15.6%
Total visitor expenditures(2)       $  8,602,966     $10,039,448     $11,912,941     $14,320,746
Percentage change ................          15.3%           16.7%           18.7%           20.2%
Las Vegas Strip gaming
 revenue(2) ......................  $  1,752,258     $ 1,944,401     $ 2,070,328     $ 2,583,314
Percentage change ................          12.9%           10.9%            6.4%           24.8%
Las Vegas convention
 attendance ......................     1,677,716       1,702,158       1,508,842       1,742,194
Percentage change ................          10.4%            1.5%           11.4%           15.5%
Las Vegas hotel occupancy
 rate ............................          87.0%           89.3%           89.8%           89.1%
U.S. hotel occupancy
 rate(3) .........................          63.2%           63.4%           64.3%           63.5%
Las Vegas room supply ............        58,474          61,394          67,391          73,730
Percentage change ................           3.5%            5.0%            9.8%            9.4%



                                         1991            1992            1993            1994            1995            1996
                                   --------------- --------------- --------------- --------------- --------------- ---------------
Las Vegas visitor volume .........   21,315,116      21,886,865       23,522,993      28,214,362      29,002,122      29,636,631
Percentage change ................          1.7%            2.7%             7.5%           19.9%            2.8%            2.2%
Total visitor expenditures(2)        $14,326,554     $14,686,644     $15,127,267     $19,163,212      20,686,800      22,533,258
Percentage change ................          0.0%            2.5%             3.0%           26.7%            8.0%            8.8%
Las Vegas Strip gaming
 revenue(2) ......................   $2,539,995      $2,625,274      $ 2,896,630     $ 3,485,307    $  3,629,036     $ 3,579,237
Percentage change ................         (1.7)%           3.4%            10.3%           20.3%            4.1%           (1.4%)
Las Vegas convention
 attendance ......................    1,794,444       1,969,435        2,439,734       2,684,171       2,924,879       3,305,507
Percentage change ................          3.0%            9.8%            23.9%           10.0%            9.0%           13.0%
Las Vegas hotel occupancy
 rate ............................         85.2%           88.8%            92.6%           92.6%           91.4%           93.4%
U.S. hotel occupancy
 rate(3) .........................         61.8%           62.6%            63.5%           64.7%           65.0%           65.1%
Las Vegas room supply ............       76,879          76,523           86,053          88,560          90,046          99,072
Percentage change ................          4.3%           (0.5)%           12.5%            2.9%            1.7%           10.0%

-----------
(1) Sources: LVCVA and the Nevada Board for the fiscal years ended December 31.

(2) In thousands.
(3) Source: Smith Travel Research for the years ended December 31.

     Growth of Las Vegas Retail Sector and Non-Gaming Revenue Expenditures
     An increasing number of destination resorts are developing non-gaming entertainment to complement their gaming activities in order to draw additional visitors. According to the LVCVA, while gaming revenues have increased from $2.8 billion in 1987 to $5.8 billion in 1996, the percentage of an average tourist's budget spent on gaming has declined from 32.6% in 1987 to 25.8% in 1996, with non-gaming tourist revenues increasing from $5.8 billion in 1987 to $16.7 billion in 1996. The newer large themed Las Vegas destination resorts have been designed to capitalize on this development by providing better quality hotel rooms at higher rates and by providing expanded shopping, dining and entertainment opportunities to their patrons in addition to gaming.

     Infrastructure Improvements
     Clark County and metropolitan Las Vegas have commenced or completed several infrastructure improvements to accommodate the increase in travel to Las Vegas by all modes of transportation. According to the LVCVA, in 1996 visitors to Las Vegas arrived by the following methods of transportation: 44% by air; 41% by auto; 7% by bus; and 8% by recreational vehicle.

  McCarran International Airport Expansion. During the past five years, the facilities of McCarran International Airport have been expanded to accommodate the increased number of airlines and passengers which it services. The number of passengers traveling through McCarran International Airport has increased from 15.6 million in 1987 to 30.5 million in 1996, a compound annual rate of 7.8%. A $200 million expansion project was completed in 1995, allowing for the accommodation of up to 30 million travelers annually. Long-term expansion plans for McCarran International Airport provide for additional runway and related areas (a new runway was completed in October 1997), three new satellite concourses, 65 additional gates, improved public transportation roads and other infrastructure leading from McCarran International Airport to the Strip and other facilities which would allow McCarran International Airport to handle up to 60 million Las Vegas visitors annually. To the extent that McCarran International Airport is not expanded in accordance with its plans, the occupancy rates and average daily hotel room rates in Las Vegas could be adversely affected due to the planned construction of new hotel rooms.

  Spring Mountain Road Improvements. A new high speed off-ramp is being constructed from Interstate 15 (the primary vehicular access from Los Angeles) onto Spring Mountain Road to ease traffic congestion on the Strip. Spring Mountain Road becomes Sands Avenue and intersects the Strip adjacent to the Project Site. This major interchange will be located approximately one-half mile from the Casino Resort and is scheduled to be completed in early 1998.


Competition
     The casino/hotel industry is highly competitive. Strip hotels compete with other hotels on the Strip and with other hotels in downtown Las Vegas. The Casino Resort will compete with a large number of hotels and motels in and near Las Vegas. Many of the competitors of the Company are subsidiaries or divisions of large public companies and may have greater financial and other resources than the Company.


     Hotel/Casino Properties
     Competitors of the Casino Resort will include themed resorts on the Strip, such as Caesars Palace Hotel, The Mirage, the Treasure Island Hotel and Casino, Harrah's, The MGM Grand Hotel and Casino, the New York-New York Hotel and Casino, The Monte Carlo Resort and Casino, Bally's Casino Resort Las Vegas and the Excalibur Hotel and Casino. In addition, the construction of several new major resort projects that will compete with the Casino Resort and the expansion of several existing resorts recently have commenced or have been announced. These include the Bellagio and Paris Casino Resort under construction, the planned construction of the Project Paradise resort, expansions at Caesars Palace Hotel and Harrah's and the planned expansions of Hard Rock Hotel and Casino, Aladdin Hotel and Casino and The MGM Grand Hotel and Casino. These projects and others are expected to add approximately 19,800 hotel rooms to the Las Vegas inventory by the end of 1999. Finally, the Casino Resort will compete with the planned Phase II Resort (which will be separately owned by a subsidiary of the Company) to the extent its business is not complementary to that of the Casino Resort. The future operating results of the Company could be adversely affected by excess Las Vegas room, gaming, conference center and trade show capacity.

     The Company believes that themed resorts are generally more successful at generating high volume traffic and higher revenues and operating income when compared with large-scale non-themed properties in Las Vegas. The Company also believes that recently developed integrated themed resorts have been more successful than expansions to existing Strip hotels. Themed resorts compete on the basis of the quality of theming, as well as on more traditional bases, such as quality of rooms, pricing and location. Themed resorts tend to be clustered on the Strip, creating a critical mass of entertainment experiences which generate significant traffic for the themed resorts as a group, thereby capturing a larger portion of the Las Vegas hotel and gaming market than non-themed properties. The Company believes that the existence of other competitive themed resorts in close proximity to the Casino Resort directly benefits the Casino Resort. The Casino Resort will be part of a cluster of themed properties which includes The Mirage, the Treasure Island Hotel and Casino, the Bellagio and The Forum Shops at Caesars Palace Hotel. The Company believes that the Casino Resort will benefit from the significant traffic drawn to these properties. In addition to the advantages of being a centrally located, themed resort, the Cooperation Agreement and the Casino Resort's direct connection with the Expo Center will provide the Casino Resort a unique tie-in with one of the premier trade show and convention facilities in the United States. With these competitive advantages, the Casino Resort will be positioned to appeal to the mid-week meeting, trade show, convention and meeting market composed of customers who pay higher average room rates and have higher average travel budgets than other categories of weekday customers, such as tour groups.

     The hotel/casino operation of the Casino Resort will also compete, to some extent, with other hotel/casino facilities in Nevada and in Atlantic City, with hotel/casino facilities elsewhere in the world and with state lotteries. In addition, certain states have recently legalized, and others may legalize, casino gaming in specific areas, and passage of the Indian Gaming Regulatory Act in 1988 has led to rapid increases in Native American gaming operations. Such proliferation of gaming venues could significantly and adversely affect the business of the Company. In particular, the legalization of casino gaming in or near metropolitan areas, such as New York, Los Angeles, San Francisco and Boston, from which the Company intends to attract customers, could have a material adverse effect on the business of the Company. See "Risk Factors--Competition and Planned Construction in Las Vegas."


     Trade Show and Convention Facilities
     The Expo Center and Las Vegas generally compete, and the Congress Center will compete, with trade show and convention facilities located in and around major cities, including Atlanta, Chicago, New York and Orlando. Within Las Vegas, the Expo Center competes, and the Congress Center will compete, with the Las Vegas Convention Center, which is located off the Strip and currently has
1.3 million gross square feet of convention and exhibit facilities. An expansion of 300,000 square feet of meeting and exhibition space is planned for the Las Vegas Convention Center for 1998. In addition, The MGM Grand Hotel and Casino has announced plans to construct new conference and meeting facilities of approximately 300,000 square feet and several other existing or planned major Strip hotel/casino properties are intending to expand or construct conference facilities. The conference and meeting facilities at these hotel/resorts are expected to be the Congress Center's primary competition. However, because none of these hotel/resorts plans to offer convention and trade show facilities on the same relative size as the Expo Center (over 1.15 million gross square feet), the Las Vegas Convention Center is expected to remain the primary competitor of the Expo Center. To the extent that any of the competitors of the Casino Resort can offer substantial integrated hotel/casino and trade show and convention or conference and meeting facilities, the Casino Resort's competitive advantage in attracting trade show and convention meeting and conference attendees could be adversely affected. However, the ability of any such competitor to offer such show facilities equal to the nearly 1.65 million combined gross square footage of the Expo Center and the planned Congress Center is limited by any such competitor's location and available contiguous undeveloped land. In addition, trade show and convention centers book major events three to five years in advance. As a result, any newly developed trade show and convention facility would experience a significant vacancy period before events would commit to any such facility. The Company believes this vacancy period acts as a barrier to entry into the trade show and convention business by private developers.

     Mall
     The Mall will compete with both themed resorts which offer shopping, dining and entertainment opportunities to their patrons and other retail malls in or near Las Vegas. The direct competition of the Mall will include The Forum Shops at Caesars Palace Hotel and other similar themed mall attractions whose planned construction has been announced, such as the mall to be constructed on the site of the Aladdin Hotel and Casino. The Forum Shops at Caesars Palace Hotel has recently undergone an expansion of approximately 250,000 square feet. The Mall also will compete with The Fashion Show Mall, a more traditional mall, located near the Casino Resort. The Fashion Show Mall is currently undergoing or plans to undergo expansions which will almost double such facility's size. The Mall also will compete with the planned retail, dining and entertainment mall in the Phase II Resort.


Construction Schedule and Budget
     Formal ground-breaking for the Casino Resort occurred in April 1997 with an opening to the general public scheduled for April 1999. The Casino Resort is expected to be developed on a stand-alone basis as the first phase of the planned two phase redevelopment of the site of the Sands. In the planned second phase of the redevelopment, it is contemplated that the Phase II Subsidiary will construct and develop the Phase II Resort, which also is planned to be a themed resort. The completion and full operation of the Casino Resort is not contingent upon the subsequent financing or completion of the Phase II Resort, and the Casino Resort has all the attributes and facilities to operate as a stand-alone resort. See "Risk Factors--Possible Conflicts of Interest" and "--Shared Facilities."

     The Casino Resort (including the HVAC Equipment) is budgeted to cost approximately $1.065 billion, which includes $637.0 million of construction costs and $428.0 million of other costs (including furniture, fixtures and equipment, certain so-called "soft" construction costs (which include fees of architects, attorneys and other professionals), costs of obtaining required governmental approvals, pre-opening expenses, construction period interest and other costs that are not so-called "hard" construction costs, but excluding land acquisition costs). In order to manage its construction risk, the Company has entered into various agreements designed to protect it against construction delays and cost overruns. The Company and the Construction Manager have entered into the Construction Management Contract pursuant to which the Construction Manager has agreed to construct the Casino Resort (with certain exceptions, but including the HVAC Equipment) for a guaranteed maximum price of $547.8 million (subject to certain conditions and limitations, such as an exclusion from the guaranteed maximum price of cost overruns due to "scope changes"). The Construction Management Contract and the guaranteed maximum price does not include certain construction costs, including $69.7 million of owner managed construction costs. The Company believes that the construction budget is reasonable, and the Construction Management Contract contains certain incentives designed to put downward pressure on the construction budget and actual construction costs; however, given the risks inherent in the construction process, it is possible that construction costs could be significantly higher. If construction costs do exceed the amounts set forth in the construction budget, potential sources to pay such excess include:

    (i) a Construction Management Contract contingency of approximately $26.1 million;

    (ii)  the Owner's Contingency of approximately $40.0 million;

    (iii) the Liquidated Damages Insurance and proceeds of other (e.g., casualty) insurance policies;

    (iv) the Construction Manager, Bovis and P&O, pursuant to their liability to the Company under the Construction Management Contract, Construction Management Contract Guaranty and P&O Guaranty, respectively;

    (v) other third parties pursuant to their liability to the Company under their agreements with the Company; and

    (vi) the Sole Stockholder, pursuant to his liability under the collateralized Completion Guaranty of up to $25.0 million.

     As of September 30, 1997, (i) pursuant to the Construction Management Contract, and otherwise, trade contracts in excess of $260.0 million for various components of the project, including excavation, foundations, structural steel, mechanical and plumbing systems and structural concrete had been entered into or negotiated, (ii) the foundation for the principal structure of the Casino Resort had been constructed and the superstructure is under construction and (iii) approximately $111.0 million of the total project cost of $1.065 billion had been expended.

Advertising and Marketing
     The Company has a $9.4 million pre-opening marketing and advertising budget, including a planned pre-opening marketing campaign targeted at select core markets such as Southern California. To date, the Company has spent $1.3 million to create the Casino Resort's preview center (the "Preview Center"), which opened in August 1997 and includes models of the Casino Resort and a full scale model suite. The Company intends to use the Preview Center to market the Casino Resort and Expo Center events. The Company will advertise in many types of media, including television, radio, newspapers, magazines and billboards. The pre-opening advertising will promote general market awareness of the Venetian as a unique vacation, business and convention destination for its first-class hotel, casino, retail stores and restaurants. It is also expected that Mall tenants, such as "Billboard Live!" will pursue their own general advertising and promotional activity, which the Company expects to benefit the Mall. The Company will also actively engage in direct marketing which will be targeted at specific market segments, such as the meeting, convention and trade show market and the premium gaming market, and data base marketing which will focus on high-frequency, high-margin market segments such as the "high-roller" gaming market.

Design and Construction Team
     The Company has assembled what it believes to be a highly qualified team of specialists to design and construct the Casino Resort.

     Lehrer McGovern Bovis, Inc.
     The Casino Resort is being constructed by Lehrer McGovern Bovis, Inc., a leading international construction concern. The Construction Manager is an indirectly owned subsidiary of Bovis whose ultimate parent company is P&O. The Construction Manager is primarily engaged in the business of providing construction management services. The Construction Manager also provides construction consulting, project and program management, preconstruction, estimating, design-build and mortgage loan monitoring services. Major market sectors include commercial, education, transportation, sports and recreation, healthcare, research and development, correctional, civic and cultural. Services are performed under contracts whereby the Construction Manager acts as an agent for an owner supervising the construction activity of trade subcontractors and others. Projects are also performed under fixed or guaranteed maximum price arrangements and on certain of these projects, the Construction Manager may contract directly with trade subcontractors performing the construction activities.

     Bovis
     Bovis has worked on a number of hotel and resort projects throughout the world including the Trump Castle Expansion program and the Atlantic City Seaside Resort in Atlantic City, the Embassy Suites Hotels in New York, La Jolla, California and Washington, D.C., the Parc Fifty Five Hotel in San Francisco, California, the Hyatt Regency Grand Cypress and Universal Studios Florida Theme Park in Orlando, Florida, the 1996 Summer Olympic Games in Atlanta, Georgia, the Grand InterContinental Hotel in Yokohoma Japan, The Langham and Canary Wharf in London, England, and Euro Disney Theme Park in France.

     P&O
     P&O is a corporation based in the United Kingdom and is listed on the London Stock Exchange. P&O is a holding company which through its subsidiaries provides a variety of services throughout the world. P&O's businesses include operating cruise ships and ferries, providing container, cargo and bulk shipping services, home construction and building and managing construction projects. Under United Kingdom accounting standards (which differ from generally accepted accounting standards in the United States ("U.S. GAAP"), P&O reported that it earned a profit of \P250.6 million on revenues of \P7,090.8 million in 1996 and had net operating assets of \P4,726.4 million at December 31, 1996. Under U.S. GAAP, the Construction Manager reported that it had net income of $5.7 million on revenues of $703.2 million in 1996 and had total assets of $248.7 million at December 31, 1996.


     Architects
     Wimberly Allison Tong & Goo ("WATG") and The Stubbins Associates Design Group ("TSA") are the principal architects for the Casino Resort. WATG is an architectural, planning and consultant firm active throughout the world. WATG specializes in the design and planning of resorts and hotels, and in the related fields of entertainment and leisure design, new town and environmental design, residential projects from high to low density, mixed-use and retail centers, office buildings, conference and recreational facilities. WATG has designed and completed projects in over 65 countries, including The Palace of the Lost City in South Africa, The Ritz-Carlton Laguna Niguel in California, Hotel Bora Bora in French Polynesia, Shangri-La Garden Wing in Singapore, Grand Hyatt Bali in Indonesia, Cheju Shilla Hotel in South Korea, Hyatt Regency Kauai in Hawaii, Four Seasons Chinzan-so in Tokyo, and Disney's Grand Floridian Beach Resort in Orlando.

     TSA is an international architecture, planning and interior design firm. TSA's professional services include: feasibility studies, programming and master planning; architectural, interior and landscape design; and technical services including construction documentation and construction administration. Among TSA's completed hotel/casino projects are: the Spa at Bally's Park Place Hotel and Casino and the interior design for Harrah's Marina Hotel Casino in Atlantic City. In addition, TSA was the principal architect for the Expo Center.

     Tishman
     Tishman Construction Corporation of Nevada, a subsidiary of Tishman, is providing construction management consulting services on behalf of the various lenders, including pre-construction consulting project analysis. The Construction Consultant also has agreed to review, on behalf of the lenders, contribution plans and the progress of construction. In addition, the Construction Consultant will review and approve, on behalf of the lenders, proposed contracts, proposed plan changes, proposed budget changes and disbursement requests during the course of construction. Tishman is one of the nation's leading construction companies and is one of the nation's largest hotel developers and owners. As a developer and owner, Tishman has developed 5,665 rooms around the country in various types of lodging markets including downtown commercial, convention and resort hotels. In its capacity as owner and builder of hotels, Tishman has worked with virtually every major hotel operator/owner including Hilton, Sheraton, Westin, Hyatt, Marriott, Ritz Carlton, Holiday Inn Crown Plaza, Four Seasons, The Walt Disney Company, Golden Nugget, Nikko Hotels International, Fairmont and Loews.

     Other Consultants
     Wilson & Associates, Inc. ("Wilson") and Dougall Designs are designing the interior of the Casino Resort. Wilson specializes in the interior architectural design of hotels, restaurants, clubs and casinos and offers a full range of interior architectural design services from initial space planning and design through construction documents and construction administration. Wilson has designed and installed more than 75,000 guest rooms in over 150 hotels world-wide. Wilson's interior design credits include The MGM Grand Hotel and Casino, The Mirage Resorts' Beau Rivage and Caesars Palace Hotel in Atlantic City and Las Vegas.

     Dougall Designs ("Dougall") specializes in the interior design of casino resorts. Dougall's projects in Las Vegas include The Luxor, The Monte Carlo Resort and Casino, The Forum Shops at Caesars Palace Hotel, Stardust Resort and Casino and Harrah's.

     Martin & Peltyn ("Martin & Peltyn") is providing structural engineering services in connection with the construction of the Casino Resort. Martin & Peltyn has provided structural engineering services for over twenty hotel/casinos in the United States, including the following Las Vegas resorts:
The MGM Grand Hotel and Casino, The Mirage, the Treasure Island Hotel and Casino, Tropicana Resort and Casino and The Las Vegas Hilton.

Employees

     The Company anticipates that it will directly employ approximately 3,800 employees in connection with the Casino Resort. The Company will be required to undertake a major recruiting and training program prior to the opening of the Casino Resort at a time when other major new facilities may be approaching completion and also recruiting employees. The Company believes that it will be able to attract and retain a sufficient number of qualified individuals to operate the Casino Resort. The Company does not know whether or to what extent the Casino Resort's employees will be covered by collective bargaining agreements, as that determination will ultimately be made by the employees. Most, but not all major casino resorts situated on the Strip have collective bargaining contracts covering at least some of the labor force at such sites. The unions currently on the Strip include the Local, the Operating Engineers Union and the Teamsters Union. Although no assurances can be given, management does not believe that the representation of its employees by labor unions would have a material impact upon the Company's results of operations, liquidity or financial position.

Properties
     Venetian currently owns approximately 45 acres of land on or near the Strip on the site of the former Sands Hotel. Such property includes the site on which the Casino Resort is being constructed and the site on which the Phase II Resort is planned to be constructed. As described in "Description of Mortgage Notes--Ranking and Security," approximately 14 acres of such land may be released from the collateral securing the Mortgage Notes and transferred to the Phase II Subsidiary upon completion of the subdivision for the Project Site.


Litigation
     The Company and its subsidiaries are parties to various claims and legal actions arising from the construction of the Casino Resort, in the ordinary course of their businesses and in the ordinary course of business of the Sands Hotel and Casino. Although the amount of any liability that could arise with respect to these claims and actions cannot be accurately predicted, the Company believes that any such liability will not have a material adverse effect on the Company.


The Guarantors
     Venetian formed the Mall Construction Subsidiary as a Delaware limited liability company on September 12, 1997. The purpose of the Mall Construction Subsidiary is to own and construct the Mall. Upon completion of the Casino Resort, the Mall Construction Subsidiary will transfer the Mall to the Mall Subsidiary pursuant to the Sale and Contribution Agreement. See "Certain Material Agreements--Agreements Relating to the Mall--Sale and Contribution Agreement."


     Venetian formed Mall Intermediate Holdings as a Delaware limited liability company on September 24, 1997. The purpose of Mall Intermediate Holdings is to own an interest in Mall Holdings, which in turn owns an interest in the Mall Subsidiary. Currently, Mall Intermediate Holdings owns a 100% membership interest in Mall Holdings, which in turn owns a 100% membership interest in the Mall Subsidiary. Upon the transfer of the Mall Collateral from the Mall Construction Subsidiary to the Mall Subsidiary, the Mall Subsidiary is expected to be owned 99% by Mall Holdings and 1% by the Mall Manager, and Mall Holdings is expected to be owned 99% by Mall Intermediate Holdings and 1% by the Mall Manager. At such time, the Mall Manager will act as the managing member of the Mall Subsidiary and Mall Holdings. Mall Manager, Mall Holdings and Mall Subsidiary are direct or indirect 100%-owned subsidiaries of LVSI.

     Venetian formed Phase II Intermediate Holdings as a Delaware limited liability company on September 24, 1997. The purpose of Phase II Intermediate Holdings is to own an interest in Phase II Holdings, which in turn owns an interest in Phase II Subsidiary. Currently, Phase II Intermediate Holdings owns a 100% membership interest in Phase II Holdings, which in turn owns a 100% membership interest in Phase II Subsidiary. Upon the release of the Phase II Land from the Note Collateral and its transfer to the Phase II Subsidiary, the Phase II Subsidiary is expected to be owned 99% by Phase II Holdings and 1% by the Phase II Manager, and Phase II Holdings is expected to be owned 99% by Phase II Intermediate Holdings and 1% by Phase II Manager. At such time, the Phase II Manager will act as the managing member of the Phase II Subsidiary and Phase II Holdngs. Phase II Manager, Phase II Holdings and Phase II Subsidiary are direct or indirect 100%-owned subsidiaries of LVSI.

                           REGULATION AND LICENSING

     The ownership and operation of casino gaming facilities in the State of Nevada are subject to the Nevada Act and various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Authorities.

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Any change in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations or on the operation of the Venetian.

     The Company is required to be licensed by the Nevada Gaming Authorities to operate a casino, and is currently so licensed. The gaming license requires the periodic payment of fees and taxes and is not transferable. The Company will be required to be, and has applied for, registration by the Nevada Commission as a Registered Corporation and as such, will be required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, the Company without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company will operate the Casino pursuant to the Casino Lease, which will provide for a fixed monthly rental payment. The Company and Venetian have applied for approval by the Nevada Gaming Commission of the Exchange Offer. There can be no assurance that the Company and Venetian will be granted all the various approvals required to consummate the Exchange Offer. The Offering will not be completed until such approvals are received. The Company possesses, has applied for, or will apply for, all state and local government registrations, approvals, permits and licenses required in order for the Company to engage in gaming activities at the Casino Resort. There can be no assurance that the Company will be granted all of such approvals. Venetian has applied for a gaming license, however the receipt of a gaming license by Venetian is not required in connection with the Exchange Offer. If a gaming license is issued to Venetian, the Casino Lease may be terminated.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or Venetian to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Company must file applications with the Nevada Gaming Authorities and may be required to be licensed by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing or a finding of suitability for any cause they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability, or the gaming licensee by whom the applicant is employed or for whom the applicant serves, must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities, and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

     If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or to continue having a relationship with the Company or Venetian, it would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

     The Company is required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Company must be reported to or approved by the Nevada Commission.

     If it were determined that the Nevada Act was violated by the Company, the registration and gaming licenses it then holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Casino Resort and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the Casino Resort) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming registration or license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect the gaming operations of the Company.

     Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have their suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who acquires more than 5% of the Company's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of the Company's voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, the "institutional investor" as defined in the Nevada Act, which acquires more than 10% but not more than 15% of the Company's voting securities, may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Company, any change in the Company's corporate charter, bylaws, management, policies or operations of the Company or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Company's voting securities for investment purposes only. Activities that are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or Venetian it: (i) pays that person any dividend or interest upon voting securities of the Company; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities for cash at fair market value. Additionally, the CCLGLB has taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming license.

     The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file an application, be investigated and be found suitable to own the debt security of a Registered Corporation, such as the Notes. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.
     LVSI is required to maintain a current stock ledger in Nevada that may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. LVSI stock certificates bear a legend indicating that such securities are subject to the Nevada Act.
     LVSI and Venetian may not make a public offering of any securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. The hypothecation of the Company's assets and restrictions on stock in connection with any public offering will require the prior approval of the Nevada Commission. In addition, if Venetian receives a gaming license, the hypothecation of its assets and restrictions on stock in respect of any public offering will require the approval of the Nevada Commission to remain effective. LVSI and Venetian have applied for approval by the Nevada Commission of the Offering, the hypothecation of assets and restrictions on stock. However, there can be no assurance such approval will be granted. The Offering will not be completed until such approvals are received. Any such approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

     Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by any person whereby he or she obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and the Nevada Commission concerning a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process of the transaction.

     The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (1) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Company can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated.

     The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Company's board of directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.
     License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to Clark County, Nevada. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax also is paid by the Company where certain entertainment is provided in a cabaret, nightclub, cocktail lounge or casino showroom in connection with the serving or selling of food, refreshments or merchandise.
     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a


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

gaming venture outside of Nevada, is required to deposit with the Nevada Board and, thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are also required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ a person in the foreign operation who has been denied a license or a finding of suitability in Nevada on the ground of personal unsuitability.
    The sale of alcoholic beverages by the Company on the premises of the Casino Resort is subject to licensing, control and regulation by the applicable local authorities. The Company will also be required to apply for and receive a Clark County gaming license. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the Company.

                                  APPRAISALS


Land Appraisal

     Landauer Associates, Inc. (the "Appraiser") has prepared and delivered an appraisal (the "Land Appraisal") of the approximately 45 acre land parcel (the "Contributed Land") currently owned by Venetian. The Appraiser's personnel are experienced in appraising Las Vegas resort and gaming properties. The Appraiser has been providing real estate consulting and valuation services since 1946. Rodney A. Wycoff and Karen Johnson of the Appraiser have prepared the appraisals described herein. Mr. Wycoff, CRE, MAI is a Senior Managing Director and has appraised hotel and resort properties throughout the Southwestern United States for more than 15 years. Mr. Wycoff previously appraised the Dunes Hotel and has served as an asset manager for a portfolio that included a number of large convention hotels. Ms. Johnson, MAI, is a Managing Director and has extensive experience in resort and hotel consulting as well. Ms. Johnson recently completed an investment value appraisal of the Bally's assets in Las Vegas as part of the acquisition of Bally's by Hilton, as well as a market value appraisal of the land underlying the Wet n' Wild water park on the Strip. Off the Strip, Ms. Johnson has appraised the land for a proposed casino hotel and entertainment center in Henderson, Nevada and other parcels in northwest and southwest Las Vegas. The Land Appraisal has been completed, and was delivered to the Issuers on October 20, 1997. The Land Appraisal states that as of October 17, 1997, the "market value" of the Contributed Land (as if vacant) was $225.0 million or $5.0 million per acre. The Land Appraisal defines "market value" as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimuli. In addition, implicit in this definition is the consummation of a sale on a specific date and the passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised and acting in what they consider their own best interests; (iii) a reasonable time is allowed for exposure on the open market; (iv) payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and (v) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. See "Annex B--Letter from the Appraiser" for more information regarding the Land Appraisal.


     The following is a summary of material analyses performed by the Appraiser in conducting the Land Appraisal and presented to the Company. In preparing its analysis, the Appraiser used the following methodology: the Appraiser (i) inspected the property, (ii) interviewed representatives of the Company, (iii) reviewed and considered the forecast for the project provided by the Company and made adjustments to such forecast as it deemed necessary based upon its independent research, (iv) reviewed thoroughly, analyzed and compared to the subject site recent relevant land sales on or near the Strip, (v) performed a residual land value analysis on the subject site and (vi) undertook such other applicable alternative methods of valuation as it deemed necessary.


     The Appraiser then performed various analyses of factors that might affect the market value of the property, including an area and neighborhood analysis, a site and improvement analysis, and a highest and best use analysis. The Appraiser then applied and reconciled two relevant valuation methodologies, the sales comparison technique, which is the most commonly used technique, and the land residual technique.

     For the sales comparison technique, the Appraiser reviewed the available body of information on consummated sales of large, comparable zoned parcels on the Strip. The Appraiser considered the fact that most of the well-located comparable sales pre-dated the opening of the previous wave of mega-casino resorts and were influenced by concerns regarding the overbuilding that preceded the opening of The MGM Grand Hotel and Casino, The Luxor and the Treasure Island Hotel and Casino in 1994. The more current arm's length sales were situated in less desirable locations. Rates of appreciation appear to be significant, such that even these require adjustments for appreciation. Because of the absence of truly comparable sales, the Appraiser relied upon other more complicated transactions, rejected offers and asking prices for comparable parcels in addition to the sales of parcels that were not ideally comparable for one reason or another. The Appraiser then adjusted each comparable sale or rejected offer or asking price, rejected the extremes of the range and concluded that current prices for comparable parcels of land would range from $5.0 million to $5.8 million per acre. Because of the magnitude of some of the adjustments, and after taking into account some site specific development cost issues, the Appraiser selected a value of $5.0 million per acre for the subject property based on the sales comparison technique. The site development costs issues that affected the comparable sales included but were not limited to: buy-outs of leasehold interests, costs for the demolition of existing improvements and environmental mitigation, none of which were material when expressed as percentage adjustments. For the subject property, nominal adjustments were made for the perpetual easement benefiting the Expo Center, specifically regarding parking, and the net present value of the ongoing immaterial environmental soil mitigation.



     For the land residual technique, the Appraiser estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for two recently completed resorts based on published earnings data. EBITDA was also estimated for a theoretical, somewhat more generic subject property. A capitalization rate was applied to obtain market values for the developed properties. The known or assumed hard and soft costs of constructing the projects, were deducted along with estimates of entrepreneurial profit. The appraisers concluded that a theoretical resort on the subject site supports a residual land value equal to $7.9 million per acre.


     The Appraiser concluded that the land residual technique supported the $5.0 million per acre price estimated for the subject property using the sales comparison technique and is a reasonable economically viable price per acre and concluded that as of October 17, 1997, the market value for the subject site was $225.0 million or $5.0 million per acre.


     The Appraiser has certified that its employment and compensation in connection with the Land Appraisal were in no way contingent upon the value reported in the Land Appraisal and that it has no direct or indirect current or prospective personal interest or bias in the subject matter of the Land Appraisal or to the parties involved.


     The Land Appraisal necessarily is based upon prevailing physical and economic conditions and available information as they existed on the date of the Land Appraisal. Economic projections do not represent forecasting of future events. Rather, they reflect a method commonly used by investors to gauge the effect of anticipated trends on investment yields. The information reported in the Land Appraisal was obtained from sources deemed to be reliable by the Appraiser and, when feasible, was verified by the Appraiser. The Appraiser reserves the right, however, to make appropriate revisions to the Land Appraisal in the event of discovery of additional or more accurate data. In addition, various subsequent events may significantly alter the conclusions reported in the Appraisal.


Hotel/Casino Appraisal

     In connection with the Bank Credit Facility, the Mortgage Notes and the Senior Subordinated Notes, the Appraiser has prepared and delivered an appraisal (the "Hotel/Casino Appraisal") of the Hotel and the Casino, assuming it is completed and contains a total of 3,036 rooms and 116,000 square feet of gaming area. The Hotel/Casino Appraisal estimates "market value" of the Hotel and Casino upon completion (assumed to be April 1, 1999) and upon stabilized occupancy and average daily rate (assumed to be April 1, 2001). Using an "income approach" methodology, the Appraisers prepared two ten-year forecasted cash flows, the "as completed" cash flows commencing on April 1, 1999 and upon attainment of "as stabilized" cash flows commencing on April 1, 2001. The net operating income for each year was discounted back to the appropriate date of value. The value of the reversionary interest for each valuation scenario was estimated by capitalizing the projected net income after all expenses but before capital items for the eleventh year and was discounted back to the applicable valuation date. By combining the stream of income during the holding period and the net proceeds from the hypothetical sale at the end of the holding period, the Appraiser concluded that, as of October 17, 1997, the "market value" of the Hotel and the Casino, together, upon completion and upon stabilized occupancy would be approximately $1.1 billion (excluding the Mall) and $1.3 billion (excluding the Mall), respectively. In reaching the foregoing conclusions, the Appraiser assumed an average daily room rate of $167 (1999 dollars) and an average daily occupancy rate of 93% in its analysis. The estimated average daily rate was estimated on a segment by segment basis utilizing: (i) survey responses from show managers for 51 of the 200 largest trade shows (a 29 percent response rate), (ii) trends in average daily rates for major convention hotels in other key competitive destinations and (iii) current peak and non-peak pricing at Las Vegas' casino hotels. The weighted average result of the segment by segment estimates was compared for reasonableness to the average daily rates currently achieved by better quality casino hotels in Las Vegas, taking into account their disadvantages with regard to convention and meeting space, basic guest room size and amenities, and was discounted for the first two years of operation. Consistent with what the Appraiser understood to be the casino hotel accounting convention, the casino department's usage of complimentary rooms was recorded as revenue at the prevailing rate for that period and reflected as a cost to that department. In deriving the "market value" of the Hotel and the Casino together, the Appraiser used assumptions regarding, among other things, revenues and expenses, some of which differ from the assumptions used by the Appraiser in its valuation of the Hotel, the Casino and the Mall. For example, the Appraiser deducted an assumed approximately $9.0 million management fee and made different assumptions regarding certain operating expense line items. Management believes that such differences are not material to their forecasted results of operations. See "Annex B--Letter from Appraiser" for more information regarding the Hotel/Casino Appraisal.


     The Appraiser has certified that its employment and compensation in connection with the Hotel/Casino Appraisal were in no way contingent upon the value reported in the Hotel/Casino Appraisal and that it has no direct or indirect current or prospective personal interest or bias in the subject matter of the Hotel/Casino Appraisal or to the parties involved.

     The Hotel/Casino Appraisal necessarily is based upon the prevailing physical and economic conditions and available information as they existed on the date of the Hotel/Casino Appraisal. Economic projections do not represent forecasting of future events. Rather, they reflect a method commonly used by investors to gauge the effect of anticipated trends on investment yields. The information reported in the Hotel/Casino Appraisal was obtained from sources deemed to be reliable by the Appraiser and, when feasible, was verified by the Appraiser. The Appraiser reserves the right, however, to make appropriate revisions to the Hotel/Casino Appraisal in the event of discovery of additional or more accurate data. In addition, various subsequent events may significantly alter the conclusions reported in the Hotel/Casino Appraisal.


Mall Appraisal

     In connection with the Mall Construction Loan Facility, the Appraiser has prepared and delivered an appraisal (the "Mall Appraisal") of an unanchored Mall, assuming it is completed and contains a total gross leasable area of 518,000 square feet to be physically situated within the Casino Resort and a Retail Annex (as defined in the Mall Appraisal) on the Project Site. Mr. Charles P. Gardener, MAI, and Mr. John R. Forbes, MAI, of the Appraiser assumed the primary responsibility for the preparation of the retail analysis. The Appraiser has advised the Company that both Mr. Gardener and Mr. Forbes have extensive experience in appraising retail and complex property types. The Mall Appraisal estimates (i) the "market value" of the Mall upon completion (assumed to be April 1, 1999) and upon stabilized occupancy (assumed to be April 1,
2000) and (ii) the value of the development rights to construct the Mall as proposed. Using an "income approach" methodology, the Appraisers prepared two ten-year forecasted cash flows, the "as completed" cash flows commencing on April 1, 1999 and the "as stabilized" cash flows commencing on April 1, 2000. The net operating income for each year was discounted back to the appropriate date of value. The value of the reversionary interest for each valuation scenario was estimated by capitalizing the projected net operating income (income after all expenses, but before capital items) for the eleventh year and was discounted back to the applicable valuation date. By combining the stream of income during the holding period and the net proceeds from a hypothetical sale at the end of the holding period, the Appraiser concluded that, as of October 17, 1997, the "market value" of the Mall upon completion and upon stabilized occupancy would be approximately $220.0 million and $248.0 million, respectively. Based on the estimated costs to develop the Mall and a value upon completion of $220.0 million, the development rights were valued at approximately $33.0 million.

     The Appraiser has certified that its employment and compensation in connection with the Mall Appraisal were in no way contingent upon the value reported in the Mall Appraisal and that it has no direct or indirect current or prospective personal interest or bias in the subject matter of the Mall Appraisal or to the parties involved.

     The Mall Appraisal necessarily is based upon the prevailing physical and economic conditions and available information as they existed on the date of the Mall Appraisal. Economic projections do not represent forecasting of future events. Rather, they reflect a method commonly used by investors to gauge the effect of anticipated trends on investment yields. The information reported in the Mall Appraisal was obtained from sources deemed to be reliable by the Appraiser and, when feasible, was verified by the Appraiser. The Appraiser reserves the right, however, to make appropriate revisions to the Mall Appraisal in the event of discovery of additional or more accurate data. In addition, various subsequent events may significantly alter the conclusions reported in the Mall Appraisal. See "Annex B--Letter from Appraiser" for information regarding the Mall Appraisal.

                                  MANAGEMENT

     The following table sets forth the executive officers and the directors of the Company. The Company is the managing member of Venetian. Under the limited liability company agreement of Venetian, the Company is entitled to be reimbursed for all expenses incurred in connection with its activities as the managing member of Venetian, including all employee compensation costs.


Name                                    Age    Position
------------------------------------   -----   -----------------------------------------------
    Sheldon G. Adelson .............    64     Chairman of the Board, Chief Executive Officer
                                               and Director
    William J. Raggio ..............    71     Special Director
    William P. Weidner .............    51     President and Chief Operating Officer
    Bradley H. Stone ...............    42     Executive Vice President
    Robert G. Goldstein ............    42     Senior Vice President
    David Friedman .................    41     Assistant to Chairman
                                               of the Board and Secretary
    Harry D. Miltenberger ..........    54     Vice President--Finance

     Sheldon G. Adelson has been the Chairman of the Board, Chief Executive Officer and a director of the Company since April 1988 when the Company was formed to own and operate the former Sands Hotel. Mr. Adelson has extensive experience in the convention, trade show, tour and travel businesses. Mr. Adelson also has investments in other business enterprises. He has been President and Chairman of Interface since the mid-1970s and Chairman of Interface Group-Massachusetts Inc. since 1990. Mr. Adelson created and developed the COMDEX Trade Shows, including the COMDEX Fall Trade Show, the world's largest computer show, all of which were sold to Softbank Corporation in April 1995.

     William J. Raggio was elected as Special Director of the Company upon consummation of the Offering in November 1997. Since 1991, Mr. Raggio has been an attorney and shareholder in the law firm of Vargas & Bartlett and since 1972, has served as an elected member of the Nevada State Senate, holding the positions of Senate Majority Leader and Chairman of the Finance Committee. Mr. Raggio is also a member of the Board of Directors of Sierra Health Services and a member of the Board of Directors and an Executive Vice President of Santa Fe Gaming Corp. since 1984 and 1987, respectively.

     William P. Weidner has been the President and Chief Operating Officer of the Company since December 1995. From 1985 to 1995, Mr. Weidner was President and Chief Operating Officer and served on the board of Pratt Hotel Corporation. From February 1991 to December 1995, Mr. Weidner was also the President of Pratt's Hollywood Casino-Aurora subsidiary and from June 1992 until December 1995, he served on the board of the Hollywood Casino Corporation. Since September 1993, Mr. Weidner has served on the Board of Directors of Shorewood Packaging Corporation. Mr. Weidner directed the opening of Hollywood Casino, one of Chicago's first riverboat casino hotels, New York City's Maxim's de Paris (now the Peninsula), and hotels in Orlando and Palm Springs.

     Bradley H. Stone has been Executive Vice President of the Company since December 1995. From June 1984 through December 1995, Mr. Stone was President and Chief Operating Officer of the Sands Hotel in Atlantic City. Mr. Stone also served as an Executive Vice President of the parent Pratt Hotel Corporation from June 1986 through December 1995.

     Robert G. Goldstein has been Senior Vice President of the Company since December 1995. From 1992 until joining the Company in December 1995, Mr. Goldstein was the Executive Vice President of Marketing at the Sands in Atlantic City as well as an Executive Vice President of the parent Pratt Hotel Corporation.

     David Friedman has been Assistant to the Chairman of Interface since October 1995. Subsequently, Mr. Friedman became both Assistant to the Chairman of the Company and Secretary of the Company. Mr. Friedman is also an officer of other companies owned by Mr. Adelson. Prior to joining the Company, Mr.

Friedman was the Senior Vice President of Development and Legal Affairs for President Casinos, Inc. from May 1993 to October 1995. He was Vice President and General Counsel to Resorts International from 1990 to December 1993. Mr. Friedman also held various positions at Bally's in Atlantic City.

     Harry D. Miltenberger is a certified public accountant and has been Vice President--Finance of the Company since February 1997. From March 1995 until February 1997 he was Senior Vice President and Chief Financial Officer of SUB, a banking company; from April 1993 to March 1995 he was a Director of Winco Product Corp. From February 1988 to December 1994, Mr. Miltenberger was Chief Financial Officer of SPOA Inc., a real estate development company.


Executive Compensation
     The following table sets forth certain information concerning the compensation for the last completed year of those persons who were, at December 31, 1996, the four highest paid executive officers of LVSI, which is the managing member of Venetian. In 1996, LVSI had only four paid executive officers. Sheldon G. Adelson, the Chairman of the Board and Chief Executive Officer of LVSI, received no compensation in 1996. Notwithstanding the foregoing, in future years, LVSI plans to provide salary, bonus or other compensation to Mr. Adelson in his capacity as Chairman of the Board and Chief Executive Officer of LVSI. Under the limited liability company agreement of Venetian, LVSI is entitled to be reimbursed for all expenses incurred in connection with its activities as the managing member of Venetian, including all employee compensation costs.




                                                                    Long Term
                                                                   Compensation
                                                                      Awards
                                           Annual Compensation      Securities      All Other
                                          ---------------------     Underlying     Compensation
  Name and Principal Position     Year       Salary      Bonus       Options           (1)
------------------------------   ------   -----------   -------   -------------   -------------
William P. Weidner ...........   1996     $772,717        --           --            $26,832
 President and Chief
 Operating Officer
Bradley H. Stone .............   1996      493,606        --           --             20,697
 Executive Vice President
Robert G. Goldstein ..........   1996      369,770        --           --             15,859
 Senior Vice President
David Friedman
 Assistant to Chairman of the
 Board and Secretary .........   1996      196,154        --           --             21,849

--------------
(1) Represents moving and temporary living expenses, car allowances and other miscellaneous expenses.


Employment Agreements

     William P. Weidner, Bradley H. Stone and Robert Goldstein each has an employment agreement (collectively, the "Employment Agreements") with the Company continuing through December 31, 2000 (the "Initial Term"). The agreements originally had a termination date of December 31, 1998, but have been extended by the Company through December 31, 2000, in accordance with two-year extension rights of the Company. If the Nevada Gaming Authorities refuse to grant the officers licenses, the Employment Agreements terminate. Pursuant to the Employment Agreements, the officers have such powers, duties and responsibilities as are generally associated with their offices, as may be modified or assigned by the Chairman of the Board of Directors (or the President in the case of Mr. Stone and Mr. Goldstein), and subject to the supervision of the Board of Directors (and the President in the case of Mr. Stone and Mr. Goldstein). The agreements provide that, during the terms of their employment, the officers will not engage in any other business or professional pursuit unless consented to by the Company in writing.

     The terms of the Employment Agreements provide for an annual base salary for Mr. Weidner, Mr. Stone and Mr. Goldstein of $772,717, $493,606 and $369,770, respectively. The foregoing salaries are subject to cost-of-living adjustments, effective January 1, 1999, if no written incentive compensation plans have been established for the executives prior to January 1, 1999. The employment agreements also provide for the grant of options to acquire shares of common stock of the Company representing 2%, 1.5% and 1.0%, respectively, of the shares issued and outstanding upon the issuance of all shares for which options have been granted under the Employment Agreements. However, none of such options are effective for any purpose whatsoever until and unless the grant of such options has been approved by the Nevada Commission. See "--Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan." The officers are also entitled to receive other employee benefits of the Company. The agreements may be terminated by either the Company or the officer upon proper notice, pursuant to the terms of the Employment Agreements. Under the agreements, in the event of a Cause Termination, Breach Termination, Voluntary Termination or Licensing Termination (each as defined therein), all salary and benefits shall immediately cease subject to any requirements of law, all unexercised options shall be canceled and forfeited and all shares of common stock held shall be redeemed by the Company at a price equal to the lesser of the exercise price of such shares or the Fair Market Value (as defined therein) on the date of termination, payable in sixty equal consecutive monthly installments with interest at the Applicable Federal Rate (as defined therein). In the event of a Company Breach Termination, Constructive Termination or Involuntary Termination (each as defined therein), the Company is obliged to pay to the officer involved his salary for the rest of the term of the Employment Agreement until the officer becomes gainfully employed elsewhere, in which event the Company is obliged to pay the difference in the income earned in such other employment and the salary payable under the agreement with the Company. The amount that the officer is entitled to receive upon termination will depend upon the amount of time remaining in the term of such agreement as of the date of the officer's termination of employment. In addition, all unexercised options shall be canceled and forfeited and all shares of the Company held by the officer shall be redeemed by the Company at a price equal to the greater of the exercise price for such shares or the Fair Market Value on the date of termination, payable in 36 equal consecutive monthly installments with interest at the Applicable Federal Rate. In the case of a Death Termination (as defined therein), salary shall be paid through the date of death, all unexercised options shall be automatically cancelled, and all shares of the Company held by the officer shall be redeemed by the Company for a price payable by the Company to the officer's estate equal to all sums paid by the officer for the shares plus the difference between (x) the exercise price paid for the shares and (y) the Fair Market Value of such shares, payable in 36 equal consecutive monthly installments with interest at the Applicable Federal Rate. In the case of Disability Termination, salary, less any applicable disability insurance payments, shall be continued for a period of six months following the date of termination and all options and shares shall be treated in the same way as upon a Death Termination. The employment agreements may not be amended, changed, or modified except by a written document signed by each of the parties.



Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan
     The Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan (the "Plan") provides for 75,000 shares of common stock of the Company to be reserved for issuance by the Company to officers and other key employees or consultants of the Company or any of its Affiliates or Subsidiaries (each as defined in the Plan) pursuant to options granted under the Plan. None of the options granted under the Plan will become effective for any purpose whatsoever until and unless the grant of such options has been approved by the Nevada Commission. The purpose of the Plan is to promote the interest of the Company and its Stockholder by (i) attracting and retaining exceptional officers and other key employees and consultants to the Company and its Affiliates and Subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Board of Directors has the authority to determine the participants to whom options are granted, the number of shares covered by each option or any repurchase or other disposition of shares thereunder, the exercise price therefor, and the conditions and limitations applicable to the exercise of the option. The Board of Directors is authorized to make adjustments in the terms and conditions of, and the criteria included in, options, in the case of certain unusual or nonrecurring events, whenever the Board of Directors determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits under the Plan. In the event of any Acceleration Event (as defined in the Plan) any outstanding options then held by the participants which are unexercisable or otherwise unvested, shall automatically become fully vested and shall be exercisable pursuant to the applicable award agreement. The Plan provides that the Sole

Stockholder may, at any time, assume the Plan or certain obligations under the Plan, in which case the Sole Stockholder will be the administrator of the Plan, the issuer of the Options, and will have all the rights, powers, and responsibilities granted to the Company or the Board of Directors under the Plan with respect to such assumed obligations. The terms of the options are set forth in individual award agreements between the Company (or the Sole Stockholder) and each participant.
     The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, provided that such shall not be made without Shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the plan and provided that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any holder of an option already granted shall not be effective without the holder's consent. The Plan expires, and no options may be granted under the Plan after the year 2007.

     Upon approval of the Plan by the Nevada Commission, options are intended to be granted under the Plan to Mr. Weidner, Mr. Stone, Mr. Goldstein, Mr. Friedman and Mr. Miltenberger (the "Optionees") to acquire shares representing 2%, 1.5%, 1.0%, 0.5% and 0.1%, respectively, of the common stock of the Company. The Plan allows Mr. Adelson to assume the obligations under the Plan relating to such options and to enter into award agreements with the Optionees. With respect to the options granted to Mr. Miltenberger, half the shares will be vested and exercisable on the date of the opening of the Casino Resort (the "Grand Opening") and the remaining half will become vested and exercisable in one-third increments on December 31, 2000 (the "Final Vesting Date") and two earlier dates determined by dividing into three substantially equal periods the time between the Grand Opening and the Final Vesting Date. Options granted to Mr. Weidner, Mr. Stone, Mr. Goldstein and Mr. Friedman will be immediately vested and exercisable on the date of grant, however, all shares issued pursuant to the exercise of an option prior to December 31, 2000 will be subject to the following restrictions: (i) if the option is exercised prior to the Grand Opening, half of the shares will vest on the Grand Opening, and the remaining half shall vest in one-third increments on the Final Vesting Date and two earlier dates, such as shall divide into three substantially equal periods, the time between the Grand Opening and the Final Vesting Date, and (ii) if the option is exercised after the Grand Opening, the shares shall be vested to the extent that they would have vested had the option been exercised prior the Grand Opening and shall continue to vest as set forth above. If the Optionee's employment with the Company is terminated for any reason, all unvested shares shall be forfeited. The options expire on the earlier of (i) the eighth anniversary of the date of grant, (ii) the date three days prior to a Change in Control Acceleration Event (as defined in the Plan), (iii) the date three days prior to a Public Offering Acceleration Event (as defined in the Plan) and (iv) the participant's termination of employment (after receipt of any applicable notice as provided for in the Plan). Shares issued to the Optionees pursuant to the exercise of an option and held (and vested) at the time of the Optionee's termination of employment are subject to redemption by the Company or Mr. Adelson, if he so issued them, in accordance with the terms of the applicable award agreements of the Optionees and for Messrs. Weidner, Stone and Goldstein, also consistent with the terms of the Employment Agreements, as described in "--Employment Agreements" above.

                          OWNERSHIP OF CAPITAL STOCK

     The following table sets forth certain information as of the date of this Prospectus with respect to the beneficial ownership of the common stock of LVSI by (i) each person who, to the knowledge of LVSI, beneficially owns more than 5% of its outstanding common stock, (ii) the directors of LVSI, (iii) all executive officers named in "Management" and (iv) all executive officers and directors of LVSI as a group. Venetian currently has two members, the Company and Interface Group Holding Company, Inc. ("Interface Holding"), which owns all the capital stock of Interface. LVSI is the managing member of Venetian and owns 100% of the common equity interests in Venetian and Interface Holding owns a non-voting preferred interest in Venetian. See "Certain Transactions--Preferred Interest."


                                                           Shares of
                                                            Common
Beneficial Owner(1)                                          Stock      Percentage
-------------------------------------------------------   ----------   -----------
Sheldon G. Adelson ....................................    925,000         100%
William J. Raggio .....................................          0           0%
William P. Weidner (2) ................................          0           0%
Bradley H. Stone (2) ..................................          0           0%
Robert G. Goldstein (2) ...............................          0           0%
David Friedman (2) ....................................          0           0%
Harry Miltenberger (2) ................................          0           0%
All executive officers and the directors of the Company
 as a group ...........................................    925,000         100%

----------------
(1) The address of each person named below is c/o the Company, 3355 Las Vegas Boulevard South, Room 1A, Las Vegas, Nevada 89109.
(2) Does not include options to purchase common stock of the Company not exercisable within 60 days of the date hereof. In connection with the development of the Casino Resort and pursuant to the terms of each of their employment agreements or other agreements with the Company, each of Messrs. Weidner, Stone, Goldstein, Friedman and Miltenberger are to be granted options to purchase common stock of LVSI representing 2.0%, 1.5%, 1.0%, 0.5% and 0.1%, respectively, of the shares of common stock of LVSI outstanding after giving effect to the issuance of all shares for which options have been granted. However, none of such options are effective for any purpose whatsoever until and unless the grant of such options has been approved by the Nevada Commission. See "Management--Las Vegas Sands, Inc. 1997 Stock Option Plan."

                              CERTAIN TRANSACTIONS


Equity Contribution
     As support for the development of the Casino Resort, the Sole Stockholder and his affiliates have provided or contributed to the Issuers $95.3 million of the Cash Contribution and the approximately 45 acre Project Site, which has an appraised value of $225.0 million. See "Risk Factors--Sole Stockholder," "Appraisals" and "Description of Certain Indebtedness."


Preferred Interest
     Interface Holding currently holds a Series A Preferred Interest in Venetian. The Series A Preferred Interest is non-voting, accrues no preferred return and is not subject to mandatory redemption or redemption at the option of the holder. At any time, the Series A Preferred Interest may be converted into a Series B Preferred Interest. The rights of the Series B Preferred Interest are the same as the Series A Preferred Interest except that the Series B Preferred Interest will have a preferred return of 12% and upon the 12th anniversary of the closing of the Offering, to the extent of the positive capital account of the holders of the Series B Preferred Interest, there must be a distribution on the Series B Preferred Interests. Until the indebtedness under the Bank Credit Facility is repaid and cash payments are permitted under the restricted payment covenants under the Indentures, the preferred return on the Series B Preferred Interest will accrue and will not be paid in cash. Subject to the foregoing, distributions with respect to the preferred capital of the holders of the Series A Preferred Interest and the Series B Preferred Interest may, at the option of the Company, be made at any time.


Historical Transactions with the Sole Stockholder and his Affiliates

     Merger with Nevada Funding Group, Inc.
     In December 1995, LVSI completed a merger (the "NFG Merger") with Nevada Funding Group, Inc. ("NFG") through the contribution of all the outstanding common stock of NFG to LVSI. At the time of the NFG Merger, the Sole Stockholder owned all of the outstanding common stock of NFG. NFG was incorporated in 1992 for the sole purpose of acquiring certain second mortgage notes of LVSI (the "Second Mortgage Notes") from third parties and had no other operations. As of the date of the NFG Merger, NFG owned $37.0 million of the Second Mortgage Notes, which were retired as part of the NFG Merger.


     Share Repurchases
     As a result of the NFG Merger, LVSI and NFG were merged in December 1995. Prior to April 1995, 41,175 shares, or 41%, of NFG common stock were held by three stockholders (other than the Sole Stockholder). In April 1995, NFG purchased all 41,175 shares for a total price of approximately $13.2 million. In August 1995, LVSI purchased 34,999, or 41%, shares of its common stock from the same three stockholders for a total price of $206,000 (at the time of the purchase LVSI had intercompany debt to affiliates of $161.0 million as of August 1995). As a result, NFG and LVSI became wholly-owned by the Sole Stockholder.


     Prior Debt Obligations
     Interface is currently wholly-owned indirectly by the Sole Stockholder and prior to May 1995, was majority-owned by the Sole Stockholder. From 1992 to 1994, Interface and NFG acquired 99% of the outstanding balance of Second Mortgage Notes (or $71.0 million) of the total $72.0 million of Second Mortgage Notes. From their issuance in 1989, Interface was the sole holder of Third Mortgage Pay-in-Kind Notes of the Company (the "Third Mortgage Notes"). The Second Mortgage Notes earned interest at 15% per annum to January 15, 1995, at which time the interest rate was reduced to the short-term quarterly applicable federal interest rate as published by the Internal Revenue Service. Beginning in January 1992, the Third Mortgage Notes earned interest at the short-term quarterly applicable federal interest rate as published by the Internal Revenue Service. Interest on the Third Mortgage Notes was payable quarterly with $250,000 of the interest payable in cash and the remainder payable in additional Third Mortgage Notes. Interest expense relating to the Second Mortgage Notes and the Third Mortgage Notes owned by NFG and Interface totaled $4.1 million, $7.9 million and $10.4 million in 1996, 1995 and 1994, respectively. As described in "--Merger with Nevada Funding Group, Inc." and "--Expo Center," as a result of the NFG

Merger and the sale of the Expo Center, the Second Mortgage Notes and a portion of the Third Mortgage Notes were retired in 1995 and 1996. The remaining Third Mortgage Notes were redeemed in December 1996.


     Expo Center
     Prior to January 1996, LVSI owned the Expo Center land and building and leased it to Interface. Pursuant to the operating lease agreement, Interface paid an annual rental of $8 million and was responsible for all taxes, insurance, and costs to operate and maintain the facility. In 1994, 1995 and 1996, LVSI was paid $8 million, $8 million, and $0, respectively in rent under the operating lease agreement. In January 1996, Interface acquired from LVSI the Convention Center and related land and equipment at its carrying value of $66.8 million in exchange for all of the Second Mortgage Notes and a portion of the Third Mortgage Notes of LVSI held by Interface. Concurrent with the sale, the operating lease agreement described above was canceled. In addition, in August 1996, Interface purchased the power plant and related equipment of the Sands Hotel from LVSI for approximately $181,000.


Other Transactions
     Prior to April 1995, Interface was in the trade show business and sponsored various COMDEX Trade Shows, including the COMDEX Fall Trade Show in Las Vegas every year. In the normal course of business, during the show, Interface held various functions and many of its attendees stayed at the former Sands Hotel.

     During the nine months ended September 30, 1997, LVSI declared and paid liquidating cash dividends totaling $27,600,000 from capital in excess of par value to its Sole Stockholder.

     In 1994, 1995 and 1996, LVSI received from, and rendered to, Interface and its affiliates, certain administrative services. However, the value of such services was not considered material to the Casino Resort's results of operations. Upon completion of the Offering, any such services are provided either on an arm's-length basis or at a cost based on the actual costs incurred to provide such services.



Cooperation Agreement
     The Company's business plan calls for the Hotel and Casino, the Mall and the Expo Center, though separately owned, to be part of an integrally related project. In order to establish terms for the integrated operation of these facilities, Venetian (as owner of the Hotel and Casino and the Phase II Land), the Mall Construction Subsidiary, and Interface have entered into the Cooperation Agreement. The Cooperation Agreement sets forth agreements among the parties regarding, among other things, construction of the Casino Resort, encroachments, easements, operating standards, maintenance requirements, insurance requirements, casualty and condemnation, joint marketing, the sharing of certain facilities and costs relating thereto. See "Certain Material Agreements-Cooperation Agreement."



Administrative Services Agreement
     Pursuant to a certain services agreement (the "Services Sharing Agreement") among LVSI, certain of its subsidiaries and Interface Holdings (collectively, the "Participants"), the Participants have agreed to share ratably in the costs of, and under certain circumstances provide to one another, shared services, including legal services, accounting services, insurance administration, benefits administration, and such other services as each party may request of the other. In addition, under the Services Sharing Agreement, the Participants have agreed to share ratably the costs of any shared office space.


Temporary Lease

     On November 1, 1996, LVSI and Interface entered into a lease agreement whereby LVSI agreed to lease approximately 5,000 square feet in the Expo Center to be used as its temporary executive offices during the construction of the Casino Resort. Management believes that the lease agreement, which provides for monthly rent of $5,000 to be paid by LVSI to Interface, is at least as favorable as the Company could have obtained from an independent third party. The initial term of the lease agreement expires on November 1, 1998, and at any time during the last year of the initial term, LVSI may extend the term for an additional two-year period.

Retirement Plan
     All of the employees of Interface are eligible to participate in the Las Vegas Sands, Inc. 401(k) Retirement Plan sponsored by LVSI. Costs related to the administration of such plan are shared with LVSI based on the number of employees of each of Interface and LVSI participating in the plan.


Airplane Expenses
     LVSI utilizes a Gulfstream III aircraft, which is operated by an affiliate of the Sole Stockholder. The aircraft is used primarily for the benefit of LVSI's executive officers, including the Sole Stockholder. Charge-backs to LVSI in connection with such use are based on the actual costs to operate the aircraft allocated in accordance with purpose for which the aircraft is used.


Transactions Relating to the Venetian

     An affiliate of Goldman Sachs & Co. acted as the lender under the Construction Loan, a senior secured construction loan, which matured on the earlier of December 31, 1997 or the date of the closing of the Offering, and had an interest rate of LIBOR plus 25 basis points. The Construction Loan was guaranteed by the Sole Stockholder, which guarantee was collateralized by certain assets of the Sole Stockholder. As of the closing of the Offering, the outstanding amount of indebtedness under the Construction Loan was approximately $30.1 million. The Construction Loan was repaid with the net proceeds from the Offering. See "Use of Proceeds."


     For a description of certain agreements entered into by the Sole Stockholder, Venetian, the Company, their subsidiaries and affiliates in connection with the construction and operation and financing of the Casino Resort, see "Description of Certain Indebtedness" and "Certain Material Agreements."



Possible Conflicts of Interest
     The common ownership of the Casino Resort, the Phase II Resort and the Expo Center may present potential conflicts of interest. See "Risk Factors--Possible Conflicts of Interest."

                         DESCRIPTION OF MORTGAGE NOTES


General

     The Mortgage Notes were issued pursuant to the Mortgage Note Indenture among the Issuers, the Mortgage Note Guarantors and First Trust National Association, as trustee (the "Mortgage Note Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The Mortgage Notes are fully, unconditionally and jointly and severally guaranteed (i) on a senior, secured basis (the "Secured Mortgage Note Guaranties") by the Mall Construction Subsidiary and any future Restricted Subsidiary of the Issuers (the "Secured Mortgage Note Guarantors") and (ii) on a subordinated, unsecured basis (the "Subordinated Mortgage Note Guaranties" and, together with the Secured Mortgage Note Guaranties, the "Mortgage Note Guaranties") by Mall Intermediate Holdings and Phase II Intermediate Holdings (the "Subordinated Mortgage Note Guarantors" and, together with the Secured Mortgage Note Guarantors, the "Mortgage Note Guarantors"), with certain exceptions, pursuant to the terms of the Mortgage
Note Indenture. The terms of the Mortgage Notes include those stated in the Mortgage Note Indenture, the Collateral Documents and those made part of the Mortgage Note Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Mortgage Notes are subject to all such terms, and holders of Mortgage Notes are referred to the Mortgage Note Indenture, the Collateral Documents and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Mortgage Note Indenture and the Collateral Documents does not purport to be complete and is qualified in its entirety by reference to the Mortgage Note Indenture and the Collateral Documents, including the definitions therein of certain terms used below. A copy of the form of Mortgage Note Indenture and each of the Collateral Documents is available from the Company as described under "Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." Capitalized terms that are used but not otherwise defined in this Prospectus have the meanings assigned them in the Mortgage Note Indenture. A copy of the Mortgage Note Indenture has been filed with the Commission as an exhibit to the Registration Statement. For purposes of this "Description of Mortgage Notes," the term "Issuers" refers only to the Issuers and not to any of their respective Subsidiaries, the term the "Company" refers only to Las Vegas Sands, Inc. and not to any of its Subsidiaries, and the term "Venetian" refers only to Venetian Casino Resort, LLC and not to any of its Subsidiaries.



Ranking and Security
     The Mortgage Notes constitute joint and several obligations of the Issuers and rank senior in right of payment to all Subordinated Indebtedness of the Issuers. The Secured Mortgage Note Guaranties rank senior in right of payment to all Subordinated Indebtedness of the Secured Mortgage Guarantors. The Subordinated Mortgage Note Guaranties rank senior or pari passu in right of payment to all subordinated indebtedness of the Subordinated Mortgage Note Guarantors and rank subordinate in right of payment to all Senior Debt of the Subordinated Mortgage Note Guarantors. As of the date hereof, (i) the only outstanding Subordinated Indebtedness are the Senior Subordinated Notes; (ii) Venetian, Mall Manager and Phase II Manager are the only direct Subsidiaries of the Company and Mall Intermediate Holdings, Phase II Intermediate Holdings, Mall Construction Subsidiary, Mall Holdings, Phase II Holdings, Mall Subsidiary and Phase II Subsidiary are the only direct or indirect Subsidiaries of Venetian; and (iii) Mall Intermediate Holdings, Phase II Intermediate Holdings and Mall Construction Subsidiary are Restricted Subsidiaries of the Issuers and Phase II Manager, Phase II Holdings and Phase II Subsidiary are Unrestricted Subsidiaries of the Issuers. The Board of Directors of the Company has designated each of Mall Manager, Mall Holdings and Mall Subsidiary as a Special Subsidiary.

     To the extent permitted by applicable law and subject to any required approval of any Governmental Instrumentality, the Mortgage Notes are secured by a Lien on the Note Collateral owned by the Issuers and the Secured Mortgage Note Guaranties are secured by the Note Collateral owned by the Secured Mortgage Note Guarantors, in each case whether such Note Collateral is now owned or hereafter acquired. Such Lien is prior to all other Liens on the Note Collateral, except for Permitted Liens, which includes the Lien on the Project Assets securing the Bank Credit Facility and the Lien on the Mall Collateral securing the Mall Construction Loan Facility and the Bank Credit Facility. Except for the Lien in favor of the Mortgage Notes on the Mortgage Notes Proceeds Account, the Liens securing the Bank Credit Facility and the Mall Construction Loan Facility are each prior to the Liens securing the Mortgage Notes and the Secured Mortgage Note Guaranties. Mall Construction Lender has a first priority Lien on the Mall Collateral, the lenders under the Bank Credit Facility have a first priority Lien on the Project Assets and a second priority Lien on the Mall Collateral and the holders of the Mortgage Notes have a second priority Lien on the Project Assets and a third priority Lien on the Mall Collateral. Upon Completion and the satisfaction of certain other conditions, the Mall Collateral will be released from the Lien securing the Bank Credit Facility and the Mortgage Notes and transferred to the Mall Subsidiary in connection with the release of the Issuers and the Mall Construction Subsidiary from further obligations under the Mall Construction Loan Facility. Upon the creation of the Phase II Land as a separate parcel and the satisfaction of certain other conditions, the Phase II Land may be transferred to the Phase II Subsidiary and, upon such transfer, the Phase II Land will be released from the Liens securing the Bank Credit Facility and the Mortgage Notes.

     The Note Collateral includes substantially all of the assets comprising the Project, except as described below. In addition to the Note Collateral, the Mortgage Notes are secured by a first priority pledge of the Mortgage Notes Proceeds Account. The Note Collateral does not include: (i) the assets of the Phase II Subsidiary and, after the release thereof, the Mall Collateral; (ii) certain equipment owned by the HVAC Provider relating to the Project; (iii) the Specified FF&E; (iv) any assets which if pledged, hypothecated or given as collateral security would require the Issuers to seek approval of the Nevada Gaming Authorities of the pledge, hypothecation or collateralization, or require the Mortgage Note Trustee or a holder or beneficial holder of the Mortgage Notes to be licensed, qualified or found suitable by an applicable Gaming Authority (other than any approval required for the pledge, hypothecation or collateralization of assets in connection with the Exchange Offer); (v) a pledge of the capital stock of the Company or Venetian or any of the Issuers' Subsidiaries; and (vi) certain assets to the extent such assets are permitted to be financed by Indebtedness permitted to be incurred pursuant to the covenant entitled "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and such Indebtedness is permitted to be secured pursuant to the covenant entitled "Liens" pursuant to clause (b), (c),
(i) or (o) of the definition of "Permitted Liens."

     The right of the Mortgage Note Trustee to realize upon and sell the Note Collateral is likely to be significantly impaired by applicable bankruptcy and insolvency laws if a proceeding under such laws were commenced in respect of the Issuers or any Mortgage Note Guarantor. Such laws may impose limitations or prohibitions on the exercise of rights and remedies under the Collateral Documents for a substantial or indefinite period of time. During the pendency of any foreclosure proceeding, the Mortgage Note Trustee could seek the appointment of a receiver through a petition to the appropriate Nevada state court for the taking of possession of the Note Collateral. The receiver may be required to obtain the approval of Nevada Gaming Authorities to continue gaming operations until the foreclosure sale. If the Mortgage Note Trustee acquired the Note Collateral in a foreclosure sale, it may contract for the operation of the Note Collateral by an independent operator who would be required to comply with the licensing requirements and other restrictions imposed by the Nevada Gaming Authorities, pursuant to an arrangement under which the Holders of the Mortgage Notes would not share in the profits or losses of gaming operations. In addition, if the Mortgage Note Trustee acquires and operates the Note Collateral, the Mortgage Note Trustee and the Holders of the Mortgage Notes will, if they share in the profits and losses, and may, in any event, be required to comply with the licensing requirements under the Nevada gaming laws. In any foreclosure sale, licensing requirements under the Nevada Gaming Control Act may limit the number of potential bidders and may delay the sale of the Note Collateral, either of which could adversely affect the sale price of the Note Collateral. See "Risk Factors--Ability to Realize on Collateral and Exercise Remedies" and "--Certain Bankruptcy Considerations."


Principal, Maturity and Interest
     The Mortgage Notes are joint and several secured obligations of the Issuers, limited in aggregate principal amount to $425.0 million and will mature on November 15, 2004. The Mortgage Notes bear interest at the rate of 12-1/4% per annum of the principal amount then outstanding from the Issuance Date to the date of payment of such principal amount. Installments of interest become due and payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1998, to the holders of record at the close of business on the preceding May 1 or November 1. Additionally, installments of accrued and unpaid interest will become due and payable with respect to any principal amount of the Mortgage Notes that matures (whether at stated maturity, upon acceleration, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Mortgage Notes. Interest on the Mortgage Notes is computed on the basis of a 360-day year, consisting of twelve 30-day months. Each installment of interest is calculated to accrue from and including the most recent date to which interest has been paid or provided for (or from and including the Issuance Date if no installment of interest has been paid) to, but not including, the date of payment.

     Principal of, premium and Liquidated Damages, if any and interest on the Mortgage Notes are payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the Mortgage Notes at their respective addresses set forth in the register of holders of Mortgage Notes; provided that all payments of principal, premium and Liquidated Damages, if any and interest on the Mortgage Notes the holders of which have given wire transfer instructions to the Issuers are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Issuers, their office or agency in New York is the office of the Mortgage Note Trustee maintained for such purpose. The Mortgage Notes are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.


Mandatory Redemption
     The Issuers are not required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Mortgage Notes.


Optional Redemption
     Except as described below, the Mortgage Notes are not redeemable at the option of the Issuers prior to November 15, 2001. On or after November 15, 2001, the Mortgage Notes will be redeemable at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:


                                    Percentage
                                   of Principal
Year                                  Amount
--------------------------------- -------------
  2001                                106.125%
  2002                                103.063%
  2003 and thereafter ...........     100.000%

     Notwithstanding the foregoing, on or prior to November 15, 2000, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Mortgage Notes originally issued at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the proceeds of or the savings recognized from one or more Redemption Triggering Events; provided that at least 65% of the aggregate principal amount of Mortgage Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that (i) such redemption shall occur within 60 days of the date of such Redemption Triggering Event and (ii) Mortgage Notes held by the Issuers and not cancelled will not be deemed to be outstanding for purposes of calculating the aggregate principal amount of Mortgage Notes outstanding after the occurrence of such redemption.

     In addition, at any time prior to November 15, 2001, the Issuers may, at their option, redeem the Mortgage Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Mortgage Note Make-Whole Premium, plus, to the extent not included in the Mortgage Note Make-Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Mortgage Note Make-Whole Premium" means, with respect to a Mortgage Note, an amount equal to the greater of (i) 12.25% of the outstanding principal amount of such Mortgage Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Mortgage Note as if such Mortgage Note were redeemed on

November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Mortgage Note.

     Notwithstanding any other provision hereof, if any Gaming Authority requires that a holder or beneficial owner of the Mortgage Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any Restricted Subsidiary under any applicable gaming laws, and the holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such holder or beneficial owner to dispose of such holder's or beneficial owner's Mortgage Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Mortgage Notes of such holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such holder or beneficial owner acquired the Mortgage Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Mortgage Notes for redemptions of the Mortgage Notes. Under the Mortgage Note Indenture, the Issuers are not required to pay or reimburse any holder of the Mortgage Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such holder or beneficial owner. See "Regulation and Licensing."


Repurchase at the Option of Holders

     Change of Control
     Upon the occurrence of a Change of Control, the Issuers will make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Mortgage Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder stating the following: (1) a Change of Control is being made pursuant to the covenant entitled "Change of Control," and all Mortgage Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date");
(3) any Mortgage Note not properly tendered will remain outstanding and continue to accrue interest; (4) unless the Issuers default in the payment of the Change of Control Payment, all Mortgage Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) holders electing to have any Mortgage Notes purchased pursuant to a Change of Control Offer will be required to surrender the Mortgage Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Mortgage Notes completed, to the paying agent (which may be the Company or Venetian) specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) holders will be entitled to withdraw their tendered Mortgage Notes and their election to require the Issuers to purchase the Mortgage Notes, provided, that the paying agent receives, not later than the close of business on the last day of the Offer Period (as defined in the Mortgage Note Indenture), a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Mortgage Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Mortgage Notes and his election to have such Mortgage Notes purchased; and (7) that holders whose Mortgage Notes are being purchased only in part will be issued new Mortgage Notes equal in principal amount to the unpurchased portion of the Mortgage Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Mortgage Notes pursuant to a Change of Control Offer.


     On the Change of Control Payment Date, the Issuers will, to the extent permitted by law, (1) accept for payment all Mortgage Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Mortgage Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Mortgage Note Trustee for cancellation the Mortgage Notes so accepted together with an Officers' Certificate stating that such Mortgage Notes or portions thereof have been tendered to and purchased by the Issuers. The paying agent will promptly mail to each holder of Mortgage Notes the Change of Control Payment for such Mortgage Notes, and the Mortgage Note Trustee will promptly authenticate and mail to each holder a new Mortgage Note equal in principal amount to any unpurchased portion of the Mortgage Notes surrendered, if any, provided, that each such new Mortgage Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


     The existence of a holder's right to require the Issuers to repurchase such holder's Mortgage Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire either of the Issuers in a transaction that would constitute a Change of Control.


     The source of funds for any repurchase of Mortgage Notes upon a Change of Control will be cash generated from operations or other sources, including borrowings, sales of assets or sales of Capital Stock. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases. Any failure by the Issuers to repurchase Mortgage Notes tendered pursuant to a Change of Control Offer will be deemed an Event of Default.


     The Bank Credit Facility and the Mall Construction Loan Facility contain, and future agreements relating to any senior debt of the Issuers may contain, restrictions or prohibitions on the Issuers' ability to repurchase the Mortgage Notes. In the event that a Change of Control occurs at a time when the Issuers are prohibited from repurchasing the Mortgage Notes, the Issuers could seek the consent of their lenders to purchase the Mortgage Notes or could attempt to refinance the borrowings that contain such prohibition or restriction. If the Issuers do not obtain such consent or refinance such Indebtedness, they will remain prohibited or restricted from repurchasing the Mortgage Notes. In such case, the Issuers' failure to repurchase the Mortgage Notes tendered in the Change of Control Offer would constitute an Event of Default under the Mortgage
Note Indenture which would in turn constitute an event of default under the agreements governing the Issuers of the senior debt. See "Description of Other Indebtedness."


     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers and their Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precisely established definition of the phrase under applicable law. Accordingly, the ability of a holder of Mortgage Notes to require the Issuers to repurchase such Mortgage Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.


      Asset Sales
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to consummate an Asset Sale, unless (w) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (x) the Issuers or their Restricted Subsidiaries, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Mortgage Note Trustee) of the assets sold or otherwise disposed of and (y) at least 85% of the consideration therefor received by either of the Issuers or any Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Issuers or any Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the Mortgage Notes or any Mortgage Note Guaranty, which may be assumed only if such liabilities are deemed to be Restricted Payments in the case of the Issuer or any Restricted Subsidiary), that are assumed by the transferee of any such assets and (B) any notes, securities or other obligations received by the Issuers or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Issuers or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 20 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (y) of this paragraph and for no other purpose.

     Within 180 days after any Issuer's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale (i) to permanently reduce Indebtedness under the Bank Credit Facility or other Indebtedness that is not Subordinated Indebtedness, (ii) in an investment in any one or more business, capital expenditure or other tangible asset of the Issuers or any Restricted Subsidiary, in each case, engaged, used or useful in the Principal Business, or (iii) for working capital purposes in an aggregate amount not to exceed $20.0 million, in each case, with no concurrent obligation to make an offer to purchase any Mortgage Notes. Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under the Bank Credit Facility or another revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents which shall be pledged to the Mortgage Note Trustee or an agent thereof (including an agent under the Bank Credit Facility) as security for the holders of Mortgage Notes with the same relative priority with respect to the other secured creditors as the priority of the Liens securing the asset that is the subject of the Asset Sale, except (i) such Cash Equivalents shall be pledged to the Disbursement Agent as security for the Lenders prior to Completion and (ii) such Cash Equivalents need not be pledged to the Mortgage Note Trustee or an agent thereof (including an agent under the Bank Credit Facility) to the extent that the assets subject to such Asset Sale were not subject to Liens securing the Note Collateral prior to such Asset Sale. Any Net Proceeds from the Asset Sale that are not invested or used to repay Indebtedness or as working capital within 180 days of receipt as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under the Bank Credit Facility and the Mall Construction Lender, make an offer to all holders of Mortgage Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Mortgage Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Mortgage Note Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $10.0 million by mailing the notice required pursuant to the terms of the Mortgage Note Indenture. To the extent that the aggregate amount of Mortgage Notes tendered pursuant to an Asset Sale Offer is less than the applicable Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes or to offer to redeem Senior Subordinated Notes pursuant to the provisions of the Senior Subordinated
Note Indenture described below under the caption "Description of Senior Subordinated Notes --Repurchase at the Option of the Holders--Asset Sales." If the aggregate principal amount of Mortgage Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Mortgage Note Trustee shall select the Mortgage Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be deemed reset at zero. The Mortgage Note Indenture also requires the Issuers or such Restricted Subsidiary to grant (i) to the lenders under the Bank Credit Facility a first priority lien and (ii) to the Mortgage Note Trustee, on behalf of the holders of the Mortgage Notes, a second priority lien, in each case, on any properties or assets acquired with the Net Proceeds of any such Asset Sale to the extent that the assets subject to such Asset Sale were subject to Liens securing the Note Collateral prior to such Asset Sale. To the extent that any assets subject to an Asset Sale were subject to Liens securing the Mall Collateral prior to such Asset Sale, the Mortgage Note Indenture also requires the Issuers or such Restricted Subsidiary to grant (i) to the Mall Construction Lender a first priority lien, (ii) to the lenders under the Bank Credit Facility a second priority lien and (iii) to the Mortgage Note Trustee, on behalf of the holders of the Mortgage Notes, a third priority lien, in each case, on any property or assets acquired with the Net Proceeds of any such Asset Sale.


     Event of Loss
     The Mortgage Note Indenture provides that upon the occurrence of any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $1.5 million, the Issuers or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to (X) the rebuilding, repair, replacement or construction of improvements to the Project, with no concurrent obligation to make any purchase of any Mortgage Notes; provided that (A) if such Event of Loss occurs prior to Completion, the Issuers ability to apply such Net Loss Proceeds to rebuild, repair, replace or construct improvements to the Project will be subject to the terms of the Disbursement Agreement and (B) if such Event of Loss occurs on or after Completion, the Issuers deliver to the Mortgage Note Trustee within 90 days of such Event of Loss (i) a written opinion from a reputable architect or an Independent Expert (as defined in the Cooperation Agreement) that the Project can be rebuilt, repaired, replaced, or constructed and Completed within one year of delivery of such opinion substantially in the condition prior to such Event of Loss and (ii) an Officers' Certificate certifying that the Issuers have available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred pursuant to the covenant described below under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" to complete such rebuilding, repair, replacement or construction, (Y) permanently reduce Indebtedness or commitments under the Bank Credit Facility or other Indebtedness that is not Subordinated Indebtedness or (Z) for working capital purposes in an aggregate amount not to exceed $20.0 million, in each case, with no concurrent obligation to make an offer to purchase Mortgage Notes. Pending the final application of any such Net Loss Proceeds, the Issuer or the applicable Restricted Subsidiary, as the case may be, may temporarily reduce Indebtedness under the Bank Credit Facility or another revolving credit facility, if any, or otherwise invest such Net Loss Proceeds in Cash Equivalents which shall be pledged to the Mortgage Note Trustee or an agent thereof (including the agent under the Bank Credit Facility) as security for the holders of Mortgage Notes with the same relative priority with respect to the other secured creditors as the priority of the Liens securing the asset that is the subject of the Event of Loss, except (i) such Cash Equivalents shall be pledged to the Disbursement Agent as security for the lenders prior to Completion and (ii) such Cash Equivalents need not be pledged to the Mortgage Note Trustee or an agent thereof (including the agent under the Bank Credit Facility) to the extent that the assets subject to such Event of Loss were not subject to Liens securing the Note Collateral prior to such Event of Loss. Any Net Loss Proceeds from an Event of Loss that are not reinvested or used to repay Indebtedness or as working capital as provided in the first sentence of this paragraph will be deemed to constitute Excess Loss Proceeds. When the aggregate amount of "Excess Loss Proceeds" exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under the Bank Credit Facility and Mall Construction Lender, make an offer to all holders of Mortgage Notes (an "Event of Loss Offer") to purchase the maximum principal amount of Mortgage Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Mortgage Note Indenture. The Issuers will commence an Event of Loss Offer with respect to Excess Loss Proceeds within 30 days after the date that Event of Loss Proceeds exceeds $10.0 million by mailing the notice required pursuant to the terms of the Mortgage Note Indenture. To the extent that the aggregate amount of Mortgage Notes tendered pursuant to an Event of Loss Offer is less than the applicable Excess Loss Proceeds, the Issuers may use any remaining Excess Loss Proceeds for general corporate purposes or to offer to redeem Senior Subordinated Notes pursuant to the provisions of the Senior Subordinated Note Indenture described below under the caption "Description of Senior Subordinated Notes--Repurchase at the Option of the Holders--Asset Sales." If the aggregate principal amount of Mortgage Notes surrendered by holders thereof exceeds the amount of Excess Loss Proceeds, the Mortgage Note Trustee shall select the Mortgage Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. The Mortgage Note Indenture also requires the Issuers or such Restricted Subsidiary to grant (i) to the lenders under the Bank Credit Facility a first priority lien and (ii) to the Mortgage Note Trustee, on behalf of the holders of the


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Mortgage Notes, a second priority Lien, in each case, on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds to, the extent that the assets subject to the Event of Loss were subject to Liens securing the Note Collateral prior to such Event of Loss. If the Event of Loss occurred prior to Completion, then to the extent that any assets subject to an Event of Loss were subject to liens securing the Mall Collateral prior to such Event of Loss, the Mortgage Note Indenture also requires the Issuers or the applicable Restricted Subsidiary to grant (i) to the Mall Construction Lender a first priority lien, (ii) to the lenders under the Bank Credit Facility a second priority lien and (iii) to the Mortgage Note Trustee, on behalf of the holders of the Mortgage Notes, a third priority Lien, in each case on any property or assets rebuilt, repaired or constructed with the Net Loss Proceeds of any such Event of Loss.


     Selection and Notice
     If less than all of the Mortgage Notes are to be purchased in an Asset Sale Offer or Event of Loss Offer or redeemed at any time, selection of Mortgage Notes for purchase or redemption will be made by the Mortgage Note Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Mortgage Notes are listed, or, if the Mortgage Notes are not so listed, on a pro rata basis, by lot or by such other method as the Mortgage Note Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided, that no Mortgage Notes of $1,000 or less shall be purchased or redeemed in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each holder of Mortgage Notes to be purchased or redeemed at such holder's registered address. Notices of redemption may not be conditional. If any Mortgage Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Mortgage Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Mortgage Note in principal amount equal to the unpurchased or unredeemed portion of any Mortgage Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Mortgage Note. Mortgage Notes called for redemption become due on the date fixed for redemption. On and after the purchase or redemption date (unless the Issuers default in payment of the purchase or redemption price), interest and Liquidated Damages, if any, shall cease to accrue on Mortgage Notes or portions thereof purchased or called for redemption.

Certain Covenants

     Gaming Licenses
     The Mortgage Note Indenture provides that the Issuers will use their best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Project.

     Restricted Payments
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of either of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving either of the Issuers) or to the direct or indirect holders of either of the Issuers' Equity Interests in their capacity as such (other than (1) dividends or distributions by the Issuers payable in Equity Interests (other than Disqualified Stock) of the Issuers (or accretions thereon); or (2) dividends or distributions paid to the Issuers or a Wholly Owned Restricted Subsidiary of the Issuers); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Issuers) any Equity Interests of the Issuers or any of its Restricted Subsidiaries, or any other Affiliate of the Issuers (other than any such Equity Interests owned by the Issuers or any Wholly Owned Restricted Subsidiary of the Issuers); (iii) make any payment on or with respect to or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than, in each case, scheduled interest and principal payments with respect to any such Subordinated Indebtedness);
(iv) make any payment in respect of repayment or reimbursement of amounts advanced under any obligation under the Completion Guaranty; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:


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     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;


     (b) the Issuers would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the description of the covenant described under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and


     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses
(ii), (iii), (v), (vi), (vii), (viii), (ix) (but only to the extent necessary under clause (ix) to pay the fees and expenses of any lenders or agents under the Tranche A Take-out Commitment), (x), (xiii), (xiv), (xv) and (xvii) of the next succeeding paragraph and including the other Restricted Payments permitted by the next paragraph), is less than the sum of (X) 50% of (1) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day after the Project is Completed to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) less (2) the amount paid or to be paid in respect of such period pursuant to clause (v) of the next following paragraph to shareholders or members other than the Issuers, plus (Y) without duplication, 100% of the aggregate net cash proceeds received by the Issuers since the Issuance Date from capital contributions or the issue or sale of Equity Interests (other than Disqualified Stock) or debt securities of the Issuers that have been converted into or exchanged for such Equity Interests of the Issuers (other than Equity Interests or such debt securities of the Issuers sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock), plus (Z) to the extent not otherwise included in the Company's Consolidated Net Income, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Issuance Date by the Issuers or any Restricted Subsidiary from any Unrestricted Subsidiary or Special Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of or with respect to such Unrestricted Subsidiary or Special Subsidiary such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary or Special Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be, and 50% of such amounts thereafter. In the event that the Issuers convert an Unrestricted Subsidiary or Special Subsidiary to a Restricted Subsidiary, the Issuers may add back to this clause
(c) the aggregate amount of any Investment in such Subsidiary that was a Restricted Payment at the time of such Investment.


     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Mortgage Note Indenture; (ii) (a) an Investment in Phase II Subsidiary, Phase II Manager, Phase II Holdings or any Special Subsidiary or (b) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuers or any Restricted Subsidiary, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Equity Interests of the Issuers (other than any Disqualified Stock); provided that the amount of any net cash proceeds from the sale of such Equity Interests shall be excluded from clause (c)(Y) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Issuers or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Subordinated Indebtedness (other than any Subordinated Indebtedness issued in respect of the Completion Guaranty) of the Issuers or such Restricted Subsidiary or Equity Interests of the Issuers (other than Disqualified Stock); provided, however, that (1) the principal amount of such Subordinated Indebtedness incurred pursuant to this clause (iii) shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) such Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased,


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retired or otherwise acquired, (3) such Subordinated Indebtedness is subordinate in right of payment to the Mortgage Notes and any Mortgage Note Guaranty on terms at least as favorable to the holders of the Mortgage Notes or the Mortgage Note Guaranties as those contained in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired and (4) the net cash proceeds from the sale of any Equity Interests issued pursuant to this clause (iii) shall be excluded from clause (c)(Y) of the preceding paragraph; (iv) any redemption or purchase by the Issuers or any Restricted Subsidiary of Equity Interests or Subordinated Indebtedness of either of the Issuers required by a Gaming Authority in order to preserve a material Gaming License; provided, that so long as such efforts do not jeopardize any material Gaming License, the Issuers or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests or Subordinated Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Subordinated Indebtedness within a time period acceptable to such Gaming Authority; (v) (a) for so long as the Company is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity, in each case, for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), the Issuers may each make cash distributions to their shareholders or members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion and (b) distributions by non-Wholly Owned Subsidiaries of either of the Issuers or any Restricted Subsidiary of the Issuers but only to the extent required to pay any tax liability of such non-Wholly Owned Subsidiary; (vi) the transfer of the Mall Collateral to the Mall Subsidiary in accordance with the Sale and Contribution Agreement and the Disbursement Agreement and the transfer of 1% managing members interests in Mall Subsidiary and Mall Holdings to Mall Manager; (vii) the transfer of the Phase II Land to the Phase II Subsidiary and the transfer of 1% managing members interests in Phase II Subsidiary and Phase II Holdings to Phase II Manager; (viii) Investments by the Issuers in Supplier Joint Ventures in an amount not to exceed $10.0 million in the aggregate; (ix) Investments in any Special Subsidiary in an amount not to exceed $2.0 million in the aggregate (plus amounts necessary to fund the fees and expenses of the lenders or agents under the Tranche A Take-out Commitment), excluding for purposes of this clause (ix) the value of any Restricted Payments under clauses
(ii), (vii) or (xiv); (x) intercompany payments, including without limitation, debt repayments, between or among the Issuers and their Wholly Owned Restricted Subsidiaries; (xi) the repurchase of shares of, or options to purchase, common stock of either of the Issuers from employees, former employees, directors or former directors of either of the Issuers (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto), in each case, as in effect on the date of the Mortgage Note Indenture and as approved by the board of directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (the "Employee Stock Buybacks"); (xii) following an initial Public Equity Offering, dividends or common stock buybacks in an aggregate amount in any calendar year not to exceed 6% of the aggregate Net Proceeds received by either of the Issuers in connection with such initial Public Equity Offering and any subsequent Public Equity Offering; (xiii) repurchases of Capital Stock of either of the Issuers deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; (xiv) cash contributions to a Special Subsidiary which are funded through a contribution (that does not constitute Disqualified Stock) by the Sole Stockholder or any of his Affiliates to either of the Issuers and any related Investment in any Special Subsidiary by either of the Issuers or any Restricted Subsidiary; provided that the amount of such contributions shall be excluded from clause (c)(Y) of the proceeding paragraph; (xv) contributions of cash, real property or other property to the Phase II Subsidiary, Phase II Holdings or Phase II Manager by the Sole Stockholder or any of his Affiliates through a contribution (that does not constitute Disqualified Stock) to either of the Issuers and any related Investment in the Phase II Subsidiary, Phase II Holdings or Phase II Manager by either of the Issuers or any Restricted Subsidiary; provided that the amount of such contributions shall be excluded from clause (c)(Y) of the proceeding paragraph; (xvi) the payment of any Change of Control Payment (as defined in the Senior Subordinated Note Indenture) and/or the


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application of the Excess Proceeds (as defined in the Senior Subordinated Note
Indenture) from any Asset Sale Offer (as defined in the Senior Subordinated
Note Indenture), in each case, to redeem or repurchase Senior Subordinated Notes in accordance with provisions of the Senior Subordinated Note Indenture described below under the caption "Description of Senior Subordinated Notes --Repurchase at the Option of the Holders"; (xvii) on the Final Completion Date (as defined in the Disbursement Agreement), payments on the Completion Guaranty Loan from amounts which are returned to the Mall Construction Subsidiary from funds in the Mall Retainage/Punchlist Account (as defined in the Disbursement Agreement) in accordance with the Mall Escrow Agreement (as defined in the Disbursement Agreement); provided that such payments shall not be greater than all amounts previously deposited into the Mall Retainage/Punchlist Account from the Guaranty Deposit Account (as defined in the Disbursement Agreement); (xviii) the repayment of all or a portion of the Completion Guaranty Loan with Available Funds to the extent permitted by the terms of the Disbursement Agreement and the Completion Guaranty or, after Completion, with funds received by the Company as a result of judgments or settlements of claims under the Project Documents (including insurance policies and the Construction Management Contract); and (xix) the repayment of the Substitute Tranche B Loan with the proceeds of the Permitted Construction Loan Refinancing or the assumption of the Substitute Tranche B Loan by the Mall Subsidiary; provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (b) (to the extent that any Equity Interests are redeemed, retired or acquired from the cash proceeds from the sale or issuance of Equity Interests), (iii) (to the extent that any Subordinated Indebtedness is defeased, redeemed, retired, repurchased or otherwise acquired from the cash proceeds from the sale or issuance of other Subordinated Indebtedness or Equity Interests), (viii), (ix), (xii), and (xviii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments will be valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments will be made for subsequent changes in fair market value.

  Special Subsidiary Restricted Payments
     The Mortgage Note Indenture provides that a Special Subsidiary will not and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Special Subsidiary or its Subsidiaries) (other than (1) dividends or distributions paid or made pro rata to all holders of Equity Interests of such Special Subsidiary or its Subsidiaries; (2) dividends or distributions by such Special Subsidiary payable in Equity Interests (other than Disqualified Stock) of such Special Subsidiary (or accretions thereon); or (3) dividends or distributions paid to such Special Subsidiary or a Wholly Owned Subsidiary of such Special Subsidiary by a Subsidiary of such Special Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any Special Subsidiary or its Subsidiaries) any Equity Interests of any Special Subsidiary or any Subsidiary of any Special Subsidiary; or (iii) make any Special Subsidiary Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Special Subsidiary Restricted Payments").

     The foregoing provisions do not prohibit (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Special Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Issuers or any Restricted Subsidiary of the Issuers) of Equity Interests of such Special Subsidiary and
(ii) the payment to or declaration or payment of any distribution or dividend to the Issuers and any of their Restricted Subsidiaries or the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Special Subsidiary held by the Issuers or any Wholly Owned Restricted Subsidiary.

     For purposes of determining the amount of Special Subsidiary Restricted Investments outstanding at any time, all Special Subsidiary Restricted Investments are valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments are made for subsequent changes in fair market value.

     In addition, after the transfer of the Mall Collateral to the Mall Subsidiary, the assets comprising the Mall Collateral may not be sold, leased or transferred to an Affiliate of the Issuers other than an Issuer, any


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Restricted Subsidiary or any Special Subsidiary that is a Subsidiary of Mall
Intermediate Holdings and in which the Sole Stockholder does not own any Equity Interests directly or indirectly, except through the Issuers.


     Designation of Unrestricted Subsidiary
     The Mortgage Note Indenture provides that the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that: (i) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors and, in the case of Investments in excess of $5.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing; (ii) since the Issuance Date, such Unrestricted Subsidiary has not acquired any assets from either of the Issuers or any Restricted Subsidiary other than as permitted by the provisions of the Mortgage Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales";
(iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and
(vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project.

     A Subsidiary ceases to be an Unrestricted Subsidiary and becomes a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Company (1) such Subsidiary acquires any assets from the Company or any Restricted Subsidiary other than as permitted by the provisions of the Mortgage
Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales";
(2) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (3) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Company; or (4) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or
(ii) the Board of Directors of the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

     As of the date hereof, each of Phase II Subsidiary, Phase II Manager and Phase II Holdings is designated an Unrestricted Subsidiary. Any future designation by the Board of Directors of the Company shall be evidenced to the Mortgage Note Trustee by filing with the Mortgage Note Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     As of the date hereof, the Issuers have no Unrestricted Subsidiaries other than Phase II Subsidiary, Phase II Holdings and Phase II Manager. Under certain circumstances, as described above, the Company is able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Mortgage Note Indenture and will not be Mortgage Note Guarantors.

     In addition, after the transfer of the Phase II Land to the Phase II Subsidiary, the Phase II Land may not be sold, leased or transferred to an Affiliate of the Issuers other than an Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary that is a Subsidiary of Phase II Intermediate Holdings and in which the Sole Stockholder does not own any Equity Interests, directly or indirectly.


     Designation of Special Subsidiary
     The Mortgage Note Indenture provides that the Board of Directors of the Company may designate any Restricted Subsidiary to be a Special Subsidiary; provided, that: (i) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors of the Company and, in the case of Investments in excess of $5.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing; (ii) since the Issuance Date, such Special Subsidiary has not acquired any assets from the Issuers or any Restricted Subsidiary other than as permitted by the provisions of the Mortgage Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales"; (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project.

     A Subsidiary shall cease to be a Special Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Issuers (1) such Subsidiary acquires any assets from the Issuers or any Restricted Subsidiary other than as permitted by the provisions of the Mortgage
Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales";
(2) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (3) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Issuers; or (4) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or
(ii) the Issuers designate such Special Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

     Any such designation by the Board of Directors shall be evidenced to the Mortgage Note Trustee by filing with the Mortgage Note Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     As of the Issuance Date, Mall Subsidiary, Mall Holdings and Mall Manager were each a Special Subsidiary. Under certain circumstances, as described above, the Company is able to designate certain Subsidiaries as Special Subsidiaries. Special Subsidiaries are not subject to all of the restrictive covenants set forth in the Mortgage Note Indenture and will not be Mortgage Note Guarantors.


     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Stock; provided, however, that the Issuers and their Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if (i) the Project is Completed and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period.

     The foregoing limitations do not apply to:

     (a) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under the Bank Credit Facility in an aggregate principal amount not to exceed at any one time $170.0 million, less (i) the aggregate amount of all principal repayments and mandatory prepayments (other than repayments made under a revolving loan facility prior to maturity or in connection with a refinancing permitted under the Mortgage Note Indenture) actually made from time to time after the date of the Mortgage Note Indenture with respect to such Indebtedness, and (ii) permanent reductions resulting from the application of Asset Sale or Event of Loss proceeds;

     (b) the incurrence by the Issuers or any of their Restricted Subsidiaries of any Existing Indebtedness;

     (c) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by the Mortgage Notes, the Mortgage Note Guaranties, the Senior Subordinated Notes, the Senior Subordinated Note Guaranties and obligations arising under the Collateral Documents to the extent that such obligations would constitute Indebtedness;

     (d) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (b), (c), this clause (d), (g), (h), (j) or (l); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (or, in the case of Indebtedness with original issue discount, the accreted value of such Indebtedness) so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) if the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded is subordinate in right of payment to the Mortgage Notes, such Refinancing Indebtedness shall be subordinate in right and priority of payment to the Mortgage Notes and any Mortgage Note Guaranty on terms at least as favorable to the holders of Mortgage Notes and the Mortgage Note Guaranties as those contained in the documentation governing any subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

     (e) intercompany Indebtedness between or among the Issuers, any Mortgage Note Guarantor and any Wholly Owned Restricted Subsidiary of the Issuers; provided, however, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Mortgage Notes and any Mortgage Note Guaranties;

     (f) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Mortgage Note Indenture to be outstanding or
(2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

     (g) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (which may include Capital Lease Obligations or purchase money obligations), incurred for the purpose of financing all or any part of the purchase or lease of personal property or equipment, including the Specified FF&E, used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (g) (including any refinancings thereof pursuant to clause (d) above) not to exceed $100.0 million (plus accrued interest thereon and the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (d) above) outstanding at any time;

     (h) the incurrence by the Issuers or any of their Restricted Subsidiaries of Non-Recourse Financing used to finance the purchase or lease of personal or real property used in the business of the Issuers or such Restricted Subsidiary; provided, that (i) such Non-Recourse Financing represents at least 75% of the purchase price of such personal or real property; (ii) the Indebtedness incurred pursuant to this clause (h) (including any refinancings thereof pursuant to clause (d) above) shall not exceed $50.0 million (plus the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (d) above) outstanding at any time; and (iii) no such Indebtedness may be incurred pursuant to this clause (h) unless the Project is Completed and the Company shall have generated at least $10.0 million of Consolidated Cash Flow in one fiscal quarter;

     (i) to the extent that such incurrence does not result in the incurrence by the Issuers or any of their Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees, standby letters of credit or bankers' acceptances; provided, that such Indebtedness was incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause
(i) at any one time of less than $20.0 million;


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     (j) the incurrence by the Issuers or any of their Restricted Subsidiaries of Subordinated Indebtedness to the Sole Stockholder pursuant to an advance under the Completion Guaranty in an aggregate amount not to exceed $25.0 million plus accrued interest thereon; provided that such Subordinated Indebtedness has a Weighted Average Life to Maturity greater than the Senior Subordinated Notes and is by its terms subordinated to the Mortgage Notes and the Senior Subordinated Notes;

     (k) the incurrence by the Issuers of up to $140.0 million of Indebtedness represented by the Mall Construction Loan Facility;

     (l) the incurrence by the Issuers of Indebtedness represented by the Substitute Tranche B Loan plus accrued interest thereon; provided that such Indebtedness has a Weighted Average Life to Maturity greater than the Senior Subordinated Notes and is by its terms subordinated to the Mortgage Notes;

     (m) the incurrence by the Issuers of unsecured Indebtedness (subordinated in right of payment to the Senior Subordinated Notes) issued in connection with the Employee Stock Buybacks permitted under clause (xi) of the covenant described above under the caption "--Restricted Payments";

     (n) the incurrence by the Issuers or any Restricted Subsidiary of (A)(i) at any time prior to Completion, additional Indebtedness under clause (a) or
(k) in an aggregate amount not to exceed $20.0 million, plus (ii) after a default under the Disbursement Agreement and at any time prior to Completion, additional Indebtedness under clause (a) or (k) in an aggregate amount not to exceed $30.0 million (provided that Indebtedness incurred pursuant to this clause (n)(A)(ii) is matched, dollar for dollar, by additional equity investments by the Sole Stockholder or an Affiliate of the Sole Stockholder), in the case of each of clause (A)(i) and (A)(ii), incurred in accordance with the Intercreditor Agreement and (B) after Completion, additional Indebtedness in an aggregate amount at any time outstanding not to exceed $25.0 million (less any amounts incurred pursuant to clause (n)(A) above that remain outstanding after Completion);

     (o) after Completion, the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under any Working Capital Facility in an aggregate amount at any time outstanding not to exceed $20.0 million;

     (p) the incurrence by the Issuers of Indebtedness incurred for the purpose of financing all or any part of the purchase or lease of gaming equipment to be used in connection with the casino located at the casino resort to be owned by Phase II Subsidiary or any casino operated pursuant to an Other Phase II Agreement in an aggregate amount at any time outstanding not to exceed $10.0 million; provided, that upon default under such Indebtedness, the lender under such Indebtedness may seek recourse or payment against the Issuers only through the return or sale of the property or equipment so purchased or leased and may not otherwise assert a valid claim for payment on such Indebtedness against the Issuers or any other property of the Issuers; and

     (q) the guaranty by the Issuers or any Restricted Subsidiary of Indebtedness of the Issuers or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant.

     The Mortgage Note Indenture provides that the Issuers will not permit any of their Unrestricted Subsidiaries or Special Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; provided, however, that if any such Unrestricted Subsidiary or Special Subsidiary ceases to remain an Unrestricted Subsidiary or Special Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness in such Subsidiary by a Restricted Subsidiary. For a discussion of the Issuers' ability to incur additional Indebtedness, see "Description of Intercreditor Agreement."

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only such clause or clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value or principal and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


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     Upon any refinancing or replacement of the Bank Credit Facility with a lender that does not become party to the Intercreditor Agreement, the Mortgage Note Trustee shall enter into an intercreditor agreement with such lender with terms that are no less favorable to the Mortgage Note Trustee or the Holders of Mortgage Notes than those contained in the Intercreditor Agreement.


     Liens
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset owned as of the Issuance Date or thereafter acquired by the Issuers or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in each case, Permitted Liens.


     Merger, Consolidation, or Sale of Assets
     The Mortgage Note Indenture provides that neither of the Issuers shall consolidate or merge with or into or wind up into (whether or not such entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) the Company or Venetian, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company or Venetian, as the case may be, under the Mortgage Note Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Mortgage Note Trustee under the Mortgage Notes and the Mortgage Note Indenture; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any material Gaming License; (v) the Company, Venetian or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company or Venetian immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and (vi) such transactions would not require any holder of Mortgage Notes (other than any Person acquiring the Company or Venetian or their assets and any Affiliate thereof) to obtain a gaming license or be qualified under the law of any applicable gaming jurisdiction; provided that such holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions. Notwithstanding anything to the contrary, the Issuers may consolidate or merge with or wind up into each other without meeting the requirements set forth in clause (v) above.


     Transactions with Affiliates
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries or Special Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or Special Subsidiary with an unrelated Person and
(b) the Company delivers to the Mortgage Note Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of (A) $500,000, an Officers' Certificate


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certifying that such Affiliate Transaction complies with clause (a) above, or
(B) $1.0 million, a resolution adopted by a majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and (ii) with respect to any Affiliate Transaction that is a loan transaction involving a principal amount in excess of $10.0 million or any other type of Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary or Special Subsidiary from a financial point of view issued by an Independent Financial Advisor. The foregoing provisions do not apply to the following: (f) rental payments from Mall Subsidiary to Venetian under the Billboard Lease, as in effect on the date of the Mortgage Note Indenture; (g) the lease agreement relating to a restaurant to be operated by Wolfgang Puck and currently contemplated to be known as "Oba Chine" restaurant on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained with an unrelated Person; (h) the Services Agreement, as in effect on the date of the Mortgage Note Indenture; (i) the Other Phase II Agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained with an unrelated Person; (j) purchases of materials or services from a Joint Venture Supplier by the Issuers or any of their Restricted Subsidiaries or Special Subsidiaries in the ordinary course of business on arm's length terms; (k) any employment, indemnification, noncompetition or confidentiality agreement entered into by either of the Issuers or any of their Restricted Subsidiaries or Special Subsidiaries with their employees or directors in the ordinary course of business (other than an employment agreement with the Sole Stockholder); (l) loans or advances to employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries (i) to fund the exercise price of options granted under employment agreements or the Issuers' stock option plans or agreements in each case, as in effect on the date of the Mortgage Note Indenture or (ii) for any other purpose not to exceed $2.0 million in the aggregate outstanding at any one time under this clause (ii); (m) the payment of reasonable fees to directors of the Issuers and their Restricted Subsidiaries and Special Subsidiaries who are not employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries; (n) the grant of stock options or similar rights to employees and directors of either of the Issuers pursuant to agreements or plans approved by the Board of Directors of the Company or the managing member of Venetian and any repurchases of stock options of the Issuers from such employees to the extent provided for in such plans or agreements or permitted under the covenant described above under the caption "--Restricted Payments"; (o) transactions between or among the Issuers and/or any of their Restricted Subsidiaries or transactions between or among the Special Subsidiaries and/or any Wholly-Owned Subsidiary of Special Subsidiaries; (p) with respect to the Issuers and any Restricted Subsidiary, Restricted Payments permitted by the provisions of the Mortgage Note Indenture described above under the caption "Restricted Payments" and with respect to any Special Subsidiary, Special Subsidiary Restricted Payments permitted by the provisions of the Mortgage Note Indenture described above under the caption "Special Subsidiary Restricted Payments"; (q) purchases of Equity Interests of the Issuers (other than Disqualified Stock) by any stockholder or member of the Issuers (or an Affiliate of a stockholder or member of the Issuers); (r) the Completion Guaranty and related Completion Guaranty Loan; (s) the transactions contemplated by the Cooperation Agreement, the Mall Lease, the Sale and Contribution Agreement and the HVAC Services Agreement, in each case, as in effect on the date of the Mortgage Note Indenture; (t) the use of the Congress Center by the owner of the Expo Center; provided that Venetian receives fair market value for the use of such property, as determined in the reasonable discretion of the Board of Directors of the Company; (u) the transactions contemplated in "Certain Transactions--Temporary Lease," "--Retirement Plan" and "--Airplane Expenses"; (v) transactions relating to the Permitted Construction Loan Refinancing, including the Tranche B Take-out Commitment and the guaranty by the Sole Stockholder of the loan to be made under the Tranche A Take-out Commitment; (w) transactions relating to the guaranty of Tranche B Loan of the Mall Construction Loan Facility by the Sole Stockholder, including the making of the Substitute Tranche B Loan; (x) the transfer of the Phase II Parcel to the Phase II Subsidiary and, upon Completion and in accordance with the Sale and Construction Agreement, the transfer of the Mall Collateral to the Mall Subsidiary; and (y) the Company or Venetian may enter into and perform their obligations under a gaming operations lease or management agreement with Phase II Subsidiary relating to the casino to be operated in the casino resort owned by the Phase II Subsidiary on terms substantially similar to those of the Casino Lease except that


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(a) the rent payable to the Phase II Subsidiary under such lease shall be equal to all revenue derived from such casino minus the sum of (1) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Company's or Venetian's, as the case may be, administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with generally accepted accounting principles), (b) the Company or Venetian, as the case may be, may agree that they shall operate the casino in the resort owned by the Phase II Subsidiary and the Casino in the Project in substantially similar manners and (c) the Company or Venetian, as the case may be, may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).


     Dividend and Other Payment Restrictions Affecting Subsidiaries
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary (other than Venetian) to (a) (i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries (A) on their Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries (other than in respect of the subordination of such Indebtedness to the Mortgage Notes, the Mortgage Note Guarantees or any other Indebtedness incurred pursuant to the terms of the Mortgage Note Indenture, as the case may be), (b) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (c) sell, lease, or transfer any of its properties or assets to the Issuers or any of their Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (1) contractual encumbrances or restrictions in effect on the Issuance Date, (2) the Bank Credit Facility (and any related security agreements), the Mortgage Note Indenture, the Mortgage Notes, the Mall Construction Loan Facility (and any related security agreements), any Mortgage Note Guarantees, indebtedness incurred pursuant to clause (g), (h), (j), (l),
(n) or (o) of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and the Collateral Documents, (3) the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Mortgage Note Indenture, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and any leases permitted by the provisions of the covenant entitled "Restrictions on Leasing and Dedication of Property," (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired, (6) applicable law or any applicable rule or order of any Gaming Authority, (7) Permitted Liens, (8) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or stock by the Issuers or any Restricted Subsidiary, or (9) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (8) above, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.


     Line of Business
     The Mortgage Note Indenture provides that for so long as any Mortgage Notes are outstanding, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries or Special Subsidiaries to, engage in any business or activity other than, (i) with respect to the Issuers and their Restricted


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Subsidiaries, the Principal Business, and (ii) with respect to any Special
Subsidiary, the Special Subsidiary Principal Business, except, in each case, to such extent as would not be material to (a) the Issuers and their Subsidiaries taken as a whole or (b) the Special Subsidiary, respectively.


     Restrictions on Leasing and Dedication of Property
     The Mortgage Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any real or personal Project Assets owned or leased by the Issuers or any Restricted Subsidiary (each, a "Lease Transaction"), other than the following Lease
Transactions:

     (a) the Issuers or any Restricted Subsidiary may enter into a Lease Transaction with respect to any space on or within the Project with any Person (other than an Unrestricted Subsidiary), provided that, in the reasonable opinion of the Issuers, (i) such Lease Transaction will not materially interfere with, impair or detract from the operations of any of the Project Assets, and will in the reasonable judgment of the Issuers enhance the value and operations of the Project and (ii) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Issuers or such Restricted Subsidiary in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues comparable to the Project;

     (b) the Issuers or any Restricted Subsidiary may enter into a Lease Transaction with any Unrestricted Subsidiary or Special Subsidiary with respect to (i) the Mall Space and (ii) the Phase II Land;

     (c) the Issuers may enter into Lease Transactions with any Wholly Owned Restricted Subsidiary of the Issuers, including the lease of the Casino by the Company from Venetian and the Billboard Lease;

     (d) the Issuers or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset, including any hotel (other than any Project Asset or space used for any casino or gaming operations) with any Person (other than an Unrestricted Subsidiary); provided that (i) the manager or operator has experience in managing or operating similar operations and (ii) such management or operating agreement is on commercially reasonable and fair terms to the Issuers or such Restricted Subsidiary (in either case, in the reasonable judgment of the Issuers);

     (e) the Issuers may dedicate space for the purpose of constructing (i) a mass transit system, (ii) a pedestrian bridge over or pedestrian tunnel under Las Vegas Boulevard and Sands Avenue or similar structures to facilitate pedestrian or traffic flow, and (iii) a right turn lane or other roadway dedication at or near the Project; provided that, in each case, such dedication does not materially impair the use or operations of the Project;

     (f) the Mall Management Agreement and any Lease Transaction where the interest created is a Permitted Lien;

     (g) to the extent permitted under the covenant described above under the caption "--Affiliate Transactions," any use or lease agreement between Interface and Venetian relating to the Congress Center; and

     (h) Venetian may enter into the HVAC Services Agreement.

     Notwithstanding the foregoing, the Mortgage Note Indenture provides that the Issuers shall not be permitted to enter into any Lease Transaction: (1) except in the case of clause (h), if at the time of such proposed Lease Transaction, a Default or Event of Default has occurred and is continuing or would occur immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Issuers or any Restricted Subsidiary); (2) no gaming or casino operations may be conducted on any Project Asset that is the subject of such Lease Transaction other than by the Issuers, a Restricted Subsidiary or pursuant to any Other Phase II Agreements; and (3) no Lease Transaction may provide that the Issuers or any Restricted Subsidiary may subordinate its fee or leasehold interest to any lessee or any party providing financing to any lessee.

     The Mortgage Note Trustee shall at the request of the Issuers or any Restricted Subsidiary enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under


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any Lease Transaction permitted under the covenant described above. Such agreement, among other things, shall provide that if the interests of the Issuers (or in the case of a Lease Transaction being entered by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the Mortgage Note Trustee (on behalf of the holders of the Mortgage Notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the Mortgage Note Trustee, including without limitation a purchaser at a foreclosure sale, then (A) the interests of the lessee in the Project Assets subject to the Lease Transaction shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and (B) the lessee in the Lease Transaction shall attorn to and be bound to the Mortgage Note Trustee (on behalf of the Holders), its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that will not materially and adversely affect the Lien granted by any of the Mortgage Note Indenture Fee Deed of Trust, the Mortgage Note Indenture Leasehold Deed of Trust or the Mortgage Note Indenture Mall Parcel Fee Deed of Trust, in each case as certified to the Mortgage Note Trustee by an Officer of the Company.


     Insurance
     The Mortgage Note Indenture provides that the Issuers will, and will cause their Restricted Subsidiaries to, maintain the specified levels of insurance set forth in the Cooperation Agreement (whether or not the Cooperation Agreement is then in force). Additionally, the Issuers will not amend, waive or modify the provisions applicable to such insurance in the Cooperation Agreement. See "Insurance Requirements."


     Limitation on Status as Investment Company
     The Mortgage Note Indenture prohibits the Issuers and their Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).


     Ownership of Unrestricted Subsidiaries and Special Subsidiaries
     The Mortgage Note Indenture provides that, at all times from the Issuance Date until all of the Capital Stock of the Phase II Subsidiary or the Mall Subsidiary is sold or otherwise disposed of to any Person other than an Affiliate of the Issuers, one of the Issuers will directly or indirectly own
(i) at least a majority of the issued and outstanding Capital Stock of Phase II Subsidiary (which is an Unrestricted Subsidiary) and (ii) at least 80% of the issued and outstanding Capital Stock of Mall Subsidiary (which is a Special Subsidiary); provided that the Sole Stockholder or any of his Affiliates (other than the Issuers or any of their Wholly-Owned Restricted Susidiaries) will not purchase or otherwise acquire, directly or indirectly, any of the Capital Stock of the Phase II Subsidiary, Mall Subsidiary or any of their respective Subsidiaries.


     Limitation on Phase II Construction
     The Mortgage Note Indenture provides that the Issuers shall not, and shall not permit any of their Subsidiaries (including Unrestricted Subsidiaries and Special Subsidiaries), at any time prior to receipt by the Issuers or any such Subsidiary of a temporary certificate of occupancy from Clark County, Nevada with respect to the Project (as currently defined) (a) to construct, develop or improve the Phase II Land or any building on the Phase II Land (including any excavation or site work and excluding the proposed parking garage on the Phase II Land), (b) enter into any contract or agreement for such construction, development or improvement, or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon satisfaction of the above condition), or (c) incur any Indebtedness the proceeds of which are expected to be used for the construction, development or improvement of the Phase II Land or any building on the Phase II Land, except (i) any construction, development or improvement on the Phase II Land or any temporary building on the Phase II Land in connection with the Project in accordance with the Plans and Specifications and included in the Project Budget; and (ii) any design, architectural, engineering or development work not involving actual construction on the Phase II Land.


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

Mortgage Note Guaranties
     The Issuers' obligations under the Mortgage Notes, the Mortgage Note Indenture and the Collateral Documents are unconditionally guaranteed (i) on a senior, secured basis by the Secured Mortgage Note Guarantors and (ii) on a subordinated, unsecured basis by the Subordinated Mortgage Note Guarantors, pursuant to the terms of the Mortgage Note Indenture. The obligations of each Mortgage Note Guarantor under its Mortgage Note Guaranty is limited to the extent necessary under any applicable corporate law to ensure it does not constitute a fraudulent conveyance under applicable law.

     Except in the event of a disposition of all or substantially all of the assets of a Mortgage Note Guarantor by way of merger or consolidation, the Mortgage Note Indenture provides that no Mortgage Note Guarantor shall consolidate with or merge with or into (whether or not such Mortgage Note Guarantor is the surviving Person), another Person, whether or not affiliated with such Mortgage Note Guarantor, unless (i) subject to the provisions of the following paragraph and certain other provisions of the Mortgage Note Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Mortgage Note Guarantor) assumes all the obligations of such Mortgage Note Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Mortgage Note Trustee pursuant to which such Person shall unconditionally guarantee, on either a senior or subordinated basis (equivalent to the existing Mortgage Note Guaranty), all of such Mortgage Note Guarantor's obligations under such Mortgage Note Guaranty, the Mortgage Note Indenture and the Collateral Documents on the terms set forth in the Mortgage Note Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such transaction will not result in the loss or suspension or material impairment of any material Gaming License; and (iv) the Company (A) will have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will be permitted by virtue of its pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding anything herein to the contrary, a Wholly Owned Restricted Subsidiary of the Issuers that is a Mortgage Note Guarantor may consolidate or merge with, or sell or otherwise dispose of all or substantially all of its assets to, one of the Issuers or another Wholly Owned Restricted Subsidiary of the Issuers that is a Mortgage Note Guarantor.

     The Mortgage Note Indenture provides that in the event of (i) a sale or other disposition of all or substantially all of the assets of any Mortgage Note Guarantor, by way of merger, consolidation or otherwise, (ii) a Restricted Subsidiary becoming an Unrestricted Subsidiary or a Special Subsidiary pursuant to terms of the Mortgage Note Indenture or (iii) a sale or other disposition of all of the Capital Stock of any Mortgage Note Guarantor that is a Subsidiary, then such Mortgage Note Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Mortgage Note Guarantor or the Restricted Subsidiary becoming an Unrestricted Subsidiary or a Special Subsidiary pursuant to the terms of the Mortgage Note Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Mortgage Note Guarantor) shall be released and relieved of any obligations under its Mortgage Note Guaranty; provided that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and
(ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Mortgage Note Indenture. See "--Repurchase at Option of Holders -- Asset Sales."

     The Mortgage Note Indenture provides that if (a) either of the Issuers or any Restricted Subsidiary transfers or causes to be transferred, in one or a series of related transactions (other than a transaction or series of related transactions constituting a Restricted Payment permitted pursuant to the provisions of the Mortgage Note Indenture described above under the caption "Restricted Payments"), property or assets having a fair market value exceeding $1.0 million to any Restricted Subsidiary of the Issuers (other than a Mortgage Note Guarantor), (b) any Restricted Subsidiary that is not a Mortgage Note Guarantor shall have a net worth, annual revenues or net income in excess of $1.0 million (including by reason of acquisition, consolidation or merger) or shall own any material license, franchise or right used in the operation of any of the Project Assets of the Project or (c) an Unrestricted Subsidiary or Special Subsidiary ceases to be an


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

Unrestricted Subsidiary or Special Subsidiary, as the case may be, pursuant to the terms of the Mortgage Note Indenture or is designated by the Board of Directors to be a Restricted Subsidiary pursuant to the terms of the Mortgage
Note Indenture and, in each case such Restricted Subsidiary shall have a net worth, annual revenues or net income in excess of $1.0 million (including by reason of acquisition, consolidation or merger) or shall own any material license, franchise or right used in the operation of any of the Project Assets of the Project, the Issuers shall cause such Restricted Subsidiary to (i) execute and deliver to the Mortgage Note Trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Mortgage Note Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a secured basis, all of the Issuers obligations under the Mortgage Notes, the Mortgage Note Indenture and the Collateral Documents on the terms set forth in the Mortgage Note Indenture and (ii) deliver to the Mortgage Note Trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary. Such newly created Mortgage Note Guaranty will be secured by a lien or charge on all Note Collateral of such Restricted Subsidiary.

     The payment of principal of, premium, if any, and interest on the Subordinated Mortgage Note Guaranties is subordinated in right of payment, as set forth in the Mortgage Note Indenture, to the prior payment in full of all Senior Debt of the Subordinated Mortgage Note Guarantors, whether outstanding on the date of the Mortgage Note Indenture or thereafter incurred.

     Upon any distribution to creditors of the Subordinated Mortgage Note Guarantors in a liquidation or dissolution of the Subordinated Mortgage Note Guarantors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subordinated Mortgage Note Guarantors or their property, an assignment for the benefit of creditors or any marshalling of the Subordinated Mortgage Note Guarantors' assets and liabilities, the holders of Senior Debt of the Subordinated Mortgage Note Guarantors are entitled to receive payment in full of all Obligations due in respect of such Senior Debt of the Subordinated Mortgage Note Guarantors (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Subordinated Mortgage Note Guarantors) before the Holders of Subordinated Mortgage Note Guaranties will be entitled to receive any payment with respect to the Subordinated Mortgage Note Guaranties, and until all Obligations with respect to Senior Debt of the Subordinated Mortgage Note Guarantors are paid in full, any distribution to which the holders of Subordinated Mortgage Note Guaranties would be entitled shall be made to the holders of Senior Debt of the Subordinated Mortgage Note Guarantors (except that Holders of Subordinated Mortgage Note Guaranties may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"). The Subordinated Mortgage Note Guarantors also may not make any payment upon or in respect of the Subordinated Mortgage Note Guaranties (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt of the Subordinated Mortgage Note Guarantors occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Senior Debt of the Subordinated Mortgage Note Guarantors that permits holders of the Senior Debt of the Subordinated Mortgage Note Guarantors as to which such default relates to accelerate its maturity and the Mortgage Note Trustee receives a notice of such default (a "Payment Blockage Notice") from the Subordinated Mortgage Note Guarantors or the holders of any Senior Debt of the Subordinated Mortgage Note Guarantors; provided, however, that, except to the extent provided in the second succeeding paragraph, the foregoing provisions shall not restrict the Issuers from making payments of principal, premium or interest on or with respect to the Mortgage Notes (including without limitation, by redemption, repurchase or other acquisition). Payments on the Subordinated Mortgage Note Guaranties may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt of the Subordinated Mortgage Note Guarantors has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Subordinated Mortgage Note that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Mortgage Note Trustee shall be, or be made, the basis for a subsequent


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

Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

     The Mortgage Note Indenture further requires that the Subordinated Mortgage Note Guarantors promptly notify holders of Senior Debt of the Subordinated Mortgage Note Guarantors if payment of the Mortgage Notes is accelerated because of an Event of Default.

     As used in the foregoing, "Senior Debt" of the Subordinated Mortgage Note Guarantors means (i) the guaranties by the Subordinated Mortgage Note Guarantors of all Indebtedness outstanding under Bank Credit Facility and all Hedging Obligations with respect thereto, (ii) the guaranty by Mall Intermediate Holdings of all Indebtedness outstanding under the Mall Construction Loan Facility and all Hedging Obligation with respect thereto,
(iii) any other Indebtedness permitted to be incurred by the Subordinated Mortgage Note Guarantors under the terms of the Mortgage Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Mortgage Note Guaranties and (iv) all obligations with respect to the foregoing. Also, as used in the foregoing, "Permitted Junior Securities" means Equity Interests in the Subordinated Mortgage Note Guarantors or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt of the Mortgage Note Indenture) to substantially the same extent as, or to a greater extent than, the Subordinated Mortgage Note Guaranties are subordinated to Senior Debt of the Subordinated Mortgage Guarantors pursuant to the Mortgage Note Indenture.


Further Assurances
     The Mortgage Note Indenture provides that the Issuers will (and will cause each of their Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order (i) to carry out more effectively the express purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and contemplated thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Mortgage Note Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Mortgage Note Trustee or under any other instrument executed in connection therewith or granted to the Issuers under the Collateral Documents or under any other instrument executed in connection therewith.


Reports
     Under the terms of the Mortgage Note Indenture, the Company will file with the Mortgage Note Trustee and provide holders of Mortgage Notes, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rule or regulation prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Mortgage Note Indenture requires the Company to continue to file with the Commission and provide the Mortgage Note Trustee and each holder with, without cost to each holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein (or required in any successor form); provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings. Notwithstanding


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

the foregoing, if any Person that, directly or indirectly, owns more than 50% of the common equity of the Company is subject to the periodic reporting and the informational requirements of the Exchange Act, the Company will not be required to file the reports specified in the preceding sentence so long as it provides annual and quarterly financial statements of the Company (which will include summarized financial information concerning Venetian) to the holders of the Mortgage Notes. The Company will in all cases, without cost to each recipient, provide copies of such information to the holders of the Mortgage Notes and, if it is not permitted to file such reports with the Commission, shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request. In addition, the Company has agreed that, for so long as any Mortgage Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Not later than the date of filing any quarterly or annual report, the Company shall deliver to the Mortgage Note Trustee an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by the covenant relating to "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements at the time of such Restricted Payment.


Security
     To the extent permitted by applicable law and subject to any required approval of any Governmental Instrumentality, the Mortgage Notes are secured by a Lien on the Note Collateral owned by the Issuers and each Secured Mortgage Note Guaranty is secured by the Note Collateral owned by each Secured Mortgage Note Guarantors, in each case whether such Note Collateral is now owned or hereafter acquired. Such Lien is prior to all other Liens on the Note Collateral, except for Permitted Liens which includes the prior Lien on the Project Assets securing the Bank Credit Facility and the prior Lien on the Mall Collateral securing the Mall Construction Loan Facility and the Bank Credit Facility. Except for the Lien in favor of the Mortgage Notes on the Mortgage Notes Proceeds Account, the Liens securing the Bank Credit Facility and the Mall Construction Loan Facility will be prior to the Lien securing the Mortgage Notes. Mall Construction Lender has a first priority Lien on the Mall Collateral, the lenders under the Bank Credit Facility have a first priority Lien on the Project Assets and a second priority Lien on the Mall Collateral and the holders of the Mortgage Notes have a second priority Lien on the Project Assets and a third priority Lien on the Mall Collateral. Upon Completion and the satisfaction of certain other conditions, the assets comprising the Mall Collateral will be released from the Lien securing the Bank Credit Facility and the Mortgage Notes and transferred to the Mall Subsidiary in connection with the release of the Issuers and the Mall Construction Subsidiary from further obligations under the Mall Construction Loan Facility. Upon the creation of the Phase II Land as a separate parcel, the Phase II Land may be transferred to the Phase II Subsidiary and upon such transfer the Phase II Land will be released from the Lien securing the Bank Credit Facility and the Mortgage Notes. To the extent that any Specified FF&E is purchased (including providing any deposits) with the proceeds under the revolving loan facility of the Bank Credit Facility, all indebtedness under the Bank Credit Facility will be secured by the Note Collateral and such Specified FF&E and the Mortgage Note Trustee and the holders of the Mortgage Notes will have no security interest in such Specified FF&E.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Mortgage Note Indenture and the Collateral Documents, the Issuers and their Subsidiaries are entitled to use the Note Collateral in a manner consistent with normal business practices. Upon the occurrence and during the continuance of an Event of Default, but subject to certain terms, conditions and limitations in the Intercreditor Agreement, the Mortgage Note Trustee may sell the Note Collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the Mortgage Note Trustee for the benefit of the holders of the Mortgage Notes shall be distributed by the Mortgage Note Trustee in accordance with the provisions of the Mortgage Note Indenture. See "Description of Intercreditor Agreement."

     Under the terms of the Collateral Documents but subject to certain terms, conditions and limitations set forth in the Intercreditor Agreement, the Mortgage Note Trustee determines the circumstances and manner in which the Note Collateral shall be disposed of, including, but not limited to, the determination


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of whether to release all or any portion of the Note Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Note Collateral following an Event of Default. Subject to certain additional provisions set forth in the Mortgage Note Indenture, the Note Collateral may be released from the Lien and security interest created by the Mortgage Note Indenture and the Collateral Documents at any time or from time to time upon the request of the Issuers pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent under the Mortgage Note Indenture and under any applicable Collateral Document have been met and specifying (i) the identity of the Note Collateral to be released and (ii) the provision of the Mortgage Note Indenture which authorizes such release. The Mortgage Note Trustee shall release (at the sole cost and expense of the Issuers) (i) all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Note Collateral that does not constitute Project Assets), and all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary or Special Subsidiary but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the Company or a Restricted Subsidiary); provided, such contribution, sale, lease, conveyance, transfer or other disposition is or will be in accordance with provisions of the Mortgage Note Indenture, including, without limitation, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other disposition are or will be applied (subject to the provisions of the Intercreditor Agreement) in accordance with the Mortgage
Note Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with the covenant described above under "Event of Loss"; (iii) all Note Collateral which may be released with the consent of holders pursuant to the amendment provisions of the Mortgage Note Indenture; (iv) the Mall Collateral and the Phase II Land, in accordance with the terms of the Mortgage Note Indenture and the Collateral Documents; (v) all Note Collateral (except as provided in the discharge and defeasance provisions of the Mortgage Note Indenture and, in particular, the funds in the trust fund described in such provisions) upon discharge or defeasance of this Indenture in accordance with the discharge and defeasance provisions of the Mortgage Note Indenture; (vi) all Note Collateral upon the payment in full of all obligations of the Issuers with respect to the Mortgage Notes and the Mortgage Note Guarantors with respect the Mortgage Note Guaranties; and (vii) Note Collateral of a Mortgage Note Guarantor whose Note Guaranty is released pursuant to the terms of the Mortgage Note Indenture.


Events of Default and Remedies
     The Mortgage Note Indenture provides that each of the following constitutes an Event of Default: (i) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Mortgage Notes or under any Mortgage Note Guaranty; (ii) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Mortgage Notes or under any Mortgage Note Guaranty; (iii) failure by the Issuers or any Mortgage Note Guarantor to offer to purchase or to purchase the Mortgage Notes, in each case when required under an offer made pursuant to the provisions of the Mortgage Note Indenture; (iv) failure by (a) the Issuers or any Mortgage Note Guarantor to comply with the provisions described under the captions "Restricted Payments" or limitations on "Incurrence of Indebtedness and Issuance of Disqualified Stock" or (b) any Special Subsidiary to comply with the provisions described under the caption "Special Subsidiary Restricted Payments"; (v) failure by the Issuers or any Mortgage Note Guarantor for 45 days after receipt of written notice from the Mortgage Note Trustee to comply with any of its other agreements in the Mortgage Note Indenture, the Collateral Documents, the Mortgage Notes or the Mortgage Note Guaranties; provided, however, that any such failure with respect to any Collateral Documents will not be deemed to have occurred for purposes of the foregoing, and notice thereof shall not be deemed to have been delivered, until the delivery of notice and the expiration of all available grace periods provided for in the applicable Collateral Documents; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers, any of their Restricted Subsidiaries or any Special Subsidiary or the payment of which is guaranteed by the Issuers, any of their Restricted Subsidiaries or any Special Subsidiary, whether such Indebtedness or Guaranty now exists or is created after the Issuance Date, which default (a) in the case of the Issuers or any of their Restricted


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Subsidiaries only, is caused by a failure to pay when due at final maturity
(giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $10 million or more; (vii) failure by the Issuers or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days; (viii) the repudiation by the Issuers or any of their Subsidiaries of its obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Note Guarantee or any of the Collateral Documents for any reason that, in each case, would materially and adversely impair the benefits to the Mortgage Note Trustee or the holders of the Mortgage Notes thereunder; (ix) certain events of bankruptcy or insolvency with respect to the Issuers, any Special Subsidiary or any Mortgage Note Guarantor that is a Significant Subsidiary of the Issuers or any group of Mortgage Note Guarantors that together would constitute a Significant Subsidiary of the Issuers; (x) after the Project becomes Completed, revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Project; (xi) the Project is not Completed by the Outside Completion Deadline and continues to be not Completed; or (xii) failure by Interface to comply with its obligations under the Cooperation Agreement with respect to a change of control of Interface or a sale, transfer or other disposition by Interface of its interest in the Expo Center or the incurrence by Interface of Indebtedness.

     Subject to the provisions of the Intercreditor Agreement, if any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Mortgage Note Trustee or the holders of at least 25% in principal amount of the then outstanding Mortgage Notes may declare the principal, premium and Liquidated Damages, if any, interest and any other monetary obligations on all the Mortgage Notes to be due and payable immediately. See "Description of Intercreditor Agreement." Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, or any Mortgage Note Guarantor that is a Significant Subsidiary, all outstanding Mortgage Notes will become due and payable without further action or notice. Holders of the Mortgage Notes may not enforce the Mortgage Note Indenture or the Mortgage Notes except as provided in the Mortgage Note Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Mortgage Notes may direct the Mortgage Note Trustee in its exercise of any trust power, including the exercise of any remedy under the Collateral Documents. The Mortgage Note Trustee may withhold from holders of Mortgage Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In addition, the Mortgage Note Trustee shall have no obligation to accelerate the Mortgage Notes if in the best judgment of the Mortgage Note Trustee acceleration is not in the best interest of the holders of the Mortgage Notes.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention and for the purpose of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Mortgage Notes pursuant to the optional redemption provisions of the Mortgage
Note Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

     The holders of a majority in aggregate principal amount of the Mortgage Notes then outstanding by notice to the Mortgage Note Trustee may on behalf of the holders of all of the Mortgage Notes waive any existing Default or Event of Default and its consequences under the Mortgage Note Indenture except a continuing Default or Event of Default in the payment of interest on, premium or Liquidated Damages, if any, or the principal of, any Mortgage Note held by a non-consenting holder.

     For a discussion of the effect of the Intercreditor Agreement on the ability of the Mortgage Note Trustee or the holders of Mortgage Notes to exercise remedies after an Event of Default, see "Description of Intercreditor Agreement--Events of Default; Pre-Completion Remedies," and "--Events of Default; Post-Completion Remedies."


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

     The Collateral Documents generally provide for the application of the internal laws of the State of New York, except to the extent that (i) the laws of Nevada are mandatory or (ii) validity or perfection of security interests in respect of certain items of collateral (such as real property) is governed by the laws of the jurisdiction where such collateral is located. The Mortgage
Note Indenture, the Mortgage Notes and any Mortgage Note Guaranty provide, with certain exceptions, for the application of the internal laws of the State of New York. There is no certainty regarding whether New York or Nevada law would be applied by any court with respect to the enforcement of remedies under the Mortgage Notes, the Mortgage Note Indenture, any Mortgage Note Guaranty or the Collateral Documents.

     Due to restrictions upon gaming activities in Nevada, the Mortgage Note Trustee may incur delays or possibly frustration in its effort to sell all or a portion of the Note Collateral. Operators of gaming facilities in Nevada are required to be licensed and are required by applicable Gaming Authorities to file applications, be investigated and be found suitable. Such requirements for governmental approval may delay or preclude a sale of the Note Collateral to a potential buyer at a foreclosure sale or sales. This may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Note Collateral. In addition, the disposition of Note Collateral consisting of gaming devices is subject to the prior approval of the Nevada Board. Moreover, the gaming industry could become subject to different or additional regulations during the term of the Mortgage Notes, which could further adversely affect the practical rights and remedies that the Mortgage Note Trustee would have upon the occurrence of an Event of Default.

     Before pursuing any foreclosures or otherwise executing on any of the Note Collateral, the Mortgage Note Trustee will need to consider the effect of Nevada law, which requires that where a debt is secured by real property, the debtor may require the creditor to exhaust its real property security before pursuing a judicial proceeding to obtain a monetary judgment against the debtor. If the creditor attempts to collect the indebtedness without first exercising its remedies under its deed of trust, the debtor could defend such action by requiring the creditor to first exhaust its rights under the deed of trust through statutory foreclosure proceedings. If, however, the debtor permitted the creditor to obtain a judgment without first exhausting remedies under the deed of trust, assuming such action was not stayed or dismissed before the entry of a final monetary judgment, then under Nevada law the lien of the deed of trust would be released and discharged. This Nevada law is referred to as the "One Action" Rule.

     Real property pledged as security may be subject to known and unknown environmental risks or liabilities which can adversely affect the property's value. In addition, under the federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), as amended, for example, a secured lender may be held liable, in certain limited circumstances, for the costs of remediating a release of or preventing a threatened release of hazardous substances at a mortgaged property. There may be similar risks under state laws or common law theories.

     Under CERCLA, a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest" is not a property owner, and thus not a responsible person under CERCLA. Lenders have seldom been held liable under CERCLA. The lenders who have been found liable have generally been found to have been sufficiently involved in the mortgagor's operations so that they have "participated in the management of the borrower." CERCLA does not specify the level of actual participation in management. CERCLA was amended in 1996 to provide certain "safe harbors" for foreclosing Lenders; however, the courts have not yet issued any definitive interpretations of the extent of these safe harbors. There is currently no controlling authority on this matter.

     The Mortgage Note Trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the Mortgage Note Trustee under the Collateral Documents or which are specified in any Collateral Documents.

     The Issuers are required to deliver to the Mortgage Note Trustee annually a statement regarding compliance with the Mortgage Note Indenture, and the Issuers are required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Issuers, to deliver to the Mortgage Note Trustee a statement specifying such Default or Event of Default.


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No Personal Liability of Directors, Officers, Employees, Incorporators and
Stockholders
     No director, officer, employee, incorporator or stockholder of the Issuers or the Mortgage Note Guarantors, as such, has any liability for any obligations of the Issuers or the Mortgage Note Guarantors under the Mortgage Notes, any Mortgage Note Guaranty, the Mortgage Note Indenture, the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Mortgage Notes by accepting a Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Mortgage Notes and the Mortgage Note Guaranties.


Legal Defeasance and Covenant Defeasance
     The obligations of the Issuers and the Mortgage Note Guarantors under the Mortgage Note Indenture will terminate (other than certain obligations) and the Note Collateral will be released upon payment in full of all of the Mortgage Notes. The Issuers may, at their option and at any time, elect to have all of their and any Mortgage Note Guarantor's obligations discharged with respect to the outstanding Mortgage Notes and any Mortgage Note Guarantees ("Legal Defeasance") and cure all then existing Events of Default except for (i) the rights of holders of outstanding Mortgage Notes to receive payments in respect of the principal of, premium, if any, and interest on such Mortgage Notes when such payments are due solely out of the trust created pursuant to the Mortgage
Note Indenture, (ii) the Company's, Venetian's and any Mortgage Note Guarantor's obligations with respect to the Mortgage Notes concerning issuing temporary Mortgage Notes, registration of Mortgage Notes, mutilated, destroyed, lost or stolen Mortgage Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Mortgage Note Trustee, and the Issuers' and any Mortgage Note Guarantor's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Mortgage Note Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and any Mortgage Note Guarantor released with respect to certain covenants that are described in the Mortgage Note Indenture ("Covenant Defeasance") and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Mortgage Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Mortgage Notes. In addition, the Note Collateral will be released upon Covenant Defeasance or Legal Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Mortgage Note Trustee, in trust, for the benefit of the holders of the Mortgage Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest due on the outstanding Mortgage Notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the Mortgage Notes Indenture; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Mortgage Note Trustee an opinion of tax counsel in the United States reasonably acceptable to the Mortgage Note Trustee confirming that (A) the Issuers have received from the United States Internal Revenue Service a ruling (a copy of which shall accompany such opinion of counsel) or (B) since the Issuance Date of the Mortgage Note Indenture, there has been a change in the applicable U.S. federal income tax law such that a ruling is no longer required, in either case to the effect that, and based thereon such opinion of tax counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding Mortgage Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Mortgage Note Trustee an opinion of tax counsel in the United States reasonably acceptable to the Mortgage Note Trustee confirming that the holders of the outstanding Mortgage Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing


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with respect to certain Events of Default on the date of such deposit; (v) such
Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Mortgage Note Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (vi) the Issuers shall have delivered to the Mortgage Note Trustee an opinion of counsel to the effect that, as of the date of such opinion following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States state law and that the Mortgage Note Trustee has a perfected security interest in such trust funds for the ratable benefit of the holders; (vii) the Issuers shall have delivered to the Mortgage Note Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and (viii) the Issuers shall have delivered to the Mortgage Note
Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, have been complied with.


Transfer and Exchange
     A Holder may transfer or exchange Mortgage Notes in accordance with the Mortgage Note Indenture. The Registrar and the Mortgage Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Mortgage Note Indenture. The Issuers are not required to transfer or exchange any Mortgage Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Mortgage Note for a period of 15 days before a selection of Mortgage Notes to be redeemed.

     The registered Holder of a Mortgage Note will be treated as the owner of it for all purposes.


Amendment, Supplement and Waiver
     Except as provided in the next three succeeding paragraphs, the Mortgage
Note Indenture, the Mortgage Notes, the Mortgage Note Guaranties or the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Mortgage Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Mortgage Notes), and any existing default or compliance with any provision of the Mortgage Note Indenture, the Mortgage Notes, the Mortgage Note Guaranties or the Collateral Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding Mortgage Notes (including consents obtained in connection with a tender offer or exchange offer for Mortgage Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Mortgage Notes held by a nonconsenting holder of Mortgage Notes): (i) reduce the principal amount of Mortgage Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Mortgage Note or alter or waive the provisions with respect to the redemption of the Mortgage Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Mortgage Note; (iv) waive a Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Mortgage Notes (except a rescission of acceleration of the Mortgage Notes by the holders of at least a majority in aggregate principal amount of the Mortgage Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Mortgage Note payable in money other than that stated in the Mortgage Notes;
(vi) make any change in the provisions of the Mortgage Note Indenture relating to waivers of past Defaults or the rights of holders of Mortgage Notes to receive payments of principal of or premium and Liquidated Damages, if any, or interest on the Mortgage Notes; (vii) release all or substantially all of the Note Collateral from the Lien of the Mortgage Note Indenture or the Collateral Documents (other than in accordance with the Mortgage Note Indenture and the Collateral Documents); or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Mortgage Notes, the Issuers, the Mortgage Note Guarantors and the Mortgage Note Trustee together may amend or supplement the


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Mortgage Note Indenture, the Mortgage Notes, the Mortgage Note Guaranties or
the Collateral Documents to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated Mortgage Notes in addition to or in place of certificated Mortgage Notes, to provide for the assumption of the Issuers' obligations to holders of the Mortgage Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Mortgage Notes (including providing for additional Mortgage Note Guaranties pursuant to the Mortgage Note Indenture or additional collateral), or that does not adversely affect the legal rights under the Mortgage Note Indenture or the Collateral Documents of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Mortgage Note Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents.



Concerning the Mortgage Note Trustee
     The Mortgage Note Indenture contains certain limitations on the rights of the Mortgage Note Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Mortgage Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Mortgage Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy, available to the Mortgage Note Trustee, subject to certain exceptions. The Mortgage Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Mortgage Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Mortgage Note Trustee will be under no obligation to exercise any of its rights or powers under the Mortgage Note Indenture at the request of any holder of Mortgage Notes, unless such holder shall have offered to the Mortgage Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.


Governing Law
     The Mortgage Note Indenture and the Mortgage Notes are, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The Collateral Documents are governed by the laws of the State of New York, except to the extent that (i) the laws of Nevada are mandatory or (ii) validity or perfection of security interests in respect of certain items of collateral, including, without limitation, real property, is governed by the laws of the jurisdiction where such collateral is located.


Additional Information
     Any holder of the Mortgage Notes or prospective investor may obtain a copy of the Mortgage Note Indenture, the Registration Rights Agreement and the Collateral Documents without charge by writing to Las Vegas Sands, Inc., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Attention: Corporate Secretary.


Certain Definitions
     Set forth below are certain defined terms used in the Mortgage Note Indenture. Reference is made to the Mortgage Note Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this


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definition, "control" (including, with correlative meanings, the terms
"controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

     "Applicable Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of the Issuers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Mortgage Note Trustee by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in the Issuers.

     "Approved Equipment Funding Commitments" means, collectively, (a) the General Electric Capital Corporation Commitment (as defined in the Disbursement Agreement) and (b) any replacement of such commitment from an institutional or other lender reasonably acceptable to the Bank Agent and the Mall Construction Lender if (i) such commitment is in form and substance reasonably satisfactory to the Bank Agent and the Mall Construction Lender and does not include any conditions to funding that are not included in the General Electric Capital Corporation Commitment and (ii) the lender providing such commitment enters into intercreditor arrangements substantially similar to the intercreditor arrangements of General Electric Capital Corporation.

     "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets or rights (including by way of a sale and leaseback) of the Issuers or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary other than Venetian (whether in a single transaction or a series of related transactions), in each case, other than (a) a disposition of inventory or goods held in the ordinary course of business, (b) the disposition of all or substantially all of the assets of either of the Issuers in a manner permitted pursuant to the provisions described above under the caption "Certain Covenants--Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Mortgage Note Indenture, (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under the covenant described above under the caption "Certain Covenants--Restricted Payments" or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (d) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $1.0 million, (e) any Event of Loss,
(f) any Lease Transaction or any grant of easement or Permitted Liens, (g) any dedication permitted pursuant to the covenant described above under the caption "Certain Covenants--Restrictions on Leasing and Dedication of Property," (h) the transfer of the Mall Collateral to the Mall Subsidiary, (i) the transfer of the Phase II Land to the Phase II Subsidiary, (j) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary of the Issuers or by a Wholly Owned Restricted Subsidiary of the Issuers to another Wholly Owned Restricted Subsidiary of the Issuers, (k) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Issuers to the Issuers or another Wholly Owned Restricted Subsidiary of the Issuers, (l) any sale, conveyance, transfer or other disposition of property that secures Non-Recourse Financing or any financing permitted by clause (p) under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" that is to or on behalf of the lender of such Non-Recourse Financing or other financing or (m) any licensing of tradenames or trademarks in the ordinary course of business by any of the Issuers or their Restricted Subsidiaries.

     "Bank Agent" means The Bank of Nova Scotia, in its capacity as administrative agent under the Bank Credit Facility and its successors in such capacity.

     "Bank Credit Facility" means that certain Credit Agreement among the Company and Venetian, as borrowers, the lenders listed therein, Goldman Sachs Credit Partners L.P., as arranger and syndication agent and The Bank of Nova Scotia, as administrative agent, and any extension, refinancing, renewal, replacement, substitution or refund thereof ("Bank Credit Facility Refinancing"); provided, however that (i) the aggregate amount of such Bank Credit Facility Refinancing shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount


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of reasonable expenses incurred and any premium paid in connection therewith)
and (ii) such Bank Credit Facility Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded.

     "Billboard Lease" means that certain Lease Agreement by and between Venetian and Mall Subsidiary relating to certain space that will be subleased by "Billboard Live!" as amended from time to time in accordance with the terms thereof.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, including, without limitation, if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

     "Cash Equivalents" means (a) United States dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" by Standard & Poor's Corporation ("S&P") or "A2" by Moody's Investors Service, Inc. ("Moody's") (S&P and Moody's together with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent obligations, a "Rating Agency") or the equivalent by another Rating Agency, if applicable, or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-part custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition of such investment contract) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition of such investment contract) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition of such contract or investment agreement) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when


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and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent if prior to Completion or (subject to the rights of creditors with prior Liens) the Mortgage Note Trustee if after Completion (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of aquisition thereof) of at least "A" or "A2" or the equivalent by any Rating Agency.

     "Casino Lease" means that certain lease between the Company and Venetian dated as of the Closing Date with respect to the operation of the Casino for the Project, as amended, revised or modified from time to time in accordance with the terms thereof.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries, taken as a whole (except in connection with an Event of Loss);
(ii) either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Sole Stockholder and its Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuers; (iii) after an initial public offering of the common stock of the Issuers, the consummation of any transaction or series of transactions the result of which is that any person or group (as defined above), other than the Sole Stockholder and its Related Parties, (1) beneficially owns more of the voting power of the Voting Stock of the Issuers than is beneficially owned, in the aggregate, by the Sole Stockholder and its Related Parties and (2) beneficially owns more than 20% of the voting power of the Voting Stock of either of the Issuers; (iv) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; (v) the adoption of a plan relating to liquidation or dissolution of either of the Issuers or any Mortgage Note Guarantor (except liquidation of (a) Venetian into the Company and (b) any Mortgage Note Guarantor into the Company, Venetian or another Mortgage Note Guarantor) or
(vi) if any Person other than the Sole Stockholder and Related Parties beneficially owns more than 50% of the voting and non voting common stock of the Company.

     "Code" means, the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

     "Collateral Documents" means, collectively, the Mortgage Notes Indenture Leasehold Deed of Trust, the Mortgage Notes Indenture Fee Deed of Trust, the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust, the Disbursement Agreement, the Completion Guaranty, the Mortgage Notes Indenture Leasehold Security Agreement, the Mortgage Notes Indenture Fee Security Agreement, the Mortgage Notes Indenture Environmental Indemnity or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Mortgage Note Trustee in the Note Collateral.

     "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

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     "Company" means Las Vegas Sands, Inc., a Nevada corporation, or any successor thereto permitted under the Mortgage Note Indenture.

     "Completed" or "Completion" has the meaning given to the term "Mall Release Date" under the Disbursement Agreement, which term generally means that
(a) the Project has been substantially completed in substantial accordance with the Plans and Specifications (except for additions and expansions to the Casino Resort (other than the Mall) not contemplated by the Plans and Specifications in effect on the Issuance Date, which additions and expansions will be subject to certain limitations, including the requirement that they do not materially interfere with the use and operation of any other portion of the Casino Resort) and is free of Liens (other than Permitted Liens), (b) the furnishings, fixtures and equipment for the Casino and the Mall have been installed and the furnishings, fixtures and equipment for at least 2000 suites in the Hotel have been installed, (c) the scope and costs to complete remaining items have been quantified, and (d) the Issuers have sufficient available funds, pursuant to the Disbursement Agreement, to pay for remaining project costs plus a specified contingency, each as appropriately certified by the Construction Consultant and/or the Project Architect, all as more particularly set forth in the Disbursement Agreement.

     "Completion Guaranty" means that certain Guaranty executed by the Sole Stockholder in favor of the Bank Agent (acting on behalf of the lenders under the Bank Credit Facility), the Mall Construction Lender and the Mortgage Notes Trustee (acting on behalf of the Mortgage Note holders) as amended, revised or modified from time to time in accordance with the terms thereof.

     "Completion Guaranty Loan" means funds provided by the Sole Stockholder in satisfaction of his obligations pursuant to the Completion Guaranty which are treated by the Sole Stockholder and the Issuers as a subordinated loan to the Issuers pursuant to the Completion Guaranty.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based upon net income or net profits of such Person and its Restricted Subsidiaries to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income (not including any gaming revenue tax), plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income, minus (e) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash expenses (excluding any noncash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as defined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (c) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guarantee of Indebtedness of any other Person if such Guarantee were called upon.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be


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included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (iii) the Net Income for such period of any Restricted Subsidiary that is not a Mortgage Note Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) no effect shall be given to any minority or preferred interest in Venetian for purposes of computing Consolidated Net Income.

     "Consolidated Net Worth" means, with respect to any Person at any time, the sum of the following items, as shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date (i) the common equity of such Person and its Restricted Subsidiaries; (ii) (without duplication), (a) the aggregate liquidation preference of Preferred Stock of such Person and its Restricted Subsidiaries (other than Disqualified Stock), and (b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (iii) less any goodwill incurred subsequent to the Issuance Date; and (iv) less any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a consolidated basis for such Person and its Restricted Subsidiaries, determined in accordance with GAAP; provided, that in calculating Consolidated Net Worth, any gain or loss from any Asset Sale shall be excluded; provided, however that in computing "Consolidated Net Worth," no adjustment shall be made for any minority interest in Venetian.

     "Construction Consultant" means Tishman Construction Corporation of Nevada or any other Person designated from time to time by the Bank Agent, the Mall Construction Lender and the Mortgage Notes Trustee, in their sole discretion acting pursuant to the Intercreditor Agreement, to serve as the Construction Consultant under the Disbursement Agreement.

     "Construction Management Agreement" means that certain Construction Management Agreement between the Company and the Construction Manager, dated as of February 15, 1997, as such agreement may be amended, modified, supplemented, restated or replaced from time to time.

     "Construction Manager" means Lehrer McGovern Bovis, Inc., a New York corporation.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Issuance Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) was appointed or elected to such Board of Directors by the Sole Stockholder or a Related Party.

     "Contracts" means, collectively, the contracts entered into, from time to time, between the Company and any contractor for performance of services or sales of goods in connection with the design, engineering, installation or construction of the Project.

     "Cooperation Agreement" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement among the Mall Construction Subsidiary, Venetian and Interface, as amended, revised or modified from time to time in accordance with its terms thereof.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Direct Construction Guaranty" means that certain Guaranty of Performance and Completion executed by Bovis, Inc., a New York corporation, in favor of the Company, as assigned by the Company to Venetian by that certain Assignment Agreement by and among the Company, Venetian and Bovis, Inc., as amended, revised or modified from time to time in accordance with its terms.


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     "Disbursement Agent" means The Bank of Nova Scotia, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity.

     "Disbursement Agreement" means that certain Funding Agents' Disbursement and Administration Agreement among the Issuers, Mall Construction Subsidiary, the Bank Agent, the Mortgage Notes Trustee, the Mall Construction Lender, the HVAC Provider and the Disbursement Agent as amended, revised or modified from time to time in accordance with its terms.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to November 15, 2004; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuers to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control, and Event of Loss or an Asset Sale occurring prior to the final maturity of the Mortgage Notes shall not constitute Disqualified Stock if the change of control provisions, event of loss provisions, or asset sale provisions, as the case may be, applicable to such Capital Stock specifically provide that the Issuers will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's and Venetian's compliance with the provisions of the Mortgage Note Indenture, including the covenant described under "Repurchase at the Option of Holders-- Change of Control," "--Event of Loss" and "--Asset Sales."

     "Equity Contribution" means the approximately $320.3 million of proceeds received by Venetian from the Company, Interface Holding or the Sole Stockholder (in the form of cash or property).

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Estimation Period" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

     "Excess Mall Proceeds" means the aggregate cash proceeds received by Mall Subsidiary from borrowings or from debt or equity issuances in excess of the cash amounts necessary to fund Mall Subsidiary's obligation to purchase certain assets pursuant to the Sale and Contribution Agreement.

     "Existing Indebtedness" means (i) up to $1.5 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Company or its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of sale of the Mortgage Notes on the Issuance Date and (ii) any current or future obligations under the HVAC Services Agreement as in effect on the Issuance Date.

     "Expo Center" means the Sands Expo and Convention Center.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness and the use of proceeds


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therefrom, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.


     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense of such Person for such period and (b) all capitalized interest of such Person and its Restricted Subsidiaries and (c) the product of (i) to the extent such Person is not treated as an S corporation, a partnership or a substantially similarly treated pass-through entity for federal income tax purposes, all dividend payments, whether or not in cash on any series of Preferred Stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests or dividends paid as an increase in liquidation preference on Preferred Stock, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Mortgage Note Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries (without giving effect to any minority or preferred interest of Venetian) and shall not include any Unrestricted Subsidiary or Special Subsidiary.


     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of its Subsidiaries.


     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct governing activities of the Issuers or any of their Restricted Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.


     "Government Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.


     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account


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of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Harrah's Road Way Agreement" means an agreement between Venetian and Harrah's Casino Resort as amended, revised, modified or restated, as contemplated by the existing Letter of Intent between the parties with respect to the sharing of the common roadway between the parties and certain plans with respect to the improvements to be made thereto.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "HVAC Provider" means Atlantic-Pacific Las Vegas, LLC, a Delaware limited liability company.

     "HVAC Services Agreement" means, collectively (i) that certain Energy Services Agreement between Venetian and the HVAC Provider, (ii) that certain Ground Lease between Venetian and the HVAC Provider, (iii) that certain Construction Agency Agreement between Venetian and the HVAC Provider and (iv) that certain Energy Services Agreement between Mall Subsidiary and the HVAC Provider, in each case, as amended from time to time in accordance with its terms.

     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person). For purposes of this definition, the term "Indebtedness" shall not include any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Company and its Subsidiaries, each Affiliate of the Company, and the Sole Stockholder and its Related Parties.

     "Indirect Construction Guaranty" means that certain Guaranty of Performance executed by The Peninsular and Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales, in favor of the Company, as assigned by the Company to Venetian by that certain Assignment Agreement by and among the Company, Venetian and The Peninsular and Oriental Steam Navigation Company as amended, revised, modified or restated from time to time in accordance with its terms.

     "Intercreditor Agreement" means the Intercreditor Agreement, among The Bank of Nova Scotia, as Bank Agent acting on behalf of the other lenders pursuant to the Bank Credit Facility, the Mortgage Note


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Trustee, acting on behalf of the holders of the Mortgage Notes, the Mall
Construction Lender and the Senior Subordinated Note Trustee, acting on behalf of the holders of the Senior Subordinated Notes, as amended, revised, modified or restated from time to time in accordance with its terms.

     "Interface" means Interface Group-Nevada, Inc., a Nevada corporation and wholly owned indirect subsidiary of the Sole Stockholder.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issuance Date" means the closing date for the sale and original issuance of the Mortgage Notes.

     "Lenders" means any of the lenders under the Bank Credit Facility, the Mall Construction Lender and the Mortgage Note holders.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Mall" means that certain enclosed retail, dining and entertainment complex of approximately 500,000 net leasable square feet more particularly described in the Plans and Specifications.

     "Mall Collateral" means all of the Issuers' and their Subsidiaries' right, title, and interest in and to (i) prior to the creation of the Mall I Parcel, the leasehold estate created by the Mall Lease and, thereafter, the Mall I Parcel; (ii) the leasehold estate created by the Billboard Lease; (iii) the Mall and any related improvements and equipment thereto; (iv) any reserves established by the Issuers, any of their Restricted Subsidiaries or any of their Special Subsidiaries relating to the Mall; and (v) any and all security agreements and an assignment of leases and rents creating a security interest in any rents or other income derived from the Mall.

     "Mall Construction Lender" means GMAC Commercial Mortgage Corporation, a California corporation, and its permitted successors and assigns.

     "Mall Construction Loan Agreement" means that certain Credit Agreement between the Issuers, Mall Construction Subsidiary and Mall Construction Lender, as amended, revised or modified from time to time in accordance with its terms.

     "Mall Construction Loan Facility" means the credit facility described and made available to the Issuers and Mall Construction Subsidiary pursuant to the Mall Construction Loan Agreement and any extension, refinancing, renewal, replacement, substitution or refunding thereof ("Mall Construction Loan Facility Refinancing"); provided, however that (i) the aggregate amount of Indebtedness under such Mall Construction Loan Facility Refinancing shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (ii) such Mall Construction Loan Facility Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (iii) to the extent such Mall Construction Loan Facility Refinancing Indebtedness is not supported by a guaranty of the Sole Stockholder on substantially similar terms as the terms of the Sole Stockholder's guaranty of Tranche B of the Mall Construction Loan Facility, such Mall Construction Loan Facility Refinancing Indebtedness shall contain a tranche with a principal amount, relative payment priority and other terms which are substantially similar to those required to be contained in the Substitute Tranche B Loan.


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     "Mall Construction Subsidiary" means Grand Canal Shops Mall Construction,
LLC, a Delaware limited liability company and a wholly owned subsidiary of Venetian.

     "Mall Holdings" means Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company and a subsidiary of Mall Intermediate Holdings.

     "Mall Intermediate Holdings" means Mall Intermediate Holding Company, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Venetian.

     "Mall I Parcel" means the Mall Space subdivided from the Project Site as a legally separate parcel and recorded with the applicable Government Instrumentalities.

     "Mall Lease" means the Lease by and between Venetian and Mall Construction Subsidiary pursuant to which Mall Construction Subsidiary leases from Venetian the Mall Space, as amended, revised or modified from time to time in accordance with its terms.

     "Mall Management Agreement" means the Mall Management Agreement between Forest City Enterprises and the Mall Contruction Subsidiary, as amended, revised or modifed.

     "Mall Manager" means Grand Canal Shops Mall MM, Inc., a wholly owned subsidiary of the Company.

     "Mall Space" means that certain space upon which the Mall will be located as more specifically described in an Annex to the Mortgage Note Indenture.

     "Mall Subsidiary" means Grand Canal Shops Mall, LLC, a Delaware limited liability company.

     "Mortgage Note Make-Whole Premium" means, with respect to a Mortgage Note, an amount equal to the greater of (i) 12.25% of the outstanding principal amount of such Mortgage Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Mortgage Note as if such Mortgage Note were redeemed on November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Mortgage Note.

     "Mortgage Notes" means the Company's 12-1/4% Mortgage Notes due November 15, 2004 issued pursuant to the Mortgage Note Indenture.

     "Mortgage Notes Indenture Environmental Indemnity" means that Environmental Indemnity Agreement among the Company, Venetian and the Mortgage Note Trustee, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Indenture Fee Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by the Company and Venetian, as trustor, to the trustee thereunder, for the benefit of the Mortgage Note Trustee, as beneficiary, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Indenture Leasehold Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing and made by the Mall Construction Subsidiary, as trustor, to the trustee thereunder, for the benefit of the Mortgage Note Trustee, as beneficiary, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Indenture Mall Parcel Fee Deed of Trust" means the deed of trust in the form of Exhibit V-4 to the Disbursement Agreement to be executed by Mall Construction Subsidiary for the benefit of the Mortgage Note Trustee in accordance with the Disbursement Agreement, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Proceeds Account" means that certain Mortgage Notes Proceeds Account into which the net proceeds from the sale of the Mortgage Notes were deposited in accordance with the Disbursement Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant


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to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (iii) excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses) and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary) (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Mortgage Notes) on the asset or assets that are the subject of such Asset Sale or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested, all distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

     "Non-Recourse Financing" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the Principal Business or to construct, develop or equip the Mall Space and (i) as to which the lender upon default may seek recourse or payment against the Company or any Restricted Subsidiary only through the return or sale of the property or equipment or the other Specified FF&E so purchased or leased, or in the case of any Indebtedness with respect to the Mall Space, only through foreclosure upon the Mall Collateral and (ii) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Company or any Restricted Subsidiary.

     "Non-Recourse Indebtedness" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be, or (ii) is directly or indirectly liable, and (b) with respect to Non-Recourse Indebtedness of an Unrestricted Subsidiary, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness or Disqualified Stock, as the case may be, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or Disqualified Stock, as the case may be, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Note Collateral" means all assets, now owned or hereafter acquired, of the Company, Venetian or any Mortgage Note Guarantor defined as Collateral in the Collateral Documents, which will initially include (with certain exceptions) all real estate, improvements and all personal property owned by the Issuers (including (i) the Project Assets, (ii) the Mall Collateral, until the transfer and release thereof in accordance with the Sale and Contribution Agreement and the Disbursement Agreement), as well as a pledge of any intercompany notes held by either of the Issuers or the Mortgage Note Guarantors.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed on behalf of the Issuers or a Mortgage Note Guarantor, as the case may be, by two Officers (or if a limited liability company, two Officers of the


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managing member of such limited liability company) of the Issuers or a Mortgage
Note Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Venetian (or its managing members) or a Mortgage Note Guarantor, as the case may be, that meets the requirements set forth in the Mortgage Note Indenture.

     "Other Phase II Agreements" means any agreement entered into by the Issuers or their Subsidiaries with a Person for construction, development and operation of a hotel or casino on the Phase II Land (other than the Phase II Resort).

     "Outside Completion Deadline" means April 21, 1999, as the same may from time to time be extended pursuant to the Disbursement Agreement.

     "Permitted Construction Loan Refinancing" means (i) the incurrence of indebtedness and/or the issuance of Capital Stock by the Mall Subsidiary the proceeds of which are used to purchase the Mall Collateral pursuant to the Sale and Contribution Agreement (including, without limitation, the Tranche A Take-out Commitment and the Tranche B Take-out Commitment) and/or (ii) the assumption of the Mall Construction Loan Facility and/or the Substitute Tranche B Loan (or any permitted refinancing thereof) pursuant to the Sale and Contribution Agreement.

     "Permitted Investments" means (a) any Investments in the Issuers, any Mortgage Note Guarantor or in any Restricted Subsidiary that is not a Mortgage Note Guarantor if the Investments in such Restricted Subsidiary that is not a Mortgage Note Guarantor from the Issuers, any Mortgage Note Guarantor or any of the other Restricted Subsidiaries aggregate less than $1.0 million; (b) any Investments in Cash Equivalents; (c) Investments by the Issuers or any Restricted Subsidiary of the Issuers in a Person, if as a result of such Investment (i) such Person becomes a Mortgage Note Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, one of the Issuers or a Mortgage Note Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers; (f) receivables owing to the Issuers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (g) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (h) loans or advances to employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries (i) to fund the exercise price of options granted under the employment agreements and the Issuers' stock option plans or agreements, in each case, as in effect on the date of the Mortgage Note Indenture or (ii) for any other purpose not to exceed $2.0 million in the aggregate at any one time outstanding under this clause (ii); (i) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuers and any Restricted Subsidiary or in satisfaction of judgments; (j) other Investments in any Person (other than in an Affiliate of the Issuers) having a fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not to exceed $5.0 million; (k) Investments in any person engaged in the Principal Business which Investment is solely in the form of Equity Interests (other than Disqualified Stock) of the Issuers and (l) the initial designation on the Issuance Date of (i) Phase II Subsidiary, Phase II Holdings and Phase II Manager as Unrestricted Subsidiaries and (ii) Mall Subsidiary, Mall Holdings and Mall Manager as Special Subsidiaries; provided that in each case, no more than $1,000 is invested in any such Person at the time of designation.

     "Permitted Liens" means (a) Liens in favor of the Issuers and their Wholly Owned Restricted Subsidiaries; provided that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Mortgage Note Trustee or subordinate to the Lien in favor of the Mortgage Note Trustee securing the Mortgage Notes or any Mortgage Note Guaranty; (b) Liens on property of a Person existing


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at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of the Issuers or any Restricted Subsidiary of the Issuers; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of the Issuers or such Restricted Subsidiary; (c) Liens on property existing at the time of acquisition thereof by the Issuers or any Restricted Subsidiary of the Issuers; provided that such Liens were in existence prior to the contemplation of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Project and which obligations are not expressly prohibited by the Mortgage Note Indenture; provided, however, that the Issuers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Project, the Issuers have bonded within a reasonable time after becoming aware of the existence of such Lien; (e) Liens securing obligations in respect of the Mortgage Note Indenture, the Mortgage Notes and any Secured Mortgage Note Guaranty; (f) leases or Liens, to the extent permitted pursuant to the covenant entitled "Restrictions on Leasing and Dedication of Property"; (g) (1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Project, in the case of each of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; (h) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Issuers and their Restricted Subsidiaries; (i) after Completion, Liens securing Indebtedness in an aggregate amount not exceeding $25.0 million at any one time securing purchase money or lease obligations otherwise permitted by the Mortgage Note Indenture incurred or assumed in connection with the acquisition, purchase or lease of real or personal property to be used in the Principal Business of the Issuers or any of their Restricted Subsidiaries within 180 days of such incurrence or assumption; provided, that such Liens do not extend to any Note Collateral or to any property or assets of the Issuers or any Restricted Subsidiary other than the property or assets so purchased or leased and, at the time of incurrence, the principal amount of such Indebtedness does not exceed 75% of the value of the collateral securing such Indebtedness; (j) a leasehold mortgage in favor of a party financing the lessee of space within the Project; provided that (i) the lease affected by such leasehold mortgage is permitted pursuant to the covenant entitled "Restrictions on Leasing and Dedication of Property," (ii) neither the Issuers nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and
(iii) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Mortgage Notes Indenture Leasehold Deed of Trust and the Mortgage Notes Indenture Fee Deed of Trust, subject to the provisions of the last paragraph in the covenant described under the caption "-- Restrictions on Leasing and Dedication of Property"; (k) Liens securing the Mall Construction Loan Facility and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (n)(A) of the second paragraph of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock;" (l) Liens created or contemplated by the Cooperation Agreement and the HVAC Services Agreement; (m) Liens on real property of the Issuers arising pursuant to that certain Harrah's Road Way Agreement; (n) Liens created by the Predevelopment Agreement, as in effect on the date of the Mortgage Note Indenture; (o) Liens (i) to secure Indebtedness permitted by clauses (g), (h) or (p) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" and extending only to assets or Specified FF&E acquired in accordance with such clause and to any proceeds of such assets or Indebtedness and related collateral accounts in which such proceeds are held, and (ii) to secure Indebtedness permitted by clause (d) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that such Liens are not materially greater in extent than the Liens securing the Indebtedness so refinanced; (p) Liens created by the Other Phase II Agreements; (q) Liens prior to the Lien securing the Mortgage Notes to secure all Obligations under the Bank Credit Facility incurred pursuant to clause (a) of the second paragraph of the covenant described above under the caption "--Incurrence of


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

Indebtedness and Issuance of Disqualified Stock" and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (n)(A) of the second paragraph of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock;"
(r) until Completion is achieved, Permitted Liens (as defined in the Disbursement Agreement); (s) Liens incurred in connection with the construction of a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue; (t) Liens incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of the Completion of the Project; (u) Liens incurred in connection with Hedging Obligations incurred pursuant to clause (f) of the covenant described under the caption "Limitations on Incurrence of Indebtedness and the Issuance of Disqualified Stock"; (v) licenses of patents, trademarks and other intellectual property rights granted by the Issuers or any Subsidiary of the Issuers in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Issuer or such Subsidiary; (w) any judgment attachment or judgment Lien not constituting an Event of Default; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(y) any Lien created under the Sale and Contribution Agreement and (z) after Completion, Liens prior to the Lien securing the Mortgage Notes securing (A) up to an aggregate of $20.0 million of Indebtedness permitted to be incurred pursuant to clause (n)(B) of the second paragraph of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (B) up to an aggregate of $20.0 million of Indebtedness permitted to be incurred pursuant to clause (o) of the second paragraph of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company or Venetian, as the case may be (in each case, including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes (except that if all or any portion of the Completion Guaranty Loan or the Substitute Tranche B Loan is outstanding and held by the Sole Stockholder or a Related Party and is not paying current cash interest, then such estimated taxable income shall be determined without giving effect to any non-cash interest payments on such loans held by the Sole Stockholder or the Related Parties to the extent such non-cash interest is deductible)), for the related Estimation Period, as in a statement filed with the Mortgage Note Trustee, provided; however, that (A) prior to any distributions of Tax Amounts the Issuers shall deliver an officers' certificate to the effect that, in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by the Company, the Company qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and Venetian was treated as a partnership or substantially similarly treated pass-through entity for Federal income tax purposes for the period covered by such financial statements; provided, further, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to the Company or Venetian, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by the Company or Venetian, as the case may be.

     "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.


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     "Phase II Holdings" means Lido Casino Resort Holding Company, LLC, a
Delaware limited liability company and a subsidiary of Phase II Intermediate Holdings.

     "Phase II Intermediate Holdings" means Lido Intermediate Holding Company, LLC, a Delaware limited liability company, and a Wholly Owned Subsidiary of the Company.

     "Phase II Land" means that portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto.

     "Phase II Manager" means Lido Casino Resort MM, Inc., a special purpose Wholly Owned Subsidiary of the Company.

     "Phase II Resort" means the themed hotel and casino currently contemplated to be constructed on the Phase II Land and which will be physically connected to the Casino Resort.

     "Phase II Subsidiary" means Lido Casino Resort, LLC, a Nevada limited liability company and, at the Issuance Date, an Unrestricted Subsidiary of the Issuers.

     "Plans and Specifications" means the plans and specifications for the construction of the Casino Resort listed in an exhibit to the Disbursement Agreement, as the same may be modified from time to time in accordance with the Disbursement Agreement.

     "Pre-development Agreement" means the Sands Resort Hotel & Casino Agreement dated February 18, 1997 by and between Clark County and the Company as amended, revised, modified and restated.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "Principal Business" means the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating the conference center and meeting facilities and owning and operating a retail and entertainment mall (including the Mall prior to its transfer to the Mall Subsidiary) and acting as a member of Venetian in the case of the Company), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Company, Venetian and direct and indirect Restricted Subsidiaries (including, without limitation, engaging in transactions with Affiliates and incurring Indebtedness, providing guarantees or providing other credit support, in each case to the extent permitted under the Mortgage Note Indenture), owning and operating joint ventures to supply materials or services for the construction or operation of any resorts owned or operated by the Company and its Restricted Subsidiaries and entering into casino leases or management agreements for any casino situated on land owned by the Issuers or any of their Subsidiaries or owned or operated by the Issuers or any Affiliate of the Issuers.

     "Project" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities to be developed at the Project Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement.

     "Project Architect" means collectively, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

     "Project Assets" means, with respect to the Project at any time, all of the assets then in use related to the Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (i) the Phase II Land and/or the Mall Collateral and any improvements thereon after their transfer to the Unrestricted Subsidiary or Special Subsidiary as permitted by the Mortgage Note Indenture; (ii) any obsolete personal property determined by the Company's Board of Directors to be no longer useful or necessary to the operations or support of the Project;
(iii) the equipment owned by the HVAC Provider (unless purchased by Venetian or Mall Construction Subsidiary after the date hereof); and (iv) any equipment leased from a third party in the ordinary course of business.

     "Project Budget" means the Project Budget as in effect on the Issuance Date and attached as an exhibit to the Disbursement Agreement, as amended, revised or modified from time to time in accordance with the terms thereof.


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     "Project Documents" means the Construction Management Agreement, the
Direct Construction Guaranty, the Indirect Construction Guaranty, the Contracts, the Approved Equipment Funding Commitments, the Cooperation Agreement, the HVAC Services Agreement, the Mall Lease, the Sale and Contribution Agreement, the Treadway Agreement, the operating agreement of each of Venetian, Mall Intermediate Holdings, Mall Holdings and Mall Subsidiary and any other document or agreement entered into, relating to the development, construction, maintenance or operation of the Project (other than the documents relating to the Tranche A Take-out Commitment and the Tranche B Take-out Commitment) as the same may be amended from time to time in accordance with the terms and conditions of the Disbursement Agreement.

     "Public Equity Offering" means a bona fide underwritten sale to the public of common equity of the Company, Venetian or a Person holding more than 50% of the common equity of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC and results in gross aggregate proceeds to the Company or Venetian of at least $20.0 million.

     "Quarterly Payment Period" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Issuers, be paid during the last five days of the immediately preceding December).

     "Redemption Triggering Event" means (i) a Public Equity Offering; or (ii) the receipt by the Issuers or any of their Restricted Subsidiaries of Excess Mall Proceeds.

     "Related Parties" means (i) any spouse and any child, stepchild, sibling or descendant of the Sole Stockholder, (ii) any estate of the Sole Stockholder or any person under clause (i), (iii) any person who receives a beneficial interest in the Company or Venetian from any estate under clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who holds such beneficial interest in the Company or Venetian for the benefit of, or as fiduciary for, any person under clauses (i), (ii) or (iii) to the extent of such interest, (v) any corporation, trust, or similar entity owned or controlled by the Sole Stockholder or any person referred to in clause (i),
(ii), (iii) or (iv) or for the benefit of any person referred to in clause (i) and (vi) the spouse or issue of one or more of the individuals described in clause (i).

     "Repurchase Offer" means an offer made by the Issuers to purchase all or any portion of a holder's Mortgage Notes pursuant to the covenants described above under the captions entitled "Repurchase at the Option of Holders--Change of Control," "Repurchase at the Option of Holders--Asset Sales," or "Repurchase at the Option of Holders--Event of Loss."

     "Restricted Investment" means (i) an Investment other than a Permitted Investment or (ii) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted Subsidiary, provided that the amount of such Restricted Investment under this clause (ii) shall be such difference in value.

     "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuers that is not then an Unrestricted Subsidiary or a Special Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary or Special Subsidiary ceasing to be an Unrestricted Subsidiary or Special Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

     "Sale and Contribution Agreement" means that certain Sale and Contribution Agreement among the Venetian, Mall Construction Subsidiary and Mall Subsidiary, as such agreement may be amended, modified or renewed from time to time in accordance with its terms.

     "Senior Subordinated Notes" means the $97.5 million in aggregate principal amount of the Issuers 14-1/4% Senior Subordinated Notes due 2005, and any series of senior subordinated notes issued in exchange for such Senior Subordinated Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement.

     "Senior Subordinated Note Guarantors" means Phase II Intermediate Holdings, Mall Intermediate Holdings, Mall Construction Subsidiary and all future Restricted Subsidiaries of the Issuers.


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     "Senior Subordinated Note Indenture" means that certain Indenture by and among the Issuers, the Senior Subordinated Note Guarantors and the Senior Subordinated Note Trustee, as amended or supplemented from time to time.

     "Senior Subordinated Note Trustee" means First Union National Bank, in its capacity as trustee.

     "Services Agreement" means that Amended and Restated Services Agreement by and among the Company, Interface, Interface Holdings and the parties stated on the signature page thereto, as amended from time to time in accordance with its terms.

     "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issuance Date.

     "Sole Stockholder" means Sheldon G. Adelson.

     "Special Subsidiary" means the Mall Subsidiary, Mall Holdings, Mall Manager and any other Subsidiary so designated by the Board of Directors of the Company in accordance with the terms of the Mortgage Note Indenture.

     "Special Subsidiary Permitted Investments" means with respect to any Special Subsidiary (a) any Investments in a Wholly Owned Subsidiary of such Special Subsidiary engaged in a Special Subsidiary Principal Business; (b) any Investments in Cash Equivalents; (c) receivables owing to such Special Subsidiary or any Wholly Owned Subsidiary of such Special Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Special Subsidiary deems reasonable under the circumstances; (d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (e) loans or advances to employees made in the ordinary course of business of the Special Subsidiary; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Special Subsidiary or a Subsidiary or in satisfaction of judgments and (g) other Investments in any Person (other than an Affiliate of the Special Subsidiary) having a fair market value (measured on the date of each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $5.0 million.

     "Special Subsidiary Principal Business" means business limited to the following: (i) to acquire, hold, own, manage, market and operate a retail, restaurant and entertainment complex known as the Grand Canal Shops Mall (the "Property"), located at 3355 Las Vegas Boulevard, South, Las Vegas, Nevada,
(ii) to engage in the retail, restaurant and entertainment business at the Property and any activity and business incidental, directly related or similar thereto, and (iii) to engage in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business operated by the Mall Subsidiary (including, without limitation, owning and operating joint ventures to supply materials or services for the construction or operation of the Property, engaging in transactions with Affiliates to the extent permitted under the Mortgage Note Indenture, and incurring Indebtedness, providing guarantees or providing other credit support). Special Subsidiary Principal Business does not mean any of the foregoing to the extent engaged in on the Phase II Land.

     "Special Subsidiary Restricted Investment" means (i) an Investment by a Special Subsidiary or a Subsidiary of a Special Subsidiary other than a Special Subsidiary Permitted Investment or (ii) any Investment by a Special Subsidiary or a Subsidiary of a Special Subsidiary in the equity of the Issuers or any of the Issuers' Restricted Subsidiaries.

     "Specified FF&E" means any furniture, fixtures, equipment and other personal property financed or refinanced with the proceeds from the incurrence of Indebtedness pursuant to clauses (g), (h) or (p) of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock," including (i) each and every item or unit of equipment acquired with proceeds thereof, (ii) each and every item or unit of equipment acquired in substitution or replacement thereof, (iii) all parts,


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components and other items pertaining to such collateral, (iv) all documents
(including without limitation all warehouse receipts, dock receipts, bills of lading and the like), (v) all licenses (other than gaming licenses), warranties, guaranties, service contracts and related rights and interests covering all or any portion of such collateral, (vi) to the extent not otherwise included, all proceeds (including insurance proceeds) of any of the foregoing and all accessions to, substitutions and replacements for, and the rents, profits and products of, each of the foregoing, and (vii) so long as Indebtedness under the Bank Credit Facility is outstanding, such other collateral reasonably determined by the lenders under the Bank Credit Facility to be collateral for Indebtedness incurred in connection with the purchase of Specified FF&E so long as the Lien securing Indebtedness incurred under the Bank Credit Facility does not extend to such collateral.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to the Mortgage Notes or any Mortgage Note Guaranty.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Substitute Tranche B Loan" means amounts drawn upon under the guarantee of the Sole Stockholder of the Tranche B loan of the Mall Construction Loan Facility, which amounts, when drawn upon may be treated as a subordinated loan to the Issuers from the Sole Stockholder.

     "Supplier Joint Venture" means any Person that supplies or provides materials or services to the Issuers or the Construction Manager or any contractor in the Project and in which the Issuers or one of their Restricted Subsidiaries have Investments.

     "Tax Amount" means, with respect to a Estimation Period or a taxable year, as the case may be, an amount equal to (A) the product of (x) the taxable income (including all separately stated items of income) of the Company or Venetian, as the case may be, for such Estimation Period or a taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the Company or Venetian, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current or any prior taxable year, or portion thereof, commencing on or after the Issuance Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and
(D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

     "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

     "Tranche A Take-out Commitment" means the commitment of Goldman Sachs Mortgage Company or such other lender suitable to the Issuers, to enter into and make a loan in an aggregate of up to $105.0 million thereunder under the Permitted Mall Construction Refinancing or any other commitment to make such a loan that replaces the commitment of Goldman Sachs Mortgage Company in accordance with the Tri-Party Agreement.

     "Treadway Agreement" means that certain Time and Materials Agreement between Owner and Contractor, dated as of February 10, 1997, by and between the Company and Treadway Industries of


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Phoenix, Inc., an Arizona corporation, as amended, modified or revised from time to time in accordance with its terms.

     "Tranche B Take-out Commitment" means the commitment of the Sole Stockholder to enter into and fund a loan to Mall Subsidiary in an aggregate of up to $35.0 million under the Permitted Construction Loan Refinancing or any other commitment to make such a loan that replaces the commitment of the Sole Stockholder in accordance with the Tri-Party Agreement.

     "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to November 15, 2001; provided, however, that if the average life of such Mortgage Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Mortgage Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Tri-Party Agreement" means the agreement between Venetian, the Company, the Sole Stockholder, the Mall Construction Subsidiary, the Mall Subsidiary, the Mall Construction Lender and Goldman Sachs Mortgage Company (or any successor provider of the Tranche A Take-out Commitment), as amended or replaced from time to time in accordance with its terms.

     "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustment to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (ii) the Tax Amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by the Company or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True- up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company" or the "True-up Amount due to Venetian," as the case may be, and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-up Amount due to the shareholders or members."

     "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Mortgage Note Trustee indication the True-up Amount; provided, however, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

     "Unrestricted Subsidiary" means (i) each of Phase II Holdings, Phase II Manager and Phase II Subsidiary; and (ii) any entity that would have been a Restricted Subsidiary of the Company but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of the Mortgage
Note Indenture and any Subsidiary of such entity, so long as it remains an Unrestricted Subsidiary in accordance with the terms of the Mortgage Note Indenture.

     "Venetian" means, Venetian Casino Resort, LLC, a Nevada limited liability company.

     "Voting Stock" means, with respect to any Person that is a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other Person that is a limited liability company, membership interests entitled to manage the operations or business of the limited liability company.


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

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital Facility" means the credit facility pursuant to any agreement or agreements providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Issuers' or any of their Restricted Subsidiaries' general corporate requirements and any amendment, supplement, extension, modification, renewal, replacement or refinancing from time to time, including any agreement to renew, extend, refinance or replace all or any portion of such facility.


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                   DESCRIPTION OF SENIOR SUBORDINATED NOTES


General

     The Senior Subordinated Notes were issued pursuant to the Senior Subordinated Note Indenture among the Issuers, the Senior Subordinated Note Guarantors and First Union National Bank, as trustee (the "Senior Subordinated Note Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The Senior Subordinated Notes are fully, unconditionally and jointly and severally guaranteed (each a "Senior Subordinated Note Guaranty" and, together, the "Senior Subordinated Note Guaranties"), by each existing Restricted Subsidiary and any future Restricted Subsidiary of the Issuers (each, a "Senior Subordinated Note Guarantor" and, together, the "Senior Subordinated Note Guarantors"), with certain exceptions, pursuant to the terms of the Senior Subordinated Note Indenture. The terms of the Senior Subordinated Notes include those stated in the Senior Subordinated Note Indenture and those made part of the Senior Subordinated Note Indenture by reference to the Trust Indenture Act. The Senior Subordinated Notes are subject to all such terms, and holders of Senior Subordinated Notes are referred to the Senior Subordinated Note Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Senior Subordinated Note Indenture does not purport to be complete and is qualified in its entirety by reference to the Senior Subordinated Note Indenture, including the definitions therein of certain terms used below. A copy of the form of Senior Subordinated Note Indenture is available from the Company as described under "Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." Capitalized terms that are used but not otherwise defined in this Prospectus have the meanings assigned them in the Senior Subordinated Note Indenture. A copy of the Senior Subordinated Note Indenture has been filed with the Commission as an exhibit to the Registration Statement. For purposes of this "Description of Senior Subordinated Notes," the term "Issuers" refers only to the Issuers and not to any of their respective Subsidiaries, the term the "Company" refers only to Las Vegas Sands, Inc. and not to any of its Subsidiaries, and the term "Venetian" refers only to Venetian Casino Resort, LLC and not to any of its Subsidiaries.


     The Senior Subordinated Notes are general unsecured obligations of the Issuers and are subordinated in right of payment to all existing and future Senior Debt of the Issuers and are senior or pari passu in right of payment to all existing and future subordinated indebtedness of the Issuers. The Senior Subordinated Notes also are effectively subordinated to the Indebtedness of any Subsidiaries of the Issuers that are not Senior Subordinated Note Guarantors. See "--Subordination." Upon completion of the Casino Resort, the Issuers will have $812.7 million of Senior Debt outstanding. In addition, under the Senior Subordinated Note Indenture, the Issuers are permitted to incur additional Senior Debt under certain circumstances. See "Description of Intercreditor Agreement." The Mall Subsidiary (which is not a Senior Subordinated Note Guarantor) may incur up to $140.0 million of Indebtedness under the Mall Take-out Financings upon the transfer of the Mall Collateral to refinance the Indebtedness under the Mall Construction Loan Facility. See "--Subordination" and "--Certain Covenants--Limitations on Incurrence of Indebtedness."


Principal, Maturity and Interest
     The Senior Subordinated Notes are joint and several secured obligations of the Issuers, limited in aggregate principal amount to $97.5 million and will mature on November 15, 2005. The Senior Subordinated Notes bear interest from November 14, 1997 at the rate of 10.0% per annum on their principal amount at maturity through and including November 15, 1999 and after such date until maturity at a rate of 14-1/4% per annum on their principal amount at maturity. Installments of interest will become due and payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1998, to the holders of record at the close of business on the preceding May 1 or November 1. The Senior Subordinated Notes were issued at a discount from their principal amount at maturity (92.812% of the principal amount at maturity) and will accrue to par by the second anniversary of the original date of issuance. Additionally, installments of accrued and unpaid interest will become due and payable with respect to any principal amount of the Senior Subordinated Notes that matures (whether at stated maturity, upon acceleration, upon maturity of any repurchase obligation or otherwise) upon such maturity of such principal amount of the Senior Subordinated Notes. Interest on the Senior Subordinated Notes is


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computed on the basis of a 360-day year, consisting of twelve 30-day months.
Each installment of interest will be calculated to accrue from and including the most recent date to which interest has been paid or provided for (or from and including the Issuance Date if no installment of interest has been paid) to, but not including, the date of payment.

     Principal of, premium and Liquidated Damages, if any and interest on the Senior Subordinated Notes are payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the holders of the Senior Subordinated Notes at their respective addresses set forth in the register of holders of Senior Subordinated Notes; provided that all payments of principal, premium and Liquidated Damages, if any and interest on the Senior Subordinated Notes the holders of which have given wire transfer instructions to the Issuers are required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Issuers, their office or agency in New York is the office of the Senior Subordinated Note Trustee maintained for such purpose. The Senior Subordinated Notes are issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.


Subordination
     The payment of principal of, premium, if any, and interest on the Senior Subordinated Notes is subordinated in right of payment, as set forth in the Senior Subordinated Note Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Senior Subordinated Note Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company or Venetian in a liquidation or dissolution of the Company or Venetian in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or Venetian or either of their property, an assignment for the benefit of creditors or any marshalling of the Company's or Venetian's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed) before the Holders of Senior Subordinated Notes will be entitled to receive any payment with respect to the Senior Subordinated Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Senior Subordinated Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Senior Subordinated Notes may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

     The Issuers also may not make any payment upon or in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Senior Subordinated Note Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Senior Subordinated Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Senior Subordinated Note Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

     The Senior Subordinated Note Indenture further requires that the Issuers promptly notify holders of Senior Debt if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.


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

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Senior Subordinated Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. See "Risk Factors--Ranking of Senior Subordinated Notes; Subordination to Senior Debt; Limitations on Remedies."


Mandatory Redemption
     The Issuers are not required to make mandatory redemptions or sinking fund payments prior to maturity with respect to the Senior Subordinated Notes.


Optional Redemption
     Except as described below, the Senior Subordinated Notes are not redeemable at the option of the Issuers prior to November 15, 2001. On or after November 15, 2001, the Senior Subordinated Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                      Percentage
                                     of Principal
Year                                    Amount
----------------------------------- -------------
  2001                                  107.125%
  2002                                  103.563%
  2003 (and thereafter) ...........     100.000%

     Notwithstanding the foregoing, on or prior to November 15, 2000, the Issuers may on any one or more occasions redeem up to 100% of the aggregate principal amount of Senior Subordinated Notes originally issued at a redemption price equal to (i) 114.25% of the Accreted Value of the Senior Subordinated Notes so redeemed (determined at the date of redemption) if prior to the second anniversary of the issuance date or (ii) 114.25% of the principal amount thereof if on or after the second anniversary of the issuance date, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the proceeds of one or more Public Equity Offerings; provided that such redemption shall occur within 60 days of the date of such Public Equity Offering.

     In addition, at any time prior to November 15, 2001, the Issuers may, at their option, redeem the Senior Subordinated Notes, in whole or in part, at a redemption price equal to (i) 100% of the Accreted Value of the Senior Subordinated Notes so redeemed (determined at the date of redemption) if prior to the second anniversary of the issuance date or (ii) 100% of the principal amount of the Senior Subordinated Notes so redeemed if on or after the second anniversary of the issuance date, in each case, plus the Senior Subordinated Note Make-Whole Premium, plus, to the extent not included in the Senior Subordinated Note Make-Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing, "Senior Subordinated Note Make-Whole Premium" means, with respect to a Senior Subordinated Note, an amount equal to the greater of (i) (a) 14.25% of the Accreted Value if prior to the second anniversary of the Issuance Date of such Senior Subordinated Note or (b) 14.25% of the outstanding principal amount if on or after the second anniversary of the Issuance Date of such Senior Subordinated Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Senior Subordinated Note as if such Senior Subordinated Note were redeemed on November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Senior Subordinated Note.

     Notwithstanding any other provision hereof, if any Gaming Authority requires that a holder or beneficial owner of the Senior Subordinated Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Company or any Restricted Subsidiary under any applicable gaming laws, and the holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such holder


                                      148
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or beneficial owner is not so licensed, qualified or found suitable, the
Issuers shall have the right, at their option, (i) to require such holder or beneficial owner to dispose of such holder's or beneficial owner's Senior Subordinated Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Senior Subordinated Notes of such holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such holder or beneficial owner acquired the Senior Subordinated Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as may be required by a Gaming Authority, the Issuers shall comply with the procedures contained in the Senior Subordinated Notes for redemptions of the Senior Subordinated Notes. Under the Senior Subordinated Note Indenture, the Issuers are not required to pay or reimburse any holder of the Senior Subordinated Notes or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses will, therefore, be the obligation of such holder or beneficial owner. See "Regulation and Licensing."


Repurchase at the Option of Holders

     Change of Control
     Upon the occurrence of a Change of Control and subsequent to the consummation of any required repurchase of the Mortgage Notes pursuant to a Change of Control Offer under the terms of the Mortgage Note Indenture, the Issuers will make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to (i) 101% of the Accreted Value (determined at the date of redemption) if prior to the second anniversary of the issuance date or (ii) 101% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder stating the following: (1) a Change of Control is being made pursuant to the covenant entitled "Change of Control," and all Senior Subordinated Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (3) any Senior Subordinated Note not properly tendered will remain outstanding and continue to accrue interest; (4) unless the Issuers default in the payment of the Change of Control Payment, all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (5) holders electing to have any Senior Subordinated Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Subordinated Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes completed, to the paying agent (which may be the Company or Venetian) specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) holders will be entitled to withdraw their tendered Senior Subordinated Notes and their election to require the Issuers to purchase the Senior Subordinated Notes, provided, that the paying agent receives, not later than the close of business on the last day of the Offer Period (as defined in the Senior Subordinated Note Indenture), a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Senior Subordinated Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Senior Subordinated Notes and his election to have such Senior Subordinated Notes purchased; and
(7) that holders whose Senior Subordinated Notes are being purchased only in part will be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to a Change of Control Offer.


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

     On the Change of Control Payment Date, the Issuers will, to the extent permitted by law, (1) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Senior Subordinated Note Trustee for cancellation the Senior Subordinated Notes so accepted together with an Officers' Certificate stating that such Senior Subordinated Notes or portions thereof have been tendered to and purchased by the Issuers. The paying agent will promptly mail to each holder of Senior Subordinated Notes the Change of Control Payment for such Senior Subordinated Notes, and the Senior Subordinated Note Trustee will promptly authenticate and mail to each holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any, provided, that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The existence of a holder's right to require the Issuers to repurchase such holder's Senior Subordinated Notes upon the occurrence of a Change of Control may deter a third party from seeking to acquire either of the Issuers in a transaction that would constitute a Change of Control.

     The source of funds for any repurchase of Senior Subordinated Notes upon a Change of Control will be cash generated from operations or other sources, including borrowings, sales of assets or sales of Capital Stock. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases. Any failure by the Issuers to repurchase Senior Subordinated Notes tendered pursuant to a Change of Control Offer will be deemed an Event of Default.

     The Bank Credit Facility, the Mall Construction Loan Facility and the Mortgage Note Indenture contain, and future agreements relating to the Issuers' Senior Debt may contain, restrictions or prohibitions on the Issuers' ability to repurchase the Senior Subordinated Notes. In the event that a Change of Control occurs at a time when the Issuers are prohibited from repurchasing the Senior Subordinated Notes, the Issuers could seek the consent of their lenders to purchase the Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition or restriction. If the Issuers do not obtain such consent or refinance such Indebtedness, they will remain prohibited or restricted from repurchasing the Senior Subordinated Notes. In such case, the Issuers' failure to repurchase the Senior Subordinated Notes tendered in the Change of Control Offer would constitute an Event of Default under the Senior Subordinated Note Indenture which would in turn constitute an event of default under the agreements governing the Issuers of the Senior Debt. In such circumstances, the subordination provisions of the Senior Subordinated Note Indenture would likely restrict payment to the holders of Senior Subordinated Notes. See "--Subordination" and "Description of Other Indebtedness."

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Issuers and their Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precisely established definition of the phrase under applicable law. Accordingly, the ability of a holder of Senior Subordinated Notes to require the Issuers to repurchase such Senior Subordinated Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuers and their Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales
     The Senior Subordinated Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to consummate an Asset Sale, unless (w) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (x) the Issuers or their Restricted Subsidiaries, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Senior Subordinated Note Trustee) of the assets sold or otherwise disposed of and (y) at least 85% of the consideration therefor received by either of the Issuers or any Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on such Issuer's or such Restricted Subsidiary's, as the case may


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be, most recent balance sheet or in the notes thereto) of the Issuers or any
Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the Senior Subordinated Notes or any Senior Subordinated Note Guaranty, which may be assumed only if such liabilities are deemed to be Restricted Payments in the case of the Issuer or any Restricted Subsidiary), that are assumed by the transferee of any such assets and (B) any notes, securities or other obligations received by the Company or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Issuers or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 20 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (y) of this paragraph and for no other purpose.

     Within the later of (i) 180 days after any Issuer's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale and (ii) if applicable, the consummation of any required repurchase of the Mortgage Notes pursuant to an Asset Sale Offer under the terms of the Mortgage Note Indenture, (the "Reinvestment Period"), such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale (i) to permanently reduce Senior Debt (including by way of an Asset Offer pursuant to the Mortgage Note Indenture) or other Indebtedness that is not Subordinated Indebtedness, (ii) in an investment in any one or more business, capital expenditure or other tangible asset of the Issuers or any Restricted Subsidiary, in each case, engaged, used or useful in the Principal Business, or (iii) for working capital purposes in an amount not to exceed $20.0 million, in each case, with no concurrent obligation to make an offer to purchase any Senior Subordinated Notes. Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Senior Debt, if any, or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not invested or used to repay Indebtedness or as working capital (including by way of an Asset Sale Offer under the terms of the Mortgage Note Indenture) within the Reinvestment Period (including by way of an Asset Sale Offer under the terms of the Mortgage Note Indenture) as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under the Bank Credit Facility and the Mall Construction Lender as well as the holders of the Mortgage Notes, make an offer to all holders of Senior Subordinated Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to (i) 101% of the Accreted Value (determined at the date of the redemption) if prior to the second anniversary of the issuance date or (ii) 101% of the aggregate principal amount thereof if on or after the second anniversary of the issuance date, in each case, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Note Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $10.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Note Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the applicable Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes or to offer to redeem Senior Subordinated Notes pursuant to the provisions of the Senior Subordinated Note Indenture described below under the caption "Description of Senior Subordinated Notes--Repurchase at the Option of the Holders--Asset Sales." If the aggregate principal amount of Senior Subordinated Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Note Trustee shall select the Senior Subordinated Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be deemed reset at zero.


Selection and Notice
     If less than all of the Senior Subordinated Notes are to be purchased in an Asset Sale Offer or redeemed at any time, selection of Senior Subordinated Notes for purchase or redemption will be made by the Senior Subordinated Note Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed, or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such other method as the Senior Subordinated Note Trustee shall deem fair and appropriate (and in such manner as complies with


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applicable legal requirements); provided, that no Senior Subordinated Notes of
$1,000 or less shall be purchased or redeemed in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each holder of Senior Subordinated Notes to be purchased or redeemed at such holder's registered address. Notices of redemption may not be conditional. If any Senior Subordinated Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Senior Subordinated Note in principal amount equal to the unpurchased or unredeemed portion of any Senior Subordinated Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the purchase or redemption date (unless the Issuers default in payment of the purchase or redemption price), interest and Liquidated Damages, if any, shall cease to accrue on Senior Subordinated Notes or portions thereof purchased or called for redemption.


Certain Covenants

     Gaming Licenses
     The Senior Subordinated Note Indenture provides that the Issuers will use their best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Project.


     Restricted Payments
     The Senior Subordinated Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of either of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving either of the Issuers) or to the direct or indirect holders of either of the Issuers' Equity Interests in their capacity as such (other than (1) dividends or distributions by the Issuers payable in Equity Interests (other than Disqualified Stock) of the Issuers (or accretions thereon); or (2) dividends or distributions paid to the Issuers or a Wholly Owned Restricted Subsidiary of the Issuers); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Issuers) any Equity Interests of the Issuers or any of its Restricted Subsidiaries, or any other Affiliate of the Issuers (other than any such Equity Interests owned by the Issuers or any Wholly Owned Restricted Subsidiary of the Issuers); (iii) make any payment on or with respect to or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than, in each case, scheduled interest and principal payments with respect to any such Subordinated Indebtedness);
(iv) make any payment in respect of repayment or reimbursement of amounts advanced under any obligation under the Completion Guaranty; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Issuers would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the description of the covenant described under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses
(ii), (iii), (v), (vi), (vii), (viii), (ix) (but only to the extent necessary under


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clause (ix) to pay the fees and expenses of any lenders or agents under the
Tranche A Take-out Commitment), (x), (xiii), (xiv), (xv) and (xvii) of the next succeeding paragraph and including the other Restricted Payments permitted by the next paragraph), is less than the sum of (X) 50% of (1) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day after the Project is Completed to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) less (2) the amount paid or to be paid in respect of such period pursuant to clause (v) of the next following paragraph to shareholders or members other than the Issuers, plus (Y) without duplication, 100% of the aggregate net cash proceeds received by the Issuers since the Issuance Date from capital contributions or the issue or sale of Equity Interests (other than Disqualified Stock) or debt securities of the Issuers that have been converted into or exchanged for such Equity Interests of the Issuers (other than Equity Interests or such debt securities of the Issuers sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock), plus (Z) to the extent not otherwise included in the Company's Consolidated Net Income, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Issuance Date by the Issuers or any Restricted Subsidiary from any Unrestricted Subsidiary or Special Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of or with respect to such Unrestricted Subsidiary or Special Subsidiary such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary or Special Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be, and 50% of such amounts thereafter. In the event that the Issuers convert an Unrestricted Subsidiary or Special Subsidiary to a Restricted Subsidiary, the Issuers may add back to this clause
(c) the aggregate amount of any Investment in such Subsidiary that was a Restricted Payment at the time of such Investment.

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Note Indenture; (ii) (a) an Investment in Phase II Subsidiary, Phase II Manager, Phase II Direct Holdings or any Special Subsidiary or (b) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuers or any Restricted Subsidiary, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Equity Interests of the Issuers (other than any Disqualified Stock); provided that the amount of any net cash proceeds from the sale of such Equity Interests shall be excluded from clause (c)(Y) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Issuers or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Subordinated Indebtedness (other than any Subordinated Indebtedness issued in respect of the Completion Guaranty) of the Issuers or such Restricted Subsidiary or Equity Interests of the Issuers (other than Disqualified Stock); provided, however, that (1) the principal amount of such Subordinated Indebtedness incurred pursuant to this clause (iii) shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) such Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, (3) such Subordinated Indebtedness is pari passu with or subordinate in right of payment to the Senior Subordinated Notes and any Senior Subordinated Note Guaranty on terms at least as favorable to the holders of the Senior Subordinated Notes or the Senior Subordinated Note Guaranties as those contained in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired and (4) the net cash proceeds from the sale of any Equity Interests issued pursuant to this clause
(iii) shall be excluded from clause (c)(Y) of the preceding paragraph; (iv) any redemption or purchase by the Issuers or any Restricted Subsidiary of Equity Interests or Subordinated Indebtedness of either of the Issuers required by a Gaming Authority in order to preserve a material Gaming License; provided, that so long as such efforts do not jeopardize any material Gaming License, the Issuers or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests or Subordinated Indebtedness and no third-party purchaser acceptable to the


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applicable Gaming Authority was willing to purchase such Equity Interests or
Subordinated Indebtedness within a time period acceptable to such Gaming Authority; (v) (a) for so long as the Company is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity, in each case, for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), the Issuers may each make cash distributions to their shareholders or members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion and (b) distributions by non-Wholly Owned Subsidiaries of either of the Issuers or any Restricted Subsidiary of the Issuers but only to the extent required to pay any tax liability of such non-Wholly Owned Subsidiary; (vi) the transfer of the Mall Collateral to the Mall Subsidiary in accordance with the Sale and Contribution Agreement and the Disbursement Agreement and the transfer of 1% managing members interests in Mall Subsidiary and Mall Holdings to Mall Manager; (vii) the transfer of the Phase II Land to the Phase II Subsidiary and the transfer of 1% managing members interests in Phase II Subsidiary and Phase II Holdings to Phase II Manager; (viii) Investments by the Issuers in Supplier Joint Ventures in an amount not to exceed $10.0 million in the aggregate; (ix) Investments in any Special Subsidiary in an amount not to exceed $2.0 million in the aggregate (plus amounts necessary to fund the fees and expenses of the lenders or agents under the Tranche A Take-out Commitment), excluding for purposes of this clause
(ix) the value of any Restricted Payments under clauses (ii), (vii) or (xiv);
(x) intercompany payments, including without limitation, debt repayments, between or among the Issuers and their Wholly Owned Restricted Subsidiaries;
(xi) the repurchase of shares of, or options to purchase, common stock of either of the Issuers from employees, former employees, directors or former directors of either of the Issuers (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto), in each case, as in effect on the date of the Mortgage Note Indenture and as approved by the board of directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock ("Employee Stock Buybacks"); (xii) following an initial Public Equity Offering, dividends or common stock buybacks in an aggregate amount in any calendar year not to exceed 6% of the aggregate Net Proceeds received by either of the Issuers in connection with such initial Public Equity Offering and any subsequent Public Equity Offering; (xiii) repurchases of Capital Stock of either of the Issuers deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; (xiv) cash contributions to a Special Subsidiary which are funded through a contribution (that does not constitute Disqualified Stock) by the Sole Stockholder or any of his Affiliates to either of the Issuers and any related Investment in any Special Subsidiary by either of the Issuers or any Restricted Subsidiary; provided that the amount of such contributions shall be excluded from clause (c)(Y) of the proceeding paragraph; (xv) contributions of cash, real property or other property to the Phase II Subsidiary, Phase II Holdings or Phase II Manager by the Sole Stockholder or any of his Affiliates through a contribution to either of the Issuers and any related Investment in the Phase II Subsidiary, Phase II Holdings or Phase II Manager by either of the Issuers or any Restricted Subsidiary; provided that the amount of such contributions shall be excluded from clause (c)(Y) of the proceeding paragraph; (xvi) the repayment of all or a portion of the Completion Guaranty Loan with Available Funds to the extent permitted by the terms of the Disbursement Agreement and the Completion Guaranty or, after Completion, with funds received by the Company as a result of judgments or settlements of claims under the Project Documents (including insurance policies and the Construction Management Contract); (xvii) on the Final Completion Date (as defined in the Disbursement Agreement), payments on the Completion Guaranty Loan from amounts which are returned to the Mall Construction Subsidiary from funds in the Mall Retainage/Punchlist Account (as defined in the Disbursement Agreement) in accordance with the Mall Escrow Agreement (as defined in the Disbursement Agreement); provided that such payments shall not be greater than all amounts previously deposited into the Mall Retainage/Punchlist Account from the Guaranty Deposit Account (as defined in the Disbursement Agreement); and (xviii) the repayment of the Substitute Tranche B Loan with the process of the Permitted Construction Loan Refinancing or the assumption of the Substitute Tranche B Loan by the Mall Subsidiary; provided, that at the time of, and after giving effect to,


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any Restricted Payment permitted under clauses (ii) (b) (to the extent that any
Equity Interests are redeemed, retired or acquired from the cash proceeds from the sale or issuance of Equity Interests), (iii) (to the extent that any Subordinated Indebtedness is defeased, redeemed, retired, repurchased or otherwise acquired from the cash proceeds from the sale or issuance of other Subordinated Indebtedness or Equity Interests), (viii), (ix), (xii), and (xvi), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

     For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments will be valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments will be made for subsequent changes in fair market value.


     Special Subsidiary Restricted Payments
     The Senior Subordinated Note Indenture provides that a Special Subsidiary will not and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Special Subsidiary or its Subsidiaries) (other than (1) dividends or distributions paid or made pro rata to all holders of Equity Interests of such Special Subsidiary or its Subsidiaries; (2) dividends or distributions by such Special Subsidiary payable in Equity Interests (other than Disqualified Stock) of such Special Subsidiary (or accretions thereon); or (3) dividends or distributions paid to such Special Subsidiary or a Wholly Owned Subsidiary of such Special Subsidiary by a Subsidiary of such Special Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any Special Subsidiary or its Subsidiaries) any Equity Interests of any Special Subsidiary or any Subsidiary of any Special Subsidiary; or (iii) make any Special Subsidiary Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Special Subsidiary Restricted Payments").

     The foregoing provisions do not prohibit (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Special Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Issuers or any Restricted Subsidiary of the Issuers) of Equity Interests of such Special Subsidiary and
(ii) the payment to or declaration or payment of any distribution or dividend to the Issuers and any of their Restricted Subsidiaries or the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Special Subsidiary held by the Issuers or any Wholly Owned Restricted Subsidiary.

     For purposes of determining the amount of Special Subsidiary Restricted Investments outstanding at any time, all Special Subsidiary Restricted Investments will be valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments will be made for subsequent changes in fair market value.

     In addition, after the transfer of the Mall Collateral to the Mall Subsidiary, the assets comprising the Mall Collateral may not be sold, leased or transferred to an Affiliate of the Issuers other than an Issuer, any Restricted Subsidiary or any Special Subsidiary that is a subsidiary of Mall Intermediate Holdings and in which the Sole Stockholder does not own any Equity Interests directly or indirectly, except through the Issuers.


     Designation of Unrestricted Subsidiary
     The Senior Subordinated Note Indenture provides that the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that: (i) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors and, in the case of Investments in excess of $5.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing; (ii) since the Issuance Date, such Unrestricted


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

Subsidiary has not acquired any assets from either of the Issuers or any Restricted Subsidiary other than as permitted by the provisions of the Senior Subordinated Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales"; (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project.

     A Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Company (1) such Subsidiary acquires any assets from the Company or any Restricted Subsidiary other than as permitted by the provisions of the Senior Subordinated Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales"; (2) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (3) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Company; or (4) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or (ii) the Board of Directors of the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

     As of the Issuance Date, each of Phase II Subsidiary, Phase II Manager and Phase II Holdings was designated an Unrestriced Subsidiary. Any future designation by the Board of Directors of the Company shall be evidenced to the Senior Subordinated Note Trustee by filing with the Senior Subordinated Note Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     As of the Issuance Date, the Issuers had no Unrestricted Subsidiaries other than Phase II Subsidiary, Phase II Holdings and Phase II Manager. Under certain circumstances, as described above, the Company is able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Senior Subordinated Note Indenture and will not be Senior Subordinated Note Guarantors.

     In addition, after the transfer of the Phase II Land to the Phase II Subsidiary, the Phase II Land may not be sold, leased or transferred to an Affiliate of the Issuers other than an Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary that is a subsidiary of Phase II Intermediate Holdings and in which Person the Sole Stockholder does not own any Equity Interests, directly or indirectly, except through the Issuers.


     Designation of Special Subsidiary
     The Senior Subordinated Note Indenture provides that the Board of Directors of the Company may designate any Restricted Subsidiary to be a Special Subsidiary; provided, that: (i) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors of the Company and, in the case of Investments in excess of $5.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing; (ii) since the Issuance Date, such Special Subsidiary has not acquired any assets from the Issuers or any Restricted Subsidiary other than as permitted by the provisions of the Senior Subordinated
Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales";
(iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (iv) at the time of designation, such Subsidiary


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has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary;
(v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project.

     A Subsidiary shall cease to be a Special Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Issuers (1) such Subsidiary acquires any assets from the Issuers or any Restricted Subsidiary other than as permitted by the provisions of the Senior Subordinated Note Indenture, including the provisions described under the covenants entitled "Restricted Payments" and "Repurchase at the Option of Holders--Asset Sales"; (2) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (3) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Issuers; or (4) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or (ii) the Issuers designate such Special Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

     Any such designation by the Board of Directors shall be evidenced to the Senior Subordinated Note Trustee by filing with the Senior Subordinated Note Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     As of the Issuance Date, Mall Subsidiary, Mall Holdings and Mall Manager were each a Special Subsidiary. Under certain circumstances, as described above, the Company is able to designate certain Subsidiaries as Special Subsidiaries. Special Subsidiaries are not subject to all of the restrictive covenants set forth in the Senior Subordinated Note Indenture and will not be Senior Subordinated Note Guarantors.


     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock
     The Senior Subordinated Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Stock; provided, however, that the Issuers and their Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if (i) the Project is Completed and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period.

     The foregoing limitations do not apply to:

     (a) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under the Bank Credit Facility in an aggregate principal amount not to exceed at any one time $170.0 million, less (i) the aggregate amount of all principal repayments and mandatory prepayments (other than repayments made under a revolving loan facility or prior to maturity in connection with a refinancing permitted under the Senior Subordinated Note Indenture) actually made from time to time after the date of the Senior Subordinated Note Indenture with respect to such Indebtedness, and (ii) permanent reductions resulting from the application of Asset Sale proceeds;

     (b) the incurrence by the Issuers or any of their Restricted Subsidiaries of any Existing Indebtedness;

     (c) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by the Mortgage Notes, the Mortgage Note Guaranties, the Senior Subordinated Notes, the Senior Subordinated Note Guaranties and obligations arising under the Collateral Documents to the extent that such obligations would constitute Indebtedness;

     (d) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend,


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refinance, renew, replace, substitute or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (b), (c), this clause (d), (g),
(h), (j) or (l); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (or, in the case of Indebtedness with original issue discount, the accreted value of such Indebtedness) so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) if the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded is subordinated in right of payment to the Senior Subordinated Notes Indenture, such Refinancing Indebtedness shall be subordinate in right and priority of payment to the Senior Subordinated Notes and any Senior Subordinated Note Guaranty on terms at least as favorable to the holders of Senior Subordinated Notes and the Senior Subordinated Note Guaranties as those contained in the documentation governing any Subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

     (e) intercompany Indebtedness between or among the Issuers, any Senior Subordinated Note Guarantor and any Wholly Owned Restricted Subsidiary of the Issuers; provided, however, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Senior Subordinated Notes and any Senior Subordinated Note Guaranties;

     (f) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Senior Subordinated Note Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

     (g) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (which may include Capital Lease Obligations or purchase money obligations), incurred for the purpose of financing all or any part of the purchase or lease of personal property or equipment, including the Specified FF&E, used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (g) (including any refinancings thereof pursuant to clause (d) above) not to exceed $100.0 million (plus accrued interest thereon and the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (d) above) outstanding at any time;

     (h) the incurrence by the Issuers or any of their Restricted Subsidiaries of Non-Recourse Financing used to finance the purchase or lease of personal or real property used in the business of the Issuers or such Restricted Subsidiary; provided, that (i) such Non-Recourse Financing represents at least 75% of the purchase price of such personal or real property; (ii) the Indebtedness incurred pursuant to this clause (h) (including any refinancings thereof pursuant to clause (d) above) shall not exceed $50.0 million (plus the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (d) above) outstanding at any time; and (iii) no such Indebtedness may be incurred pursuant to this clause (h) unless the Project is Completed and the Company shall have generated at least $10.0 million of Consolidated Cash Flow in one fiscal quarter;

     (i) to the extent that such incurrence does not result in the incurrence by the Issuers or any of their Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees, standby letters of credit or bankers' acceptances; provided, that such Indebtedness was incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause
(i) at any one time of less than $20.0 million;

     (j) the incurrence by the Issuers or any of their Restricted Subsidiaries of Subordinated Indebtedness thereon to the Sole Stockholder pursuant to an advance under the Completion Guaranty in an aggregate amount not to exceed $25.0 million plus accrued interest thereon; provided that such Subordinated Indebtedness has a Weighted Average Life to Maturity greater than the Senior Subordinated Notes and is by its terms subordinated to the Mortgage Notes and the Senior Subordinated Notes;

     (k) the incurrence by the Issuers of up to $140.0 million of Indebtedness represented by the Mall Construction Loan Facility;


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     (l) the incurrence by the Issuers of Indebtedness represented by the
Substitute Tranche B Loan plus accrued interest thereon; provided that such Indebtedness has a Weighted Average Life to Maturity greater than the Senior Subordinated Notes and is by its terms subordinated to the Mortgage Notes;

     (m) the incurrence by the Issuers of unsecured Indebtedness (subordinated in right of payment to the Senior Subordinated Notes) issued in connection with the Employee Stock Buybacks permitted under clause (xi) of the covenant described above under the caption "--Restricted Payments";

     (n) the incurrence by the Issuers or any Restricted Subsidiary of (A)(i) at any time prior to Completion, additional Indebtedness under clause (a) or
(k) in an aggregate amount not to exceed $20.0 million, plus (ii) after a default under the Disbursement Agreement and at any time prior to Completion, additional Indebtedness under clause (a) or (k) in an aggregate amount not to exceed $30.0 million (provided that Indebtedness incurred pursuant to this clause (n)(A)(ii) is matched, dollar for dollar, by additional equity investments by the Sole Stockholder or an Affiliate of the Sole Stockholder), in the case of each of clause (A)(i) and (A)(ii), incurred in accordance with the Intercreditor Agreement and (B) after Completion, additional Indebtedness in an aggregate amount at any time outstanding not to exceed $25.0 million (less any amounts incurred pursuant to clause (n)(A) above that remain outstanding after Completion); and

     (o) after Completion, the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under any Working Capital Facility in an aggregate amount at any time outstanding not to exceed $20.0 million;

     (p) the incurrence by the Issuers of Indebtedness incurred for the purpose of financing all or any part of the purchase or lease of gaming equipment to be used in connection with the casino located at the casino resort to be owned by Phase II Subsidiary or any casino operated pursuant to an Other Phase II Agreement in an aggregate amount at any time outstanding not to exceed $10.0 million; provided, that upon default under such Indebtedness, the lender under such Indebtedness may seek recourse or payment against the Issuers only through the return or sale of the property or equipment so purchased or leased and may not otherwise assert a valid claim for payment on such Indebtedness against the Issuers or any other property of the Issuers; and

     (q) the guaranty by the Issuers or a Restricted Subsidiary of Indebtedness of the Issuers or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant.

     The Senior Subordinated Note Indenture provides that the Issuers will not permit any of their Unrestricted Subsidiaries or Special Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; provided, however, that if any such Unrestricted Subsidiary or Special Subsidiary ceases to remain an Unrestricted Subsidiary or Special Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness in such Subsidiary by a Restricted Subsidiary. For a discussion of the Issuers' ability to incur additional Indebtedness, see "Description of Intercreditor Agreement."

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only such clause or clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value or principal and the payment of interest in the form of additional Indebtedness is not deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Upon any refinancing or replacement of the Bank Credit Facility with a lender that does not become party to the Intercreditor Agreement, the Trustee shall enter into an intercreditor agreement with such lender with terms that are no less favorable to the Senior Subordinated Note Trustee or the Holders of Senior Subordinated Notes than those contained in the Intercreditor Agreement.


     Liens
     The Senior Subordinated Note Indenture will provide that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien


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on any asset owned as of the Issuance Date or thereafter acquired by the
Issuers or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in each case, Permitted Liens.


     Merger, Consolidation, or Sale of Assets
     The Senior Subordinated Note Indenture provides that neither of the Issuers shall consolidate or merge with or into or wind up into (whether or not such entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) the Company or Venetian, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company or Venetian, as the case may be, under the Senior Subordinated Note Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Senior Subordinated Note Trustee under the Senior Subordinated Notes and the Senior Subordinated Note Indenture; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any material Gaming License; (v) the Company, Venetian or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company or Venetian immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; and (vi) such transactions would not require any holder of Senior Subordinated Notes (other than any Person acquiring the Company or Venetian or their assets and any Affiliate thereof) to obtain a gaming license or be qualified under the law of any applicable gaming jurisdiction; provided that such holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions. Notwithstanding anything to the contrary, the Issuers may consolidate or merge with or wind up into each other without meeting the requirements set forth in clause (v) above.

     Transactions with Affiliates
     The Senior Subordinated Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries or Special Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or Special Subsidiary with an unrelated Person and (b) the Company delivers to the Senior Subordinated Note Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of (A) $500,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above, or (B) $1.0 million, a resolution adopted by a majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and (ii) with respect to any Affiliate Transaction that is a loan transaction involving a principal amount in excess of $10.0 million or any other type of Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary or Special Subsidiary from a financial point of view issued by an Independent Financial Advisor. The foregoing provisions do not apply to the following: (f) rental payments from Mall Subsidiary to Venetian under the Billboard Lease, as in effect on the date of


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the Senior Subordinated Note Indenture; (g) the lease agreement relating to a restaurant to be operated by Wolfgang Puck and currently contemplated to be known as "Oba Chine" restaurant on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained with an unrelated Person; (h) the Services Agreement, as in effect on the date of the Senior Subordinated Note Indenture;
(i) the Other Phase II Agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained with an unrelated Person; (j) purchases of materials or services from a Joint Venture Supplier by the Issuers or any of their Restricted Subsidiaries or Special Subsidiaries in the ordinary course of business on arm's length terms; (k) any employment, indemnification, noncompetition or confidentiality agreement entered into by either of the Issuers or any of their Restricted Subsidiaries or Special Subsidiaries with their employees or directors in the ordinary course of business (other than an employment agreement with the Sole Stockholder); (l) loans or advances to employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries (i) to fund the exercise price of options granted under employment agreements or the Issuers' stock option plans or agreements, in each case, as in effect on the date of the Mortgage Note Indenture or (ii) for any other purpose not to exceed $2.0 million in the aggregate outstanding at any one time; (m) the payment of reasonable fees to directors of the Issuers and their Restricted Subsidiaries and Special Subsidiaries who are not employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries; (n) the grant of stock options or similar rights to employees and directors of either of the Issuers pursuant to agreements or plans approved by the Board of Directors of the Company or the managing member of Venetian and any repurchases of stock options of the Issuers from such employees to the extent provided for in such plans or agreements or permitted under the covenant described above under the caption "--Restricted Payments"; (o) transactions between or among the Issuers and/or any of their Restricted Subsidiaries or transactions between or among the Special Subsidiaries and/or any Wholly-Owned Subsidiary of Special Subsidiaries; (p) with respect to the Issuers and any Restricted Subsidiary, Restricted Payments permitted by the provisions of the Senior Subordinated Note Indenture described above under the caption "Restricted Payments" and with respect to any Special Subsidiary, Special Subsidiary Restricted Payments permitted by the provisions of the Senior Subordinated Note Indenture described above under the caption "Special Subsidiary Restricted Payments"; (q) purchases of Equity Interests of the Issuers (other than Disqualified Stock) by any stockholder or member of the Issuers (or an Affiliate of a stockholder or member of the Issuers); (r) the Completion Guaranty and related Completion Guaranty Loan; (s) the transactions contemplated by the Cooperation Agreement, the Mall Lease, the Sale and Contribution Agreement and the HVAC Services Agreement, in each case, as in effect on the Issuance Date; (t) the use of the Congress Center by an Affiliate of the Issuers; provided that Venetian receives fair market value for the use of such property, as determined in the reasonable discretion of the Board of Directors of the Company; (u) the transactions contemplated in "Certain Transactions--Temporary Lease," "--Retirement Plan" and "--Airplane Expenses"; (v) transactions relating to the Permitted Construction Loan Refinancing, including the Tranche B Take-out Commitment and the guaranty by the Sole Stockholder of the loan to be made under the Tranche A Take-out Commitment; (w) transactions relating to the guaranty of Tranche B Loan of the Mall Construction Loan Facility by the Sole Stockholder, including the making of Substitute Tranche B Loan; (x) the transfer of the Phase II Land to the Phase II Subsidiary and, upon Completion and in accordance with the Sale and Construction Agreement, the transfer of the Mall Collateral to the Mall Subsidiary; and (y) the Company or Venetian may enter into and perform their obligations under a gaming operations lease or management agreement with Phase II Subsidiary relating to the casino to be operated in the casino resort owned by the Phase II Subsidiary on terms substantially similar to those of the Casino Lease, except that (i) the rent payable to the Phase II Subsidiary under such lease shall be equal to all revenue derived from such casino minus the sum of (1) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Company's or Venetian's, as the case may be, administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with generally accepted accounting principles), (ii) the Company or Venetian, as the case may be, may agree that they shall operate the casino in the resort owned by the Phase II Subsidiary and the Casino in the


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Project in substantially similar manners and (iii) the Company or Venetian, as the case may be, may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).


     No Senior Subordinated Debt
     Subject to the Indebtedness described in the next sentence, the Senior Subordinated Note Indenture provides that the Issuers will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Senior Subordinated Notes. The Intercreditor Agreement provides that up to $30.0 million of additional Indebtedness that may be junior in right of payment to any Senior Debt and senior in right of payment to the Senior Subordinated Notes may be incurred by the Issuers, if among other things, a majority of the outstanding principal amount of the Senior Subordinated Notes consent to such issuance. See "Description of Intercreditor Agreement."


     Dividend and Other Payment Restrictions Affecting Subsidiaries
     The Senior Subordinated Note Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary (other than Venetian) to (a) (i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries
(A) on their Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries (other than in respect of the subordination of such Indebtedness to the Senior Subordinated Notes, the Senior Subordinated Note Guarantees or any other Indebtedness incurred pursuant to the terms of the Senior Subordinated Note Indenture, as the case may be), (b) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (c) sell, lease, or transfer any of their properties or assets to the Issuers or any of their Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of
(1) contractual encumbrances or restrictions in effect on the Issuance Date,
(2) the Bank Credit Facility (and any related security agreements), the Mortgage Note Indenture, the Mortgage Notes, the Mall Construction Loan Facility (and any related security agreements), any Mortgage Note Guaranties, indebtedness incurred pursuant to clause (g), (h), (j), (l), (n) or (o) of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and the Collateral Documents,
(3) the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guaranties, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by, the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Senior Subordinated Note Indenture, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and any leases permitted by the provisions of the covenant entitled "Restrictions on Leasing and Dedication of Property," (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired, (6) applicable law or any applicable rule or order of any Gaming Authority, (7) Permitted Liens, (8) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or stock by the Issuers or any Restricted Subsidiary, or (9) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (8) above, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     Line of Business
     The Senior Subordinated Note Indenture provides that for so long as any Senior Subordinated Notes are outstanding, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries or Special Subsidiaries to, engage in any business or activity other than, (i) with respect to the Issuers and their Restricted Subsidiaries, the Principal Business, and (ii) with respect to any Special Subsidiary, the Special Subsidiary Principal Business, except, in each case, to such extent as would not be material to (a) the Issuers and their Subsidiaries taken as a whole or (b) the Special Subsidiary, respectively.


     Limitation on Status as Investment Company
     The Senior Subordinated Note Indenture prohibits the Issuers and their Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).


     Ownership of Unrestricted Subsidiaries and Special Subsidiaries
     The Senior Subordinated Note Indenture provides that, at all times from the Issuance Date until all of the Capital Stock of the Phase II Subsidiary or the Mall Subsidiary is sold or otherwise disposed of to any Person other than an Affiliate of the Issuers, one of the Issuers will directly or indirectly own
(i) at least a majority of the issued and outstanding Capital Stock of Phase II Subsidiary (which is an Unrestricted Subsidiary) and (ii) at least 80% of the issued and outstanding Capital Stock of Mall Subsidiary (which is a Special Subsidiary); provided that the Sole Stockholder or any of his Affiliates (other than the Issuers or any of their Wholly-Owned Restricted Subsidiaries) will not purchase or otherwise acquire, directly or indirectly, any of the Capital Stock of the Phase II Subsidiary, Mall Subsidiary or any of their respective Subsidiaries.


     Limitation on Phase II Construction
     The Senior Subordinated Note Indenture provides that the Issuers shall not, and shall not permit any of their Subsidiaries (including Unrestricted Subsidiaries and Special Subsidiaries), at any time prior to receipt by the Issuers or any such Subsidiary of a temporary certificate of occupancy from Clark County, Nevada with respect to the Project (as currently defined) (a) to construct, develop or improve the Phase II Land or any building on the Phase II Land (including any excavation or site work and excluding the proposed Phase II parking garage), (b) enter into any contract or agreement for such construction, development or improvement, or for any materials, supplies or labor necessary in connection with such construction, development or improvement (other than a contract or agreement that is conditional upon satisfaction of the above condition) or (c) incur any Indebtedness the proceeds of which are expected to be used for the construction, development or improvement of the Phase II Land or any building on the Phase II Land, except
(i) any construction, development or improvement on the Phase II Land or any temporary building on the Phase II Land in connection with the Project in accordance with the Plans and Specifications and included in the Project Budget; and (ii) any design, architectural, engineering or development work not involving actual construction on the Phase II Land.


Senior Subordinated Note Guaranties
     The Issuers' obligations under the Senior Subordinated Notes and the Senior Subordinated Note Indenture are jointly, severally and unconditionally guaranteed by the Senior Subordinated Note Guarantors. The Senior Subordinated Note Guaranties are subordinated to the prior payment in full of all Senior Debt of each Senior Subordinated Note Guarantor (including such Senior Subordinated Note Guarantor's guaranty of the Bank Credit Facility) to the same extent that the Senior Subordinated Notes are subordinated to Senior Debt of the Issuers. As of the Issuance Date, each existing Restricted Subsidiary and any future Restricted Subsidiary was a Senior Subordinated Note Guarantor. The obligations of each Senior Subordinated Note Guarantor under its Senior Subordinated Note Guaranty is limited to the extent necessary under any applicable corporate law to ensure it does not constitute a fraudulent conveyance under applicable law.

     Except in the event of a disposition of all or substantially all of the assets of a Senior Subordinated Note Guarantor by way of merger or consolidation, the Senior Subordinated Note Indenture provides that


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no Senior Subordinated Note Guarantor shall consolidate with or merge with or into (whether or not such Senior Subordinated Note Guarantor is the surviving Person), another Person, whether or not affiliated with such Senior Subordinated Note Guarantor, unless (i) subject to the provisions of the following paragraph and certain other provisions of the Senior Subordinated
Note Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Senior Subordinated Note Guarantor) assumes all the obligations of such Senior Subordinated Note Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Senior Subordinated Note Trustee pursuant to which such Person shall unconditionally guarantee, on a subordinated basis, all of such Senior Subordinated Note Guarantor's obligations under such Senior Subordinated Note Guaranty and the Senior Subordinated Note Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such transaction will not result in the loss or suspension or material impairment of any material Gaming License; and (iv) the Company (A) will have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will be permitted by virtue of its pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding anything herein to the contrary, a Wholly Owned Restricted Subsidiary of the Issuers that is a Senior Subordinated Note Guarantor may consolidate or merge with, or sell or otherwise dispose of all or substantially all of its assets to, one of the Issuers or another Wholly Owned Restricted Subsidiary of the Issuers that is a Senior Subordinated Note Guarantor.

     The Senior Subordinated Note Indenture provides that in the event of (i) a sale or other disposition of all or substantially all of the assets of any Senior Subordinated Note Guarantor, by way of merger, consolidation or otherwise, (ii) a Restricted Subsidiary becoming an Unrestricted Subsidiary or a Special Subsidiary pursuant to terms of the Senior Subordinated Note Indenture or (iii) a sale or other disposition of all of the Capital Stock of any Senior Subordinated Note Guarantor that is a Subsidiary, then such Senior Subordinated Note Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Senior Subordinated Note Guarantor or the Restricted Subsidiary becoming an Unrestricted Subsidiary or a Special Subsidiary pursuant to the terms of the Senior Subordinated Note Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Senior Subordinated Note Guarantor) shall be released and relieved of any obligations under its Senior Subordinated Note Guaranty; provided that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Senior Subordinated Note Indenture. See "--Repurchase at Option of Holders--Asset Sales."

     The Senior Subordinated Note Indenture provides that if (a) either of the Issuers or any Restricted Subsidiary transfers or causes to be transferred, in one or a series of related transactions (other than a transaction or series of related transactions constituting a Restricted Payment permitted pursuant to the provisions of the Senior Subordinated Note Indenture described above under the caption "Restricted Payments"), property or assets having a fair market value exceeding $1.0 million to any Restricted Subsidiary of the Issuers (other than a Senior Subordinated Note Guarantor), (b) any Restricted Subsidiary that is not a Senior Subordinated Note Guarantor shall have a net worth, annual revenues or net income in excess of $1.0 million (including by reason of acquisition, consolidation or merger) or shall own any material license, franchise or right used in the operation of any of the Project Assets of the Project or (c) an Unrestricted Subsidiary or Special Subsidiary ceases to be an Unrestricted Subsidiary or Special Subsidiary, as the case may be, pursuant to the terms of the Senior Subordinated Note Indenture or is designated by the Board of Directors to be a Restricted Subsidiary pursuant to the terms of the Senior Subordinated Note Indenture and, in each case such Restricted Subsidiary shall have a net worth, annual revenues or net income in excess of $1.0 million (including by reason of acquisition, consolidation or merger) or shall own any material license, franchise or right used in the operation of any of the Project Assets of the Project, the Issuers shall cause such Restricted Subsidiary to (i) execute and deliver to the Senior Subordinated Note Trustee a supplemental indenture in form reasonably satisfactory to the Senior Subordinated Note Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee,


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on a subordinated basis, all of the Issuers obligations under the Senior
Subordinated Notes and the Senior Subordinated Note Indenture on the terms set forth in the Senior Subordinated Note Indenture and (ii) deliver to the Senior Subordinated Note Trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.


Reports
     Under the terms of the Senior Subordinated Note Indenture, the Company will file with the Senior Subordinated Note Trustee and provide holders of Senior Subordinated Notes, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rule or regulation prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Senior Subordinated Note Indenture requires the Company to continue to file with the Commission and provide the Senior Subordinated Note Trustee and each holder with, without cost to each holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein (or required in any successor form); provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings. Notwithstanding the foregoing, if any Person that, directly or indirectly, owns more than 50% of the common equity of the Company is subject to the periodic reporting and the informational requirements of the Exchange Act, the Company will not be required to file the reports specified in the preceding sentence so long as it provides annual and quarterly financial statements of the Company (which will include summarized financial information concerning Venetian) to the holders of the Senior Subordinated Notes. The Company will in all cases, without cost to each recipient, provide copies of such information to the holders of the Senior Subordinated Notes and, if it is not permitted to file such reports with the Commission, shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request. In addition, the Company has agreed that, for so long as any Senior Subordinated Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Not later than the date of filing any quarterly or annual report, the Company shall deliver to the Senior Subordinated Note Trustee an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by the covenant relating to "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements at the time of such Restricted Payment.


Events of Default and Remedies
     The Senior Subordinated Note Indenture provides that each of the following constitutes an Event of Default: (i) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Senior Subordinated Notes or under any Senior Subordinated Note Guaranty; (ii) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Senior Subordinated Notes or under any Senior Subordinated Note Guaranty; (iii) failure by the Issuers or any Senior Subordinated Note Guarantor to offer to purchase or to purchase the Senior Subordinated Notes, in each case when required under an offer made pursuant to the provisions of the Senior Subordinated Note Indenture; (iv) failure by (a) the Issuers or any Senior Subordinated Note Guarantor to comply with the provisions described under the captions "Restricted Payments" or limitations on "Incurrence of Indebtedness and Issuance of Disqualified Stock" or (b) any Special Subsidiary to comply with the provisions described under the caption "Special Subsidiary Restricted Payments"; (v)


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failure by the Issuers or any Senior Subordinated Note Guarantor for 45 days after receipt of written notice from the Senior Subordinated Note Trustee to comply with any of its other agreements in the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the Senior Subordinated Note Guaranties; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers, or any of their Restricted Subsidiaries or any Special Subsidiary or the payment of which is guaranteed by the Issuers, or any of their Restricted Subsidiaries or any Special Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issuance Date, which default (a) in the case of the Issuers or any of their Restricted Subsidiaries only, is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $10 million or more; (vii) failure by the Issuers, any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;
(viii) the repudiation by the Issuers or any of their Subsidiaries of its obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Senior Subordinated Note Guarantee for any reason that, in each case, would materially and adversely impair the benefits to the Senior Subordinated Note Trustee or the holders of the Senior Subordinated Notes thereunder; (ix) certain events of bankruptcy or insolvency with respect to the Issuers, any Special Subsidiary or any Senior Subordinated Note Guarantor that is a Significant Subsidiary of the Issuers or any group of Senior Subordinated Note Guarantors that together would constitute a Significant Subsidiary of the Issuers; (x) after the Project becomes Completed, revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Project; (xi) the Project is not Completed by the Outside Completion Deadline and continues to be not Completed; or (xii) failure by Interface to comply with its obligations under the Cooperation Agreement with respect to a change of control of Interface or a sale, transfer or other disposition by Interface of its interest in the Expo Center or the incurrence by Interface of Indebtedness.

     Subject to the provisions of the Intercreditor Agreement, if any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the Senior Subordinated Note Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare the principal, premium and Liquidated Damages, if any, interest and any other monetary obligations on all the Senior Subordinated Notes to be due and payable immediately. See "Description of Intercreditor Agreement." Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, or any Senior Subordinated Note Guarantor that is a Significant Subsidiary, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders of the Senior Subordinated Notes may not enforce the Senior Subordinated Note Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Note Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Senior Subordinated Note Trustee in its exercise of any trust power. The Senior Subordinated Note Trustee may withhold from holders of Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In addition, the Senior Subordinated Note Trustee shall have no obligation to accelerate the Senior Subordinated Notes if in the best judgment of the Senior Subordinated Note Trustee acceleration is not in the best interest of the holders of the Senior Subordinated Notes.

     For a discussion of the effect of the Intercreditor Agreement on the ability of the Senior Subordinated Note Trustee or the holders of Senior Subordinated Notes to exercise remedies after an Event of Default, see "Description of Intercreditor Agreement--Events of Default; Pre-Completion Remedies" and "--Events of Default; Post-Completion Remedies."

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention and for the purpose of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Senior Subordinated Notes pursuant to the optional redemption provisions of the Senior Subordinated Note Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

     The holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Senior Subordinated Note Trustee may on behalf of the holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Senior Subordinated Note Indenture except a continuing Default or Event of Default in the payment of interest on, premium or Liquidated Damages, if any, or the principal of, any Senior Subordinated Note held by a non-consenting holder.

     The Issuers are required to deliver to the Senior Subordinated Note Trustee annually a statement regarding compliance with the Senior Subordinated
Note Indenture, and the Issuers are required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Issuers, to deliver to the Senior Subordinated Note Trustee a statement specifying such Default or Event of Default.


No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders
     No director, officer, employee, incorporator or stockholder of the Issuers or the Senior Subordinated Note Guarantors, as such, has any liability for any obligations of the Issuers or the Senior Subordinated Note Guarantors under the Senior Subordinated Notes, any Senior Subordinated Note Guarantee, the Senior Subordinated Note Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes and the Senior Subordinated Note Guaranties.


Legal Defeasance and Covenant Defeasance
     The obligations of the Issuers and the Senior Subordinated Note Guarantors under the Senior Subordinated Note Indenture will terminate (other than certain obligations) upon payment in full of all of the Senior Subordinated Notes. The Issuers may, at their option and at any time, elect to have all of their and any Senior Subordinated Note Guarantor's obligations discharged with respect to the outstanding Senior Subordinated Notes and any Senior Subordinated Note Guarantees ("Legal Defeasance") and cure all then existing Events of Default except for (i) the rights of holders of outstanding Senior Subordinated Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Subordinated Notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Note Indenture,
(ii) the Company's, Venetian's and any Senior Subordinated Note Guarantor's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Senior Subordinated Note Trustee, and the Issuers' and any Senior Subordinated Note Guarantor's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Senior Subordinated Note Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and any Senior Subordinated Note Guarantor released with respect to certain covenants that are described in the Senior Subordinated Note Indenture ("Covenant Defeasance") and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Senior Subordinated Note Trustee, in trust, for the benefit of the holders of the Senior Subordinated Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the Accreted Value thereof (determined at the date of redemption) if prior to the second anniversary of the issuance date or the principal amount thereof, premium and Liquidated Damages, if any, and interest due on the outstanding Senior Subordinated Notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the Senior Subordinated Note Indenture;
(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Senior Subordinated Note Trustee an opinion of tax counsel in the United States reasonably acceptable to the Senior Subordinated Note Trustee confirming that,
(A) the Issuers have received from the United States Internal Revenue Service a ruling (a copy of which shall accompany such opinion of counsel) or (B) since the Issuance Date of the Senior Subordinated Note Indenture, there has been a change in the applicable U.S. federal income tax law such that a ruling is no longer required, in either case to the effect that, and based thereon such opinion of tax counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Senior Subordinated Note Trustee an opinion of tax counsel in the United States reasonably acceptable to the Senior Subordinated Note Trustee confirming that the holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Senior Subordinated Note Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (vi) the Issuers shall have delivered to the Senior Subordinated Note Trustee an opinion of counsel to the effect that, as of the date of such opinion following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States state law and that the Senior Subordinated Note Trustee has a perfected security interest in such trust funds for the ratable benefit of the holders; (vii) the Issuers shall have delivered to the Senior Subordinated Note Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and (viii) the Issuers shall have delivered to the Senior Subordinated Note Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, have been complied with.


Transfer and Exchange
     A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Senior Subordinated Note Indenture. The Registrar and the Senior Subordinated Note Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Note Indenture. The Issuers are not required to transfer or exchange any Senior Subordinated Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Senior Subordinated Note for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

     The registered Holder of a Senior Subordinated Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver
     Except as provided in the next three succeeding paragraphs, the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the Senior Subordinated Note Guaranties may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or


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

exchange offer for Senior Subordinated Notes), and any existing default or compliance with any provision of the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the Senior Subordinated Note Guaranties may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Subordinated Notes).

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a nonconsenting holder of Senior Subordinated Notes): (i) reduce the principal amount of Senior Subordinated Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter or waive the provisions with respect to the redemption of the Senior Subordinated Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Senior Subordinated Note; (iv) waive a Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes; (vi) make any change in the provisions of the Senior Subordinated Note Indenture relating to waivers of past Defaults or the rights of holders of Senior Subordinated Notes to receive payments of principal of or premium and Liquidated Damages, if any, or interest on the Senior Subordinated Notes; or (vii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any holder of Senior Subordinated Notes, the Issuers, the Senior Subordinated Note Guarantors and the Senior Subordinated Note Trustee together may amend or supplement the Senior Subordinated Note Indenture, the Senior Subordinated Notes or the Senior Subordinated Note Guaranties to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Issuers' obligations to holders of the Senior Subordinated Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Senior Subordinated Notes (including providing for additional Senior Subordinated Note Guaranties pursuant to the Senior Subordinated Note Indenture, or that does not adversely affect the legal rights under the Senior Subordinated Note Indenture of any such holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Senior Subordinated Note Indenture under the Trust Indenture Act.


Concerning the Senior Subordinated Note Trustee
     The Senior Subordinated Note Indenture contains certain limitations on the rights of the Senior Subordinated Note Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Subordinated Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy, available to the Senior Subordinated Note Trustee, subject to certain exceptions. The Senior Subordinated Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Senior Subordinated Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Senior Subordinated Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Note Indenture at the request of any holder of Senior Subordinated Notes, unless such holder shall have offered to the Senior Subordinated Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.


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Governing Law
     The Senior Subordinated Note Indenture and the Senior Subordinated Notes are governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof.


Additional Information
     Any holder of the Senior Subordinated Notes or prospective investor may obtain a copy of the Senior Subordinated Note Indenture, the Registration Rights Agreement or the Intercreditor Agreement without charge by writing to Las Vegas Sands, Inc., 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109;
Attention: Corporate Secretary.


Certain Definitions
     Set forth below are certain defined terms used in the Senior Subordinated
Note Indenture. Reference is made to the Senior Subordinated Note Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" means, as of any date of determination, the sum of (a) the initial offering price of each Senior Subordinated Note and (b) the portion of the excess of (i) the principal amount of each Senior Subordinated Note over
(ii) such initial offering price that shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each May 15 and November 15 from the Issuance Date of the Senior Subordinated Notes through the date of determination (until the second anniversary of the Issuance Date) to achieve during such period, an annual rate of return on the principal amount of each Senior Subordinated Note equal to 14-1/4% assuming a current rate of return of 10% per annum on the principal amount of each such Senior Subordinate Note.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

     "Applicable Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of the Issuers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Senior Subordinated Note Trustee by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in the Issuers.

     "Approved Equipment Funding Commitments" means, collectively, (a) the General Electric Capital Corporation Commitment (as defined in the Disbursement Agreement) and (b) any replacement of such commitment from an institutional or other lender reasonably acceptable to the Bank Agent and the Mall Construction Lender if (i) such commitment is in form and substance reasonably satisfactory to the Bank Agent and the Mall Construction Lender and does not include any conditions to funding that are not included in the General Electric Capital Corporation Commitment and (ii) the lender providing such commitment enters into an intercreditor arrangement substantially similar to the intercreditor arrangements of General Electric Capital Corporation.

     "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets or rights (including by way of a sale and leaseback) of the Issuers or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the


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issuance or sale of Equity Interests of any Restricted Subsidiary other than
Venetian (whether in a single transaction or a series of related transactions), in each case, other than (a) a disposition of inventory or goods held in the ordinary course of business, (b) the disposition of all or substantially all of the assets of either of the Issuers in a manner permitted pursuant to the provisions described above under the caption "Certain Covenants--Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Note Indenture, (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under the covenant described above under the caption "Certain Covenants--Restricted Payments" or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (d) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $1.0 million, (e) any Event of Loss (as defined in the Mortgage Note Indenture, provided, that any additional proceeds remaining after the application of Net Loss Proceeds (as defined in the Mortgage Note Indenture) in an Event of Loss Offer (as defined in the Mortgage
Note Indenture) shall be deemed to be Excess Proceeds for purposes of the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sale," (f) any Lease Transaction or any grant of easement or Permitted Liens, (g) any dedication permitted pursuant to the covenant described above under the caption "Certain Covenants--Restrictions on Leasing and Dedication of Property," (h) the transfer of the Mall Space to the Mall Subsidiary, (i) the transfer of the Phase II Land to the Phase II Subsidiary,
(j) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary of the Issuers or by a Wholly Owned Restricted Subsidiary of the Issuers to another Wholly Owned Restricted Subsidiary of the Issuers, (k) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Issuers to the Issuers or another Wholly Owned Restricted Subsidiary of the Issuers, (l) any sale, conveyance, transfer or other disposition of property that secures Non-Recourse Financing or any financing permitted by clause (p) under the caption "Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" that is to or on behalf of the lender of such Non-Recourse Financing or other financing or (m) any licensing of tradenames or trademarks in the ordinary course of business by any of the Issuers or their Restricted Subsidiaries.

     "Bank Agent" means The Bank of Nova Scotia, in its capacity as agent under the Bank Credit Facility and its successors in such capacity.

     "Bank Credit Facility" means that certain Credit Agreement among the Company and Venetian, as borrowers, the lenders listed therein, Goldman Sachs Credit Partners L.P., as arranger and syndication agent and The Bank of Nova Scotia, as administrative agent, and any extension, refinancing, renewal, replacement, substitution or refund thereof ("Bank Credit Facility Refinancing"); provided, however that (i) the aggregate amount of such Bank Credit Facility Refinancing shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith) and (ii) such Bank Credit Facility Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded.

     "Billboard Lease" means that certain Lease Agreement by and between Venetian and Mall Subsidiary relating to certain space that will be subleased by "Billboard Live!," as amended from time to time in accordance with the terms thereof.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, including, without limitation, if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

     "Cash Equivalents" means (a) United States dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America,


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(ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by Standard & Poor's Corporation ("S&P") or "A2" by Moody's Investors Service, Inc. ("Moody's") (S&P and Moody's together with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent obligations, a "Rating Agency") or the equivalent by another Rating Agency, if applicable, or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-part custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition of such investment contract) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition of such investment contract) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition of such contract or investment agreement) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Company or any of its secured lenders or their agents after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities ("PARS") which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares ("APS") which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods,


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in each case having a rating (at the date of acquisition thereof) of at least
"A" or "A2" or the equivalent by any Rating Agency.

     "Casino Lease" means that certain lease between the Company and Venetian dated as of the Closing Date with respect to the operation of the Casino for the Project, as amended, revised or modified from time to time in accordance with the terms thereof.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries, taken as a whole (except in connection with an Event of Loss, as defined in the Mortgage Note Indenture); (ii) either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Sole Stockholder and its Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuers; (iii) after an initial public offering of the common stock of the Issuers, the consummation of any transaction or series of transactions the result of which is that any person or group (as defined above), other than the Sole Stockholder and its Related Parties, (1) beneficially owns more of the voting power of the Voting Stock of the Issuers than is beneficially owned, in the aggregate, by the Sole Stockholder and its Related Parties and (2) beneficially owns more than 20% of the voting power of the Voting Stock of either of the Issuers; (iv) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; (v) the adoption of a plan relating to liquidation or dissolution of either of the Issuers or any Senior Subordinated Note Guarantor (except liquidation of (a) Venetian into the Company and (b) any Senior Subordinated Note Guarantor into the Company, Venetian or another Senior Subordinated Note Guarantor) or (vi) if any Person other than the Sole Stockholder and Related Parties beneficially owns more than 50% of the voting and non voting common stock of the Company.

     "Code" means, the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

     "Collateral Documents" means, collectively, the Mortgage Notes Indenture Leasehold Deed of Trust, the Mortgage Notes Indenture Fee Deed of Trust, the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust, the Disbursement Agreement, the Completion Guaranty, the Mortgage Notes Indenture Environmental Indemnity or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Mortgage Note Trustee in the Note Collateral.

     "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

     "Company" means Las Vegas Sands, Inc., a Nevada corporation, or any successor thereto permitted under the Senior Subordinated Note Indenture.

     "Completed" or "Completion" has the meaning given to the term "Mall Release Date" under the Disbursement Agreement, which term generally means that
(a) the Project has been substantially completed in substantial accordance with the Plans and Specifications (except for additions and expansions to the Casino Resort (other than the Mall) not contemplated by the Plans and Specifications in effect on the Issuance Date which additions and expansions will be subject to certain limitations, including the requirement that they do not materially interfere with the use and operation of any other portion of the Casino Resort) and is free of Liens (other than Permitted Liens), (b) the furnishings, fixtures and equipment for the Casino and the Mall have been installed and the furnishings, fixtures and equipment for at least 2000 suites in the Hotel have been installed, (c) the scope and costs to complete remaining items have been quantified, and (d) the Issuers have sufficient available funds, pursuant to the Disbursement Agreement, to pay for remaining project costs plus a specified contingency, each as appropriately certified by the Construction Consultant and/or the Project Architect, all as more particularly set forth in the Disbursement Agreement.

     "Completion Guaranty" means that certain Guaranty executed by the Sole Stockholder in favor of the Bank Agent (acting on behalf of the lenders under the Bank Credit Facility), the Mall Construction Lender


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and the Mortgage Notes Trustee (acting on behalf of the Mortgage Note holders), as amended, revised or modified from time to time in accordance with the terms thereof.

     "Completion Guaranty Loan" means funds provided by the Sole Stockholder in satisfaction of his obligations pursuant to the Completion Guaranty, which are treated by the Sole Stockholder and the Issuers as a subordinated loan to the Issuers pursuant to the Completion Guaranty.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based upon net income or net profits of such Person and its Restricted Subsidiaries to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income (not including any gaming revenue tax), plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income, minus (e) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash expenses (excluding any noncash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as defined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (c) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guarantee of Indebtedness of any other Person if such Guarantee were called upon.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period,
(ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (iii) the Net Income for such period of any Restricted Subsidiary that is not a Senior Subordinated Note Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) no effect shall be given to any minority or preferred interest in Venetian for purposes of computing Consolidated Net Income.

     "Consolidated Net Worth" means, with respect to any Person at any time, the sum of the following items, as shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date (i) the common equity of such Person and its Restricted Subsidiaries; (ii) (without duplication), (a) the aggregate liquidation preference of Preferred Stock of such Person and its Restricted Subsidiaries


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(other than Disqualified Stock), and (b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (iii) less any goodwill incurred subsequent to the Issuance Date; and (iv) less any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a consolidated basis for such Person and its Restricted Subsidiaries, determined in accordance with GAAP; provided, that in calculating Consolidated Net Worth, any gain or loss from any Asset Sale shall be excluded; provided, however that in computing "Consolidated Net Worth," no adjustment shall be made for any minority interest in Venetian.

     "Construction Consultant" means Tishman Construction Corporation of Nevada or any other Person designated from time to time by the Bank Agent, the Mall Construction Lender and the Senior Subordinated Notes Trustee, in their sole discretion acting pursuant to the Intercreditor Agreement, to serve as the Construction Consultant under the Disbursement Agreement.

     "Construction Management Agreement" means that certain Construction Management Agreement between the Company and the Construction Manager, dated as of February 15, 1997, as such agreement may be amended, modified, supplemented, restated or replaced from time to time.

     "Construction Manager" means Lehrer McGovern Bovis, Inc., a New York corporation.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Issuance Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) was appointed or elected to such Board of Directors by the Sole Stockholder or a Related Party.

     "Contracts" means, collectively, the contracts entered into, from time to time, between the Company and any contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project.

     "Cooperation Agreement" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement among the Mall Construction Subsidiary, Venetian and Interface, as amended, revised or modified from time to time in accordance with its terms.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) any Indebtedness outstanding under the Bank Credit Facility and (ii) any other Senior Debt permitted under the Senior Subordinated Note Indenture, the principal amount of which is $20.0 million or more and that has been designated by the Issuers as "Designated Senior Debt"; provided, however, that the FF&E Financing does not constitute Designated Senior Debt.

     "Direct Construction Guaranty" means that certain Guaranty of Performance and Completion executed by Bovis, Inc., a New York corporation, in favor of the Company, as assigned by the Company to Venetian by that certain Assignment Agreement by and among the Company, Venetian and Bovis, Inc., as amended, revised or modified from time to time in accordance with its terms.

     "Disbursement Agent" means The Bank of Nova Scotia, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity.

     "Disbursement Agreement" means that certain Funding Agents' Disbursement and Administration Agreement among the Issuers, Mall Construction Subsidiary, the Bank Agent, the Mortgage Notes Trustee, the Mall Construction Lender, the HVAC Provider and the Disbursement Agent, as amended, revised or modified from time to time in accordance with its terms.

     "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to November 15, 2005; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders


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thereof the right to require the Issuers to repurchase or redeem such Capital
Stock upon the occurrence of a Change of Control, or an Asset Sale occurring prior to the final maturity of the Senior Subordinated Notes shall not constitute Disqualified Stock if the change of control provisions, event of loss provisions, or asset sale provisions, as the case may be, applicable to such Capital Stock specifically provide that the Issuers will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's and Venetian's compliance with the provisions of the Senior Subordinated Note Indenture, including the covenant described under "Repurchase at the Option of Holders--Change of Control" and "--Asset Sales."

     "Equity Contribution" means the approximately $320.3 million of proceeds received by Venetian from the Company, Interface Holding or the Sole Stockholder (in the form of cash or property).

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Estimation Period" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

     "Existing Indebtedness" means (i) up to $1.5 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Company or its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of sale of the Senior Subordinated Notes on the Issuance Date and (ii) any current or future obligations under the HVAC Services Agreement as in effect on the Issuance Date.

     "Expo Center" means the Sands Expo and Convention Center.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness and the use of proceeds therefrom, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense of such Person for such period and (b) all capitalized interest of such Person and its Restricted Subsidiaries and (c) the product of (i) to the extent such Person is not treated as an S corporation, a partnership or a substantially similarly treated pass-through entity for federal income tax purposes, all dividend payments, whether or not in cash on any series of Preferred Stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests or dividends paid as an increase in liquidation preference on Preferred Stock, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public


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Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Senior Subordinated Note Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries (without giving effect to any minority or preferred interest of Venetian) and shall not include any Unrestricted Subsidiary or Special Subsidiary.

     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of its Subsidiaries.

     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct governing activities of the Issuers or any of their Restricted Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "Government Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Harrah's Road Way Agreement" means an agreement between Venetian and Harrah's Casino Resort, as amended, modified or restated, as contemplated by the existing letter of intent between the parties with respect to the sharing of the common road between the parties and certain plans with respect to the improvements to be made thereto.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "HVAC Provider" means Atlantic-Pacific Las Vegas, LLC, a Delaware limited liability company.

     "HVAC Services Agreement" means, collectively (i) that certain Energy Services Agreement between Venetian and the HVAC Provider (ii) that certain Ground Lease between Venetian and the HVAC Provider, (iii) that certain Construction Agency Agreement between Venetian and the HVAC Provider and (iv) that certain Energy Services Agreement between the Mall Subsidiary and the HVAC Provider, in each case, as amended, revised or modified from time to time in accordance with its terms.


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

     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person). For purposes of this definition, the term "Indebtedness" shall not include any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Company and its Subsidiaries, each Affiliate of the Company, and the Sole Stockholder and its Related Parties.

     "Indirect Construction Guaranty" means that certain Guaranty of Performance executed by The Peninsular and Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales, in favor of the Company, as assigned by the Company to Venetian by that certain Assignment Agreement by and among the Company, Venetian and The Peninsular and Oriental Steam Navigation Company, as amended, revised or modified from time to time in accordance with its terms.

     "Interface" means Interface Group-Nevada, Inc., a Nevada corporation and wholly owned indirect subsidiary of the Sole Stockholder.

     "Interface Holding" means Interface Group Holding Company, Inc., a Nevada corporation and a wholly owned direct Subsidiary of the Sole Stockholder.

     "Intercreditor Agreement" means the Intercreditor Agreement, among The Bank of Nova Scotia, as Bank Agent acting on behalf of the lenders pursuant to the Bank Credit Facility, the Mortgage Note Trustee, acting on behalf of the holders of the Mortgage Notes, the Mall Construction Lender and the Senior Subordinated Note Trustee, acting on behalf of the holders of the Senior Subordinated Notes, as amended, revised, modified or restated from time to time in accordance with its terms.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issuance Date" means the closing date for the sale and original issuance of the Senior Subordinated Notes.

     "Lenders" means any of the lenders under the Bank Credit Facility, the Interim Mall Lender and the Senior Subordinated Note holders.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


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

     "Mall" means that certain enclosed retail, dining and entertainment complex of approximately 500,000 net leasable square feet more particularly described in the Plans and Specifications.

     "Mall Collateral" means all of the Issuers' and their Subsidiaries' right, title, and interest in and to (i) prior to creation of the Mall I Parcel, the leasehold estate created by the Mall Lease and, thereafter, the Mall I Parcel;
(ii) the leasehold estate created by the Billboard Lease; (iii) the Mall and any related improvements and equipment thereto; (iv) any reserves established by the Issuers, any of their Restricted Subsidiaries or any of their Special Subsidiaries relating to the Mall and (v) any and all security agreements and an assignment of leases and rents creating a security interest in any rents or other income derived from the Mall.

     "Mall Construction Lender" means GMAC Commercial Mortgage Corporation, a California corporation, and its permitted successors and assigns.

     "Mall Construction Loan Agreement" means that certain Credit Agreement between the Issuers, Mall Construction Subsidiary and Mall Construction Lender, as amended, revised or modified from time to time in accordance with its terms.


     "Mall Construction Loan Facility" means the credit facility described and made available to the Issuers and Mall Construction Subsidiary pursuant to the Mall Construction Loan Agreement and any extension, refinancing, renewal, replacement, substitution or refunding thereof ("Mall Construction Loan Facility Refinancing"); provided, however that (i) the aggregate amount of Indebtedness under such Mall Construction Loan Facility Refinancing shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (ii) such Mall Construction Loan Facility Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (iii) to the extent such Mall Construction Loan Facility Refinancing Indebtedness is not supported by a guaranty of the Sole Stockholder on substantially similar terms as the terms of the Sole Stockholder's guaranty of Tranche B of the Mall Construction Loan Facility, such Mall Construction Loan Facility Refinancing Indebtedness shall contain a tranche with a principal amount, relative payment priority and other terms which are substantially similar to those required to be contained in the Substitute Tranche B Loan.

     "Mall Construction Subsidiary" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Venetian.

     "Mall Holdings" means Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company and a subsidiary of Mall Intermediate Holdings.

     "Mall Intermediate Holdings" means Mall Intermediate Holding Company, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Venetian.

     "Mall I Parcel" means the phase I mall space sudivided from the Project Site as a legally separate parcel and recorded with the applicable Government Instrumentalities.

     "Mall Lease" means the Lease by and between Venetian and Mall Construction Subsidiary pursuant to which Mall Construction Subsidiary leases from Venetian the Mall Space, as amended, revised or modified from time to time in accordance with its terms.

     "Mall Management Agreement" means the Mall Management Agreement between Forest City Enterprises and the Mall Construction Subsidiary, as amended, revised or modified.

     "Mall Manager" means Grand Canal Shops Mall MM, Inc., wholly owned subsidiary of the Company.

     "Mall Space" means that certain space referred to as the "Mall" in and on the Project as more specifically described in an Annex to the Senior Subordinated Note Indenture.

     "Mall Subsidiary" means Grand Canal Shops Mall, LLC, a Delaware limited liability company.

     "Mortgage Notes" means the Company's 12-1/4% Mortgage Notes due November 15, 2004 issued pursuant to the Mortgage Note Indenture.


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

     "Mortgage Notes Indenture Environmental Indemnity" means that Environmental Indemnity Agreement among the Company, Venetian and the Mortgage Note Trustee, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Indenture Fee Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by the Company and Venetian, as trustor, to the trustee thereunder for the benefit of the Mortgage Note Trustee, as beneficiary, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Indenture Leasehold Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of November 14, 1997 and made by the Mall Construction Subsidiary, as trustor, to the trustee thereunder for the benefit of the Mortgage Note Trustee, as beneficiary, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Indenture Mall Parcel Fee Deed of Trust" means the deed of trust in the form of Exhibit V-4 to the Disbursement Agreement executed by Mall Construction Subsidiary for the benefit of the Mortgage Note Trustee in accordance with the Disbursement Agreement, as amended, modified or revised in accordance with its terms.

     "Mortgage Notes Proceeds Account" means that certain Mortgage Notes Proceeds Account into which the net proceeds from the sale of the Mortgage Notes were deposited in accordance with the Disbursement Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (iii) excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary) (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Senior Subordinated Notes) on the asset or assets that are the subject of such Asset Sale or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested, all distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

     "Non-Recourse Financing" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the Principal Business or to construct, develop or equip the Mall Space and (i) as to which the lender upon default may seek recourse or payment against the Company or any Restricted Subsidiary only through the return or sale of the property or equipment or the other Specified FF&E so purchased or leased, or in the case of any Indebtedness with respect to the Mall Space, only through foreclosure upon the Mall Collateral and (ii) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Company or any Restricted Subsidiary.

     "Non-Recourse Indebtedness" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be,


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or (ii) is directly or indirectly liable, and (b) with respect to Non-Recourse
Indebtedness of an Unrestricted Subsidiary, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness or Disqualified Stock, as the case may be, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or Disqualified Stock, as the case may be, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Note Collateral" means all assets, now owned or hereafter acquired, of the Company, Venetian or any Mortgage Note Guarantor defined as Collateral in the Collateral Documents, which will initially include (with certain exceptions) all real estate, improvements and all personal property owned by the Issuers (including (i) the Project Assets, (ii) the Mall Collateral, until the transfer and release thereof in accordance with the Sale and Contribution Agreement and the Disbursement Agreement), as well as a pledge of any intercompany notes held by either of the Issuers or the Senior Subordinated Note Guarantors.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers' Certificate" means a certificate signed on behalf of the Issuers or a Senior Subordinated Note Guarantor, as the case may be, by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of the Issuers or a Senior Subordinated Note Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Venetian (or its managing members) or a Senior Subordinated Note Guarantor, as the case may be, that meets the requirements set forth in the Senior Subordinated Note Indenture.

     "Outside Completion Deadline" means April 21, 1999, as the same may from time to time be extended pursuant to the Disbursement Agreement.

     "Other Phase II Agreements" means any agreement entered into by the Issuers or their Subsidiaries with a Person for construction, development and operation of a hotel or casino on the Phase II Land (other than the Phase II Resort).

     "Permitted Construction Loan Refinancing" means (i) the incurrence of indebtedness and/or the issuance of Capital Stock by the Mall Subsidiary the proceeds of which are used to purchase the Mall Collateral pursuant to the Sale and Contribution Agreement (including, without limitation, the Tranche A Take-out Commitment and the Tranche B Take-out Commitment) and/or (ii) the assumption of the Mall Construction Loan Facility and/or the Substitute Tranche B Loan (or any permitted refinancing thereof) pursuant to the Sale and Contribution Agreement.

     "Permitted Investments" means (a) any Investments in the Issuers, any Senior Subordinated Note Guarantor or in any Restricted Subsidiary that is not a Senior Subordinated Note Guarantor if the Investments in such Restricted Subsidiary that is not a Senior Subordinated Note Guarantor from the Issuers, any Senior Subordinated Note Guarantor or any of the other Restricted Subsidiaries aggregate less than $1.0 million; (b) any Investments in Cash Equivalents; (c) Investments by the Issuers or any Restricted Subsidiary of the Issuers in a Person, if as a result of such Investment (i) such Person becomes a Senior Subordinated Note Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, one of the Issuers or a Senior Subordinated Note Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers; (f) receivables owing to the Issuers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (g) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (h) loans or advances to employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries


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

(i) to fund the exercise price of options granted under employment agreements and the Issuers' stock option plans or agreements, in each case, as in effect on the date of the Senior Subordinated Note Indenture or (ii) for any other purpose not to exceed $2.0 million in the aggregate at any one time outstanding under this clause (ii); (i) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuers and any Restricted Subsidiary or in satisfaction of judgments; (j) other Investments in any Person (other than in an Affiliate of the Issuers) having a fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not to exceed $5.0 million; (k) Investments in any Person engaged in the Principal Business which Investment is solely in the form of Equity Interests (other than Disqualified Stock) of the Issuers and (l) the initial designation on the Issuance Date of (i) Phase II Subsidiary, Phase II Holdings and Phase II Manager as Unrestricted Subsidiaries and (ii) Mall Subsidiary, Mall Holdings and Mall Manager as Special Subsidiaries; provided, that, in each case, no more than $1,000 is invested any such Person at the time of designation.

     "Permitted Junior Securities" means Equity Interests in the Company or Venetian or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt pursuant to Article 10 of the Senior Subordinated
Note Indenture.

     "Permitted Liens" means (a) Liens in favor of the Issuers and their Wholly Owned Restricted Subsidiaries; provided that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Mortgage Note Trustee or subordinate to the Lien in favor of the Mortgage Note Trustee securing the Mortgage Notes or any Mortgage Note Guaranty; (b) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of the Issuers or any Restricted Subsidiary of the Issuers; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of the Issuers or such Restricted Subsidiary; (c) Liens on property existing at the time of acquisition thereof by the Issuers or any Restricted Subsidiary of the Issuers; provided that such Liens were in existence prior to the contemplation of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Project and which obligations are not expressly prohibited by the Senior Subordinated Note Indenture; provided, however, that the Issuers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Project, the Issuers have bonded within a reasonable time after becoming aware of the existence of such Lien; (e) Liens securing obligations in respect of the Mortgage Note Indenture, the Mortgage Notes and any Secured Mortgage Note Guaranty; (f) Permitted Encumbrances, as such term is defined in the Disbursement Agreement, and leases or other Liens, to the extent permitted pursuant to the covenant entitled "Description of Mortgage Notes-- Restrictions on Leasing and Dedication of Property"; (g) (1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Project, in the case of each of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; (h) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Issuers and their Restricted Subsidiaries; (i) after Completion, Liens securing Indebtedness in an aggregate amount not exceeding $25.0 million at any one time securing purchase money or lease obligations otherwise permitted by the Mortgage Note Indenture incurred or assumed in connection with the acquisition, purchase or lease of real or personal property to be used in the Principal Business of the Issuers or any of its Restricted Subsidiaries within 180 days of such incurrence or assumption; provided, that such Liens do not extend to any Note Collateral or to any property or assets of the Issuers or any Restricted Subsidiary other than the property or assets so purchased or leased and, at the time of incurrence, the principal amount of such Indebtedness does not exceed 75% of the value


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

of the collateral securing such Indebtedness; (j) a leasehold mortgage in favor of a party financing the lessee of space within the Project; provided that neither the Issuers nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing; (k) Liens securing the Mall Construction Loan Facility and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (n)(A) of the second paragraph of the convenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock;" (l) Liens created by the Cooperation Agreement and the HVAC Services Agreement; (m) Liens on real property of the Issuers arising pursuant to that certain Harrah's Road Way Agreement; (n) Liens created by the Predevelopment Agreement, as in effect on the date of the Mortgage Note Indenture; (o) Liens (i) to secure Indebtedness permitted by clauses (g), (h) or (p) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" and extending only to assets or Specified FF&E acquired in accordance with such clauses and to any proceeds of such assets or Indebtedness and related collateral accounts in which such proceeds are held, and (ii) to secure Indebtedness permitted by clause (d) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, that such Liens are not materially greater in extent than the Liens securing the Indebtedness so refinanced; (p) Liens created by the Other Phase II Agreements; (q) Liens to secure all Obligations under the Bank Credit Facility incurred pursuant to clause (a) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock" and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (n)(A) of the second paragraph of the convenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock;" (r) until Completion is achieved, Permitted Liens (as defined in the Disbursement Agreement); (s) Liens incurred in connection with the construction of a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue; (t) Liens incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of the Completion of the Project; (u) Liens incurred in connection with Hedging Obligations incurred pursuant to clause (f) of the covenant described under the caption "Limitations on Incurrence of Indebtedness and the Issuance of Disqualified Stock"; (v) licenses of patents, trademarks and other intellectual property rights granted by the Issuers or any Subsidiary of the Issuers in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Issuer or such Subsidiary; (w) any judgment attachment or judgment Lien not constituting an Event of Default; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (y) any Lien created under the Sale and Contribution Agreement and (z) after Completion, Liens securing (A) up to an aggregate of $20.0 million of Indebtedness permitted to be incurred pursuant to clause (n)(B) of the second paragraph of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (B) up to an aggregate of $20.0 million of Indebtedness permitted to be incurred pursuant to clause (o) of the second paragraph of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company or Venetian, as the case may be (in each case, including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes) (except that if all or any portion of the Completion Guaranty Loan or the Substitute Tranche B Loan is outstanding and held by the Sole Stockholder or a Related Party and is not paying current cash interest, then such estimated taxable income shall be determined without giving effect to any non-cash interest payments on such loans held by the Sole Stockholder or a Related Party to the extent such non-cash interest is deductible), for the related Estimation Period, as in a statement filed with the Senior Subordinated Note Trustee; provided, however, that (A) prior to any distributions of Tax Amounts the Issuers shall deliver an officers' certificate to the effect that, in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by the Company, the Company qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a Subchapter S corporation under the Code or a substantially similarly treated


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pass-through entity for federal income tax purposes and Venetian was treated as a partnership or substantially similarly treated pass-through entity for Federal income tax purposes for the period covered by such financial statements; provided, further, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to the Company or Venetian, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by the Company or Venetian, as the case may be.

     "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Phase II Holdings" means Lido Casino Resort Holding Company, LLC, a Delaware limited liability company and a subsidiary of Phase II Intermediate Holdings.

     "Phase II Intermediate Holdings" means Lido Intermediate Holding Company, LLC, a Delaware limited liability company, and a Wholly Owned Subsidiary of the Company.

     "Phase II Land" means that portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto.

     "Phase II Manager" means Lido Casino Resort MM, Inc., a special purpose Wholly Owned Subsidiary of the Company.

     "Phase II Resort" means the themed hotel and casino currently contemplated to be constructed on the Phase II Land and which will be physically connected to the Casino Resort.

     "Phase II Subsidiary" means Lido Casino Resort, LLC, a Nevada limited liability company and, at the Issuance Date, an Unrestricted Subsidiary of the Issuers.

     "Plans and Specifications" means the plans and specifications for the construction of the Casino Resort listed in an exhibit to the Disbursement Agreement, as the same may be modified from time to time in accordance with the Disbursement Agreement.

     "Pre-development Agreement" means the Sands Resort Hotel & Casino Agreement dated February 18, 1997 by and between Clark County and the Company, as amended, restated and modified from time to time.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "Principal Business" means the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating the conference center and meeting facilities and owning and operating a retail and entertainment mall (including the Mall prior to its transfer to the Mall Subsidiary) and acting as a member of Venetian in the case of the Company), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Company, Venetian and direct and indirect Restricted Subsidiaries (including, without limitation, engaging in transactions with Affiliates and incurring Indebtedness, providing guarantees or providing other credit support, in each case to the extent permitted under the Senior Subordinated Note Indenture) owning and operating joint ventures to supply materials or services for the


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construction or operation of any resorts owned or operated by the Company and its Restricted Subsidiaries and entering into casino leases or management agreements for any casino situated on land owned by the Issuers or any of their Subsidiaries or owned or operated by the Issuers or any Affiliate of the Issuers.

     "Project" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities to be developed at the Project Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement.

     "Project Architect" means collectively, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

     "Project Assets" means, with respect to the Project at any time, all of the assets then in use related to the Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (i) the Phase II Land and/or the Mall Collateral and any improvements thereon after their transfer to the Unrestricted Subsidiary or Special Subsidiary as permitted by the Senior Subordinated Note Indenture; (ii) any obsolete personal property determined by the Company's Board of Directors to be no longer useful or necessary to the operations or support of the Project; (iii) the HVAC Equipment owned by the HVAC provider (unless purchased by Venetian or the Mall Construction Subsidiary after the date hereof); and
(iv) any equipment leased from a third party in the ordinary course of business.

     "Project Budget" means the Project Budget as in effect on the Issuance Date and attached as an exhibit to the Disbursement Agreement, as amended, revised or modified from time to time in accordance with the terms thereof.

     "Project Documents" means the Construction Management Agreement, the Direct Construction Guaranty, the Indirect Construction Guaranty, the Contracts, the Approved Equipment Funding Commitments, the Cooperation Agreement, the HVAC Services Agreement, the Mall Lease, the Sale and Contribution Agreement, the Treadway Agreement, the operating agreement of each of Venetian, Mall Intermediate Holdings, Mall Holdings and Mall Subsidiary and any other document or agreement entered into, relating to the development, construction, maintenance or operation of the Project (other than the documents relating to the Tranche A Take-out Commitment and the Tranche B Take-out Commitment) as the same may be amended from time to time in accordance with the terms and conditions of the Disbursement Agreement.

     "Public Equity Offering" means a bona fide underwritten sale to the public of common equity of the Company, Venetian or a Person holding more than 50% of the common equity of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC and results in gross aggregate proceeds to the Company or Venetian of at least $20.0 million.

     "Quarterly Payment Period" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Issuers, be paid during the last five days of the immediately preceding December).

     "Related Parties" means (i) any spouse and any child, stepchild, sibling or descendant of the Sole Stockholder, (ii) any estate of the Sole Stockholder or any person under clause (i), (iii) any person who receives a beneficial interest in the Company or Venetian from any estate under clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who holds such beneficial interest in the Company or Venetian for the benefit of, or as fiduciary for, any person under clauses (i), (ii) or (iii) to the extent of such interest, (v) any corporation, trust, or similar entity owned or controlled by the Sole Stockholder or any person referred to in clause (i),
(ii), (iii) or (iv) or for the benefit of any person referred to in clause (i) and (vi) the spouse or issue of one or more of the individuals described in clause (i).

     "Repurchase Offer" means an offer made by the Issuers to purchase all or any portion of a holder's Senior Subordinated Notes pursuant to the covenants described above under the captions entitled "Repurchase at the Option of Holders--Change of Control" or "Repurchase at the Option of Holders--Asset Sales."

     "Restricted Investment" means (i) an Investment other than a Permitted Investment or (ii) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted


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Subsidiary, provided that the amount of such Restricted Investment under this clause (ii) shall be such difference in value.

     "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuers that is not then an Unrestricted Subsidiary or a Special Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary or Special Subsidiary ceasing to be an Unrestricted Subsidiary or Special Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

     "Sale and Contribution Agreement" means that certain Sale and Contribution Agreement among the Venetian, Mall Construction Subsidiary and Mall Subsidiary, as such agreement may be amended, modified or renewed from time to time in accordance with its terms.

     "Senior Debt" means (i) all Indebtedness outstanding under Bank Credit Facility and all Hedging Obligations with respect thereto, (ii) Indebtedness represented by the Mortgage Notes and the Mortgage Note Guaranties, (iii) any other Indebtedness permitted to be incurred by the Issuers under the terms of the Senior Subordinated Note Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes and (iv) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or Venetian,
(x) any Indebtedness of the Company or Venetian to any of their Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Senior Subordinated Note Indenture.

     "Senior Subordinated Note Make-Whole Premium" means, with respect to a Senior Subordinated Note, an amount equal to the greater of (i) (a) 14.25% of the Accreted Value if prior to the second anniversary of the Issuance Date of such Senior Subordinated Note or (b) 14.25% of the outstanding principal amount of such Senior Subordinated Note, if on or after the second anniversary of the Issuance Date of such Senior Subordinated Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Senior Subordinated Note as if such Senior Subordinated Note were redeemed on November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Senior Subordinated Note.

     "Senior Subordinated Notes" means the $97.5 million in aggregate principal amount of the Issuers 14-1/4% Senior Subordinated Notes due 2005, and any series of senior subordinated notes issued in exchange for such Senior Subordinated Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement.

     "Services Agreement" means that Amended and Restated Services Agreement by and among the Company, Interface, Interface Holdings and the parties thereto stated on the signature page, as amended from time to time in accordance with its terms.

     "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issuance Date.

     "Sole Stockholder" means Sheldon G. Adelson.

     "Special Subsidiary" means the Mall Subsidiary, Mall Holdings, Mall Manager and any other Subsidiary so designated by the Board of Directors of the Company in accordance with the terms of the Senior Subordinated Note Indenture.


     "Special Subsidiary Permitted Investments" means with respect to any Special Subsidiary (a) any Investments in a Wholly Owned Subsidiary of such Special Subsidiary engaged in a Special Subsidiary Principal Business; (b) any Investments in Cash Equivalents; (c) receivables owing to such Special Subsidiary or any Wholly Owned Subsidiary of such Special Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Special Subsidiary deems reasonable under the circumstances; (d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting


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

purposes and that are made in the ordinary course of business; (e) loans or advances to employees made in the ordinary course of business of the Special Subsidiary; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Special Subsidiary or a Subsidiary or in satisfaction of judgments and (g) other Investments in any Person (other than an Affiliate of the Special Subsidiary) having a fair market value (measured on the date of each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $5.0 million.

     "Special Subsidiary Principal Business" means business limited to the following: (i) to acquire, hold, own, manage, market and operate a retail, restaurant and entertainment complex known as the Grand Canal Shops Mall (the "Property"), located at 3355 Las Vegas Boulevard, South, Las Vegas, Nevada,
(ii) to engage in the retail, restaurant and entertainment business at the Property and any activity and business incidental, directly related or similar thereto, and (iii) to engage in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business operated by Mall Subsidiary (including, without limitation, owning and operating joint ventures to supply materials or services for the construction or operation of the Property, engaging in transactions with Affiliates to the extent permitted under the Senior Subordinated Note Indenture, and incurring Indebtedness, providing guarantees or providing other credit support). Special Subsidiary Principal Business does not mean any of the foregoing to the extent engaged in on the Phase II Land.

     "Special Subsidiary Restricted Investment" means (i) an Investment by a Special Subsidiary or a Subsidiary of a Special Subsidiary other than a Special Subsidiary Permitted Investment or (ii) any Investment by a Special Subsidiary or a Subsidiary of a Special Subsidiary in the equity of the Issuers or any of the Issuers' Restricted Subsidiaries.

     "Specified FF&E" means any furniture, fixtures, equipment and other personal property financed or refinanced with the proceeds from the incurrence of Indebtedness pursuant to clauses (g), (h) or (p) of the covenant described above under the caption "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock," including (i) each and every item or unit of equipment acquired with proceeds thereof, (ii) each and every item or unit of equipment acquired in substitution or replacement thereof, (iii) all parts, components and other items pertaining to such collateral, (iv) all documents (including, without limitation, all warehouse receipts, dock receipts, bills of lading and the like), (v) all licenses (other than gaming licenses), warranties, guaranties, service contracts and related rights and interests covering all or any portion of such collateral, (vi) to the extent not otherwise included, all proceeds (including insurance proceeds) of any of the foregoing and all accessions to, substitutions and replacements for, and the rents, profits and products of, each of the foregoing, and (vii) so long as Indebtedness under the Bank Credit Facility is outstanding, such other collateral reasonably determined by the lenders under the Bank Credit Facility to be collateral for Indebtedness incurred in connection with the purchase of Specified FF&E so long as the Lien securing Indebtedness incurred under the Bank Credit Facility does not extend to such collateral.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to the Senior Subordinated Notes or any Senior Subordinated Note Guaranty.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any


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partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Substitute Tranche B Loan" means amounts drawn upon under the guarantee of the Sole Stockholder of the Tranche B loan of the Mall Construction Loan Facility, which amounts, when drawn upon may be treated as a loan to the Issuers from the Sole Stockholder.

     "Supplier Joint Venture" means any Person that supplies or provides materials or services to the Issuers or the Construction Manager or any contractor in the Project and in which the Issuers or one of their Restricted Subsidiaries have Investments.

     "Tax Amount" means, with respect to a Estimation Period or a taxable year, as the case may be, an amount equal to (A) the product of (x) the taxable income (including all separately stated items of income) of the Company or Venetian, as the case may be, for such Estimation Period or a taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the Company or Venetian, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current or any prior taxable year, or portion thereof, commencing on or after the Issuance Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and
(D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

     "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

     "Tranche A Take-out Commitment" means the commitment of Goldman Sachs Mortgage Company or such other lender suitable to the Issuers, to enter into and make a loan in an aggregate of up to $105.0 million thereunder under the Permitted Mall Construction Refinancing or any other commitment to make such a loan that replaces the commitment of Goldman Sachs Mortgage Company in accordance with the Tri-Party Agreement.

     "Tranche B Take-out Commitment" means the commitment of the Sole Stockholder to enter into and fund a loan to Mall Subsidiary in an aggregate of up to $35.0 million under the Permitted Mall Construction Refinancing or any other commitment to make such a loan that replaces the commitment of the Sole Stockholder in accordance with the Tri-Party Agreement.

     "Tri-Party Agreement" means the agreement between Venetian, the Company, the Sole Stockholder, the Mall Construction Subsidiary, the Mall Subsidiary, the Mall Construction Lender and Goldman Sachs Mortgage Company (or any successor provider of the Tranche A Take-out Commitment), as amended or replaced from time to time in accordance with its terms.

     "Treadway Agreement" means that certain Time and Materials Agreement between Owner and Contractor, dated as of February 10, 1997, by and between the Company and Treadway Industries of Phoenix, Inc., an Arizona corporation, as amended, modified or revised from time to time in accordance with its terms.

     "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to November 15, 2001; provided, however, that if the average life of such Senior Subordinated Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Senior Subordinated Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.


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     "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustment to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (ii) the Tax Amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by the Company or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company" or the "True-up Amount due to Venetian," as the case may be, and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-up Amount due to the shareholders members."

     "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Senior Subordinated Note Trustee indication the True-up Amount; provided, however, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

     "Unrestricted Subsidiary" means (i) each of Phase II Holdings, Phase II Manager and Phase II Subsidiary; and (ii) any entity that would have been a Restricted Subsidiary of the Company but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of the Senior Subordinated Note Indenture and any Subsidiary of such entity, so long as it remains an Unrestricted Subsidiary in accordance with the terms of the Senior Subordinated Note Indenture.

     "Venetian" means, Venetian Casino Resort, LLC, a Nevada limited liability company.

     "Voting Stock" means, with respect to any Person that is a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other person that is a limited liability company, membership interests entitled to manage the operation or business of the limited liability company.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Working Capital Facility" means the credit facility pursuant to any agreement or agreements providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Issuers' or any of their Restricted Subsidiaries' general corporate requirements and any amendment, supplement, extension, modification, renewal, replacement or refinancing from time to time, including any agreement to renew, extend, refinance or replace all or any portion of such facility.


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                         BOOK-ENTRY, DELIVERY AND FORM


General
     Except as set forth below, the New Notes will be issued in the form of one or more registered notes in global form without interest coupons, in denominations of $1,000 and integral multiples thereof (each a "Global Note"). Notes will not be issued in bearer form. The Global Notes will be deposited upon issuance with the Mortgage Note Trustee or the Senior Subordinated Note Trustee, as applicable, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "Exchanges of Book-Entry Notes for Certificated Notes."


Exchanges of Book-Entry Notes for Certificated Notes
     A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as Depository for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Issuers thereupon fail to appoint a successor Depository, (ii) the Issuers, at their option, notify the Mortgage Note Trustee or Senior Subordinated Note Trustee, as applicable, in writing that they elect to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an event of default or any event which after notice or lapse of time or both would be an event of default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian ("DWAC") System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.


Certain Book-Entry Procedures for Global Notes
     The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system of their participants directly to discuss these matters.

     DTC has advised the Issuers as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised the Issuers that its current practice, upon the issuance of the Global Note, is to credit, on its internal system, the respective principal amount of the individual beneficial interest represented by such Global Notes to the accounts with DTC of the participants through which such


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interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants
(with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Mortgage Notes or Senior Subordinated Notes, as applicable, represented by such Global Note for all purposes under the Mortgage Note Indenture and the Mortgage Notes or the Senior Subordinated Note Indenture and the Senior Subordinated Notes, as applicable. Except in the limited circumstances described above under "--Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Notes represented thereby) under the applicable indenture or Notes.

     Investors may hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. The depositories, in turn, will hold such interests in the Global Note in customers' securities accounts in the depositories' names on the books of DTC. All interests in a Global Note will be subject to the procedures and requirements of DTC.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal of, premium, if any, and interest and Liquidated Damages, if any, on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, Venetian, the Mortgage Note Trustee, the Senior Subordinated Note Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Issuers expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. None of the Company, Venetian or the Mortgage Note Trustee or the Senior Subordinated Note Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuers and the Mortgage Note Trustee and the Senior Subordinated Note Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of such Notes for all purposes.

     Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Mortgage Notes or Senior Subordinated Notes only at the direction of one or more participants to show accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

However, if there is an Event of Default under the Mortgage Notes or the Senior Subordinated Notes (each as defined above), DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, Venetian, the Mortgage Note Trustee, the Senior Subordinated Note Trustee, nor any of their respective agents will have any responsibility for the performance by DTC, or their participants or indirect participants, of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.


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

                     DESCRIPTION OF DISBURSEMENT AGREEMENT


     The Issuers, the Mall Construction Subsidiary, the Mortgage Note Trustee, The Bank of Nova Scotia, as the Bank Agent, the Mall Construction Lender, The Bank of Nova Scotia, as the Disbursement Agent, and the HVAC Provider have entered into the Disbursement Agreement. The following summary of the material provisions of the Disbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Disbursement Agreement, including the definitions therein of certain terms used below. Capitalized terms that are used but not otherwise defined in this Prospectus have the meanings assigned to them in the Disbursement Agreement. For purposes of this "Description of Disbursement Agreement," and the term "Company" refers to Las Vegas Sands, Inc., Venetian Casino Resort, LLC and the Mall Construction Subsidiary, collectively, and not to any of their respective subsidiaries. Although the FF&E Lenders will not be parties to the Disbursement Agreement, the funding conditions with respect to the FF&E Financing are not currently expected to be substantially more onerous than those set forth in the Disbursement Agreement; provided, however, that the FF&E Financing is expected to include funding conditions to the effect that the FF&E Lenders are not obligated to advance funds under the FF&E Financing: (a) until the Company can demonstrate that the Casino Resort will be opened within the succeeding 8 months; and (b) if the Expo Center is closed for 30 consecutive days unless closure results from a casualty and the Company is able to demonstrate that the resulting damage can be repaired by November 1, 1999 (or by January 31, 2000 with respect to casualty events occurring after November 1, 1998). See "Description of Certain Indebtedness--FF&E Financing." A copy of the Disbursement Agreement has been filed with the Commission as an exhibit to the Registration Statement.


General
     The Disbursement Agreement sets forth the material obligations of the Company to construct and complete the Casino Resort and establishes a line item budget for the Casino Resort and a schedule for construction of the Casino Resort. The Disbursement Agreement also establishes the conditions to, and the relative sequencing of, the making of disbursements from the cash portion of the Equity Contribution, the proceeds from the Offering, the Bank Credit Facility, the Mall Construction Loan Facility and the funding commitment of the HVAC Provider, and establishes the obligations of the Mortgage Note Trustee, the Bank Agent, the Mall Construction Lender and the HVAC Provider to make disbursements under their respective funding commitments upon satisfaction of such conditions. The Disbursement Agreement further sets forth (i) the mechanics for allocating disbursement requests among the funding sources, (ii) the mechanics for approving change orders and amendments to the Project Budget and schedule during the construction period, (iii) certain representations, warranties, covenants and events of default that are common to the various credit facilities, (iv) the conditions for release of the Phase II Land and the Mall Collateral from the lien of the Collateral Documents, and (v) the conditions to the exercise of the Disbursement Agent's right to draw on the irrevocable, stand-by letters of credit furnished by the HVAC Provider if the HVAC Provider does not comply with its funding obligations set forth in the Disbursement Agreement.

     The Disbursement Agreement provides that the Company is only permitted to use the proceeds of the Offering, the Bank Credit Facility, the Mall Construction Loan Facility and the cash portion of the Equity Contribution to pay for Project Costs related to the Casino Resort, excluding the HVAC Equipment and the Specified FF&E; provided, however, that (a) after the funding commitment of the HVAC Provider has been fully utilized, the Company will be permitted to use proceeds of the Offering, the Bank Credit Facility, the Mall Construction Loan Facility and all cash equity contributions to pay costs related to the HVAC Equipment if the Company can demonstrate that it has sufficient funds (net of a specified amount of contingency reserves but including certain lending commitments and amounts available under the Completion Guaranty) available to complete the Casino Resort, and (b) the Company will be permitted to use proceeds of the Offering, the Bank Credit Facility, the Mall Construction Loan Facility and all cash equity contributions to pay costs related to the Specified FF&E if the items of Specified FF&E that will be acquired with such proceeds will not be subject to a lien in favor of any Person other than the Bank Agent, the Mall Construction Lender and the Mortgage Note Trustee and if the Company can demonstrate that it has sufficient funds (net of a specified amount of contingency reserves but including certain lending commitments and amounts available under the Completion Guaranty) available to complete the Casino Resort.


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

Funding Order
     The Disbursement Agreement sets forth the sequencing order in which funds from the various sources will be made available to the Company.

     All disbursement requests permitted to be made from the proceeds of the Offering, the Bank Credit Facility, the Mall Construction Loan Facility and cash equity contributions shall be funded in the following sequence: (i) first, from the cash equity contributions and certain other cash amounts received by the Company and on deposit from time to time in the Company's Funds Account (including the proceeds of the Senior Subordinated Notes), until exhausted,
(ii) then, pro rata from proceeds of the Mortgage Notes, the Bank Credit Facility, and the Mall Construction Loan Facility. The Disbursement Agreement also provides that the Company is only permitted to use proceeds of the funding commitment of the HVAC Provider to pay for Project Costs related to the HVAC Equipment.

     Construction of the Casino Resort commenced in April 1997, and the Company has incurred significant costs in connection with the Casino Resort prior to the Offering. Pursuant to the Disbursement Agreement, the Construction Consultant confirmed that such costs were incurred within the parameters set forth in the approved Project Budget.

Accounts
     In order to implement the funding of disbursements, the Disbursement Agreement calls for the establishment of certain accounts, each of which is or shall be, pursuant to a Control Account Agreement, subject to a security interest in favor of the lenders under the Bank Credit Facility and the Mall Construction Loan Facility and the Mortgage Note Holders (provided that (i) the Mortgage Notes Proceeds Account is subject to a security interest in favor of the Mortgage Note Holders only and (ii) the Mall Construction Proceeds Account shall be owned by the Mall Subsidiary and pledged to the Mall Subsidiary's lenders). Such accounts include the following:

     Company's Funds Account
     The net proceeds of the Senior Subordinated Notes and the cash portion of the Equity Contribution and all other contributions required to be made by or on behalf of the Company (except to the extent used to (i) pay Project Costs incurred prior to the Issuance Date and (ii) repay the Construction Loan), including contributions made pursuant to the Completion Guaranty, were deposited into the Company's Funds Account. Subject to certain exceptions, there shall also be deposited into the Company's Funds Account all amounts received by the Company in respect of casualty and liquidated damages insurance policies, liquidated or other damages under the Construction Management Contract, the Construction Management Contract Guaranty, the P&O Guaranty and certain other contracts, in each case, prior to final completion of the Casino Resort. Amounts on deposit in the Company's Funds Account are or shall be held in escrow and invested in cash or Cash Equivalents by the Disbursement Agent until transferred, from time to time on each disbursement date, to the Disbursement Account for the payment of Project Costs. Investment income from amounts on deposit in the Company's Funds Account shall be deposited therein.

     Mortgage Notes Proceeds Account
     The net proceeds of the Mortgage Notes were deposited into the Mortgage Notes Proceeds Account. Amounts on deposit in the Mortgage Notes Proceeds Account are held in escrow and invested in cash or cash equivalents by the Disbursement Agent until (i) transferred, from time to time on each disbursement date, to the Disbursement Account for the payment of Project Costs; and (ii) upon the occurrence of certain events, to repurchase a portion of the Mortgage Notes. Investment income from amounts on deposit in the Mortgage Notes Proceeds Account shall be deposited therein.

     Disbursement Account
     It is anticipated that all disbursements for major Project Costs will be made from the Disbursement Account. On each disbursement date, each of the Bank Agent, Mall Construction Lender and the HVAC Provider will deposit in the Disbursement Account its facility's portion of the requested disbursement. Upon confirming that such deposits have been made, the Disbursement Agent will transfer from the Company's Funds Account and the Mortgage Notes Proceeds Account the portions of the disbursement to be funded therefrom. Amounts in the Disbursement Account will be transferred to the Cash Management Account


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and/or applied to pay Project Costs by disbursement to the Construction Manager and other Persons providing goods or services to the Project.

     Cash Management Account
     The Cash Management Account is designed as an administrative convenience that permits the Company to fund various Project Costs between dates on which funds for major expenditures are released from the Disbursement Account. The Cash Management Account is funded from time to time from the Disbursement Account, using the proceeds of the disbursements. The Company is permitted to withdraw funds from the Cash Management Account to pay Project Costs, from time to time, during the periods between disbursement dates. The balance in the Cash Management Account, which will not be allowed to exceed $6,500,000, will be replenished only upon delivery by the Company of certificates, invoices and other items demonstrating that all previous withdrawals from the Cash Management Account have been applied to pay for Project Costs in accordance with the Project Budget.

     Pre-Completion Revenues Account
     Until final completion of the Casino Resort, the Company is required to deposit all revenues from operation of the Casino Resort in the Pre-Completion Revenues Account. Amounts from time to time on deposit in the Pre-Completion Revenues Account may be used by the Company to pay expenses related to the operation of the Casino Resort or any portion thereof, including, after opening of the Casino Resort, interest and other debt service. Amounts on deposit in the Pre-Completion Revenues Account, to the extent in excess of amounts used for operating expenses and a specified reserve, may, at the option of the Company, be transferred to the Disbursement Account for the payment of Project Costs. Any amounts so transferred shall (i) reduce the Bank Credit Facility's pro rata portion of the Company's disbursement request and (ii) reduce the total amount of the funding commitment under the Bank Credit Facility at a rate of 75 cents for every $1.00 transferred to the Disbursement Account. At final completion of the Casino Resort (or such earlier date as may be required by the Bank Cedit Facility), any amounts on deposit in the Pre-Completion Revenues Account shall be used to pay any principal that would have become payable on the Bank Credit Facility had amortization of such facility commenced upon opening of the Casino Resort. Any further amounts in the Pre-Completion Revenues Account shall be released to the Company.

     Mall Construction Proceeds Account
     On the Mall Release Date, the Mall Construction Lender shall fund the remaining unutilized commitment under the Mall Construction Facility into the Mall Construction Proceeds Account. The Mall Construction Proceeds Account will then be transferred to the Mall Subsidiary under the Sale and Contribution Agreement and thereafter become subject to an escrow agreement. Pursuant to such escrow agreement, the Mall Subsidiary will agree to disburse funds from the Mall Construction Proceeds Account in order to fund any remaining construction costs of the Casino Resort.

Funding Conditions
     The Disbursement Agreement authorizes disbursement requests only upon the satisfaction of various conditions precedent. These conditions include, among others: (i) delivery by the Company of a disbursement request and certificate certifying as to, among other things, (a) the application of funds to be disbursed, (b) the substantial conformity of construction undertaken to date with the Plans and Specifications, as amended from time to time in accordance with the Disbursement Agreement, (c) the expectation that the Casino Resort will achieve Completion by the Outside Completion Deadline, (d) the accuracy of the Project Budget, as amended from time to time in accordance with the Disbursement Agreement, (e) the sufficiency of remaining funds (net of a specified amount of contingency reserves, but including certain lending commitments and amounts available under the Completion Guaranty or under certain financing commitments) to complete the Casino Resort, and (f) compliance with line item budget allocations (as such allocations may be amended from time to time in accordance with the Disbursement Agreement), taking into account allocations for contingencies; (ii) delivery by the Construction Manager, the Construction Consultant and the Project Architect of certificates corroborating various matters set forth in the Company's disbursement request and certificate; (iii) absence of a Default or Event of Default under the Disbursement Agreement; (iv) each Operative Document being in full force and effect; (v) the representations and warranties of the Company and, to the Company's knowledge, the other parties to the Project Documents, being true and correct in all material respects as if made on such date (except



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those that relate to a different date) unless the failure of the foregoing to be the case would not have a material adverse effect; (vi) all of the Security Documents being in full force and effect and all action having been taken as is required to perfect and accord the appropriate priority to the security interests granted under such Security Documents; (vii) receipt by the Company of the governmental approvals required to be in effect at such time; (viii) delivery by the Company to the Disbursement Agent of the acknowledgments of payment and lien releases required under the Disbursement Agreement; (ix) procurement of all required title insurance policies, commitments and endorsements insuring that the Project continues to be subject only to Permitted Liens; (x) the absence of pending or threatened material litigation;
(xi) procurement of all insurance policies required under the Disbursement Agreement; and (xii) all additional Company equity (including amounts required to be funded pursuant to the Completion Guaranty) required to have been funded at such time having been funded. Pursuant to the Intercreditor Agreement and subject to certain limitations, the Bank Agent and the Mall Construction Lender, acting jointly, have the right (without obtaining the Morgage Note Holders' or the HVAC Provider's consent) to waive certain conditions precedent to funding. See "Risk Factors--Sole Stockholder" and "Description of Intercreditor Agreement."

Construction Budget and Schedule
     The Disbursement Agreement contains provisions generally designed to assure that amendments to the budget and the Plans and Specifications can be implemented only pursuant to guidelines administered by the Construction Consultant and the Disbursement Agent. For example, the Disbursement Agreement provides that the Company may amend the Project Budget to reallocate amounts among the different Line Item Categories only upon the satisfaction of certain conditions set forth therein. Such conditions generally include delivery by the Company of a certificate describing the proposed amendment, identifying with particularity the availability of funds to pay for any increased Line Item Categories and certifying as to, among other things: (i) the reasonableness of the Project Budget after giving effect to the proposed amendment; (ii) substantial conformity with the Plans and Specifications, as amended from time to time in accordance with the Disbursement Agreement; (iii) the expectation that the Casino Resort will achieve Completion by the Outside Completion Deadline; and (iv) the sufficiency of remaining funds (net of a specified amount of contingency reserves, but including certain lending commitments and amounts available under the Completion Guaranty) to complete the Casino Resort. The conditions to amendment of the Project Budget also include the delivery by the Construction Consultant of certificates corroborating certain matters set forth in the Company's certificate. Increases to any Line Item Category will only be permitted to the extent of (i) Realized Savings in a different Line Item Category, (ii) allocation of previously "unallocated contingency," subject to a specified minimum balance required, from time to time, to be maintained in the "unallocated contingency" line item, (iii) additional Casino Resort revenues on deposit in the Pre-Completion Revenues Account, less certain specified deductions, (iv) additional Company equity and other amounts, to the extent deposited in the Company's Funds Account or (v) an increase in the amount available under the Completion Guaranty to the extent collateral in the amount of such increase is pledged to the Disbursement Agent. The Company may reallocate amounts among line items within the same Line Item Category so long as after giving effect to such reallocation the amounts set forth for each line item are sufficient, in the judgment of the Company and the Construction Consultant, to complete the work covered thereby. The Company may, from time to time, amend the Project Schedule to extend the Outside Completion Deadline, but not beyond the second anniversary of the Issuance Date, by delivering to the Disbursement Agent a certificate describing the amendment and complying with the conditions set forth above with respect to the changes in the Project Budget that will result from the extension of the Outside Completion Deadline. If a casualty or Force Majeure Event occurs, the Company will be permitted to extend the Outside Completion Deadline beyond the second anniversary of the Issuance Date (but in no event beyond the third anniversary of such date) if the Company certifies and the Construction Consultant confirms that such extension is necessary to overcome delays caused by the casualty or Force Majeure Event and the Company satisfies certain other conditions.

Covenants
     The Disbursement Agreement contains various affirmative covenants that the Company is obligated to comply with. Such covenants include the following: (i) to use the proceeds of equity contributions, the Offering, the Bank Credit Facility, the Mall Construction Loan Facility and the funding commitment of the HVAC Provider only to pay Project Costs in accordance with the Project Budget and the Disbursement Agreement; (ii) to repay all indebtedness in accordance with its terms; (iii) to maintain its existence and


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engage only in the business permitted by the Disbursement Agreement; (iv) to construct the Casino Resort diligently and substantially in accordance with the Plans and Specifications (as the same may be amended from time to time in accordance with the Disbursement Agreement); (v) to construct, maintain and operate the Casino Resort in accordance in all material respects with all applicable laws and procure, maintain and comply with all required governmental approvals in all material respects; (vi) to permit the Mortgage Note Trustee to inspect the Casino Resort and to examine the Company's books and records; (vii) to provide the Mortgage Note Trustee with (a) annual audited and quarterly unaudited consolidated financial statements of the Company and certain other parties and (b) certain construction progress reports and other reports, certificates and notices with respect to the Casino Resort; (viii) to cause to be deposited into the Company's Funds Account all additional required equity as and when required; (ix) to indemnify the Mortgage Note Trustee against claims, expenses, obligations and liabilities incurred or asserted against it in connection with its participation in the transactions contemplated, subject to certain exceptions; (x) to maintain and preserve the liens of the Security Documents and the priority thereof; and (xi) to maintain and comply with the required insurance policies. See "Insurance Requirements."


     The Disbursement Agreement also requires the Company to comply with various negative covenants. These covenants prohibit the Company from, among other things: (i) amending, terminating or waiving any right under (a) the Financing Agreements, the Construction Management Contract Guaranty, the P&O Guaranty, the Cooperation Agreement, the Mall Lease, the Master Lease for the Additional Billboard Space, the Casino Lease, the Sale and Contribution Agreement, the HVAC Services Agreement and certain other documents without (subject to certain "safe harbor" exceptions) obtaining (A) the consent of the Bank Agent and the Mall Construction Lender and (B) the consent of the Mortgage Note Trustee or confirmation from the Rating Agencies that such amendment, termination or waiver will not cause a rating agency downgrade of the Mortgage Notes, (b) certain other Project Documents or any governmental approvals if such amendment, termination or waiver could reasonably be expected to result in a Material Adverse Effect or (c) the Construction Management Contract or certain other contracts, unless the Company provides the certifications and complies with the procedures set forth in the Disbursement Agreement; (ii) entering into new Material Project Documents unless the Company provides the certifications and complies with the procedures set forth in the Disbursement Agreement; (iii) implementing any change in the Plans and Specifications or any change order under the Construction Management Contract or other contracts, without obtaining the consents and/or confirmation described in clauses
(i)(a)(A) and (i)(a)(B) above if such change or change order (a) requires an amendment to the Project Budget, unless the Company complies with the procedures for amending the Project Budget, (b) will cause the plans and specifications to no longer comply with certain parameters, (c) could reasonably delay Completion beyond the Outside Completion Deadline, (d) is not permitted by a Project Document, or (e) could reasonably be expected to adversely affect the Company's compliance with legal requirements and governmental approvals; (iv) amending the Project Budget or the project schedule except in accordance with the procedures set forth in the Disbursement Agreement; or (v) releasing any hazardous substance in violation of any legal requirement or governmental approval if it could reasonably be expected to have a Material Adverse Effect.


Release of Phase II Land
     The Disbursement Agreement sets forth the conditions upon which the Bank Agent and the Mortgage Note Trustee will release their respective liens on the Phase II Land. Such conditions include the creation of the Phase II Land as a separate legal parcel, delivery of legal opinions to the same effect and the issuance of title insurance endorsements ensuring the priority of the Bank Agent's and the Mortgage Note Trustee's liens on the remaining portions of the Note Collateral.


Transfer of Mall and Final Disbursements
     The Disbursement Agreement provides that upon substantial completion of the Casino Resort (i) the Mall will be transferred from the Mall Construction Subsidiary to the Mall Subsidiary, (ii) the Bank Agent and the Mortgage Note Trustee will release their respective liens on the Mall Collateral, (iii) the Issuers will be released from all further obligations under the Mall Construction Loan Facility and any Substitute Tranche B Loan and (iv) the final advance will be made under the Mall Construction Loan Facility in an amount equal to the


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

remaining unutilized commitment under such facility and be deposited in the Mall Construction Proceeds Account. Such proceeds shall be released to the Company for the payment of retainage amounts and other Project Costs upon satisfaction of certain specified conditions precedent.

Events of Default and Remedies
     The Disbursement Agreement provides that each of the following constitutes an Event of Default thereunder: (i) the occurrence of certain "events of default" under the other Financing Agreements; (ii) the failure, from time to time, of remaining funds (net of a specified amount of contingency reserves, but including amounts available under lending commitments and the Completion Guaranty) to be sufficient to complete the Casino Resort on or before the Outside Completion Deadline, if such failure has not been remedied within 30 days; (iii) the failure of any representation or warranty made in any Operative Document by the Company, the Sole Stockholder, or an affiliate of any of them to have been correct when made or deemed made in any material respect, if such failure could reasonably be expected to result in a material adverse effect and if such failure has not been remedied within 30 days after notice thereof; (vi) default by the Company in its compliance with any affirmative or negative covenant contained in the Disbursement Agreement, subject to certain cure periods not to exceed 90 days; (vii) default by the Company or any other party thereto of any Project Document the effect of which reasonably could be expected to have a Material Adverse Effect, subject to reasonable cure and substitution rights by the Company; (viii) failure of any of the Security Documents to be in full force and effect or to provide the secured parties thereunder the security interest intended to be granted therein; (ix) any of the Cooperation Agreement, the HVAC Services Agreement, the Construction Management Contract Guaranty or the P&O Guaranty shall have terminated or otherwise become invalid or illegal; (x) any of the other Project Documents shall have terminated or otherwise become invalid or illegal, subject to reasonable cure and substitution rights by the Company; (xi) the Company ceasing to own the Project Site, the Improvements or certain easements, subject to certain permitted exceptions; (xii) the Company abandoning the Casino Resort or selling or disposing of its interest therein; (xiii) any governmental approvals necessary for the ownership, construction, maintenance, financing or operation of the Project being modified, revoked or cancelled and the effect of such modification, revocation or cancellation is reasonably likely to have a Material Adverse Effect; or (xiv) failure to achieve the Completion Date on or before the Outside Completion Deadline.

     The exercise of remedies relating to a Disbursement Agreement Event of Default is subject to the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, the exercise of any such remedies is subject to significant restrictions on actions. See "Description of Intercreditor Agreement." Subject to such restrictions on their exercise, the remedies under the Disbursement Agreement include: (i) termination of the Commitments and the obligations to make any further disbursements; (ii) declaration of any and all amounts outstanding under the Financing Transactions to be immediately due and payable, provided that upon an Event of Default relating to the bankruptcy or insolvency of the Company, all such amounts shall automatically become due and payable; (iii) taking possession of the Casino Resort and completing its construction and/or operating and maintaining the Casino Resort; (iv) setting off and applying all monies on deposit in any account with the Disbursement Agent to the satisfaction of all amounts outstanding under the Financing Transactions, subject to certain priorities; (v) subject to certain limitations, exercising the Company's rights under the various Project Documents; and (vi) exercising any and all rights and remedies available under the Financing Transactions. The Disbursement Agreement will terminate on or about the date on which Completion occurs.

     Pursuant to the Intercreditor Agreement and subject to certain limitations, the Bank Agent and the Mall Construction Lender, acting jointly, have the right (without obtaining the Mortgage Note Holders' or the HVAC Provider's consent) to waive certain defaults and funding conditions under the Disbursement Agreement. See "Risk Factors--Sole Stockholder" and "Description of Intercreditor Agreement."


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                    DESCRIPTION OF INTERCREDITOR AGREEMENT

     The Bank Agent, the Mall Construction Lender, the Mortgage Note Trustee and the Senior Subordinated Note Trustee have entered into the Intercreditor Agreement setting forth certain agreements among them regarding, among other things, the priority of their claims and interests in the Note Collateral, the Mall Collateral and other assets of the Issuers, the method of decision making for the lenders, the arrangements applicable to actions with respect to approval rights and waivers, certain limitations on rights of enforcement upon default and the application of proceeds of enforcement. The following summary of the material provisions of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, including the definitions therein of certain terms used below. A copy of the Intercreditor Agreement is available upon request to the Company. A copy of the Intercreditor Agreement has been filed with the Commission as an exhibit to the Registration Statement.

     Although the FF&E Lenders and the HVAC Provider are not parties to the Intercreditor Agreement, they have agreed to enter into other arrangements with the lenders under the Bank Credit Facility, the Mall Construction Lender and the Mortgage Note Trustee concerning exercise of remedies and other intercreditor issues. See "Description of Certain Indebtedness--FF&E Financing" and "Certain Material Agreements--Agreements Relating to the Casino Resort--HVAC Services Agreement and Related Documents."


Permitted Facility Amendments; Additional Indebtedness
     The Intercreditor Agreement provides that the lenders under the Bank Credit Facility and the Mall Construction Lender may amend their respective facilities with the Issuers without the consent of the holders of the Mortgage Notes or the Senior Subordinated Notes so long as such amendment does not: (i) increase the maximum principal amount of Indebtedness under such facility by more than the amounts permitted under the Indentures (which permit an additional $20.0 million in the aggregate to be incurred prior to Mall Release Date and $40.0 million in the aggregate to be incurred after Mall Release Date under such facilities); (ii) except as permitted in the Disbursement Agreement, reduce the unfunded commitment thereunder prior to Completion; (iii) reduce the weighted average life to maturity of the existing indebtedness under the Bank Credit Facility after giving effect to such amendment; and (iv) certain other conditions are met.

     The Intercreditor Agreement also provides that, upon the occurrence of a potential event of default or event of default under the Disbursement
Agreement:

     (i) the lenders under the Bank Credit Facility and the Mall Construction Loan Facility may, without obtaining the consent of the Mortgage Notes or the Senior Subordinated Notes, increase the amounts of their respective credit facilities and/or advance additional loans to the Issuers secured with the same priority as the original commitments so long as: (a) the aggregate maximum amount of any such additional Indebtedness does not exceed $30.0 million; (b) such additional Indebtedness is matched, dollar for dollar, by additional equity investments in the Issuers; (c) all such additional Indebtedness will be used to pay project costs and reasonable fees, costs and expenses incurred in connection with such additional Indebtedness; (d) the applicable margin under the additional Indebtedness will not exceed 7.0% per annum for base rate loans and 8.0% per annum for Eurodollar rate loans; and (e) for any such additional Indebtedness advanced by the lenders under the Bank Credit Facility, no principal payments may be made prior to the later of (i) three years from the Issuance Date and (ii) one year from the date of Completion; and

     (ii) with the consent of a majority in principal amount of the holders of the Mortgage Notes and the Senior Subordinated Notes, the Issuers will have the right to issue additional secured indebtedness without the consent of the lenders under the Bank Credit Facility or the Mall Construction Lender so long as the incurrence of such Indebtedness complies with the following conditions:
(a) the maximum principal amount of any additional Indebtedness thereunder does not exceed $50.0 million ("Additional Capital Proceeds"); (b) such additional Indebtedness is matched, dollar for dollar, by additional equity investments in the Issuers; (c) all such additional Indebtedness will be used to pay project costs and reasonable fees, costs and expenses incurred in connection with such additional Indebtedness; (d) such Indebtedness may


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

be secured by Liens on the Note Collateral (but not the Mortgage Notes Proceeds Account) so long as such Liens are subordinate to the liens in favor of the lenders under the Bank Credit Facility and the Mall Construction Lender and are subordinate or pari passu to liens in favor of the Mortgage Note Trustee and the holders of the Mortgage Notes; (e) no cash payments of principal or interest on any such indebtedness will be permitted until the first to occur of the Mall Release Date and the date the Mall Construction Loan Facility has been repaid in full and after such date no such cash payments of principal will be permitted unless the Bank Credit Facility has been repaid in full; (f) the maturity date for such additional Indebtedness will be at least six months after the maturity date for the Bank Credit Facility; and (g) the holders of any such additional Indebtedness will become parties to the Intercreditor Agreement.

     With respect to any Indebtedness advanced by the Mall Construction Lender under the Intercreditor Agreement, it shall be a condition to the incurrence of such Indebtedness that: (i) no principal payments may be made until at least the maturity date of the Mall Construction Loan Facility; and (ii) Mall Construction Lender shall confirm that Venetian and LVSI shall be released from such additional indebtedness at Completion.

     The Intercreditor Agreement also provides that the lenders under the Bank Credit Facility, the Mall Construction Lender and the holders of the Mortgage Notes have the right to make additional "protective" advances under their respective loan facilities in order to protect, preserve, repair and maintain the Casino Resort and their respective security interests therein. For example, the Intercreditor Agreement provides that these lenders may make such advances under their loan facilities (i) to pay delinquent taxes or insurance premiums,
(ii) to pay claims that otherwise might have lien priority over the liens of the advancing lender, (iii) to pay Project Costs accruing or payable at any time when disbursements are not permitted under the Disbursement Agreement, and
(iv) to pay amounts necessary to preserve the continued availability of thermal energy services under the HVAC Service Agreements and the continued availability of undisbursed funds under the FF&E Financing. Any amounts so advanced will be secured by the lien granted to secure the loan provided by the advancing lender. In the event such advances are made at a time when the other lenders and/or the HVAC Provider are not permitting disbursements under the Disbursement Agreement because of the existence of an event of default thereunder, and if such event of default is later cured, then the lender providing such advances shall receive credit against the disbursements next due from such lender until such time as the aggregate advances from the Mortgage Notes Proceeds Account, the Bank Credit Facility and the Mall Construction Loan once again are brought back into pro rata balance. The Intercreditor Agreement further provides that any such protective advances made by a lender shall be secured by its respective security interests in the same priority as regular advances made by the lender in accordance with the Disbursement Agreement.


Waiver of Defaults
     The Intercreditor Agreement provides that, prior to Completion and subject to certain limitations, the lenders under the Bank Credit Facility and the Mall Construction Loan Facility, acting jointly, may waive (i) any Events of Default under the Disbursement Agreement that arise from acts or events which would not independently constitute defaults or events of default under the Mortgage Notes Indenture or (ii) failure by the Issuers to satisfy any conditions precedent to obtaining disbursements under the Disbursement Agreement; provided, however, that without the consent of the Mortgage Note holders, the lenders under the Bank Credit Facility and the Mall Construction Loan Facility may not waive an Event of Default resulting from, or a condition relating to, implementation of scope changes that, pursuant to the Disbursement Agreement, require either approval of a majority of the holders of the Mortgage Notes or confirmation that the ratings for the Mortgage Notes will not be downgraded. See "Risk Factors--Sole Stockholder" and "Description of Disbursement Agreement--Covenants."


Events of Default; Pre-Completion Remedies
     Upon the occurrence of an uncured and unwaived Event of Default under the Disbursement Agreement, each party to the Intercreditor Agreement may declare an event of default under its respective financing agreements and accelerate all obligations due thereunder; provided, however, that, unless the lenders otherwise agree, no party shall be entitled to exercise remedies against the Issuers or with respect to the collateral until the expiration of the Standstill Period (a period of 45 days following the occurrence of the Event of Default), except that: (i) the Mortgage Notes may be paid regularly scheduled interest


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

payments out of the Mortgage Notes Proceeds Account, and (ii) the lenders under the Bank Credit Facility or the Mall Construction Loan Facility may direct the Disbursement Agent with respect to the enforcement of certain rights of the lenders under the construction and other project contracts. See "Risk Factors--Sole Stockholder." The Standstill Period may be extended by the lenders under the Bank Credit Facility or by the Mall Construction Lender for an additional 15-day period.

     Upon expiration of the Standstill Period, each party to the Intercreditor Agreement may exercise remedies against the Issuers, or with respect to the Collateral, except that no party will be entitled to complete a foreclosure against the Collateral or enforce a judgment against the Issuers earlier than
(i) for the lenders under the Bank Credit Facility, 180 days after the Event of Default, (ii) for the Mall Construction Lender, 210 days after the Event of Default, (iii) for the Mortgage Notes, 195 days after the Event of Default,
(iv) for the Additional Capital Proceeds, 210 days after the Event of Default and (v) for the Senior Subordinated Notes, 240 days after the Event of Default. Such dates will be tolled and/or extended for any period of time for which an injunction and/or a bankruptcy stay is in effect. No party to the Intercreditor Agreement is entitled to initiate or join as a petitioning creditor in an involuntary proceeding in bankruptcy against the Issuers (or against any of their Affiliates) until 10 days after the expiration of the Standstill Period.


Events of Default; Post-Completion Remedies
     After the Completion of the Casino Resort, each party will be entitled to accelerate its indebtedness and exercise remedies against the Issuers or with respect to the Collateral, in accordance with the terms of its credit facility, subject to the following conditions: (i) each party to the Intercreditor Agreement will be subject to a 45-day Standstill Period; (ii) the Standstill Period may be extended by the lenders under the Bank Credit Facility for an additional 15-day period; (iii) each party to the Intercreditor Agreement will not be entitled to initiate or join as a petitioning creditor in an involuntary proceeding against the Issuers (or against any Affiliate of the Issuers) until 10 days after the expiration of the Standstill Period; and (iv) upon expiration of the Standstill Period, each creditor party to the Intercreditor Agreement shall be entitled to exercise remedies against the Issuers or, with respect to the Collateral, provided that: (a) if the lenders under the Bank Credit Facility accelerate the indebtedness under the Bank Credit Facility, then such lenders will provide the Mortgage Note Indenture Trustee with notice of such acceleration and at least 10 days' the Banks' intent to file the notice of default, and (b) concurrently with any foreclosure by the Mortgage Noteholders, the Mortgage Noteholders (or other purchaser in a foreclosure sale) must repay in full all amounts outstanding under the Bank Credit Facility.


Funding Obligations; Reinstatement
     The Disbursement Agreement provides for continued funding following a default under the Disbursement Agreement in certain further limited circumstances so as to protect against deterioration of the construction of the project. More specifically, upon the occurrence of an uncured and unwaived Event of Default or if the Issuers fail to satisfy a condition precedent to disbursement under the Disbursement Agreement which has not been waived, no lender will be required to advance any additional amounts under its financing agreements unless and until all such defaults are cured; provided, however, that, upon the consent of the lenders under the Bank Credit Facility and the Mall Construction Facility acting jointly the lenders will be obligated to advance funds for the following purposes: (i) to make advances which, subject to certain exceptions, may not exceed $25 million in the aggregate to repair, maintain, preserve and protect the Casino Resort, in each case, as certified to be reasonably necessary by the Construction Consultant or to maintain in effect the funding commitment of the FF&E Lenders; and (ii) if the Event of Default or the failure by the Issuers to satisfy the condition to disbursement relating to having sufficient funds available to complete the Casino Resort is cured or waived, then the lenders will be required to make payments in respect of work completed or materials purchased on or prior to the date on which the Disbursement Agent determined that such default occurred or such condition was not satisfied.

     The Intercreditor Agreement further provides that notwithstanding the occurrence of an event of default under the Disbursement Agreement and/or acceleration of any indebtedness under the Bank Credit Facility, the Mall Construction Loan or the Mortgage Notes, if prior to the completion of the first permitted foreclosure by any lender with respect to all or any portion of its collateral, all such defaults are


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

cured or waived and all conditions set forth in the Disbursement Agreement are satisfied or waived, then each lender will be required to reinstate its commitment to make advances under its financing agreements in accordance with the Disbursement Agreement.


Collateral; Priority of Liens
     The Intercreditor Agreement provides that the liens and security interests held by each lender in their respective collateral are held with the priority specified therein, notwithstanding (i) the availability of any other collateral to any lender, (ii) the actual date and time of execution, delivery, recording, filing and perfection of any of the Security Documents, and (iii) the fact that any lien or security interest created by any of the Security Documents, or any claim with respect thereto, is or may be subordinated, avoided or disallowed in whole or in part under the Bankruptcy Code or other applicable federal or state law. Each party to the Intercreditor Agreement also has agreed that the obligations due and outstanding under each credit facility shall include all principal, additional advances permitted thereunder, protective advances made by such party to protect or preserve the Casino Resort, its security interest or its collateral, interest, default interest, LIBOR breakage and swap breakage, post petition interest and all other amounts due thereunder, for periods before and for periods after the commencement of any such proceedings, even if the claim for such amounts is disallowed pursuant to applicable law.

     After the closing of the Offering and the Financing Transactions, Venetian granted the Mall Construction Lender a first lien on its fee ownership of the Mall Parcel. Because the Mall Parcel is not yet a separate legal and tax parcel, this lien (the "Mall Fee Lien") was recorded in the real estate and county records against the entire Project Site, and is a recorded lien on the Note Collateral. The Intercreditor Agreement therefore provides that the Mall Fee Lien is initially subordinate to the liens of the Bank Credit Facility and the Mortgage Notes on the Note Collateral. Upon the recordation of the subdivision of the Project Site and creation of the Mall Parcel as a separate legal and tax parcel, ownership of the Mall Parcel (subject to the Mall Fee
Lien) will, pursuant to the Mall Lease, be transferred to the Mall Construction Subsidiary, at which point the Mall Fee Lien shall become part of the Mall Construction Lender's first lien on all of the Mall Collateral (and the Mall Lease shall terminate). In order to further clarify such first lien priority, the Intercreditor Agreement provides that at such time as the subdivision of the Project Site occurs, the liens on the Mall Collateral held by the Mortgage Notes and the Bank Credit Facility will become subordinate to the Mall Fee Lien. Upon the transfer by Mall Construction Subsidiary of the Mall to Mall Subsidiary, the Mall Construction Lender shall cease to be a party to the Intercreditor Agreement.

     Each of the Bank Agent and the Mall Construction Lender have agreed that without the consent of the other that it will not assign or transfer all or any portion of its credit facility except to an eligible assignee under the Bank Credit Facility. The holders of the Mortgage Notes and the Subordinated Notes may each assign or transfer their respective interests in such Notes in accordance with the provisions of the Mortgage Notes Indenture and the Subordinated Notes Indenture, as applicable. An eligible assignee or the holder of any refinancing indebtedness as the case may be, will be bound by the terms and provisions of the Intercreditor Agreement and will continue to apply all such obligations to the holders thereof, notwithstanding such transfer, assignment or refinancing.

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

                            INSURANCE REQUIREMENTS


     The insurance requirements for the Casino Resort are set forth in the Cooperation Agreement and bind the Issuers and the other owners of the properties that comprise the Casino Resort and the Expo Center, and, subject to certain exceptions, such owners' successors and assigns. See "Certain Material Agreements--Cooperation Agreement." The following summary of the material provisions of the insurance requirements does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement. A copy of the Cooperation Agreement has been filed with the Commission as an exhibit to the Registration Statement.


     The Issuers believe that the insurance requirements set forth in the Cooperation Agreement provide commercially appropriate protections against insurable risks that could arise in connection with the construction and operation of the Casino Resort and the operation of the Expo Center. These insurance requirements are summarized below.


Liability Insurance
     The Cooperation Agreement provides that each of Venetian and Interface shall maintain the following types of insurance coverages, to the extent obtainable on commercially reasonable terms: (i) Commercial general liability insurance, with primary coverage limits of no less than $1.0 million per occurrence and a $2.0 million aggregate limit; (ii) Automobile liability insurance, with limits of no less than $1.0 million per accident; (iii) Statutory workers compensation insurance and employers' liability or stop gap liability with a limit of not less than $1.0 million; (iv) Umbrella Excess Liability Insurance of not less than $100.0 million per occurrence and in the aggregate; and (v) such additional insurance as an insurance trustee appointed under the Cooperation Agreement (the "Insurance Trustee") may reasonably request. The insurance for the Casino Resort will be purchased under blanket policies for (i) the Hotel and Casino, (ii) the Mall, and (iii) the Expo Center.


Property Damage Insurance for Expo Center
     Interface shall maintain: (i) "All risk" business insurance on a replacement value basis on improvements and equipment constituting the Expo Center, subject to an annual limit of $50.0 million for flood and earthquake, including contingent liability from the operation of building laws, demolition costs and increased cost of construction endorsements; (ii) business interruption insurance; (iii) to the extent not covered by the "all risk" business insurance policy, comprehensive boiler and machinery insurance (without exclusion for explosion), in amounts not less than the replacement value of eligible components for coverage; and (iv) such additional insurance as the senior mortgagee on the Expo Center may reasonably request. The senior mortgagee on the Expo Center shall be the first loss payee for all insurance described in this paragraph. Until such time as the existing mortgage liens encumbering the Expo Center have been released, however, the insurance for the Expo Center described in this paragraph must be purchased under policies separate from those for the Hotel, the Casino and the Mall, unless otherwise agreed by the senior existing mortgagee of the Expo Center to the extent required under its presently existing loan documents.


Property Damage Insurance for Casino Resort--Construction Period
     Until Completion of the Casino Resort, Venetian shall maintain: (i) from the closing date of the Offering until such time as permanent coverage is placed as set forth below, builder's risk insurance on an "all risk" basis, with flood and earthquake on an "agreed amount" basis and providing full replacement value coverage, subject to an annual limit of $50.0 million for flood and earthquake, but in no event in an amount less than the limit necessary to satisfy other contract requirements; (ii) full replacement value ocean cargo coverage for equipment valued in excess of $500,000; (iii) delay in opening insurance, on an "all risk" basis including machinery breakdown coverage, with limits of insurance equivalent to 12 months projected revenues less non-continuing expenses and a waiting period not in excess of 30 days, and
(iv) contingent business interruption insurance with respect to revenue effects on the Casino Resort of a loss event at the Expo Center (including such a loss event occurring prior to Completion). The Disbursement Agent shall be the first loss payee for the foregoing insurance described in this paragraph. Venetian has purchased an insurance program for itself and the major contractors and subcontractors for the construction project.

Property Damage Insurance for Casino Resort--Following Completion
     From and after the date of Completion of the Casino Resort, Venetian shall maintain the following insurance coverage: (i) "all risk" property insurance with flood and earthquake coverage on an "agreed amount" basis providing full replacement value coverage subject to an annual limit of $50.0 million for flood and earthquake, but in no event in an amount less than the limit necessary to satisfy other contract requirements; (ii) business interruption insurance on an "all risk" basis, including boiler and machinery, in an amount necessary to satisfy policy coinsurance conditions, but with no more than a 30 day waiting period and with appropriate limits; and (iii) contingent business interruption insurance, or equivalent coverage with respect to the HVAC Equipment and the Expo Center with appropriate limits.

     After Completion of the Casino Resort (and with the consent of the Insurance Trustee and the existing mortgagees on the Expo Center), the insurance described in this paragraph may be procured under single blanket policies for the Casino Resort and the Expo Center.

Insurance by Mall Tenants
     Additionally, the Cooperation Agreement requires that Venetian and the Mall Subsidiary require that all major tenants leasing space from Venetian or the Mall Subsidiary procure and maintain pursuant to the terms of their leases certain insurance coverages including without limitation (i) full replacement cost coverage for improvements and personal property, (ii) business interruption insurance, (iii) $5.0 million commercial general liability insurance (or in such lesser amount as may be agreed to by a commercially reasonable owner), and (iv) statutory workers compensation insurance.

General Requirements
     All insurance must be obtained from insurance companies rated "A-" or better, with a minimum size rating of "VIII" by Best's Insurance Guide and Key Ratings. Each policy shall waive subrogation against the Insurance Trustee, or the collateral agent under the existing senior mortgage on the Expo Center, any Mortgagee, with an insurable interest, Venetian, the Mall Subsidiary and Interface, and shall provide for at least 30 days notice of cancellation. The owners of the Hotel and Casino, the Mall and the Expo Center also must deliver annual certificates stating that their respective insurance policies comply with the provisions of the Cooperation Agreement. Effective three years from the date of the closing of the Offering, the owners of the Hotel and Casino, the Mall and the Expo Center also must engage an independent insurance consultant to review the insurance requirements of the Casino Resort, the Mall and the Expo Center and to prepare a report setting out its recommendations relating to insurance coverage for the next three years. The insurance consultant's report shall be submitted to the Insurance Trustee, and upon approval by the Insurance Trustee shall, to the extent the recommendations differ from the requirements set forth in the Cooperation Agreement, amend and supersede the applicable provisions of the Cooperation Agreement.

Force Majeure
     Although the Company has not obtained insurance to cover all potential events of force majeure that can delay completion, it has obtained various coverages and entered into certain agreements that individually protect against certain force majeure type events. For example, as described above, the Company has obtained earthquake and flood insurance. In addition, the Company has entered into certain agreements with trade unions representing key construction trades pursuant to which such unions have agreed not to strike during construction of the Casino Resort. There can be no assurance, however, that the insurance package arranged for the Casino Resort and the Expo Center will be adequate to cover all risks that the owners may encounter during the construction period or operations.


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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following discussion summarizes the material terms of certain material agreements to which LVSI and Venetian are parties, but this summary does not purport to be complete and is qualified in its entirety by reference to the relevant agreements described herein. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the agreement being described (unless otherwise indicated). Copies of such documents have been filed with the Commission as exhibits to the Registration Statement.


Bank Credit Facility

     The Issuers have entered into the Bank Credit Agreement with a syndicate of lenders, The Bank of Nova Scotia, as administrative agent, and Goldman Sachs Credit Partners L.P., as arranger and as syndication agent. The Bank Credit Facility consists of (i) the Term Loans (multiple draw term loans of up to $150.0 million) available for the period commencing upon the Closing Date and ending on the earlier to occur of (a) the Outside Completion Deadline and (b) Completion and (ii) the Revolving Loans (revolving credit loans of up to $20.0 million) available for a period commencing eight months prior to the Opening Date and ending either two years from the initial draw on the Revolving Loans (but in no event later than the second anniversary of the Term Loan Commitment Termination Date). During the construction period, up to $15 million of the Revolving Loans will be available (i) to fund purchases of the Specified FF&E (including deposits) and (ii) to support letters of credit related to the construction of the Casino Resort. Any amounts borrowed to purchase the Specified FF&E will be repaid from the proceeds of the loans under the FF&E Financing. Under the Bank Credit Facility, the aggregate principal amount of the Revolving Loans may be increased to an amount not in excess of $40.0 million to the extent one or more of the Lenders (or an eligible assignee who desires to become a lender) in their sole discretion, elect to increase their commitments with respect to such Revolving Loans in excess of their proportionate share of the initial $20.0 million commitment (or, in the case of an eligible assignee, such eligible assignee commits to fund such excess). The proceeds of the Bank Credit Facility will be utilized for similar purposes as the proceeds of the Notes and will be drawn on a pro rata basis with proceeds of the Notes and the Mall Construction Facility. See "Use of Proceeds."


     The Term Loans mature not later than six years from the Issuance Date and are subject to quarterly amortization payments which begin on the earlier of
(i) 120 days after the Opening Date, (ii) the Completion Date and (iii) the Outside Completion Deadline. Amortization during the first four quarters following the amortization commencement date will be 3.75% of principal per quarter; during the second four quarters, 5% of principal per quarter; during the third four quarters, 7.5% of principal per quarter; and during the fourth four quarters, 8.75% of principal per quarter. Notwithstanding the foregoing, all revenues received from the operation of any portion of the Casino Resort prior to completion, will be deposited in the Pre-Completion Revenues Account. See "Description of Disbursement Agreement--Accounts--Pre-Completion Revenues Account." Amounts on deposit in the Pre-Completion Revenues Account, to the extent in excess of amounts used for operating expenses and debt service and a specified reserve, may, at the option of the Company, be transferred to the Disbursement Account for the payment of project costs or retained in such account until released in accordance with the Disbursement Agreement. Any amounts so transferred shall (a) reduce the Bank Credit Facility's pro rata portion of the Company's disbursement request and (b) reduce the total amount of the funding commitment under the Bank Credit Facility at a rate of 75 cents for every $1.00 transferred to the Disbursement Account. Upon final completion of the Casino Resort (or, under certain circumstances, an earlier date), any amounts on deposit in the Pre-Completion Revenues Account will be used to pay any principal that would have become payable on the Bank Credit Facility had amortization of such facility commenced upon opening of the Casino Resort and any remaining amounts in such account will be distributed to the Issuers. In no event will the maturity of the Term Loans extend beyond the sixth anniversary of the Closing Date.

     Indebtedness under the Revolving Loans matures two years from the initial draw on the Revolving Loans (or if earlier the second anniversary of the Term Loan Commitment Termination Date); provided, however, that, in the event one or more of the lenders (or eligible assignee) elects to extend the maturity date of their portion of the Revolving Loans to a later date, the maturity date of the Revolving Loans portion of the Bank Credit Facility as it relates to any such Lender's (or eligible assignee's) portion may be so extended.


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     Interest and Fees
     All amounts outstanding under the Bank Credit Facility bear interest, at the option of the Issuers (subject to certain limitations) as follows: (A) with respect to the period prior to the Substantial Completion Date, (i) at the Base Rate plus 2.00% per annum; or (ii) at the reserve adjusted Eurodollar Rate plus 3.00% per annum; (B) with respect to outstandings under the Bank Credit Facility for the period between the Substantial Completion Date and ending on the second full fiscal quarter following the Substantial Completion Date, (i) at the Base Rate plus 1.50%; or (ii) at the reserve adjusted Eurodollar Rate plus 2.50% per annum; and (C) with respect to outstandings under the Bank Credit Facility for the period commencing on the second full fiscal quarter following the Substantial Completion Date, at the Base Rate or reserve adjusted Eurodollar Rate, as the case may be, plus the relevant margin based on certain leverage ratios set forth in the Bank Credit Facility loan agreement. For instance, if the range of Leverage Ratios is from 2.5x to 4.0x, then the range for the relevant margin will be 0.25% to 1.5% for Base Rate loans and 1.25% to 2.5% for Eurodollar loans. The leverage ratio of the Company is generally defined as the ratio of total debt to the earnings before interest, taxes, depreciation and amortization of the Company for the last twelve months.

     Within 60 days of the closing of the Bank Credit Facility, the Issuers will obtain interest rate protection through interest rate swaps, caps or other similar arrangements against increases in the interest rates with respect to an aggregate nominal amount equal to not less than 50% of the aggregate principal amount of Term Loans outstanding from time to time, such interest rate protection to limit the interest rate on such principal amount to no more than 9% per annum.

     Commitment fees equal to 0.50% per annum times the daily average unused portion of the commitment under the Bank Credit Facility shall accrue and will be payable quarterly in arrears.


     Security
     The obligations of the Issuers and the Mall Construction Subsidiary under the Bank Credit Facility and the guaranty of Mall Construction Subsidiary are secured by first priority liens on the Note Collateral (other than the Mortgage Notes Proceeds Account) and by second priority liens on the Mall Collateral. Upon the subdivision of the Project Site and satisfaction of certain other conditions precedent, the Phase II Land shall be released from the security interest of the Lenders, provided such land is transferred to a wholly-owned indirect subsidiary of the Company. In addition, the Mall Collateral shall be released from the security interest of the Bank Lenders, provided the Mall is transferred to the Mall Subsidiary pursuant the Sale and Contribution Agreement and certain other conditions are met.


     Guarantees
     The indebtedness under the Bank Credit Facility is guaranteed on a senior basis by Mall Construction Subsidiary, Mall Intermediate Holdings and Phase II Intermediate Holdings and all other Subsidiaries of LVSI and Venetian (other than the subsidiaries which are Special Subsidiaries or Unrestricted Subsidiaries on the Issuance Date).


     Termination
     The Issuers are required to make mandatory prepayments from certain available cash flow and proceeds including (a) proceeds received by the Issuers and certain subsidiaries as a result of (i) asset sales, (ii) equity offerings by the Issuers and certain subsidiaries, (iii) debt offerings by the Issuers and certain subsidiaries (other than those contemplated by the Bank Loan Facility, including the Offering), (iv) debt offerings and equity offerings of the Mall Subsidiary (to the extent not allocated to refinancing existing debt or to use in the business of the Mall and only if such proceeds are actually distributed to the Issuers or any subsidiary by the Mall Subsidiary) and (v) pension plan reversions, (b) certain cost savings from the construction budget,
(c) excess cash flow and (d) excess insurance or condemnation proceeds. The indebtedness under the Bank Credit Facility may be prepaid at any time.


     Covenants
     The Bank Credit Facility contains additional negative, affirmative and financial covenants, including, without limitation, the following: (i) restrictions on the ability of the Issuers and certain of their subsidiaries to incur additional indebtedness; (ii) restrictions on the ability of the Issuers and certain of their subsidiaries


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to make certain restricted payments (collectively "Bank Restricted Payments");
(iii) restrictions on the ability of LVSI and Venetian to engage in mergers, acquisitions, joint venturers or partnerships for acquisitions; (iv) prohibitions on the grant of negative pledges to any person; (v) minimum fixed charge coverage; (vi) minimum EBITDA; (vii) total debt to EBITDA; (viii) EBITDA to fixed charges; (ix) maximum capital expenditures; (x) minimum net worth;
(xi) prohibitions on liens; (xii) prohibitions on restrictions on distributions by subsidiaries; and (xiii) prohibitions on contingent obligations. With respect to the covenants relating to EBITDA, the Sole Stockholder has the right to cure any deficiencies in EBITDA by contributing cash in the amount of the deficiency up to $15.0 million per quarter, subject to limitation on the exercise of such right to not more than two consecutive quarters. After two consecutive quarters of cash contributions by the Sole Stockholder to cure the deficiencies in EBITDA, the Sole Stockholder may not make any additional contributions to cure any such deficiencies unless the Company is in compliance with its financial covenants in any four-quarter period, without giving effect to any previous cash contributions.

     The Bank Credit Facility requires the Issuers to provide the Bank Lenders with financial and certain other information.

     Conditions to Availability of Funds
     Advances of Term Loans under the Bank Credit Facility are available for the purposes permitted under the Disbursement Agreement and are subject to the satisfaction or waiver of all the conditions to disbursement set forth in the Disbursement Agreement. See "Description of Disbursement Agreement." Advances of Revolving Loans under the Bank Credit Facility are available for working capital purposes and are subject to various conditions set forth in the Bank Credit Facility.

     Events of Default
     Prior to Completion, "Events of Default" includes all events of default under the Disbursement Agreement, the failure to make payments when due, defaults under other agreements relating to, or instruments of, indebtedness, loss of material licenses or permits (including gaming licenses), loss of material contracts, breaches of representations and warranties, bankruptcy, ERISA, impairment of security interests, cross acceleration to indebtedness of the Mall Subsidiary, the Sole Stockholder makes certain prohibited investments in the Phase II Subsidiary and the Mall Subsidiary, invalidity of guarantees, default under material agreements and change of control (the Sole Stockholder or certain related parties cease to beneficially own and control directly or indirectly at least 70% of the issued and outstanding shares of capital stock of LVSI (with certain exceptions) entitled to vote for the election of members of the board of directors of LVSI or LVSI ceases to own 100% of the equity of Venetian or LVSI and Venetian ceases to own 100% of the equity of each of their subsidiaries (other than Mall Subsidiary, Phase II Subsidiary and any preferred equity in Venetian held by Interface Holding or other affiliates of the Sole Stockholder), or Mall Holdings ceases to own not less than 80% of the equity securities in the Mall Subsidiary or Phase II Holding ceases to own at least 51% of the equity in the Phase II Subsidiary or the sole managing member of Mall Intermediate Holdings, Phase II Intermediate Holdings, Mall Holdings, Mall Subsidiary, Phase II Holdings and Phase II Subsidiary ceases to be LVSI, Venetian or a wholly-owned subsidiary of LVSI or Venetian). After Completion, "Events of Default" will not include defaults or events of default under the Disbursement Agreement.


Mall Construction Loan Facility
     LVSI, Venetian and the Mall Construction Subsidiary have entered into the Mall Construction Loan Credit Agreement with the Mall Construction Lender. The Mall Construction Loan Facility consists of two tranches: (i) the Tranche A Loan in the amount of up to $105.0 million, and (ii) the Tranche B Loan in the amount of up to $35.0 million. Borrowings under the Tranche B Loan were available as of the Issuance Date. Borrowings under the Tranche A Loan were available as of the Issuance Date, but will not be drawn until the full funding of the Tranche B Loan. Borrowings under the Tranche B Loan will then be available until the earlier of (a) the Mall Release Date and (b) the Outside Completion Deadline. All indebtedness outstanding under the Mall Construction Loan Facility matures on May 1, 2000, provided that the Issuers shall have the option to extend the maturity of the Mall Construction Loan Facility until November 14, 2000 if, as of May 14, 2000 (i) the Mall Take-out Financing commitments are in full force and effect, (ii) fully executed leases are in place, at the time of exercise of such option, yielding net rental income sufficient to provide a 1.25x debt service coverage ratio on the Tranche A Loan, based on the then current 30-day


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LIBOR rate plus 350 basis points and a 25-year amortization period and (iii)
certain other conditions are met. Borrowings under the Mall Construction Loan Facility are funded pro-rata with the proceeds of the Bank Credit Facility and Mortgage Notes. Upon Completion of the Casino Resort and the satisfaction of certain other conditions (but not leasing conditions), (i) the indebtedness under the Mall Construction Loan Facility will be either repaid and/or assumed by the Mall Subsidiary in accordance with the Sale and Contribution Agreement and (ii) the Mall Construction Lender will release the Issuers, Mall Construction Subsidiary and Mall Intermediate Holdings from all liability under the indebtedness under the Mall Construction Loan Facility.

     Interest and Fees
     The annual interest rate on indebtedness outstanding under the Mall Construction Loan Facility is 275 basis points over 30-day LIBOR, provided that effective as of April 10, 1998, if the Mall Parcel is not a separate legal and tax parcel by July 10, 1998, such interest rate shall be 375 basis points over 30-day LIBOR until such time, if any, as the Mall Parcel becomes a separate legal and tax parcel. In the event the term of the maturity is extended as described above, a fee of $375,000 will be payable to Mall Construction Lender.


     Security
     The indebtedness under the Mall Construction Loan Facility was secured at closing by a first priority lien on all of the Issuers' and their Subsidiaries' right, title and interest in and to (i) the Mall, including the Mall Parcel and all improvements and equipment located thereat or used in connection therewith;
(ii) any reserves established by the Issuers, any of their Restricted Subsidiaries or any of their Special Subsidiaries relating to the Mall; and
(iii) all rents and other income derived from the Mall. With respect to the lien described in clause (i) of the preceding sentence, at closing Venetian granted the Mall Construction Lender a junior lien on its fee ownership of the Mall Parcel (the "Mall Fee Lien"), and the Mall Construction Subsidiary granted the Mall Construction Lender a first lien on its leasehold estate under the Mall Lease. Because the Mall Parcel was not, as of the closing of the Offering, a separate legal parcel, the Mall Fee Lien was recorded in the real estate and county records against the entire Project Site, and so is a recorded lien on the Note Collateral. The Intercreditor Agreement therefore provides that the Mall Fee Lien is initially subordinate to the liens of the Bank Credit Facility and the Mortgage Notes on the Note Collateral. When the Mall Parcel becomes a separate legal and tax parcel, the Mall Lease (and, therefore, the above-described lien on the leasehold estate created by the Mall Lease) will terminate, and ownership of the Mall Parcel will (subject to the Mall Fee
Lien), (i) if prior to Completion, be transferred to Mall Construction Subsidiary and (ii) if after Completion, be transferred to the Mall Subsidiary. At this point, the Mall Fee Lien will be a first priority lien on the Mall Parcel.

     Covenants and Events of Default
     Except for covenants related to the Mall Collateral, the covenants in the Mall Construction Loan Facility are similar to those in the Bank Credit Agreement (except that there are no financial covenants). In addition, the events of default under the Mall Construction Loan Facility are generally similar to those in the Bank Credit Facility.

     Guaranties
     The indebtedness under the Mall Construction Loan Facility is guaranteed by Mall Intermediate Holdings on a senior basis.

     Conditions to Availability of Funds
     Advances under the Mall Construction Loan Facility to the Company and/or the Construction Manager are subject to the satisfaction or waiver of all of the conditions to disbursement set forth in the Disbursement Agreement. See "Description of the Disbursement Agreement." In addition, advances under the Mall Construction Loan Facility are conditioned upon the execution and delivery of the commitments relating to the Mall Take-out Financings.

     Sole Stockholder Guaranty of Mall Construction Loan Facility
     The Sole Stockholder has guaranteed up to $35.0 million of indebtedness outstanding under Tranche B of the Mall Construction Loan Facility. The Sole Stockholder's obligations under such guaranty are collateralized by a cash collateral account. If any amounts are drawn on the guaranty of Tranche B of the


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Mall Construction Loan Facility, the Sole Stockholder will have the right to elect to treat such amounts as a subordinated loan (the "Substitute Tranche B Loan") from the Sole Stockholder to Venetian and the Mall Construction Subsidiary. The Substitute Tranche B Loan will be subordinated in right of payment to indebtedness under the Bank Credit Facility, the Mall Construction Loan Facility and the Mortgage Notes. If the Sole Stockholder makes this election: (i) the interest rate will not exceed that which was applicable to Tranche B of the Mall Construction Loan; (ii) there will be no scheduled principal amortization for the Substitute Tranche B Loan and the Substitute Tranche B Loan will mature on the same date as the Senior Subordinated Notes;
(iii) irrespective of the stated interest payment schedules, no payments will be permitted on the Substitute Tranche B Loan unless all payments then due on any debt secured by the Mall Collateral on a senior basis at that time have been paid in full, and any cash payments that are due but that are prohibited will accrue; (iv) the Substitute Tranche B Loan will, until completion and transfer of the Mall to the Mall Subsidiary, be pari passu in right of payment with the Senior Subordinated Notes; (v) the Substitute Tranche B Loan provides that Venetian and the Mall Construction Subsidiary will be released from further liability with respect to the Substitute Tranche B Loan upon satisfaction of the conditions to the release of the Mall Collateral and the Substitute Tranche B Loan will be assumed by the Mall Subsidiary; and (vi) the loan documents will contain certain subordination provisions (such as no right to object to modifications of debt secured on a senior basis by the Mall Collateral, and no right to exercise remedies without consent from the senior lenders and the holders of the Senior Subordinated Notes).


FF&E Financing
     The Company and the FF&E Lenders have entered into a commitment letter relating to the FF&E Financing. The FF&E Financing is expected to be subject to certain conditions including the negotiation and execution of definitive documents and reaching a certain level of construction progress of the Casino Resort. The FF&E Lenders are expected to provide up to $97.7 million of financing required for the acquisition and Installation of the Specified FF&E. The Specified FF&E will be divided into two groups of assets: (i) the furniture, certain fixtures, and equipment and (ii) an electrical substation. The FF&E Financing will be secured by a first priority lien on the Specified FF&E. The FF&E Financing is expected to consist of an interim loan prior to completion of the Casino Resort (the "FF&E Interim Loan") and a term loan for a period of 60 months after completion of the Casino Resort (the "FF&E Term Loan"). The FF&E Lenders are expected to agree to commence funding for the Specified FF&E up to (a) eight months prior to the anticipated opening date, if the Issuers elect to pay Interim Loan interest on a current basis or (b) three months prior to the anticipated construction completion date, if the Issuers elect to accrue Interim Loan interest (the "Interim Loan Commencement Date"). In the initial draw down, the FF&E Lenders are expected to reimburse the Issuers for amounts spent on the purchase, construction and installation of the Specified FF&E that occur prior to the Interim Loan Commencement Date. Upon the satisfaction of certain conditions, the FF&E Lenders are expected to certify to the Disbursement Agent that any Specified FF&E acquired prior to the Interim Loan Commencement Date is eligible collateral.

     No assurance can be given that negotiation of the definitive documentation for the FF&E Financing with the FF&E Lenders will be completed or that the terms of the definitive documentation will be similar to those described herein. In addition, if the Company obtains its FF&E Financing from a source different from that providing the commitment, the terms of such different financing may be materially different from the terms described herein. See "Risk Factors--Substantial Leverage; Ability to Service Debt."

     Interest and Amortization
     Interest on the FF&E Interim Loan, if paid on a current basis, will be due quarterly in arrears at a floating rate equal to 30-day reserve adjusted LIBOR plus 375 basis points or at the Prime Rate (but not less on any given day than the Federal Funds Rate plus 50 basis points) plus 1%, whichever the Issuers elect. Subject to certain circumstances, the Issuers may elect to accrue FF&E Interim Loan interest, and such interest will accrue based on the foregoing rates.


     Upon the same date as the Basic Loan Commencement Date, but subject to certain conditions, the FF&E Interim Loan converts to the FF&E Basic Loan, a sixty-month term loan with quarterly amortization payments. Amortization on the FF&E Basic Loan will be 3% of principal for the first four quarters and 5.5% of principal for the last 16 quarters. The Issuers are expected to be required to make mandatory prepayments of principal in the event of certain asset sales and casualty events (subject to permitted



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reinvestments and equipment replacement purchases). Subject to certain limited exceptions, the FF&E Financing may not be repaid prior to the first anniversary of the Basic Loan Commencement Date. Thereafter, the Issuers may prepay such indebtedness subject to a penalty fee of 1.5% (if the loan is terminated between the first and second anniversaries of the Basic Loan Commencement Date) and 1.0% (if the loan is terminated between the second and fourth anniversaries of the Basic Loan Commencement Date).

     Interest on the FF&E Basic Loan is expected to be a floating monthly rate calculated at the higher of (a) the reserve-adjusted 30-day LIBOR plus 375 basis points or (b) the eurodollar interest rate margin in effect on the Bank Credit Facility plus 125 basis points.


     Conditions to Availability of Funds
     Advances under the FF&E Financing are expected to be subject to certain conditions, including the following: (i) no event of default exists and is continuing under any of the Financing Agreements or under any Material Contract or under any other agreement of the Issuers involving obligations aggregating or projected to aggregate $5.0 million or more (provided, that the condition with respect to any Material Contract or other agreement equalling or exceeding the $5.0 million threshold will be deemed satisfied if the defaulting party is other than the Issuers or an affiliate thereof and such Material Contract or other agreement has been replaced with a similar agreement with a replacement party), (ii) (a) in the case of interim loans, the Project Construction Completion Date will be anticipated to occur within the next succeeding eight months, and (b) in the case of the basic loan, the Project Construction Completion Date will have occurred, (iii) the Expo Center will not have been closed for a period of more than 30 consecutive days from the commitment date to the date of the advance (subject to certain exceptions for casualty events if the Expo Center is capable of being restored within a specified time period), (iv) there shall not be any material pending or threatened litigation relating to the Casino Resort which would result in any material adverse change in the economic prospects of the Casino Resort or in the financial condition or operations of the Issuers and their subsidiaries, taken as a whole and there shall not be any material pending or threatened litigation relating to the Equipment Loan Facility, (v) there shall be no default or event of default under the FF&E Financing, and (vi) other conditions for advances similar to those contained in the Disbursement Agreement.


     Covenants and Events of Default
     Except for covenants related to the Specified FF&E, the covenants in the FF&E Financing are expected to be similar to those in the Bank Credit Agreement (including financial covenants such as minimum net worth, minimum EBITDA, minimum fixed charge ratio, leverage ratio and restrictions on capital expenditures). In addition, the events of default under the FF&E Financing are expected to be generally similar to those in the Bank Credit Facility.


     Exercise of Remedies
     The FF&E Commitment contemplates that the FF&E Lenders will enter into intercreditor agreements as part of the FF&E Financing (the "FF&E Intercreditor Arrangements"). Under the FF&E Intercreditor Arrangements contemplated by the commitment, the FF&E Lenders are expected to agree that following an event of default during the period prior to the Interim Loan Funding Commencement Date (the "Pre-funding Period") that they will refrain from exercising certain remedies against their collateral for a period of up to 120 days. Following the occurrence of an event of default under the FF&E Financing during the period from the Interim Loan Commencement Date until the Basic Loan Commencement Date (the "Funding Period"), the FF&E Lenders are expected to agree to refrain from exercising certain remedies against their collateral for a period of up to 180 days so long as (i) the event of default in question is susceptible of cure,
(ii) all overdue interest, fees and payments under the FF&E Financing are brought current and all interest, fees and payments under the FF&E Financing are paid currently on a monthly basis and (iii) in order to extend the standstill period beyond the 120th day after the event of default, the only uncured event of default at such time must be the failure to comply with "in-balance" requirement of the equipment loan agreement and the FF&E Lenders further must receive a written proposal demonstrating that a cure of such default on or before the end of the 180-day standstill period will occur. The FF&E Lenders are expected to agree to recommence advancing funds under the FF&E Financing if the event of default is cured during the standstill period and the indebtedness under the FF&E Financing has not been accelerated. Finally, during the period following the Basic Loan Commencement Date (the


                                      210
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"Basic Loan Period"), the FF&E Lenders are expected to agree to a standstill period of 30 days. It is expected to be agreed that no more than two standstill periods may be commenced during the Funding Period and only one standstill period may be commenced in either the Pre-funding Period or the Basic Loan Period. The standstill periods are expected to terminate under certain circumstances including if any collateral is the subject of any material damage, loss, removal, deterioration or disposition. Furthermore, such standstill periods are not expected to apply if the event of default involves a bankruptcy or insolvency proceeding. Finally, it is expected that in no event will the FF&E Lenders be obligated to continue the standstill period if the Casino Resort does not open by November 1, 1999 or if completion is not likely to occur by November 1, 1999 (subject to extension to January 31, 2000 if a certain casualty event occurs and certain conditions are met). If the Issuers use another lender, no assurance can be given that such lender would agree to similar intercreditor agreements.


Mall Take-out Financing Commitments
     Upon the completion of the Casino Resort and the satisfaction of certain other conditions (but not any leasing condition), pursuant to the Sale and Contribution Agreement, the Mall Construction Subsidiary will transfer the Mall Collateral to the Mall Subsidiary. Following such transfer, all indebtedness under the Mall Construction Loan Facility will be repaid and the Mall Collateral will not be available as security for the holders of the Mortgage Notes or the indebtedness under the Bank Credit Facility. The cash proceeds received by the Mall Construction Subsidiary as a result of such transaction, if any, must be used to repay the indebtedness under the Mall Construction Loan Facility. See "Certain Material Agreements--Sale and Contribution Agreement." GSMC and the Tranche B Take-out Lender separately have agreed to provide Mall Take-out Financings to provide funds to the Mall Subsidiary to meet its obligations under the Sale and Contribution Agreement.


     GSMC has committed to provide the Tranche A Take-out Financing in an amount of up to $105.0 million to the Mall Subsidiary subject to completion of the Casino Resort and certain other conditions. The indebtedness under the Tranche A Take-out Financing will be secured by a first lien on the Mall Collateral and will bear interest at a floating rate equal to LIBOR plus 3.5%; provided that if, as of the consummation of the Tranche A Take-out Financing, the Mall Parcel is not a separate legal and tax parcel, such indebtedness shall bear interest at a floating rate equal to LIBOR plus 5.0% until such time, if any, that the Mall Parcel is a separate legal and tax parcel. The Tranche A Take-out Financing will include certain customary covenants including limitations on indebtedness, restricted payments and liens. In the event that the Debt Service Coverage Ratio (as defined in the Tranche A Take-out Financing agreements) is less than 1.25 for a period of six consecutive months, all rents shall be payable into a cash collateral account and may not be distributed to the Company or any of its subsidiaries without the consent of GSMC. The indebtedness under the Tranche A Take-out Financing must be repaid within three years and is prepayable (without penalty) at any time. The Sole Stockholder has agreed to guarantee, on an unsecured basis, $20.0 million of indebtedness under the Tranche A Take-out Financing. The Mall Subsidiary and the Sole Stockholder have agreed to pay GSMC a non-refundable commitment fee payable in two installments, the first of which was paid on the date of the Offering, and the second of which is due on the first anniversary of the date of the Offering. The proceeds from the Tranche A Take-out Financing will be used to partially finance the purchase price under the Sale and Contribution Agreement, which, in turn, will be used to partially repay the indebtedness outstanding under the Mall Construction Loan Facility.


     GSMC's commitment to provide the Tranche A Take-out Financing expires November 1, 2000.

     In addition to certain escrows in respect of tenant improvement costs, leasing commissions, real estate taxes and insurance premiums which must be funded as a condition to the funding of the Tranche A Take-out Financing, the Mall Subsidiary will be required to fund an operating expense shortfall reserve if a certain financial test is not satisfied.

     The Tranche B Take-out Lender is providing the Tranche B Take-out Financing to the Mall Subsidiary. The Tranche B Take-out Lender's total commitment is $35.0 million and is unsecured, provided that to the extent the Mall Construction Lender has not drawn on the Sole Stockholder's $35.0 million collateralized guaranty of the Mall Construction Loan Facility, such collateralized guaranty shall secure the Tranche B Take-out Lender's commitment. The terms of the Tranche B Take-out Financing are generally the same as the terms of the Tranche A Take-out Financing, except that the Tranche B Take-out Financing (i) will be subordinated to the Tranche A Take-out Financing and will be secured by a second mortgage on the Mall Collateral, (ii) will


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

not permit cash interest payments unless no event of default exists under the Tranche A Take-out Financing and all payments on the Tranche A Take-out Financing have been paid when due (and all operating expenses have been paid and all reserves required under the Tranche A Take-out Financing have been funded), and (iii) will have an initial term of five years (which term Mall Subsidiary will be entitled to extend). If any interest payments on the Tranche B Take-out Financing are not paid, then such interest will accrue. The Tranche B Take-out Financing documents will provide that the holder thereof may not take enforcement action under such documents without GSMC's consent until 90 days after the Tranche A Financing has been paid in full.

     Notwithstanding any of the foregoing, if the Mall Construction Lender increases the principal amount of its loan above $140.0 million (but not in excess of $170.0 million) in accordance with the terms of the Intercreditor Agreement, then such loan increase shall remain outstanding after the Mall Collateral is transferred to the Mall Subsidiary and shall be assumed by the Mall Subsidiary (the "Mezzanine Loan"). The Mezzanine Loan will be subordinate to the Tranche A Take-out Financing and superior to the Tranche B Take-out Financing and will be secured by a second mortgage on the Mall Collateral. If the Mezzanine Loan is made, then (X) the Tranche B Take-out Financing will be secured by a third mortgage on the Mall Collateral and (Y) until the aggregate principal amount of the Tranche A Take-out Financing, the Mezzanine Loan and the Tranche B Take-out Financing is $140.0 million, the Mall Subsidiary will be required to use all revenue from the Mall Collateral (after the payment of operating and capital expenses, interest on the Tranche A Take-out Financing, certain distributions to pay income taxes and the funding of certain reserves) to prepay principal of the Tranche A Take-out Financing.

     LVSI, Venetian, the Mall Subsidiary, the Mall Construction Subsidiary and the Sole Stockholder (the "Borrower Parties") have entered into the Tri-Party Agreement with GSMC and the Mall Construction Lender. Under the Tri-Party Agreement, GSMC (i) covenants, for the benefit of the Mall Construction Lender, to perform its obligations under its commitment to provide the Tranche A Take-out Funding and (ii) pre-approves, for the benefit of the Mall Subsidiary and the Mall Construction Lender certain of the conditions to the funding of the Tranche A Take-out Financing. Also, all parties to the Tri-Party Agreement have agreed that, in the event Mall Construction Lender, or its designee, obtains title to the Mall, by foreclosure or otherwise, Mall Construction Lender, or its designee, as the case may be, upon notice to GSMC, may assume the Mall Subsidiary's rights under the Tranche A Take-out Financing commitment. The Tri-Party Agreement permits the Mall Subsidiary to terminate GSMC's commitment to provide the Tranche A Take-out Financing, so long as (i) such commitment is replaced with a commitment from an institutional or other lender reasonably satisfactory to the Mall Construction Lender that does not terminate earlier than the termination date of GSMC's commitment and does not contain any conditions not contained in GSMC's commitment, and (ii) such replacement Tranche A Take-out Lender executes and delivers an agreement substantially similar to the Tri-Party Agreement.


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                          CERTAIN MATERIAL AGREEMENTS

     The following discussion summarizes the material terms of certain material agreements to which one or more of the parties constituting the Company is a party, but this summary does not purport to be complete and is qualified in its entirety by reference to the relevant agreements described herein. Copies of such agreements in preliminary or executed form are available upon request to the Company. Capitalized terms used but not otherwise defined shall have the meaning ascribed to such terms in the agreement being described (unless otherwise indicated).


Agreements Relating to the Casino Resort

     Construction Management Contract
     The Company and the Construction Manager have entered into the Construction Management Contract for the construction (but not the design) of the Casino Resort (exclusive of certain demolition work, certain furniture, fixtures and equipment, the fabrication of certain theming elements, the parking garage/electrical substation facility and certain other items, the aggregate cost of which is described in "Risk Factors--Construction Management Contract and Guaranties") for a guaranteed maximum price (the "GMP"). To the extent actual costs incurred or expended in connection with the construction of the items covered by the Construction Management Contract exceed the GMP, then, subject to certain limitations and exceptions, the Construction Manager is liable for such excess. As of the Issuance Date, the GMP (the "Initial GMP"), is approximately $547.8 million, including a 5% contingency amount. After (i) the completion by the Company's architects and engineers, and approval by the Company, of the final design documents that set forth in detail the plans and specifications for the Casino Resort and (ii) the execution of trade contracts for 90% (by dollar amount) of the trade contracts portion of the GMP, a final GMP ("Final GMP") will be calculated by adjusting the Initial GMP to take into account (among other things): (a) certain "scope changes" or other changes implemented at the request of the Company; (b) the amount by which the actual aggregate amount of the signed trade contracts is less than the amount allocated to such contracts in the Initial GMP; and (iii) a reduction in the contingency amount from 5% to 3%. The GMP does not include the construction management fee to be paid to the Construction Manager or the fee payable to the Construction Manager's ultimate parent, P&O, for the P&O Guaranty. The GMP is to be appropriately increased to reflect (a) deficiencies or changes in the drawings prepared by the Company's architects and engineers, and (b) Company-mandated "scope changes" and "change orders."

     The Company will pay the Construction Manager a construction management fee of 1-1/2% of the Final GMP (the "CM Fee") payable in monthly installments commencing May, 1997. In addition, upon final completion of the Casino Resort, if the total construction costs covered by the Construction Management Contract fall below the Final GMP, the savings will be allocated 50% to the Company and 50% to the Construction Manager. The Company has agreed to pay P&O a $6.5 million fee for the P&O Guaranty to be paid in two equal installments, the first installment was paid upon the closing of the Offering, and the second installment is due December 15, 1997.

     Unless otherwise specified by the Company and approved by the Construction Manager, such approval not to be unreasonably withheld, all trade contractors have been or will be selected after a bidding process that includes at least three bidders from a list of bidders approved by the Company. The Construction Manager will submit to the Company the various bids received from prospective trade contractors, all pertinent information available to Construction Manager with respect to such bids and prospective trade contractors, and Construction Manager's recommendation of the prospective trade contractor for the contract. The Company will select each trade contractor based on this information. If the Company does not select the party recommended by Construction Manager, the GMP will be increased by the amount, if any, by which the trade contract amount proposed by the trade contractor selected by the Company exceeds the trade contract amount proposed by the party recommended by the Construction Manager.

     The Construction Management Contract provides that the Construction Manager will not be responsible for the consequences of any of the following events, but only to the extent (a) such events do not arise out of the negligence or wilful misconduct of the Construction Manager or any breach by the Construction Manager of the Construction Management Contract, and (b) such events are beyond the


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Construction Manager's reasonable control: Acts of God (such as tornado, flood, hurricane, etc.); fires and other casualties; Company's, architect's and agencies' (and their respective agents' and employees' (other than trade contractors' and subcontractors')) acts, omissions to act, or failures to act timely; strikes, lockouts or other labor disturbances (except to the extent taking place at the Casino Resort site only); riots, insurrections, and civil commotions; embargoes; shortage or unavailability of materials, supplies, labor, equipment and systems that first arise after the date hereof, but only to the extent caused by another act, event or condition covered by this sentence; sabotage; vandalism; the requirements of laws, statutes, regulations and other legal requirements enacted after the date of the Construction Management Contract (unless the Construction Manager should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); orders or judgments; and any other similar types of events. (The Company has obtained insurance coverage for certain of the events described in the preceding sentence. See "Insurance Requirements.")


     The Construction Manager will be responsible for achieving "Substantial Completion" (the stage in the progress of the development of the Casino Resort when it is sufficiently complete, including the receipt of necessary permits, licenses and approvals, so that all aspects of the Casino Resort can be open to the general public) by April 1999 (the "Required Completion Date"). If Substantial Completion is achieved prior to the Required Completion Date, the Construction Manager will be entitled to a per-day early completion bonus as described below. If Substantial Completion is not achieved by the Required Completion Date, the Construction Manager will be liable for liquidated damages as described below. The Required Completion Date may be extended if: (i) certain "force majeure" events as described in the preceding paragraph occur (with respect to some of which the Company has obtained insurance coverage--See "Insurance Requirements"); (ii) the Company implements certain specified "scope changes"; and/or (iii) the design documents prepared by the architect are changed or are deficient. For the first 30 days of any delay in achieving Substantial Completion beyond the Required Completion Date, liquidated damages ("Liquidated Damages") are assessed as follows: (i) for the first seven days of such 30 day period, 1/7th of 11.11% of the "Monthly Amount" (CM Fee minus $1.4 million); for each of days 8 through 14 of such delay, 1/7th of 16.67% of the Monthly Amount; for each of days 15 through 21 of any such delay, 1/7th of 22.22% of the Monthly Amount; and for each of days 22 through 30 of such delay, 1/9th of 50% of the Monthly Amount. Liquidated Damages Insurance has been procured to cover Liquidated Damages for days 31 through 120 of a delay in achieving Substantial Completion beyond the Required Completion Date. Under the Liquidated Damages Insurance, the Company will receive, for the period commencing the 31st day through the 60th day, approximately $300,000 per day, and for the period commencing the 61st day through the 120th day, $250,000 per day. The Company will pay all premiums and other costs in connection with the Liquidated Damages Insurance. No liquidated damages are payable by the Construction Manager for days 31 through 120 of a delay in achieving Substantial Completion beyond the Required Completion Date. After the 120th day of any delay in achieving Substantial Completion beyond the Required Completion Date, the Construction Manager is (and Bovis and P&O pursuant to their guaranties are) liable for liquidated damages at a per-day rate of 3.33% of the Monthly Amount. The per-day completion bonus amounts are "mirror images" of the per-day liquidated damages amounts payable by the Construction Manager.


     All disputes between the Company and the Construction Manager as to whether Construction Manager is entitled to an increase in the GMP (and if so, what the amount of such increase will be), and/or whether Construction Manager is entitled to an extension of the Required Completion Date, are to be resolved by an "Independent Expert" jointly selected by both parties.


     The Company will pay for and maintain property and "wrap-up" liability insurance upon the entire Casino Resort. Such insurance includes (a) all risk property insurance; (b) on-site workers compensation and employers liability insurance; (c) commercial general liability insurance; and (d) umbrella and excess liability insurance. The Construction Manager will arrange and pay for automobile liability insurance, and offsite workers compensation insurance. After the Casino Resort is completed, the Construction Manager will issue in writing to the Company a general warranty. The general warranty will (i) be for 12 months from the date Substantial Completion of the Casino Resort is achieved, (ii) provide that where defects occur, Construction Manager will assume responsibility for all repairs to or replacements of work covered by the Construction Management Contract made necessary by such defects, and for all expenses incurred


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in repairing and replacing other components of the Casino Resort that were not part of the work covered by the Construction Management Contract, but were affected by such defects and (iii) be in form and substance reasonably satisfactory to the Company.


     The Construction Manager's direct parent company, Bovis and ultimate parent company, P&O, respectively, have executed and delivered to the Company the Construction Management Contract Guaranty and the P&O Guaranty, respectively, which guarantee the obligations of the Construction Manager under the Construction Management Contract, including the Construction Manager's obligations with respect to liquidated damages and the GMP, provided that such guaranties only cover liquidated damages beginning with day 121 of any delay in achieving Substantial Completion beyond the Completion Date. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties."



     Liquidated Damages Insurance

     The Construction Manager has obtained on behalf of the Company (and at the Company's expense) the Liquidated Damages Insurance. The Liquidated Damages Insurance covers the above-described Liquidated Damages assessed under the Construction Management Contract, provided that the Liquidated Damages Insurance does not cover Liquidated Damages with respect to the first 30 days of any delay in achieving Substantial Completion by the Required Completion Date. Commencing with the 31st day of any such delay, and continuing until the 60th day thereof, the Company will receive under the Liquidated Damages Insurance approximately $300,000 per day until Substantial Completion is achieved. Commencing with the 61st day of any such delay, and continuing until the 120th day thereof, the Company will receive under the Liquidated Damages Insurance approximately $250,000 per day until Substantial Completion is achieved. The Liquidated Damages Insurance does not cover penalties assessed after the 120th day of any such delay. Additionally, the Liquidated Damages Insurance contains various exceptions. For example, the Liquidated Damages Insurance does not cover delays caused by (i) certain events of "force majeure" (with respect to some of which the Company will have other insurance coverage. See "Insurance Requirements"), (ii) any failure by the Construction Manager to make "good faith efforts" to timely achieve Substantial Completion and to avoid or mitigate any delay when an event likely to cause a delay occurs (which failure is a breach by Construction Manager under the Construction Management Contract with respect to which Construction Manager, Bovis and P&O, pursuant to the Construction Management Contract, Construction Management Contract Guaranty and the P&O Guaranty, respectively, are jointly and severally liable for damages) and (iii) the "insolvency and/or financial default" of Construction Manager, the Company, any trade contractor or any other person or entity. See "Risk Factors--Construction Budget; Construction Management Contract and Guaranties" and "--Construction Management Contract."


     Completion Guaranty
     Pursuant to the Completion Guaranty, the Sole Stockholder has guaranteed, subject to certain conditions and limitations, payment of construction and development costs in excess of available funds, up to a maximum of $25.0 million. The Sole Stockholder's obligation to fund such excess construction and development costs is collateralized by $25.0 million in cash or cash equivalents pledged to the Disbursement Agent. If the Issuers want to implement a scope change or change order, and such scope change or change order would cause construction and development costs to exceed available funds, such scope change or change order cannot be implemented unless the Sole Stockholder increases the maximum amount available under the Completion Guaranty, and pledges to the Disbursement Agent additional cash or cash equivalents, in the amount of such excess. The Completion Guaranty does not provide for the incurrence by the Sole Stockholder, directly or indirectly, of any obligation, contingent or otherwise, for the payment of the principal, premium and interest on the Notes, or any other indebtedness under the financings described herein. If the Sole Stockholder provides funds under the Completion Guaranty, the amount of such funds, up to a maximum of $25.0 million, will be treated as a loan from the Sole Stockholder to the Issuers that is subordinated in right of payment to the indebtedness under the Bank Credit Facility, the Mall Construction Loan Facility, the FF&E Financing, the Mortgage Notes and the Senior Subordinated Notes. Although interest may accrue on such loan, no cash payments with respect to such loan may be made until all senior indebtedness (including the Senior Subordinated Notes) is repaid, except for payments made from certain construction-related recoveries. See "Risk Factors--Completion Guaranty" and "--Sole Stockholder."

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

     HVAC Services Agreement and Related Documents
     The HVAC Provider is a Delaware limited liability company whose members are comprised of (a) Atlantic Thermal Systems, Inc., an indirect subsidiary of Atlantic Energy, Inc., a utility holding company and (b) an indirect subsidiary of Pacific Enterprises, a utility holding company.

     Thermal energy (i.e., heating and air conditioning) will be provided to the Casino Resort and the Expo Center by the HVAC Provider, using the HVAC Plant and the HVAC Equipment. In addition, the HVAC Provider also will provide other energy-related services. Pursuant to the Construction Management Contract, the HVAC Plant is being constructed by the Construction Manager on land owned by Venetian, which land and HVAC Plant has been leased to the HVAC Provider for a nominal annual rent. The HVAC Equipment is and will be owned by the HVAC Provider, and the HVAC Provider has been granted appropriate easements and other rights so as to be able to use the HVAC Plant and the HVAC Equipment to supply thermal energy to the Casino Resort and Expo Center (and, potentially, other buildings), so long as such easements do not materially interfere with the operations of the Casino Resort and Expo Center. The HVAC Provider will pay all costs ("HVAC Costs") in connection with the purchase and installaton of the HVAC Equipment, up to $70 million. Venetian is acting as the HVAC Provider's agent to cause such purchase and installation to be accomplished, and is responsible for any costs in connection therewith in excess of $70.0 million. The HVAC Provider has entered into separate service contracts with (i) Venetian; (ii) Interface; and (iii) the Mall Construction Subsidiary, and will enter into separate service contracts with each Mall tenant, for the provision of heat and cooling requirements at agreed-to rates. The charges payable by all users will include a fixed component derived using a fixed annual interest rate of 8.5% (subject to adjustment based on the change in the rate on 10-year Treasury Constant Maturities from January 23, 1997 until the service commencement date) applied to the HVAC Costs paid by the HVAC Provider to recover a portion of the fair value of the HVAC Equipment over the initial term of the service contracts and leave an agreed-upon residual value (the "Fixed Rate Portion"). In addition, the users will reimburse the HVAC Provider for the annual cost of operating and maintaining the HVAC Equipment providing certain other energy related services (such reimbursement to include an agreed upon margin to compensate the HVAC Provider for operating and maintaining the HVAC Equipment). Each user will be allocated a portion of the total agreed-to charges through its service contract, which portion shall include paying 100% of the cost of services in connection with the HVAC Equipment relating solely to such user. Each user will not be liable for the obligations of the other users; provided, however, that the Mall Subsidiary will be liable for the obligations of each Mall tenant. In the event of any substantial capital improvements to the HVAC Equipment, the costs of such improvements will be spread over the lesser of (i) the useful life of such improvements and (ii) the remaining term of the HVAC Service Agreements, and will include reimbursement to the HVAC Provider for use of its money at a market rate. The HVAC Service Agreements have an initial term of ten years, and provide that upon expiration of such term users will have the right, but not the obligation, to collectively either extend the term of their agreements for two consecutive periods of five years each or purchase the HVAC Equipment in accordance with purchase provisions set forth in the service contracts.

     The rights of the Company under its agreements with the HVAC Provider under its HVAC Service Agreement and related documents are collaterally assigned to the Disbursement Agent as security for Venetian's obligations under the Financing Transactions. The HVAC Provider has consented to this collateral assignment pursuant to a Consent and Agreement executed by the HVAC Provider in favor of the Disbursement Agent. Under the HVAC Consent and Agreement, the HVAC Provider has agreed (i) to continue advancing funds under the Disbursement Agreement so long as the lenders party to the Intercreditor Agreement are advancing funds under the Disbursement Agreement and certain funding conditions relating solely to the HVAC Equipment and set forth in the Disbursement Agreement are either satisfied or waived by the HVAC Provider, (ii) to acknowledge that a security interest has been granted to Disbursement Agent by the Company in its rights under the the Company's agreements with the HVAC Provider, (iii) subject to certain requirements, to recognize the Disbursement Agent or the other secured parties' rights to "step in" to the Company's rights under these agreements within specified time periods, and to forbear from exercising termination and certain other rights during such time periods, (iv) not to cancel or terminate these agreements or to consent to or accept any cancellation, termination or suspension of these agreements, without the written notice to Disbursement Agent and first providing the Disbursement Agent an opportunity to cure any default or breach by the Company, (v) subject to certain


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

conditions, to consent to the transfer of the Company's interest under these agreements to any of the secured parties or any of them or a purchaser or grantee at a foreclosure sale and to any purchases in lieu of foreclosure, and
(vi) that in the event one or more of the service contracts is rejected in any bankruptcy or insolvency proceedings, to execute and deliver to the secured parties a new contract which shall be on the same terms and conditions as the original service contracts. Under the HVAC Consent and Agreement, the Disbursement Agent will acknowledge the HVAC Provider's ownership of the HVAC Equipment.


Cooperation Agreement
     The Company's business plan calls for the Hotel and Casino, the Mall and the Expo Center, though separately owned, to be part of an integrally related project. In order to establish terms for the integrated operation of these facilities, Venetian (as owner of the Hotel and Casino and the Phase II Land), the Mall Construction Subsidiary, and Interface have entered into the Cooperation Agreement. The Cooperation Agreement sets forth agreements among the parties regarding, among other things, construction of the Casino Resort, encroachments, easements, operating standards, maintenance requirements, insurance requirements, casualty and condemnation, joint marketing, the sharing of certain facilities and costs relating thereto. The obligations set forth in the Cooperation Agreement bind the respective properties (including (i) the Expo Center, (ii) the Hotel and Casino, (iii) the Mall and (iv) the Phase II
Land) with priority over the liens securing the Bank Credit Facility and the Mortgage Notes and the liens encumbering the Mall to secure the Mall Construction Loan and the Mall Take-out Financings. Conversely, certain of the obligations under the Cooperation Agreement are not senior to the previously recorded mortgages encumbering the Expo Center. Accordingly, the obligations under the Cooperation Agreement "run with the land" in the event of transfers of the respective properties (other than a transfer by foreclosure of the existing mortgages encumbering the Expo Center).

     Construction
     The Cooperation Agreement sets forth covenants to effect and facilitate construction of the Casino Resort. The Mall will be constructed within or upon the areas that will constitute the Mall Parcel and the Retail Annex Parcel, neither of which is yet a separate subdivided parcel. The Cooperation Agreement contains cross encroachment provisions which will permit the Mall to encroach, to a limited extent, on other portions of the Casino Resort, and which will permit other portions of the Casino Resort to encroach, to a limited extent, on the Mall Parcel.

     Operating Covenants


     The Cooperation Agreement also contains certain covenants respecting the operation of the Expo Center and, once the Casino Resort is completed, the Casino Resort. For example, under the Cooperation Agreement, Venetian covenants to operate continuously and to use the Hotel and the Casino exclusively in accordance with standards of first-class Las Vegas Boulevard-style hotels and casinos, the Mall Subsidiary covenants to operate and to use the Mall exclusively in accordance with standards of first-class retail and restaurant complexes, and Interface covenants to operate and to use the Expo Center exclusively in accordance with standards of first-class convention, trade show and exposition centers. The Cooperation Agreement also provides that neither Venetian nor the Mall Subsidiary will (and will not permit any other person to) own, operate, lease, license or manage any building or other facility on, in the case of Venetian, the Venetian Site or the Phase II Land, and in the case of the Mall Subsidiary, on the Mall Parcel and the Retail Annex Parcel, if such building or other facility provides space for or to shows or expositions of the type generally held at the Expo Center. Additionally, with respect to the joint marketing of the Casino Resort and the Expo Center, the Cooperation Agreement provides that until December 31, 2010 Interface (upon request from the owner of the Hotel and Casino) will use commercially reasonable efforts to have the Hotel designated as the "headquarters hotel" for trade show and convention events at the Expo Center, and the owner of the Hotel and Casino will use commercially reasonable efforts to promote the use and occupancy of the Expo Center. It should be noted that trade show and convention promoters will be under no obligation to designate the Hotel as the "headquarters hotel" for their events.


     Further, Interface has agreed under the Cooperation Agreement that, until such time as the indebtedness under the Mortgage Notes and Senior Subordinated Notes have been paid in full, the owner of the Expo Center shall not incur additional debt secured by the Expo Center if such additional debt will


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

cause the aggregate Indebtedness secured by the Expo Center to exceed the greater of (a) 85% of the then fair market value of the Expo Center or (b) to the extent that the same may be incurred under the existing loans secured by the Expo Center, $140.0 million plus any additional amounts permitted to be advanced thereunder for equipment leases or equipment financings. In addition, the Cooperation Agreement provides that, except in connection with the sale by the Sole Stockholder of all of his right, title and interest in and to the Project, (i) Interface will not sell, transfer or otherwise dispose of its interest in the Expo Center and (ii) no transfer of the Sole Stockholder's interest in Interface or the Expo Center, other than a Permitted Transfer (as defined in the Senior Loan Agreement), will occur.

     Maintenance and Repair


     Additional operational provisions in the Cooperation Agreement include the requirement that Venetian maintain, repair, and restore (a) the Hotel, the Casino and the Congress Center, and (b) certain common areas and common facilities in the Casino Resort which are to be shared with the Mall and Interface. Venetian, the Mall Subsidiary and Interface will each pay its proportionate share of the cost of maintenance of all shared common areas and common facilities in the Casino Resort. Such proportionate share of each such party will initially be determined by an Independent Expert selected by such parties and their mortgage lenders, and may be adjusted from time to time as agreed to by such parties; provided that if any of such parties' mortgage lenders does not believe any such adjustment is equitable, an Independent Expert selected by such parties and their mortgage lenders shall determine the appropriate adjustment, if any. The Cooperation Agreement further provides that the Mall Subsidiary will maintain, repair and restore the Mall and all common areas and common facilities located entirely within the Mall, and that Interface will maintain, repair and restore the Expo Center and all common areas and common facilities located entirely within the Expo Center.


     Insurance

     The Cooperation Agreement also requires each of (a) the owners of the Casino Resort (including both the Hotel and Casino and the Mall) and (b) the owner of the Expo Center, to maintain certain minimum types and levels of insurance, including property damage, general liability and delay in opening or business interruption insurance.


     The Cooperation Agreement establishes an insurance trustee to assist in the implementation of the insurance requirements. See "Insurance Requirements" for a description of the insurance required under the Cooperation Agreement.


     The Cooperation Agreement provides that in the event of a casualty prior to Completion of the Casino Resort, then the casualty proceeds will be applied in accordance with the Disbursement Agreement. The Disbursement Agreement generally provides that the Company may use such proceeds to restore the affected property so long as the conditions to disbursements set forth in the Disbursement Agreement are satisfied. See "Disbursement Agreement."


     The Cooperation Agreement further provides that in the event of a casualty affecting all or part of the Casino Resort or the Mall after Completion, then
(a) all insurance proceeds above $1.5 million shall be paid to an insurance trustee to be disbursed in accordance with the provisions of the Cooperation Agreement, and (b) the Owners of the affected properties will agree to permit such proceeds to be used to restore such property as nearly as reasonably possible to its condition immediately preceding the casualty; provided, however, that no Mortgagee of a damaged property shall be required to permit such application of the resulting insurance proceeds unless within 90 days after the casualty (a) the Mortgagee receives an opinion from an "Independent Expert" to the effect the damaged property may be completed within one year after the delivery of the opinion and (b) the Mortgagee receives evidence that the insurance proceeds (together with any other funds committed by the Owner) are sufficient to cover the anticipated costs of the restoration (including scheduled debt service payments through the anticipated date of Completion of the restorations). If the owner of the affected property is unable to satisfy the foregoing conditions, then the owner's equitable share of the insurance proceeds shall be applied in accordance with the provisions of its mortgage(s). See "Risk Factors--Ability of Holders of Mortgage Notes to Realize on Collateral and Exercise Remedies."


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

     In the event of a casualty affecting all or part of the Expo Center, the senior existing mortgage encumbering the Expo Center requires that all insurance proceeds be paid to the collateral agent under said mortgage who shall then pay all proceeds under $3.0 million to Interface to be used to restore the property.

     In the event of a condemnation of a part of the Casino Resort, a part of the Mall or a part of the Expo Center, the Cooperation Agreement requires that the affected owner restore the affected property as nearly as reasonably possible to its condition at the time of the partial condemnation less the portion condemned.

     Parking
     The Cooperation Agreement also addresses issues relating to the use of parking facilities to be constructed by Venetian, the use of parking facilities planned in connection with the Phase II Resort, and easements for, among other things, access. Under the Cooperation Agreement, Venetian will furnish temporary parking spaces to Interface for users of the Expo Center for a monthly fee of $12,500 until the completion of the parking garage planned to be built in connection with the Casino Resort. From and after the completion of such parking garage, Venetian, the Mall Subsidiary and Interface may use the parkingspaces on a "first come, first served" basis, so long as each property retains use of sufficient spaces to comply with applicable laws to conduct its business (such minimum protections referred to herein as the "Minimum Parking Standards"). The Casino Resort Parking Garage will be owned, maintained and operated by Venetian, with the operating costs allocated among Venetian, the Mall Subsidiary, and Interface. The Cooperation Agreement also provides that after the completion of the parking garage planned to be built in connection with the Phase II Resort (if and when the same is constructed), each of Venetian, the Mall Subsidiary, Interface and the Phase II Subsidiary shall have the right to use the Phase II Resort parking garage, with the operating costs allocated among Venetian, the Mall Subsidiary, Interface and the Phase II Subsidiary. Under the Cooperation Agreement, Venetian, the Mall Subsidiary, Interface and the Phase II Subsidiary grant to each other non-exclusive easements and rights to use the roadways and walkways on their respective properties for vehicular and pedestrian access to the parking garages.

     Utility Easements

     Venetian, the Mall Subsidiary, Interface and the Phase II Subsidiary also have granted to each other under the Cooperation Agreement all appropriate and necessary easement rights with respect to utility lines servicing the Casino Resort, the Phase II Resort and the Expo Center.

     Relations Between Venetian and the Phase II Resort

     With respect to the future development of the Phase II Resort, the Cooperation Agreement provides that, prior to the commencement of construction of the Phase II Resort, Venetian may approve the plans and specifications for the Phase II Resort, subject to the rights of the lenders pursuant to the Mall Construction Loan Facility and the Tranche A Take-out Financing to approve any construction or operation of a restaurant or retail complex located in the Phase II Resort and connected to the Mall. Additionally, Venetian and the Phase II Subsidiary will agree in good faith, and upon commercially reasonable terms, on: (i) appropriate mutual operating covenants for the Hotel and the Casino and the Phase II Resort other than the Phase II Mall, (ii) joint marketing and advertising of the Hotel and the Casino and the Phase II Resort other than the Phase II Mall, (iii) certain shared casino operations at the Hotel and the Casino and the Phase II Resort other than the Phase II Mall, (iv) the sharing of customer information with respect to the Hotel and the Casino and the Phase II Resort other than the Phase II Mall, (v) the joint purchasing of insurance for the Hotel and the Casino and the Phase II Resort other than the Phase II Mall, (vi) shared security operations for the Hotel and the Casino and the Phase II Resort other than the Phase II Mall and (vii) any other matters that would be of mutual benefit in owning and operating the Hotel and the Casino and the Phase II Resort other than the Phase II Mall.

     Coordinated Relations with HVAC Provider
     Although the owners of the Hotel and Casino, the Mall, the Expo Center and the Phase II Land each have separate HVAC Services Agreements with the HVAC Provider, the Cooperation Agreement also provides mechanisms for these parties to deal with the HVAC Provider in a coordinated manner. In particular, the Cooperation Agreement sets forth the conditions to the owner of the Phase II Land receiving thermal energy services from the HVAC Plant, including the requirement that the owner of the Phase II Land pay all incremental costs attributable to such services (and any additional capital improvements required for such services). The Cooperation Agreement also provides mechanisms for the owners of the various properties to make decisions


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with respect to the termination or extension of the HVAC Services Agreements.
In general, these provisions permit a property owner that is not receiving adequate HVAC services to replace the HVAC Provider, so long as the property owner (i) arranges for an experienced substitute utility operator to take over operation of the HVAC Plant, and (ii) indemnifies the other property owners against additional payment obligations arising as a consequence of the termination of the previous operator of the HVAC Plant.


     Consents, Approvals and Disputes
     The Cooperation Agreement provides that wherever any property owner has a consent or approval right or otherwise has discretion to act or refrain from acting thereunder, such consent or approval shall only be granted and such action shall be taken or not taken, only where a Commercially Reasonable Owner (as defined in the Cooperation Agreement) would do so and the same would not be likely to have a Material Adverse Effect (as defined in the Cooperation Agreement) on the property owned by the property owner. The Cooperation Agreement also provides for the appointment by the parties of an "Independent Expert" to resolve certain disputes between the parties, as well as for expedited arbitration with respect to any other disputes.


Agreements Relating to the Mall


     Sale and Contribution Agreement
     Venetian, the Mall Construction Subsidiary and the Mall Subsidiary have entered into a Sale and Contribution Agreement whereby the Mall Construction Subsidiary agreed to sell and the Mall Subsidiary agreed to purchase, among other things, (i) all of its right, title and interest (whether in fee or in leasehold) in and to the property and improvements that constitute the Mall in their "as is" condition on the date of Completion, (ii) monies deposited in certain reserve accounts relating to the Mall, (iii) all right, title and interest of the Mall Construction Subsidiary in and to the Master Billboard Lease and (iv) all right, title and interest of the Mall Construction Subsidiary (a) as landlord under Mall Tenant Leases, (b) under the Cooperation Agreement, (c) in and to all other easements, fixtures and improvements appurtenant thereto, (d) under the Energy Services Agreement, dated as of June 1, 1997 with the HVAC Provider and any other Mall Intangible Property Rights, and (e) in and to all Mall Personal Property (collectively, the "Mall Assets"). In connection with the sale of the Mall, the Mall Construction Subsidiary also will transfer to the Mall Subsidiary the proceeds of the final draw under the Mall Construction Loan (and, under certain circumstances, a specified amount under the Completion Guaranty) (the "Mall Retainage/Punchlist Amount").


     As consideration for such transfers, the Mall Subsidiary shall, among other things, repay or assume in full the outstanding balance of the Mall Construction Loan (or certain refinancings thereof), including the amount of the final draw thereunder.


     The Sale and Contribution Agreement further provides that the Mall Retainage/Punchlist Amount will be deposited into a segregated account governed by an escrow agreement between the Mall Subsidiary and the Mall Construction Subsidiary. The escrow agreement will provide that funds on deposit in the account will be released to the Mall Construction Subsidiary, subject to satisfaction of the conditions set forth in the Disbursement Agreement, for application to the payment of retainage amounts owed to contractors, costs of completing punchlist items and other remaining costs to complete the Casino Resort. In the event that the Mall Construction Subsidiary fails to achieve final completion of the Casino Resort within 18 months after the closing of the sale of the Mall, the Mall Subsidiary will be permitted to withdraw funds from the account and use them to complete the Mall punchlist items and pay other unpaid project costs. Upon final completion of the Casino Resort, any amount remaining in the escrow account shall be released to the Mall Construction Subsidiary.


     Mall Lease
     Venetian, as landlord, and the Mall Construction Subsidiary, as tenant, have entered into the Mall Lease pursuant to which Venetian will lease to the Mall Construction Subsidiary (i) the space within the principal structure of the Casino Resort located immediately above the Casino and immediately below the Hotel Tower (the "Principal Mall Parcel"), together with (ii) certain land (the "Retail Annex Parcel") (the Principal Mall Parcel and the Retail Annex Parcel together constitute the Mall Parcel, and (i) and (ii) together with all improvements thereon will comprise the Mall) for a nominal annual rent. The Mall Lease


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automatically expires upon the 99th anniversary of the commencement date of the
Mall Lease. The tenant under the Mall Lease will own all improvements to be made to the Mall Parcel during the term of the Mall Lease. The Mall Lease will provide that fee title in and to the Mall Parcel automatically will vest in the Mall Construction Subsidiary when and if the Mall Parcel becomes a separate legal and tax parcel, and the Mall Lease thereupon shall terminate.


     "Billboard Live!" Lease

     Mall Construction Subsidiary, as landlord, and B.L. International of Nevada, Inc. ("BLINI"), as tenant, are parties to a lease for a 50,000 square foot "Billboard Live!" themed entertainment complex (the "Billboard Operating Lease"). The leased space will include areas adjacent to the casino floor (the "Additional Billboard Space") and within the Mall. The initial term of the Billboard Lease is 20 years from the date of the opening of the Casino Resort and BLINI has two five-year renewal options. The rent under the Billboard Lease is comprised of an annual minimum rent component and percentage rent component. In addition, BLINI will pay a pro-rata share of Mall common area cost charges. The Billboard Lease also provides that Venetian may elect to terminate the Billboard Lease without compensation to BLINI, in the event that, subsequent to the initial 12-month period following the lease commencement date, BLINI's average monthly gross income fails to meet certain thresholds during a period consisting of three consecutive months. The Mall Construction Subsidiary may at any time assign or transfer all or part of its interest as landlord in and to the Billboard Lease, without notice or obtaining any approval from BLINI.


     Venetian, as landlord, and the Mall Construction Subsidiary, as tenant, have entered into a lease (the "Master Billboard Lease") for the Additional Billboard Space pursuant to which Venetian will lease to the Mall Construction Subsidiary the Additional Billboard Space for the term of the Billboard Operating Lease.


     Mall Management Contract

     The Mall Subsidiary has entered into an agreement with Forest City Enterprises ("Forest City"), a subsidiary of Forest City Ratner Enterprises, a leading developer and manager of retail and commercial real estate developments, whereby Forest City Enterprises will manage the Mall and supervise and assist in the creation of an advertising and promotional program and a marketing plan for the Mall. Forest City will also be responsible for, among other things, preparation of a detailed plan for the routine operation of the Mall, collection and deposit procedures for rents and other tenant charges, supervision of maintenance and repairs and, on an annual basis, preparation of a detailed budget (including any anticipated extraordinary expenses and capital expenditures) for the Mall. The term of the management contract is five years from the date the Mall opens for business to the public. Forest City will receive a management fee of 2% of all gross rents received from the operation of the Mall; provided, that Forest City will receive a minimum fee of $450,000 per year. Forest City is not affiliated with the Sole Stockholder or any of his affiliates.



     Mall Leasing Contract

     LVSI has engaged the San Francisco and Los Angeles offices of Blatteis Realty Co. ("BRC") as its retail leasing consultant (the "BRC Contract"). BRC is a national real estate brokerage organization specializing in the leasing and sales of high profile retail properties and representation of a select portfolio of retailers and restaurants. Recent retail leasing transactions that BRC has been involved with (at locations other than the Casino Resort) have included the following tenants: Emporio Armani, Giorgio Armani, Jose Eber, Prada, Salvatore Ferragamo, Barnes & Noble Superstore, The Pottery Barn, the Disney Store, Williams-Sonoma, Planet Hollywood and Cafe Med. BRC will assist with planning, marketing and leasing of the Mall. BRC also will advise the Company and its architects, designers, consultants and other agents with respect to the Mall's tenant mix and the conceptual layout of tenant space. The term of the BRC Contract is for a period of 18 months from December 1, 1996, and may be terminated by either party at any time on 60 days' prior written notice to the other party. BRC, which is not affiliated with the Sole Stockholder or any of his affiliates, receives a monthly consulting fee of $10,000 plus a refundable monthly sum of $10,000 as an advance against, and credited to the payment of, lease brokerage commissions. Leasing commissions payable to BRC are calculated on the basis of $8.00 per leased square foot or $4.00 per leased square foot, depending upon the location of the applicable leased space within the Mall.



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Agreements Relating to the Lido Casino Resort
     If the Phase II Resort is constructed, the following agreements may be entered into by the Phase II Subsidiary and its subsidiaries, on one hand, and the Company, Venetian and the Mall Subsidiary, on the other hand:

     Casino Lease
     If the Phase II Resort is constructed, in order to avoid the need for a separate gaming license for the Phase II Subsidiary, LVSI or Venetian may operate the casino for the Phase II Resort pursuant to a lease (the "Phase II Casino Lease"). The Phase II Lease will have terms substantially similar to the Casino Lease except that (i) the rent payable under such lease shall be equal to all revenue derived from such casino minus the sum of (a) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Company's or Venetian's, as the case may be, administrative costs related to its gaming operations) and (b) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with generally accepted accounting principles), (ii) the Company or Venetian, as the case may be, may agree that they shall operate the casino in the Phase II Resort and the Casino in substantially similar manners and (iii) the Company or Venetian, as the case may be, may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).

     Phase II HVAC Services Agreement
     The Cooperation Agreement permits the owner of the Phase II Land to enter into an HVAC Services Agreement to receive HVAC services from the HVAC Plant. Any such agreement would have to be on terms satisfactory to the HVAC Provider. See "Certain Material Agreements--Cooperation Agreement."

     Phase II Mall Arrangments
     The Cooperation Agreement and the Mall Take-out Financings further condition development of retail and restaurant improvements upon the Phase II Land upon the execution of appropriate reciprocal easement arrangements. See "Certain Material Agreements--Cooperation Agreement" and "Description of Certain Indebtedness--Mall Take-out Financing Commitments."


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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following is a general discussion of material federal income tax considerations of an exchange of Existing Notes for New Notes, and resulting from beneficial ownership of the Notes and is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not purport to deal with all aspects of federal taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it discuss federal tax laws applicable to special classes of taxpayers (for example, life insurance companies, tax-exempt organizations, financial institutions, and, except to the extent indicated under "Non-U.S. Holders," below, foreign corporations, non-resident alien individuals and other persons not subject to U.S. federal income tax on their worldwide income). In addition, the description does not consider the effect of any foreign, state, local or other tax laws that may be applicable to a particular investor. The description assumes that investors will (except as otherwise indicated) be initial purchasers that hold the Notes as capital assets within the meaning of Section 1221 of the Code. Prospective investors are strongly urged to consult their own tax advisors regarding the tax consequences of purchasing, holding and disposing of the Notes.



Taxation of Holders on Exchange
     An exchange of Existing Notes for New Notes should not be a taxable event to holders of Existing Notes and holders should not recognize any taxable gain or loss or any interest income as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any New Notes should be the same as the tax consequences of ownership and disposition of Existing Notes.


U.S. Holders
     The following summary generally describes certain United States federal income tax consequences of beneficial ownership, purchase, holding and disposition of Notes by a person who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia),
(iii) a trust subject to the control of a United States person and the primary supervision of a United States court, or (iv) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder"). U.S. Holders should consult their own tax advisors concerning the application of the following rules to their particular situations, as well as the tax consequences to them under the laws of any other taxing jurisdiction.


Sale or Redemption
     A holder generally will recognize gain or loss on the sale or redemption of the Notes equal to the difference between the amount realized from such sale or redemption (other than amounts attributable to accrued interest or original issue discount ("OID") (within the meaning of Section 1273(a) of the Code) which would be taxable as interest) and his adjusted basis for such Notes. A U.S. Holder's adjusted tax basis in a Note will generally be its purchase price, increased by the amount of any OID, de minimis OID, or market discount included in the U.S. Holder's income with respect to the Note, and reduced by the amount of any payments that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on the Note. Except as discussed below under "Market Discount" and "Amortizable Bond Premium," such gain or loss generally will be capital gain or loss. For U.S. Holders other than individuals, capital gain or loss will be long-term capital gain or loss if the holding period for the Notes is more than one year. Certain changes to the Code, enacted recently as part of the Taxpayer Relief Act of 1997, will apply to U.S. Holders who are individuals. In general, the maximum tax rate for such holders on long-term capital gains will be 20% (or, for holders in the 15% regular tax bracket, will be 10%) for most capital assets (including the Notes) held for more than 18 months. For individual holders holding Notes for more than one year but not more than 18 months, the maximum tax rate on capital gain ("mid-term capital gain") will be 28%. Capital gain or loss will be short-term if the Note is held for one year or less.


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

Stated Interest and Original Issue Discount
     Mortgage Notes

     Because the stated redemption price at maturity of the Mortgage Notes will not exceed their issue price by more than 1/4 of 1% of their stated redemption price at maturity multiplied by the number of full years until maturity, such Mortgage Notes will not be considered issued with OID for federal income tax purposes. A holder of Mortgage Notes will be required to report as ordinary income for federal income tax purposes stated interest earned on the Mortgage Notes as it is received or accrued, in accordance with the holder's method of accounting for tax purposes.

     Senior Subordinated Notes

     A holder of a Senior Subordinated Note is required (absent to the election described below to treat all interest on the Senior Subordinated Note as OID) to report as income for federal income tax purposes the portion of the stated interest on the Senior Subordinated Note that constitutes "qualified stated interest" in accordance with the holder's method of accounting for tax purposes. "Qualified stated interest" on a Senior Subordinated Note is the stated interest that is unconditionally payable at least annually at a single fixed rate (i.e., the lower rate applicable to interest payments during the first two years after issuance).

     The Senior Subordinated Notes are treated as issued with OID. A holder of a Senior Subordinated Note is also required to include OID on the Senior Subordinated Note in gross income for federal income tax purposes as it accrues, regardless of such holder's regular method of accounting for federal income tax purposes. U.S. Holders will be required to include OID in income as ordinary interest before they have received cash interest payments to which such income is attributable. In general, OID on a Senior Subordinated Note will equal the excess of (i) its "stated redemption price at maturity" over (ii) its "issue price." The "stated redemption price at maturity" of a Senior Subordinated Note will be equal to the sum of all payments to be made on the Senior Subordinated Note other than qualified stated interest payments (that is the sum of all amounts payable on the Note other than interest at the lower rate applicable during the first two years after issuance). The "issue price" of the Senior Subordinated Notes will be the first price at which a substantial amount of the Senior Subordinated Notes is sold (excluding sales to bond houses, brokers or similar persons acting in the capacity of underwriter, placement agent or wholesaler).

     A United States holder of the Senior Subordinated Notes must include such OID in income on an economic accrual basis (using the constant yield method of accrual described in Section 1272(a) of the Code) and the Treasury Regulations promulgated thereunder. The amount of OID allocable to an accrual period will equal the product of the "adjusted issue price" at the beginning of the accrual period and the yield on the Senior Subordinated Note, less the amount of any payments of qualified stated interest allocable to such accrual period. The "adjusted issue price" of a Senior Subordinated Note will be its original issue price, increased by the amount of OID previously includable in the gross income of any holder with respect to such Note (without regard to any amortization of bond purchase or acquisition premium, as discussed below), and decreased by the amount of any payment previously made on the Senior Subordinated Note other than a payment of qualified stated interest. The method by which OID is calculated causes U.S. Holders of Notes issued with OID, such as the Senior Subordinated Notes, to have to include in income increasingly greater amount of OID over the period that they hold the Notes, and without regard to whether they have received interest payments (or increased interest payments) that correspond to their income inclusions.

     A U.S. Holder of a Senior Subordinated Note, subject to certain limitations, may elect to include in gross income for federal income tax purposes all interest that accrues on the Senior Subordinated Note by using the constant yield method described above. For purposes of the election, interest includes all stated and unstated interest, acquisition discount, OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which an election is made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition, and no payments on the Note will be treated as payments of qualified stated interest. This election is generally applicable only to the Note with respect to which it is made and will not be revocable without the consent of the Internal Revenue Service. If the election is made with respect to a Note with amortizable bond premium, the Holder will be deemed to have elected to apply


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amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium held by the electing Holder as of, or acquired after, the beginning of the taxable year in which the Note is acquired. Such an election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds held by such United States holder. See the discussion below under "Market Discount."

     The Company and Venetian are required to provide information returns stating the amount of OID accrued on Senior Subordinated Notes held of record by persons other than corporations and other exempt holders.

     U.S. Holders that acquire Senior Subordinated Notes after their original issuance will be required to determine for themselves whether, by reason of the rules described below, they are eligible to report a reduced amount of OID for federal income tax purposes.


Market Discount
     Upon a transfer, the Notes may be subject to the market discount provisions of the Code. Market discount is the excess, if any, of an instrument's adjusted issue price over its basis in the hands of the acquiror immediately after their acquisition. However, market discount will not be considered to exist if, at the time of acquisition, the discount is less than 1/4 of 1% of the obligation's adjusted issue price multiplied by the number of complete years remaining to maturity.

     When the acquiror disposes of a market discount obligation or recognizes gain on the maturity of a market discount obligation, the lesser of the gain or the accrued market discount will be taxable to him as ordinary income (and will generally be treated as interest). Accrued market discount at such time is the total market discount multiplied by a fraction, the numerator of which is the number of days the acquiror held the obligation and the denominator of which is the number of days from the date he acquired the obligation until its maturity date. As an alternative to this ratable method, the acquiror may elect to compute the accrued market discount based upon a constant yield to maturity basis. Such election would apply only to the Note for which the election is made. If the acquiror makes a gift of the obligation, he must recognize any accrued market discount income as if he had sold the obligation for its fair market value.

     An acquiror of a market discount obligation who does not elect to include such market discount in income on a current basis generally will be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the obligation until the maturity or earlier disposition of the obligation in a taxable transaction.


     The Notes may be redeemed, in whole or in part, before maturity. If some or all of the Notes are redeemed, each holder of the Notes acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on such Notes.

     A U.S. Holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired during or after the taxable year in which the election is made and may not be revoked without the consent of the Internal Revenue Service. If a U.S. Holder of Notes elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales or certain other dispositions of such Notes and the deferral of interest deduction on indebtedness related to such Notes would not apply.

     U.S. Holders should consult their own tax advisors regarding the application of the market discount rules and the advisability of making the elections described above.


Acquisition Premium and Amortizable Bond Premium
     If a subsequent holder's tax basis in a Senior Subordinated Note (i) exceeds the adjusted issue price of such note, and (ii) is less than or equal to the stated redemption price at maturity (reduced by any payments made on the Senior Subordinated Note other than payments of qualified stated interest), such excess will be considered "acquisition premium." Such a holder is permitted to reduce the amount of OID required to be included in gross income by an amount equal to the OID otherwise includable multiplied by a fraction, the numerator of which is the amount of acquisition premium and the denominator of which


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

is the excess of the sum of all amounts payable on the Notes after the purchase date (other than qualified stated interest payments) of over the adjusted issue price. Alternatively, a U.S. holder may elect to amortize acquisition premium on a constant yield basis, treating the U.S. Holder's purchase price as the Note's issue price. If the holder's tax basis in the Senior Subordinated Note immediately after such holder's acquisition of the Senior Subordinated Note were to exceed its stated redemption price at maturity (reduced as described above), such holder would not be required to include any OID in income.

     If a subsequent holder's tax basis in a Mortgage Note or a Senior Subordinated Note exceeds the stated redemption price at maturity (reduced as described above in the case of a Senior Subordinated Note) such excess would be treated as "amortizable bond premium." The holder may elect to amortize such excess over the period from the acquisition date of the Note to the maturity date and to reduce the amount of interest included in income in respect of the Note by such amount. Such amortizable bond premium may be offset against income on the related security based on the holder's yield to maturity determined by using the holder's tax basis in the Note and compounding at the close of each accrual period. A holder who elects to amortize bond premium must reduce its adjusted basis in the Note by the amount of such allowable amortization. An election to amortize bond premium would apply to amortizable bond premium on all taxable bonds held at or acquired at the beginning of the holder's taxable year as to which the election is made, and may be revoked only with the consent of the IRS.


Non-U.S. Holders
     Subject to the discussion of information reporting and backup withholding below, payments of interest (including OID on the Senior Subordinated Notes) to or on behalf of any beneficial owner who is not a U.S. Holder (a "Non-U.S. Holder") and who is not engaged in a trade or business within the United States to which interest on the Notes is effectively connected, will not be subject to United States federal income or withholding tax, provided that (i) such beneficial owner is not a bank for United States federal income tax purposes,
(ii) such beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (iii) such beneficial owner is not a controlled foreign corporation for United States income tax purposes (generally, a foreign corporation controlled by United States shareholders) that is related to the Company through stock ownership, and (iv) certain certification requirements are met. A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding at a rate of 30% (or lower applicable treaty rate) on interest payments and, in the case of the Senior Subordinated Notes, on payments attributable to OID. Withholding attributable to OID, where required, is made at the time interest on the Senior Subordinated Note is paid or, to the extent such OID was not previously taxed, at the time the Senior Subordinated Note is sold, exchanged or retired.

     If the interest and OID is effectively connected with the conduct of a trade or business in the United States of such Non-U.S. Holder, the interest and OID will be subject to the United States federal income tax on net income that applies to United States persons generally (and with respect to corporate holders under certain circumstances, the branch profits tax).

     Any capital gain realized upon a sale, exchange or retirement of a Note by or on behalf of a Non-U.S. Holder generally will not be subject to United States federal withholding or income tax, unless (i) such gain is effectively connected with a United States trade or business of such Non-U.S. Holder or
(ii) in the case of an individual, such Non-U.S. Holder is present in the United States for 183 days or more during the taxable year of the sale, exchange or retirement and other requirements are met, or (iii) the Holder is subject to tax pursuant to provisions of the Code applicable to certain United States expatriates. Recently published final Treasury Regulations (the "Final Withholding Regulations") make a number of important changes to the procedures for income tax withholding and certification of eligibility for the portfolio interest exemption or for a reduced rate of income tax withholding based on an applicable income tax treaty. In general, the Final Withholding Regulations do not significantly alter substantive withholding requirements, but unify certification procedures and clarify reliance standards. The Final Withholding Regulations are scheduled to be effective for payments made on or after January 1, 1999, subject to certain transition rules. Initial Non-U.S. Holders will be required to submit certification complying with the temporary Treasury Regulations described above upon purchase of the Notes. Certification that complies with the procedures in the Final Withholding Regulations, where required, must be provided not later than the earlier of (i) the date after January 1, 1999 on which such Holder's certification is no longer accurate or has expired, and (ii) December 31, 1999, by initial Non-U.S. Holders that remain Holders on such date, unless such Non-U.S. Holders receive payments on the Notes through a qualified intermediary (as defined in the Final Withholding Regulations) that has certified on such Non-U.S. Holders' behalf. Non-U.S. Holders claiming under an income tax treaty (and not relying on the portfolio interest exemption) should be aware that they may be required to obtain taxpayer identifying numbers ("TINs") and to certify their eligibility under the applicable treaty's limitations on benefits article in order to comply with the Final Withholding Regulations' certification requirements. THE FINAL WITHHOLDING REGULATIONS ARE QUITE COMPLEX. NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING POTENTIAL APPLICATION OF THE FINAL WITHHOLDING REGULATIONS TO PAYMENTS ON THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

     Non-U.S. Holders should consult their own tax advisers regarding the application of United States income tax laws and any income tax treaties and the Final Withholding Regulations to their particular situations.


Information Reporting and Backup Withholding
     In general, information reporting requirements will apply to certain payments of principal, interest and OID paid on the Notes and proceeds of a sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). In the event that a U.S. Holder of the Notes fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, such Holder may be subject to "backup withholding" at the rate of 31% of the "reportable payments," which include interest (including OID) and, under certain circumstances, principal payments.

     Under current Treasury Regulations, information reporting and backup withholding will not apply to payments by the Company or Venetian or any middleman to a Non-U.S. Holder of a Note, provided that the Holder (and, in certain cases the custodian, nominee or other agent of such Holder) meets certain certification requirements as to the status of the Holder as a Non-U.S. Holder for United States federal income tax purposes (provided that such payor does not have actual knowledge that the Holder is a United States person or that the conditions of any other exemption are not in fact satisfied).

     Backup withholding is not an additional tax; any amounts so withheld may be credited against the United States federal income tax liability of the Holder.


     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY OR MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR SITUATION. EACH INVESTOR SHOULD CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain employee benefit plans, individual retirement accounts, individual retirement annuities, and employee annuity plans ("Plans") from engaging in certain transactions with persons who, with respect to such Plan, are "parties in interest" under ERISA or "disqualified persons" under the Code. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of the Plans, may also generate excise taxes under the Code upon a "party in interest" (as defined in ERISA) or "disqualified persons" (as defined in the Code) with respect to the Plan, and other liabilities under ERISA for such persons. Possible violations of the prohibited transaction rules occur if the Notes are purchased with the assets of any Plan the Company or any of its affiliates is a party in interest or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption.

     The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the purchase of the Notes should consult its legal advisors regarding the consequences of such purchases under ERISA and the Code. Specifically, before authorizing an investment in the Notes, any such fiduciary should, after considering the Plan's particular circumstances, determine whether the investment of such Plan's assets in the Notes is appropriate under the fiduciary standards of ERISA or other applicable law including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of ERISA and the Code. If the Plan is not subject to ERISA, the fiduciary should consult its legal advisors regarding the consequences of any state law or Code considerations.


                             PLAN OF DISTRIBUTION

     Based on certain no action letters issued by the staff of the Commission to third parties in unrelated transactions, the Issuers believe that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of either of the Issuers within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register to qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as are necessary to permit the consummation of the Exchange Offer.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Issuers and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Issuers and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the close of the Exchange Offer the Issuers and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers and the Guarantors have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                             VALIDITY OF THE NOTES

     Certain legal matters in connection with the validity of the Notes will be passed upon for the Issuers by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. Certain legal matters with respect to Nevada law will be passed upon for the Issuers by Lionel Sawyer & Collins, Las Vegas, Nevada.


                            INDEPENDENT ACCOUNTANTS

     The historical financial statements of Las Vegas Sands, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                   APPRAISERS

     The Land Appraisal, the Hotel/Casino Appraisal and the Mall Appraisal, each dated as of October 17, 1997, were prepared by Landauer Associates, Inc. and are included herein in reliance upon the authority of such firm as expert in real property valuations.

                             LAS VEGAS SANDS, INC.


             INDEX TO FORECASTED CONSOLIDATED FINANCIAL STATEMENTS


   Introduction to Forecasted Consolidated Financial Statements ........... P-2
   Forecasted Consolidated Statement of Income ............................ P-3
   Forecasted Consolidated Balance Sheets ................................. P-4
   Forecasted Consolidated Statement of Cash Flows ........................ P-5
   Summary of Significant Forecast Assumptions and Accounting Policies .... P-6
   Supplemental Forecasted Casino Revenues Data ........................... P-14
   Summary Consolidated Financial Forecast Information .................... P-15

                             LAS VEGAS SANDS, INC.


         INTRODUCTION TO FORECASTED CONSOLIDATED FINANCIAL STATEMENTS


     The following is the consolidated financial forecast of operations for Las Vegas Sands, Inc. ("LVSI") and its subsidiaries (the "Company"), including Venetian Casino Resort, LLC ("Venetian") and Grand Canal Shops, LLC (the "Mall Subsidiary") for the first twelve months of operations of the Venetian Casino Resort (the "Casino Resort") which the Company expects will be the twelve months ending March 31, 2000 (the "Financial Forecast"). The Financial Forecast was prepared as of June 30, 1997 except for the amount of Mortgage Notes and Subordinated Notes and the assumed interest rates for such Notes, which were updated as of November 6, 1997. The financial forecast is presented in accordance with guidelines established by the American Institute of Certified Public Accountants. The prospective financial information included in this Prospectus has been prepared by, and is the responsibility of, the Company's management. Price Waterhouse LLP has neither examined nor compiled the accompanying prospective financial information, and accordingly, Price Waterhouse LLP does not express an opinion or any other form of assurance with respect thereto. The Price Waterhouse LLP report included in this document relates to the Company's historical financial information, and it does not extend to the prospective financial information and should not be read to do so. Neither the Initial Purchasers nor any independent expert has reviewed the Financial Forecast. While such Financial Forecast is presented with numerical specificity, it is based on the best estimate of the Company, described in the Summary of Significant Assumptions and Accounting Policies below, of the result it expects for the Casino Resort given the Company's assumptions (including that (i) the Casino Resort will open as scheduled and will be successful, (ii) the Casino Resort will attract a substantial number of visitors, and (iii) the average daily room rate paid by visitors to the Casino Resort will be higher than room rates at other hotel/casinos on the Strip because of room demand from trade shows and conventions currently booked at the Convention Center for the first projected year of operation of the Casino Resort, the Casino Resort's all-suite format and amenities, its location and its target market. Furthermore, such estimates are inherently subject to significant business, economic and competitive uncertanties and contingencies (many of which are beyond the control of the Company), including future business decisions which are subject to change. Financial forecasts are necessarily speculative in nature, and it is usually the case that one or more of the assumptions do not materialize. For instance, the Financial Forecasts assume higher than average daily room rates of $167 during the initial year of operations (as compared to an average daily room rate of $79 for the upper quartile casinos located on the Las Vegas Strip with gaming revenue greater than $72.0 million (the "Large Strip Hotels") for 1996 according to the Nevada State Gaming Control Board (the "NGCB") and average daily room rates at major convention hotels in New York, Chicago and San Francisco of approximately $160 during the first quarter of 1997 according to "Smith Travel Research"), which may not be achieved. In addition, the results, performance and achievements of the Casino Resort involve known and unknown risks, uncertainties and other factors, including the risks associated with new construction, government regulation of the casino industry, the completion of infrastructure improvements in Las Vegas, including the ongoing expansion of McCarran International Airport, and general economic and business conditions which may impact levels of disposable income for consumers and pricing of hotel rooms. Accordingly, the Financial Forecast is only an estimate, actual results can be expected to vary from estimates, and the variations may be material. The Financial Forecast herein should not be regarded as a representation by the Company or any other person (including the Initial Purchasers) that the Financial Forecast will be achieved. Holders of the Notes are cautioned not to place undue reliance on the Financial Forecast. The Company does not intend to update or otherwise revise the Financial Forecast to reflect events or circumstances existing or arising after the date of this Prospectus or to reflect the occurrence of unanticipated events, except as required by applicable law. This Introduction to Forecasted Consolidated Financial Statements and the information that follows constitute forward-looking statements. The Company's forecasted results of operations are based on assumptions regarding, among other things, revenues and expenses, some of which differ from the assumptions used by the Appraiser in its valuation of the Hotel, the Casino and the Mall. See "Appraisals" and "Special Note Regarding Forward-Looking Statements."

                             LAS VEGAS SANDS, INC.

                  FORECASTED CONSOLIDATED STATEMENT OF INCOME
                                 (In millions)

                                                            Twelve Months Ending
                                                               March 31, 2000
                                                            --------------------
Revenues:
 Casino .....................................................    $280.5
 Rooms ......................................................     172.6
 Food and beverage ..........................................      66.2
 Retail and other ...........................................      31.3
 Mall .......................................................      28.2
                                                                 ------
                                                                  578.8
 Less: promotional allowances ...............................     (51.0)
                                                                 ------
   Net revenues .............................................    $527.8
                                                                 ------
Costs and Expenses:
 Casino .....................................................    $126.9
 Rooms ......................................................      46.6
 Food and beverage ..........................................      42.9
 Retail and other ...........................................      11.0
 Mall .......................................................       2.0
 Depreciation and amortization ..............................      43.3
 General and administrative .................................      66.1
 Advertising and promotion ..................................       7.9
                                                                 ------
                                                                  346.7
                                                                 ------
Operating income ............................................     181.1
 Interest expense, net ......................................     (97.7)
                                                                 ------
Net income ..................................................    $ 83.4
                                                                 ======



          See accompanying Summary of Significant Forecast Assumptions and Accounting Policies

                             LAS VEGAS SANDS, INC.


                     FORECASTED CONSOLIDATED BALANCE SHEETS
                                 (In millions)


                                                        March 31,      March 31,
                                                          1999           2000
                                                        ---------     ----------
                                     ASSETS
Current assets
 Cash and cash equivalents .........................    $    5.0      $   21.4
 Restricted cash (a) ...............................        61.7            --
 Accounts receivable, net ..........................          --          30.0
 Other .............................................        11.3          11.3
                                                        --------      --------
   Total current assets ............................    $   78.0      $   62.7
Property, equipment and other, net .................     1,050.9       1,016.1
                                                        --------      --------
   Total assets ....................................    $1,128.9      $1,078.8
                                                        ========      ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
 Accounts payable and accrued expenses .............    $   18.3      $   28.2
 Construction accounts payable (a) .................        85.2            --
 Current portion of long term debt .................        49.2          73.8
                                                        --------      --------
   Total current liabilities .......................    $  152.7      $  102.0
Long-term debt, less current portion ...............       831.9         782.5
                                                        --------      --------
   Total liabilities ...............................    $  984.6      $  884.5
Preferred interest in Venetian .....................        77.1          77.1
Stockholder's equity ...............................        67.2         117.2
                                                        --------      --------
   Total liabilities, preferred interest
     and stockholder's equity ......................    $1,128.9      $1,078.8
                                                        ========      ========

------------
(a) Estimated remaining proceeds from offering of the Mortgage Notes and the Senior Subordinated Notes available at opening along with undrawn amounts under the Bank Credit Facility of $23.5 million will be used to pay construction accounts payable.



          See accompanying Summary of Significant Forecast Assumptions and Accounting Policies

                             LAS VEGAS SANDS, INC.


                FORECASTED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In millions)


                                                          Twelve Months Ending
                                                             March 31, 2000
                                                         ---------------------
Cash flows from operating activities:
 Net income ............................................        $  83.4
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Non-cash interest expense ...........................             .9
   Depreciation and amortization .......................           43.3
   Changes in working capital accounts .................          (20.1)
                                                                -------
Net cash provided by operating activities ..............          107.5
                                                                -------
Cash flows from investing activities:
 Capital expenditures ..................................           (8.5)
                                                                -------
Net cash used in investing activities ..................           (8.5)
                                                                -------
Cash flows from financing activities:
 Proceeds from long-term debt ..........................           85.2
 Payment of construction accounts payables .............          (85.2)
 Principal payments on long term debt ..................          (49.2)
 Payment of Dividends ..................................          (33.4)
                                                                -------
Net cash used in financing activities ..................          (82.6)
Increase in cash and cash equivalents ..................           16.4
Cash and cash equivalents, beginning of period .........            5.0
                                                                -------
Cash and cash equivalents, end of period ...............        $  21.4
                                                                =======


          See accompanying Summary of Significant Forecast Assumptions and Accounting Policies

                              LAS VEGAS SANDS, INC.

                  FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                   SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                             AND ACCOUNTING POLICIES
                   For the Twelve Months Ending March 31, 2000

Introduction
     The forecasted consolidated balance sheets as of March 31, 1999 and March 31, 2000 and the related forecasted consolidated statements of income and of cash flows for the twelve months ending March 31, 2000 and this accompanying Summary of Significant Forecast Assumptions and Accounting Policies of the Company represent management's best estimate as of June 30, 1997 (the date of the Financial Forecast, except for the Mortgage Notes and the Senior Subordinated Notes and the assumed interest rates on such notes, which were updated as of November 6, 1997) of the most probable financial condition, results of operations, and cash flows of the Company for the first twelve months of operations ending March 31, 2000 based upon an estimated opening date for the Casino Resort on April 1, 1999. For purposes of this Financial Forecast, an opening date of April 1, 1999 is assumed whereas the construction management agreement provides for an April 21, 1999 completion date. The Company's actual financial statements are anticipated to be presented on a calendar year basis. This Financial Forecast includes the operating results of LVSI, Venetian and the Mall Subsidiary. Venetian was formed on March 20, 1997 to own and operate certain portions of the Casino Resort. LVSI is the managing member and owns 100% of the common voting equity in Venetian. The entire preferred membership interest in Venetian is owned by Interface Group Holding Company, Inc., which is wholly owned by LVSI's sole stockholder. The Financial Forecast reflects management's judgment based on present circumstances of the most likely set of conditions and management's most likely course of action, to the extent such conditions or actions are anticipated to affect the results described in the Financial Forecast.

     The assumptions described herein are those that management believes are significant to the Financial Forecast or are the key factors upon which the results shown in the Financial Forecast depend. As such, not all assumptions used in the preparation of these statements have been set forth herein. The Financial Forecast was prepared by management in good faith and is based upon a variety of estimates and assumptions, which, though considered reasonable by management, may not be achieved and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, including possible competitive responses, many of which are not within the control of the Company and are not possible to assess accurately, and upon assumptions with respect to future business decisions which are subject to change. Therefore, the actual results achieved during the forecast period will vary from those set forth in the Financial Forecast, and the variations may be material.

     The Financial Forecast assumes, among other things, that (i) Venetian will operate 3,036 all-suite hotel rooms, (ii) the Company will operate a casino of approximately 116,000 square feet including approximately 2,500 slot machines and 114 table games (excluding baccarat), (iii) the Casino Resort will be able to commence operations on April 1, 1999, (iv) the Mall Subsidiary will commence operations on April 1, 1999 and lease approximately 430,000 of the total available 500,000 square feet of retail and restaurant space, (v) the Company will not be adversely involved with any major legal proceedings which could affect its revenues or expenses, (vi) there will be no change in generally accepted accounting principles that may have a material effect on the financial results of the Company and, (vii) the Company will maintain its license to operate the Casino. If such assumptions are not met, the actual results will vary from those set forth in the Financial Forecast, and variations may be material.

     The Financial Forecast was prepared as of June 30, 1997, except for the Mortgage Notes and the Senior Subordinated Notes and the assumed interest rates on such notes, which were updated as of November 6, 1997. The Financial Forecast should not be regarded as a representation by the Company or any other person (including the Initial Purchasers) that the Financial Forecast will be achieved. Prospective investors in the Notes are cautioned not to place undue reliance on the Financial Forecast. The Company does not intend to update or otherwise revise the Financial Forecast to reflect events or circumstances existing or arising after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law. See "Risk Factors--Financial Forecast."

                             LAS VEGAS SANDS, INC.

                 FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                  SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                     AND ACCOUNTING POLICIES--(Continued)
                  For the Twelve Months Ending March 31, 2000

     The Financial Forecast should be read in conjunction with the information contained in the Prospectus in which the Financial Forecast is included, including, particularly, but not without limitation, "Risk Factors," "LVSI and Venetian," "Description of Mortgage Notes," "Description of Certain Indebtedness" and "Description of Senior Subordinated Notes."


Estimated Project Cost and Financing Assumptions
     Formal ground-breaking for the Casino Resort occurred in April 1997. For the purpose of this Financial Forecast, the opening of the Casino Resort is anticipated to occur at the beginning of the second quarter of 1999. The Financial Forecast presents the forecasted results for the first twelve months of operations ending March 31, 2000. The construction management agreement described below provides for a scheduled completion date of April 1999.


Project Costs
     The following is a summary of the forecasted development, construction, design, financing and opening costs of the Casino Resort (including the Hotel, the Mall, the Casino and the Congress Center but excluding $70.0 million of HVAC Equipment owned by a third party and land acquisition costs) (in millions):


   Hotel/Casino .............................................    $  491.1
   Mall .....................................................       123.6
   FF&E .....................................................       121.1
   Parking and Site Work ....................................        36.4
   Interest, net ............................................        88.4
   Pre-opening costs and expenses ...........................        34.4
   Contingency ..............................................        61.3
   Financing fees and expenses ..............................        42.2
                                                                 --------
   Total ....................................................    $  998.5
                                                                 ========

     Including the $70 million of HVAC Equipment owned by a third party, the Casino Resort is budgeted to cost approximately $1.065 billion.

     Major construction projects such as the Casino Resort entail significant risks, including but not limited to, possible unanticipated shortages of materials or skilled labor, unforeseen engineering, environmental and/or geographical problems, work stoppages, weather interference, unanticipated cost increases, mechanics liens and regulatory or entitlement delays, any of which would delay the project and/or increase its costs. Management believes that the budgeted construction cost is reasonable. The Company has entered into a construction management agreement with Lehrer McGovern Bovis, Inc. (the "Construction Manager") which provides for a guaranteed maximum price (subject to certain limitations) for certain construction costs of approximately $547.8 million and a completion date of April 1999. In addition, the Construction Manager's parent company, Bovis, Inc. ("Bovis") has agreed to guarantee the obligation of the Construction Manager, subject to certain exceptions and Bovis's parent, P&O, has agreed to guarantee Bovis's obligations, subject to certain exceptions. The Company has also obtained liquidated damage insurance that integrates the timing of damages with the above guarantees.

     In addition to the land contributions by the Company described below, the Financial Forecast assumes that the Casino Resort is financed with $150.0 million of indebtedness under the Bank Credit Facility, $97.7 million of indebtedness under the FF&E Financing, $425.0 million in Mortgage Notes, $90.5 million (net of original issue discount) in Senior Subordinated Notes, $140.0 million of indebtedness under the Mall Construction Loan Facility and $95.3 million in cash equity contributions for a total of $998.5 million. It is also assumed that prior to the opening of the Casino Resort, the Mall Collateral will be transferred to the Mall Subsidiary pursuant to the Sale and Contribution Agreement. To fund its obligations under the Sale and

                              LAS VEGAS SANDS, INC.

                  FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                   SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                      AND ACCOUNTING POLICIES--(Continued)
                   For the Twelve Months Ending March 31, 2000

Contribution Agreement, it is assumed that the Mall Subsidiary will borrow up to $140.0 million under the Mall Take-out Financings. It also is assumed that no conversion of the Series A Preferred Interest into Series B Preferred Interest in Venetian will occur. See "Certain Transactions--Preferred Interest."


Operating Assumptions

     General

     The Financial Forecast assumes that the Las Vegas market will continue to experience increased gaming revenues and visitor volume. Gaming revenues for the Las Vegas market have increased at a compound annual rate of 8.4% from $2.8 billion in 1987 to $5.8 billion in 1996. Over the same period, the number of visitors traveling to Las Vegas grew at a 7.0% compound annual rate from 16.2 million visitors in 1987 to 29.6 million visitors in 1996, and, according to the Las Vegas Convention and Visitors Authority ("LVCVA"), is expected to grow at greater than 8% in 1997. Expenditures by visitors to Las Vegas grew at a compound annual rate over the past nine years of 11.3% to $22.5 billion in 1996. Although Las Vegas has increased its room inventory from approximately 58,000 rooms to 99,000 rooms for a compound annual increase of 6.0% from 1987 to 1996, the Las Vegas hotel occupancy rate increased to 93.4% for 1996 from 87.0% in 1987. In addition to tourists, the attendance at Las Vegas conventions and trade shows has increased at a compound annual rate of 7.6% from 1.7 million in 1987 to 3.3 million in 1996. Las Vegas was host to 3,827 conventions in 1996 compared to 556 in 1987. The non-gaming convention revenues increased at a compound rate of 14.2% over the past nine years generating over $3.9 billion in 1996 compared to $1.2 billion in 1987. There is no assurance that these Las Vegas market statistics will increase at the same rates (or that they will not decrease) in the future.


     Management believes that the Casino Resort's all-suites room configuration of an average size of approximately 655 to 735 square feet will enable it to capture a significant portion of the Las Vegas tourist and convention and trade show visitor market. Management also believes that the Casino Resort's affiliation with the Sands Expo and Convention Center (the "Expo Center") will attract a significant portion of the room nights generated by convention and trade show attendees at the Expo Center. The Expo Center is owned by an affiliated company that operates an existing approximately 1,150,000 square foot convention and trade show facility located adjacent to the Casino Resort.

     Although at least an additional 19,800 rooms are expected to be constructed by other casino operators in Las Vegas by 1999 according to the LVCVA, management believes that these properties will further enhance the appeal of Las Vegas as a vacation destination and increase the number of visitors to the area and their average length of stay. The Financial Forecast assumes (but no assurances can be given) that the Company's results during the period of the Financial Forecast will not be materially adversely affected by these new projects.


     Casino Revenues


     The Company has drawn upon the combined experience of its management to prepare the forecast of casino revenues. Management has utilized, where available, information from certain other Las Vegas Strip hotel/casinos and published information from the NGCB.

     In developing the Financial Forecast, the Company has obtained published data for other Las Vegas gaming properties (the "Premier Strip Hotels") located on the Strip which management believes are comparable. The Company also has obtained the NGCB published results of the Large Strip Hotels for the calendar year ended December 31, 1996 (the "Gaming Revenue Analysis").


     The Company's forecasted casino revenues are based upon the 1996 operating performance of Large Strip Hotels and management's experience in operating hotel and gaming operations. The accompanying schedule of Supplemental Forecasted Casino Revenues Data summarizes management's

                             LAS VEGAS SANDS, INC.

                 FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                  SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                     AND ACCOUNTING POLICIES--(Continued)
                  For the Twelve Months Ending March 31, 2000

forecasted casino revenues for the first year of operation of the Company. Such schedule sets forth the Company's forecasted revenues contributed by specific table games, slot machines and other casino games.

     As shown in the accompanying schedule, the Company forecasts that its table games (excluding baccarat) and other casino games (such as keno, race and sports book and poker) will generate revenues approximately equal to the comparable amounts for the upper quartile of the Large Strip Hotels, as adjusted for an estimated 3% annual inflation factor for the period December 1996 through April 1999, which is the construction period (win per unit per day amounts are based on the NGCB's gaming figures for the year ended December 31, 1996, with inflation assumed for the two and one-quarter year period until the opening of the Casino Resort). Management believes that its table games and other casino games revenues forecast (which excludes baccarat) is reasonable for the following reasons: (1) the largest hotels and casinos included in the Large Strip Hotels category have generated revenue amounts significantly in excess of the upper quartile figures according to their public filings; (2) management believes that the facilities and special features of the Resort will enable it to attract significant visitor volume and generate significant casino revenues; and (3) the Casino revenues will be complemented by the convention center and trade show attendance at the adjacent Expo Center.

     Conversely, while the Casino Resort will have "state of the art" baccarat facilities and 3,036 all-suite guest rooms, the Company's forecasted baccarat revenues of $30.7 million is significantly below the upper quartile figure of the Large Strip Hotels. The Company's forecasted baccarat revenues is based upon an overall Large Strip Hotels average of $7.2 million win per unit in 1996 and an estimated 3% annual inflation factor during the two and one quarter year construction period, while the upper quartile figure for Large Strip Hotels was $9.7 million per unit in 1996. Management intends to pursue the baccarat market, but the Company does not presently intend to adopt an aggressive credit policy in order to increase its baccarat revenues. The Company believes its forecast of baccarat revenues reflects a conservative operational approach aimed at reducing the credit risks associated with baccarat.

     The Company's forecast of slot machine revenues assumes that its average daily win is $151 per machine. The Company's forecast is based upon the upper quartile of the Large Strip Hotels average daily win per unit, and an estimated 3% annual inflation factor during the two and one quarter year construction period. Management believes that this figure is reasonable given that several of the largest hotels in the Large Strip Hotel category have been generating average slot machine win significantly in excess of the upper quartile figure according to their 1996 annual report to shareholders.

     Hotel Revenues

     The average daily room rate of $167 and hotel occupancy rate of 93% for the Casino Resort's hotel were obtained from the Landauer Associates, Inc. Appraisal of the Proposed Venetian Casino and Grand Canal Shops, finalized in October 1997, set forth in the "Appraisals" section of this Prospectus. This compares to an average daily room rate during 1996 of $79 and occupancy rates of 94.8% for upper quartile Large Strip Hotels (according to the NGCB). The Mirage and the Treasure Island Hotel and Casino adjacent to the Casino Resort, have reported that standard room average daily rates increased 12% during 1996, according to their 1996 annual report to stockholders. Average daily room rates at major convention hotels in New York, Chicago, and San Francisco were approximately $160 during the first quarter of 1997 according to "Smith Travel Research."

                             LAS VEGAS SANDS, INC.

                 FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                  SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                     AND ACCOUNTING POLICIES--(Continued)
                  For the Twelve Months Ending March 31, 2000

     In preparing its forecast of room revenues for the hotel, management also analyzed future contractual bookings of major trade shows and conventions to be held at the Expo Center. The Expo Center drew nearly 900,000 attendees and generated approximately 2,150,000 room nights in 1996 based upon average occupancy of 1.8 persons per room and average stay of 4.3 nights in Las Vegas as reported by the LVCVA. In addition, average daily room rates during high demand periods, trade show and convention periods and comparable daily room rates for Premier Center Strip properties and other major convention cities were analyzed. The Company estimates that approximately 48% of its total occupied room nights and 60% of its weekday occupied room nights will be generated from attendees at trade shows and conventions at the Expo Center and city wide convention and trade shows held at the Las Vegas Convention Center. Room rates at the Hotel are forecasted to be higher than Strip averages because of anticipated higher mid-week convention and trade show room demand and lower wholesale tour and travel room demand. Weekend rates are forecasted at comparable rates of certain Premier Strip Hotels. Management believes the forecasted average room rate to be reasonable given the all-suites nature of the guest rooms, the quality of the Casino Resort's facilities, the amenities offered, proximity to the Expo Center, and the Casino Resort's location on the Strip adjacent to other Premier Strip Hotels which enjoy significantly higher rates than the average in the Gaming Abstract.

     Food and Beverage Revenues

     The Casino Resort's forecast of food and beverage revenues is based upon an analysis of comparable amounts for Premier Strip Hotels. The forecasted food revenues include only sales for banquet and room service food facilities. Banquet revenues are estimated based upon the estimated meetings and conventions in the Casino Resort's conference and ballroom conferencing center. Room service revenues are based upon the average sales per occupied room night of comparable Premier Strip Hotels. All other food outlets will be leased and operated by independent restaurant operators within the hotel and retail mall area.

     Mall Subsidiary Revenues

     The Mall will be developed as a premier retail and restaurant mall integrated into the Casino Resort. The Mall will contain approximately 500,000 square feet of leasable space. It is anticipated that the Mall will accommodate approximately 55 retail stores and seven dining establishments. The retail tenants are expected to include nationally recognized apparel shops and other specialty retail shops. The restaurant tenants are expected to include nationally known restaurant operators.

     Revenues will include retail mall lease income derived from retail and restaurant tenants. The retail mall rents are based upon the Mall containing approximately 500,000 net leasable square feet and achieving average effective rents of $66 per square foot and a vacancy factor of 20% of retail space during the first year of Mall operations. These assumptions were developed by examining comparable data for similar retail malls (The Forum Shops at Caesar's Palace and the Fashion Show Mall), located on the Las Vegas Strip near the Resort. The Financial Forecast assumes that nearly all Mall Subsidiary operating expenses will be passed through to tenants in the form of common area maintenance charges and that the Company will minimize tenant allowances to build out the leased space. The Mall Subsidiary has entered into a management contract with Forest City Enterprises to operate the Mall.

                             LAS VEGAS SANDS, INC.

                 FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                  SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                     AND ACCOUNTING POLICIES--(Continued)
                  For the Twelve Months Ending March 31, 2000

     Retail and Other Revenues

     Retail and other revenues for the Casino Resort include retail income derived from retail and restaurant tenants located within the Casino Resort (but outside of the Mall) and other items such as telephone revenue, spa facilities, photography, and pool services revenues. Management's forecast for other revenues is based upon retail and Premier Strip Hotels experience in operating similar facilities. Lease revenues are forecasted at similar rents per square foot of recently opened Premier Strip Hotels as reported by restaurant operators.

     Operating Expenses

     In preparing its operating expense forecast for the Casino Resort, the Company drew upon management's experience in operating other gaming resort facilities to prepare a detailed cost estimate for the Casino Resort. Management performed a detailed review of the staffing requirements for each of the proposed operating departments of the Company, as well as for the general and administrative functions associated with the operation of the Company. Other operating expenses, including those allocated to casino, hotel, and food and beverage operations have been forecasted based upon management's experience in operating other gaming facilities and such expenses are comparable to other Larger Strip Hotels. Promotional allowances have been forecasted at approximately 18% of casino revenues. This promotional allowance is higher than certain Premier Strip Hotels promotional allowances of approximately 15% for 1996 as published in the Gaming Abstract because of the Casino Resort's forecasted higher average daily room rates.

     Operating expenses for the Mall Subsidiary were estimated based upon a review of similar malls and a management contract with Forest City Enterprises to operate the Mall Subsidiary.

     Pre-opening costs in the amount of $34.4 million will be expensed as incurred during the construction period of the Casino Resort.

     Interest Expense

     Interest expense includes forecasted interest expense associated with the $150.0 million of indebtedness under the Bank Credit Facility, $425.0 million of Mortgage Notes, $140.0 million of indebtedness under the Mall Take-out Financings, $97.7 million of FF&E Financing and $90.5 million of Senior Subordinated Notes (net of original issue discount) at rates of 8.25%, 12.25%, 9.25%, 9.50% and 14.25% respectively, applied to projected average balances throughout the first year of operations. The $140.0 million of indebtedness under the Mall Construction Loan Facility are assumed to be refinanced with $140.0 million of indebtedness (under the Mall Take-out Financings) with interest at 9.25% at the opening of the Mall Subsidiary. Interest income, shown net of interest expense in the accompanying statement of income, is computed using a 5.25% short term interest rate applied to forecasted average available cash balances. The assumed blended interest rate for the indebtedness is approximately 11.1%. The following table shows the calculation of such blended rate.

                             LAS VEGAS SANDS, INC.

                 FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                  SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                     AND ACCOUNTING POLICIES--(Continued)
                  For the Twelve Months Ending March 31, 2000



                                               Average      Assumed     Interest
                 Debt Category                 Balance        Rate       Expense
Bank Credit Facility ......................   $  125.0        8.25%     $ 10.3
Mall Credit Facility ......................      140.0        9.25%       13.0
FF&E Financing ............................       92.0        9.50%        8.7
Mortgage Notes ............................      425.0       12.25%       52.1
Senior Subordinated Notes .................       97.5       14.25%       13.9
                                              --------                  ------
Accretion of Original Issue Discount on
 Senior Subordinated Notes ................                                0.8
                                                                        ------
Total interest expense ....................                               98.8
Less: Projected interest income ...........                               (1.1)
                                                                        -------
Total .....................................   $  879.5                  $ 97.7
Blended interest rate .....................                               11.1%


     General and Administrative Expenses

     General and administrative expenses are forecasted at similar amounts to other comparable Large Strip Hotels except utilities which have been adjusted to reflect an energy service agreement for the Casino Resort's HVAC Equipment which the HVAC Provider has committed to provide up to $70.0 million for its purchase and installation. The HVAC Provider will provide heating and cooling service to the entire Casino Resort, including the Mall Subsidiary and the Expo Center. Annual fixed operating costs allocated to LVSI and Venetian for these services is forecasted to be $7.6 million and are included in general and administrative expenses. Operating costs allocated to the Mall Subsidiary are anticipated to be included in the tenants' common area maintenance charges.

                              LAS VEGAS SANDS, INC.

                  FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                   SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                      AND ACCOUNTING POLICIES--(Continued)
                   For the Twelve Months Ending March 31, 2000

     Minimum future fixed payments under the HVAC Equipment energy service agreement for LVSI and Venetian for each of the five years commencing April 1, 1999 and in the aggregate are as follows (in millions):


            Year 1                             $  7.6
            Year 2                                7.6
            Year 3                                7.6
            Year 4                                7.6
            Year 5                                7.6
            Subsequent to year 5                 38.0
                                               ------
            Total minimum future payments      $ 76.0
                                               ======

     Income Taxes

     LVSI is a subchapter S corporation for federal income tax purposes. Venetian and the Mall Subsidiary are limited liability companies for federal income tax purposes. As pass through tax entities, income taxes are not taxed at LVSI, Venetian and the Mall Subsidiary levels, but passed through to the shareholders or members of such entities and taxed at the shareholder or member level. The State of Nevada does not levy a corporate income tax.

     The Company plans to distribute monies to its shareholders or members sufficient to satisfy their tax obligations. Since taxes will be payable at the individual level and since all individuals are residents of Nevada (which has no state income tax) the forecasted tax distributions of $33.4 million have been made at the highest effective individual federal income tax rate of approximately 40%. An underlying assumption is that there are no significant differences in the determination of book and taxable pass through income.

     Cash Flow Items

     Based on management's experience in operating hotel and gaming facilities and analysis of other hotel and gaming operations, management forecasts that net working capital requirements for the twelve months ending March 31, 2000 will be funded by a revolving credit facility of the Bank Credit Facility in the amount of $20.0 million, and cash flow generated from operations during the period.

     The Company's forecasted depreciation and amortization expense includes $7.3 million in amortization expense for the Company's $42.2 million in financing and transaction costs, which are being amortized on a straight-line basis over the life of the indebtedness under the Bank Credit Facility, the FF&E Financing, the Mall Take-out Financings, the Mortgage Notes and the Senior Subordinated Notes of three to eight years (except in the case of the Mall Take-out Financings, for which the amortization period is 3 years). The Financial Forecast also includes $1.8 million of amortization expense of the Company's $17.8 million of tenant allowances and lease acquisition costs.

     The Company's forecasted depreciation and amortization expenses are provided for on a straight-line basis over the estimated useful life of its assets. The estimated useful lives of its assets are:


   Building .................................. 40 years
   Furniture, fixtures and equipment .........  7 years


     The Company forecasts that it will incur $8.5 million of capital expenditures during the twelve months ending March 31, 2000, relating to the betterment and replacement of existing capital assets and additions to capital assets.

                              LAS VEGAS SANDS, INC.

                  FORECASTED CONSOLIDATED FINANCIAL STATEMENTS

                   SUMMARY OF SIGNIFICANT FORECAST ASSUMPTIONS
                      AND ACCOUNTING POLICIES--(Continued)
                   For the Twelve Months Ending March 31, 2000

Summary of Significant Accounting Policies

     The Financial Forecast has been prepared on the basis of generally accepted accounting principles, which are the same as those presently used and that are expected to be used in the preparation of the financial statements of the Company for all periods subsequent to the opening of the Casino Resort. See "Notes to Financial Statements" at Annex A for a description of historical Significant Accounting Policies.

                              LAS VEGAS SANDS, INC.

                  SUPPLEMENTAL FORECASTED CASINO REVENUES DATA
                   (Dollars in thousands except per unit data)


                                                                         1996 Win       Year Ending
                                      Estimated         Win Per          Per Unit      March 31, 2000
                                        Number           Unit            "Upper"          Forecast
                                       Of Units     Forecast(1)(2)     Quartile(3)        Revenues
                                     -----------   ----------------   -------------   ---------------
Twenty-One .......................         72          $  622.6         $  582.5          $ 44,829
Craps ............................         12           1,966.7          1,840.0            23,600
Roulette..........................         10             932.8            872.7             9,328
Pai Gow ..........................          2           2,578.5          2,412.4             5,157
Pai Gow Poker ....................          3             922.3            862.9             2,767
Mini-baccarat ....................          5           2,031.5          1,900.6            10,158
Big 6 ............................          2             451.4            422.3               903
Caribbean Stud ...................          4             812.3            760.0             3,249
Let It Ride ......................          4             619.8            579.9             2,480
                                          ---                                             --------
 Subtotal table games ............        114                                              102,471
Baccarat .........................          4           7,671.3          9,666.3            30,685
                                          ---                                             --------
Total table games (4) ............        118                                             $133,156

Slot Machines
25 cents .........................       1200              36.1             33.8          $ 43,349
50 cents .........................        200              47.9             44.8             9,579
1 dollar .........................        950              72.3             67.6            68,615
5 dollar .........................        100              99.7             93.3             9,973
25 dollar ........................         22             110.3            103.2             2,426
Megabucks ........................         28             139.0            130.0             3,891
                                         ----                                             --------
Total slot machines (4) ..........       2500                                             $137,833

Other games
 Keno ............................          1           1,314.8          1,230.1          $  1,315
 Poker and pan ...................          9             200.8            187.9             1,808
 Race book .......................          1           4,058.8          3,797.3             4,059
 Sports book .....................          1           2,329.0          2,185.6             2,329
                                         ----                                             --------
Total other games ................         12                                             $  9,511
                                                                                          --------
Total casino revenue (4) .........                                                        $280,500
                                                                                          ========

--------------
(1) Represents annual win per unit. See "Summary of Significant Forecast Assumptions and Accounting Policies--Casino Revenue."

(2) Inflated 3% per year for two and one quarter years during estimated construction period.

(3) Source: Nevada State Gaming Control Board.

(4) Certain amounts do not agree because of rounding.



          See accompanying Summary of Significant Forecast Assumptions and Accounting Policies

                             LAS VEGAS SANDS, INC.

              SUMMARY CONSOLIDATED FINANCIAL FORECAST INFORMATION



                                                                                  For the first
                                                                           Twelve Months of Operations
                                                             -------------------------------------------------------
                                                                                   Adjustment to
                                                               (includes Mall     reflect removal    (excludes Mall
                                                              Subsidiary) (1)   of Mall Subsidiary   Subsidiary) (2)
                                                             ----------------- -------------------- ----------------
                                                                        (in millions, except for certain
                                                                                  assumptions)
Operating Data:
   Casino revenues (3) .....................................    $  280.5                                $280.5
   Room revenues ...........................................       172.6                                 172.6
   Mall revenues ...........................................        28.2             $ (28.2)               --
   Total net revenues (4) ..................................       527.8               (28.2)            499.6
   Depreciation and amortization ...........................        43.3                (5.9)             37.4
   Income from operations ..................................       181.1               (20.3)            160.8
   Interest expense, net ...................................       (97.7)               12.7             (85.0)
   Net income ..............................................        83.4                (7.6)             75.8
Balance Sheet Data:
   Total assets ............................................    $1,078.8             $(142.9)           $935.9
   Total long-term debt ....................................       782.5              (140.0)            642.5
   Preferred interest ......................................        77.1                                  77.1
   Stockholder's equity ....................................       117.2                (0.5)            116.7
Other Data:
   Ratio of earnings to fixed charges (5) ..................         1.8x                                  1.8x
   Net cash provided by operating activities ...............    $  107.5             $ (13.9)           $ 93.6
   Net cash used in investing activities ...................        (8.5)                0.2              (8.3)
   Net cash used in financing activities ...................       (82.6)                3.1             (79.5)
   EBITDA (6) (7) ..........................................       224.4               (26.2)            198.2
   Total debt (8) ..........................................       856.3              (140.0)            716.3
   Ratio of EBITDA to interest expense, net (8) ............         2.3x                                  2.3x
   Ratio of total debt to EBITDA (8) .......................         3.8x                                  3.6x
Certain Assumptions:
   Number of slot machines .................................        2,500                                 2,500
   Number of table games (excluding four baccarat tables)             114                                   114
   Slot machine win per unit per day (3) ...................    $     151                                $  151
   Table games (excluding baccarat) win per unit per day (3)    $   2,463                                $2,463
   Number of hotel rooms ...................................        3,036                                 3,036
   Average daily room rate .................................    $     167                                $  167
   Occupancy rate ..........................................           93%                                   93%


--------------
(1) Includes the operations of the Mall Subsidiary.

(2) Does not include the operations of the Mall Subsidiary. Upon the completion of the Casino Resort, the Mall Subsidiary is expected to incur indebtedness under the Mall Take-out Financings. The ability of the Mall Subsidiary to distribute or otherwise transfer funds to the Company will be limited by, among other things, the agreements governing such indebtedness.

(3) Amounts include an estimated 3% annual inflation factor for the period December 1996 through April 1999, which is the estimated construction period. The Company's estimates of win per unit per day amounts are based on the NGCB's gaming figures for casinos located on the Strip with gaming revenues greater than $72.0 million (upper quartile of Large Strip Hotels) for the calendar year ended December 31, 1996, adjusted for inflation during the construction period.

(4) Net of promotional allowances of $51.0 million.

(5) The ratio of earnings to fixed charges is determined by dividing (i) net income plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense (including amortization of discount on indebtedness), amortization of debt expense and that portion of rental expense representative of interest.

                             LAS VEGAS SANDS, INC.

              SUMMARY CONSOLIDATED FINANCIAL FORECAST INFORMATION


(6) EBITDA represents earnings before interest, taxes, depreciation and amortization and is presented as income from operations before depreciation and amortization. EBITDA is presented to enhance the understanding of the financial performance of the Company and its ability to service its indebtedness, including the Notes. EBITDA is not intended to represent and should not be considered an alternative to, or more meaningful than, net income and income from operations as an indicator of the operating performance of the Company. EBITDA should not be considered by investors as an indicator of cash flows from operating activities, investing activities and financing activities as determined in accordance with generally accepted accounting principles. Items excluded for EBITDA, such as depreciation and amortization, are significant components in understanding and assessing the Company's financial performance. EBITDA meaures presented may not be comparable to similarly titled measures presented by other issuers.


(7) EBITDA forecasted by the Appraiser (as defined herein) determined in connection with establishing the "market value" of the Casino Resort is different from that forecasted by the Company included above.

(8) Ratios computed as of the end of the forecasted first twelve months of operations.




          See accompanying Summary of Significant Forecast Assumptions and Accounting Policies

                                    ANNEX A
                   CERTAIN HISTORICAL FINANCIAL INFORMATION

     Because the historical results of the Company relate solely to the operation of the Sands Hotel, which was closed in June 1996, the Company believes that the financial information included in this Annex A will not represent the future operation of the Casino Resort and that actual results of the Casino Resort will differ materially.

                 HISTORICAL SELECTED FINANCIAL INFORMATION (1)

     The historical selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Historical Financial Statements and Notes thereto included elsewhere in this Annex A. The statement of operations data for the years ended December 31, 1996, 1995 and 1994, and the balance sheet data at December 31, 1996 and 1995 are derived from, and are qualified by reference to, the audited historical financial statements included elsewhere in this Annex A. The statement of operations data for the years ended December 31, 1993 and 1992 and the balance sheet data at December 31, 1994, 1993 and 1992 are derived from the Company's audited historical financial statements that do not appear herein. The data for the nine months ended September 30, 1997 and 1996, are derived from unaudited financial statements also appearing elsewhere herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The financial results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for any other interim period or the fiscal year. The historical results are not necessarily indicative of the results of operations to be expected in the future.


                                     Nine Months
                                        ended
                                    September 30,                                   Year ended December 31,
                              --------------------------  --------------------------------------------------------------------------
                                 1997        1996(2)          1996(2)        1995(1)       1994(1)        1993(1)         1992(1)
                              ---------- ---------------  --------------- ------------- ------------- --------------- --------------
                                                                         (In thousands)
Statement of Operations
Data
 Gross revenues .............  $   683      $ 43,191          $ 44,044       $95,469      $ 93,182        $ 83,652       $ 85,434
 Promotional allowances             --        (3,483)           (3,483)       (7,046)       (6,779)         (6,781)        (8,830)
                               -------      --------          --------       -------      --------        --------       --------
 Net revenues ...............      683        39,708            40,561        88,423        86,403          76,871         76,604
 Operating expenses .........       75        99,181            99,890        84,449        82,712          80,321         79,957
                               -------      --------          --------       -------      --------        --------       --------
 Operating income (loss)           608       (59,473)          (59,329)        3,974         3,691          (3,450)        (3,353)
 Interest income
   (expense), net ...........       97        (2,961)           (3,666)       (7,352)      (10,190)        (10,679)       (13,640)
                               -------      --------          --------       -------      --------        --------       --------
 Income (loss) before
   extraordinary item .......      705       (62,434)          (62,995)       (3,378)       (6,499)        (14,129)       (16,993)
 Extraordinary item (3) .....       --            --                --            --            --             633          8,510
                               -------      --------          --------       -------      --------        --------       --------
 Net income (loss) ..........  $   705      $(62,434)         $(62,995)      $(3,378)     $ (6,499)       $(13,496)      $ (8,483)
                               =======      ========          ========       =======      ========        ========       ========
Per Share Data (4)

Other Data
 Capital expenditures .......  $86,768      $ 13,447          $ 21,446       $ 1,661      $ 25,412        $  7,349       $  3,190
 Ratio of earnings to
   fixed charges (5) ........     N/A               (6)               (6)           (6)           (6)             (6)            (6)



                                                                   December 31,
                             September 30,  -----------------------------------------------------------
                                  1997          1996        1995        1994        1993        1992
                            --------------- ----------- ----------- ----------- ----------- -----------
                                                             (In thousands)
Balance Sheet Data
 Total assets .............     $216,725     $114,109    $178,099    $187,774    $161,519    $166,594
 Long-term debt ...........           --           --     120,066     115,639      81,375      79,444
 Stockholders' equity .....      112,572      106,335      45,989      53,755      15,364      21,804

----------------
(1) Financial data has been restated to reflect the December 1995 merger of LVSI and NFG. See Note 5 of Notes to Financial Statements for further description of the merger.
(2) Results of operations include a charge for the write-down of property and equipment of $45,042 resulting from a revaluation of the Company's assets as of June 30, 1996, the date the Company approved a quasi-reorganization.

(3) Extraordinary item represents gain on extinguishment of debt related to merger of NFG referred to above.

(4) As a result of the Company presently having only one shareholder and given the strategic redirection of the Company's operations, per share data has been omitted as it is not considered meaningful. (5) The ratio of earnings to fixed charges is determined by dividing (i) operating income by (ii) fixed charges. Fixed charges consist of total interest expense.

(6) In the nine months ended September 30, 1996 earnings were insufficient to cover fixed charges by $62,434. In the years ended December 31, 1996, 1995, 1994, 1993 and 1992, earnings were insufficient to cover fixed charges by $62,995, $3,378, $6,499, $14,129 and $16,993 respectively.

               HISTORICAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Historical Results of Operations

     On June 30, 1996, the Company suspended operations and closed the existing Sands Hotel to begin construction of the Casino Resort. The Company's operating expenses since June 30, 1996 primarily consist of employee related costs, legal and accounting fees, and other miscellaneous expenses associated with the winding down and closing of the Sands Hotel. Accordingly, the historical results will not be indicative of future operating results.

Nine Months Ended September 30, 1997 compared to the Nine Months Ended September 30, 1996

     Revenues. Overall revenues were impacted by the closure of the Sands Hotel in June 1996. Net revenues decreased to $0.7 million from $39.7 million. Since the date of closure of the Sands Hotel, and throughout construction of the Casino Resort, the Company's revenues have been derived principally from royalty income.

     Operating Expenses. Operating expenses of the Company have decreased to less than $0.1 million from $99.2 million. The $99.2 million includes a charge for the write-down of property and equipment of $45.0 million. The write-down of property and equipment resulted from a revaluation of the Company's assets as of June 30, 1996, the date the Company approved a quasi-reorganization.

     Interest Income (Expense). Interest income decreased from $0.4 million to $0.1 million. The decrease is attributable to the Company's lack of operations from which to generate excess cash flow. Interest expense decreased from $3.4 million to zero due to the acquisition and subsequent retirement during 1996 by the Company of all the remaining outstanding Second and Third Mortgage Notes.

Year Ended December 31, 1996 compared to the Year Ended December 31, 1995

     Revenues. Overall revenues were impacted by the closure of the Sands Hotel in June 1996. Casino revenues declined to $23.1 million from $44.8 million, a decrease of $21.7 million or 48%; room revenues declined to $8.5 million from $15.8 million, a decrease of $7.3 million or 46%; and food and beverage revenues declined to $9.7 million from $18.8 million, a decrease of $9.1 million or 48%. Other income declined to $2.8 million from $8.1 million, a decrease of $5.3 million or 65%, primarily attributable to a loss realized on the disposal of property and equipment auctioned after the closing of the Sands Hotel. Rental revenue declined to zero from $8.0 million due to the acquisition by Interface of the Sands Expo and Convention Center (the "Expo Center") building and related land and equipment in January of 1996. Prior to 1996, the Company leased the Expo Center to Interface for an annual rental of $8.0 million.

     Operating Expenses. Overall operating expenses increased to $99.9 million from $84.4 million, an increase of $15.5 million or 18%. Declines in casino, room, food and beverage, depreciation and amortization, and other operating expenses of $12.0 million, $3.6 million, $8.7 million, $5.0 million and $2.3 million, respectively, were directly attributable to only six months of operations as a result of the June 1996 closing of the Sands Hotel. These declines were more than offset by an increase in selling, general and administrative expenses of $2.0 million due primarily to severance and other costs associated with the closing, and a charge for the write-down of property and equipment of $45.0 million related to the quasi-reorganization.

     Interest Income (Expense). Interest income was consistent with the prior year. Interest expense to related party declined to $4.1 million from $7.9 million, a decrease of $3.8 million or 48%. The decrease in interest expense to related party was due to the acquisition and subsequent retirement during 1996 by the Company of all the remaining outstanding Second and Third Mortgage Notes.

Year Ended December 31, 1995 compared to the Year Ended December 31, 1994

     Revenues. Overall casino revenues increased slightly to $44.8 million from $44.7 million, an increase of $0.1 million. Slot revenue increased $0.7 million due to improved hold percentages. Race and sport book revenue increased $1.0 million due to increased volume resulting from the remodeling of the race and sport book which was completed in late 1994. The increases in slot and race and sport book revenues were partially offset by a decline in table games revenue of $1.6 million, resulting primarily from the removal of baccarat and pai gow games from the casino floor in late 1994 and early 1995.

     Room revenues increased to $15.8 million from $14.6 million, an increase of $1.2 million or 8%, primarily due to an increase in the average daily room rate to $63 from $57, offset slightly by a decrease in occupied room nights. Food and beverage revenues increased to $18.8 million from $15.4 million, an increase of $3.4 million or 22%. The increase was due to the full years operations of two new upscale restaurants added in late 1994 combined with increasing patronage to the buffet which was introduced in early 1994. Rental and other revenues declined to $16.1 million from $18.5 million, a decrease of $2.4 million or 13%. The decline was primarily due to reduced show dates in the Grand Ballroom resulting from the cancellation of the Wayne Newton show which ran throughout 1994.

     Operating Expenses. Casino expenses increased to $24.6 million from $23.6 million, an increase of $1.0 million or 4%. The increase was primarily due to increased promotional allowances, which are charged to casino expense, along with increases in payroll and related benefits. Room expenses declined to $7.7 million from $8.0 million, a decrease of $0.3 million or 4%, as a result of 5,700 fewer occupied room nights. Food and beverage costs increased to $19.2 million from $16.9 million, an increase $2.3 million or 14%. The increase is attributable to the full years operations of two new upscale restaurants added in late 1994 combined with increasing patronage to the buffet which was introduced in early 1994.

     Selling, general and administrative expenses increased to $16.4 million from $15.9 million, an increase of $0.5 million or 3%, primarily due to increased advertising costs associated with promoting the new buffet and restaurants.

     Depreciation and amortization increased to $9.8 million from $8.7 million, an increase of $1.1 million or 13%. The increase is attributable to the first full year of depreciation expense recognized on the $25.4 million in capital expenditures primarily related to the 1994 room renovation and casino expansion projects.

     Interest Income (Expense). Interest income increased to $0.5 million from $0.2 million, an increase of $0.3 million. The increase is due to higher cash balances maintained throughout the year as a result of fewer capital expenditures as the room renovation and casino expansion projects were substantially completed in 1994. Interest expense to related party decreased to $7.9 million from $10.4 million, a decrease of $2.5 million or 24%, due to a reduction in interest rates on the Second and Third Mortgage Notes from 15% during 1994 to the short-term quarterly applicable federal interest rate which averaged 6.32% during 1995.


Liquidity and Capital Resources

     Prior to the June 30, 1996 closing of the Sands Hotel, the Company utilized operating cash flow and additional stockholder contributions to fund working capital requirements and capital expenditures. Capital expenditures of $25.4 million in 1994 included amounts for major room renovation and casino expansion projects. No significant capital expenditures were incurred during 1995 and through the first nine months of 1996 related to the Sands Hotel. Cash provided by operating activities of $5.4 million in 1995, an increase from $0.6 million in 1994, was primarily attributable to the room renovation and casino expansion projects undertaken in 1994.

     In December 1995, the Company completed a merger with NFG through the contribution of all the outstanding common stock of NFG to the Company. At the date of the merger, equity of NFG totaled $27.9 million. As of the merger date, NFG owned $37.0 million of the Company's Second Mortgage Notes purchased from third parties during 1994. These notes bore interest at 15% per annum to January 15, 1995, at which time the interest rate was reduced to the short-term quarterly applicable federal interest rate as published by the Internal Revenue Service. Such Second Mortgage Notes were retired as part of the merger. Historical interest charges related to those notes totaling $2.3 million and $5.7 million in 1995 and 1994, respectively, have been eliminated on the assumption that the notes were retired when repurchased by NFG.

     In April 1995, NFG purchased and retired 41,175 shares of its common stock from three stockholders. The total price paid for these shares was $13.2 million which has been recorded as a reduction to capital in excess of par value. In August 1995, the Company purchased 34,999 shares of its common stock from the identical three stockholders for $0.2 million. Shares repurchased by the Company have been retired and restored to authorized and unissued common stock. Subsequent to these repurchases, both the Company and NFG were owned by a single stockholder.

     Through 1995, the Company leased the 1,150,000 square foot Expo Center to Interface. Pursuant to the operating lease agreement, Interface paid an annual rental of $8.0 million and was responsible for all taxes, insurance, and costs to operate and maintain the facility. During 1996, Interface acquired from the Company the Expo Center building and related land and equipment at its carrying value of $66.8 million, in exchange for all of the Second Mortgage Notes and a portion of the Third Mortgage Notes of the Company held by Interface. In connection with the transaction, the Company subsequently retired the Second and Third Mortgage Notes received and the above lease was canceled. In connection with the 1996 acquisition by Interface of the Expo Center building and related land and equipment, the Company retired $33.2 million of Second Mortgage Notes and $32.3 million of Third Mortgage Notes and wrote-off remaining capitalized financing costs of $1.6 million which are included in amortization expense. The remaining $59.5 million of Third Mortgage Notes were retired in 1996 by the Company upon contribution by the stockholder of all the remaining notes held by Interface.

     In connection with the closing of the Sands, the Company's Director and stockholder approved a quasi-reorganization, effective as of June 30, 1996, pursuant to which the Company revalued certain of its assets as of that date. This revaluation, in accordance with the accounting principles applicable to a quasi-reorganization, permitted the Company to eliminate the adjusted accumulated deficit account as of that date, by a charge against capital in excess of par value, and to establish a new retained earnings account for the accumulation of the results of future operations. The quasi-reorganization resulted in an increase in the carrying value of land of $51.7 million and a corresponding decrease of $45.0 million in buildings and other property and equipment net of accumulated depreciation and $6.7 million in severance and related closing costs. The remaining accumulated depreciation was eliminated against the cost basis of the remaining property, and the accumulated deficit of $155.0 million as of June 30, 1996, was transferred to capital in excess of par value.


Development at the Casino Resort

     In response to increasing competition and rapid market changes, management decided to strategically redirect the Company's business, and on June 30, 1996, the Company closed the Sands and subsequently demolished the facility to make way for a planned Venetian-themed hotel-casino resort. The planned facility is expected to include two phases. Construction of the Casino Resort as the first phase commenced during April 1997.

     At September 30, 1997 and December 31, 1996, the Company held cash and cash equivalents of $9.6 million and $0.3 million, respectively. Cash used in operating activities was $11.0 million in the first nine months of 1997 and $0.6 million for fiscal 1996.

     The Company utilized operating cash flow, proceeds from preferred interest in Venetian of $72.1 million in the first nine months of 1997 and additional stockholder contributions of $11.1 million in 1996 to fund capital expenditures of $86.8 million and $21.4 million for the first nine months of 1997 and fiscal 1996, respectively. Capital expenditures were used primarily to fund development related costs of the Casino Resort. Ground breaking for the Casino Resort occurred in April 1997. The cost of the Casino Resort is currently estimated at approximately $1.065 billion. For description of the planned financing for the construction of the Casino Resort, see "Management's Discussion and Analysis of Liquidity and Capital Resources."

                             LAS VEGAS SANDS, INC.

                         INDEX TO FINANCIAL STATEMENTS




Report of Independent Accountants ......................................... A-8

Consolidated Balance Sheets at September 30, 1997 (unaudited) and
 December 31, 1996 and 1995 ............................................... A-9

Consolidated Statements of Operations for the
 (unaudited) nine months ended September 30, 1997
 and 1996 and for each of the three years
 in the period ended December 31, 1996 .................................... A-10

Consolidated Statements of Stockholder's Equity
 for each of the three years in the period
 ended December 31, 1996 and for the (unaudited)
 nine months ended September 30, 1997 ..................................... A-11

Consolidated Statements of Cash Flows for the (unaudited)
 nine months ended September 30, 1997 and 1996 and for each
 of the three years in the period ended December 31, 1996 ................. A-12

Notes to Financial Statements ............................................. A-13

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Director and Stockholder of Las Vegas Sands, Inc.


     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Las Vegas Sands, Inc. at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 3 to the financial statements, the Company approved a quasi-reorganization effective June 30, 1996.



PRICE WATERHOUSE LLP

Los Angeles, California
April 16, 1997

                             LAS VEGAS SANDS, INC.

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)



                                                                    September 30,           December 31,
                                                                   ---------------   ---------------------------
                                                                         1997            1996           1995
                                                                   ---------------   ------------   ------------
                                                                     (Unaudited)
                                    ASSETS
   Cash and cash equivalents ...................................      $   9,567       $     298      $   9,408
   Certificates of deposit .....................................              2             581          2,835
   Accounts receivable, net (Note 6) ...........................             65             133          2,049
   Amounts due from affiliates (Note 13) .......................            294                            463
   Prepaid expenses and inventories ............................             95             229          1,369
                                                                      ---------       ---------      ---------
        Total current assets ...................................         10,023           1,241         16,124
                                                                      ---------       ---------      ---------
   Property and equipment, net (Notes 3, 7 and 13) .............        205,280         110,880        154,986
   Other assets (Note 8) .......................................          1,422           1,988          6,989
                                                                      ---------       ---------      ---------
                                                                      $ 216,725       $ 114,109      $ 178,099
                                                                      =========       =========      =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
   Accounts payable (Note 9) ...................................      $  11,516       $   2,694      $   1,383
   Accrued salaries and wages ..................................            396              80          2,344
   Other accrued liabilities (Note 9) ..........................          5,138           5,000          6,516
                                                                      ---------       ---------      ---------
                                                                         17,050           7,774         10,243
   Current portion of long-term debt payable
     to a related party (Note 10) ..............................                                         1,801
   Construction Loan Payable (Note 10) .........................         15,050
                                                                      ---------       ---------      ---------
        Total current liabilities ..............................         32,100           7,774         12,044
   Long-term debt payable to a related party (Note 10) .........                                       120,066
                                                                      ---------       ---------      ---------
        Total liabilities ......................................         32,100           7,774        132,110
                                                                      ---------       ---------      ---------
   Preferred Interest in Venetian Casino Resort, LLC,
     a wholly owned subsidiary (Notes 1 and 11) ................         72,053
                                                                      ---------       ---------      ---------
   Commitments and contingencies (Note 15) Stockholder's equity:
     Common stock, $.10 par value, 100,000 shares
      authorized , 50,001 issued and outstanding in
      1996 and 1995, respectively ..............................              5               5              5
    Capital in excess of par value .............................        113,064         107,532        139,216
   Accumulated deficit (Note 3) ................................                                       (93,232)
   Accumulated deficit since June 30, 1996 .....................           (497)         (1,202)
                                                                      ---------       ---------      ---------
        Total stockholder's equity .............................        112,572         106,335         45,989
                                                                      ---------       ---------      ---------
                                                                      $ 216,725       $ 114,109      $ 178,099
                                                                      =========       =========      =========


                 See accompanying Notes to Financial Statements

                             LAS VEGAS SANDS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Dollars in thousands)


                                                 Nine Months Ended                   Year Ended
                                                   September 30,                    December 31,
                                               ---------------------- -----------------------------------------
                                                 1997        1996            1996          1995          1994
                                               -------- -------------   ------------- ------------- -------------
                                                    (Unaudited)
Revenues:
 Casino ......................................            $  22,681       $  23,058     $  44,840     $  44,695
 Rooms .......................................                8,501           8,500        15,765        14,593
 Food and beverage ...........................                9,713           9,713        18,772        15,385
 Rental income from related party (Note 13) ..                                              8,000         8,000
 Other .......................................  $ 683         2,296           2,773         8,092        10,509
                                                -----     ---------       ---------     ---------     ---------
                                                  683        43,191          44,044        95,469        93,182
Less--promotional allowances .................               (3,483)         (3,483)       (7,046)       (6,779)
                                                -----     ---------       ---------     ---------     ---------
 Net revenues ................................    683        39,708          40,561        88,423        86,403
                                                -----     ---------       ---------     ---------     ---------
Operating expenses:
 Casino ......................................               15,196          15,235        29,925        29,294
 Rooms .......................................                3,485           3,531         6,767         6,955
 Food and beverage ...........................                8,136           8,136        14,487        12,006
 Other operating .............................                4,369           4,377         6,581         9,325
 Selling, general and administrative (Note 4).               18,185          18,752        16,863        16,399
 Depreciation and amortization
   (Notes 7 and 10) ..........................     75         4,768           4,817         9,826         8,733
 Write-down of property and equipment
   (Notes 2 and 3) ...........................               45,042          45,042
                                                -----     ---------       ---------     ---------     ---------
      Total operating expenses ...............     75        99,181          99,890        84,449        82,712
                                                -----     ---------       ---------     ---------     ---------
Operating income (loss) ......................    608       (59,473)        (59,329)        3,974         3,691
Other income (expense):
 Interest income .............................     97           418             450           518           201
 Interest expense to related party (Note 13) .               (3,379)         (4,116)       (7,870)      (10,391)
                                                -----     ---------       ---------     ---------     ---------
Net income (loss) ............................  $ 705     $ (62,434)      $ (62,995)    $  (3,378)    $  (6,499)
                                                =====     =========       =========     =========     =========




                 See accompanying Notes to Financial Statements

                             LAS VEGAS SANDS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                            (Dollars in thousands)

                                                 Common Stock
                                            -----------------------
                                                                        Capital in
                                               Number                   Excess of      Accumulated
                                               Shares       Amount      Par Value        Deficit         Total
                                            ------------   --------   -------------   ------------   -------------
Balance at December 31, 1993 ............       85,000       $ 9       $   98,710       $(83,355)       $ 15,364
 Capital contributions ..................                                  48,924                         48,924
 Distributions ..........................                                  (4,034)                        (4,034)
 Net loss ...............................                                                 (6,499)         (6,499)
                                                ------       ---       ----------       --------        --------
Balance at December 31, 1994 ............       85,000         9          143,600        (89,854)         53,755
 Capital contributions ..................                                  11,142                         11,142
 Distributions ..........................                                  (2,148)                        (2,148)
 Net loss ...............................                                                 (3,378)         (3,378)
 Purchase of NFG shares from
  Minority stockholders .................                                 (13,176)                       (13,176)
 Purchase of LVSI shares from
  Minority stockholders .................      (34,999)       (4)            (202)                          (206)
                                                ------       ---       ----------       --------        --------
Balance at December 31, 1995 ............       50,001         5          139,216        (93,232)         45,989
 Capital contributions ..................                                  71,601                         71,601
 Net loss for the six months ended
  June 30, 1996 .........................                                                (61,793)        (61,793)
 Elimination of deficit through quasi-
   reorganization at June 30, 1996
   (Note 3) .............................                                (155,025)       155,025
 Adjustment to assets through
  quasi-reorganization (Note 3) .........                                  51,740                         51,740
 Net loss for the six months ended
  December 31, 1996 .....................                                                 (1,202)         (1,202)
                                                ------       ---       ----------       --------        --------
Balance at December 31, 1996 ............       50,001         5          107,532         (1,202)        106,335
 Capital contributions ..................                                  33,132                         33,132
 Dividends (Note 12) ....................                                 (27,600)                       (27,600)
 Net income .............................                                                    705             705
                                                ------       ---       ----------       --------        --------
Balance at September 30, 1997
 (unaudited) ............................       50,001       $ 5       $  113,064       $   (497)       $112,572
                                                ======       ===       ==========       ========        ========

                 See accompanying Notes to Financial Statements

                             LAS VEGAS SANDS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                  Nine Months Ended                    Year Ended
                                                                    September 30,                     December 31,
                                                              -------------------------- ---------------------------------------
                                                                  1997          1996          1996         1995         1994
                                                              ------------ ------------- ------------- ------------ ------------
Cash flows from operating activities:                                (Unaudited)
 Net income (loss) ..........................................  $     705     $ (62,434)    $ (62,995)   $  (3,378)   $  (6,499)
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation and amortization .............................         75         4,768         4,817        9,826        8,733
  Non-cash interest expense due to related parties ..........                    2,567         3,087        4,427        2,986
  Loss (gain) on disposal of assets .........................                    3,092         2,906          (43)          49
  Write-down of property and equipment (Notes 2 and 3).......                   45,042        45,042
  Change in assets and liabilities which increase
   (decrease) cash:
   Certificates of deposit ..................................        579         2,835         2,254                    (2,835)
   Accounts receivable, net .................................       (226)        1,486         2,379          (13)          29
   Prepaid expenses and inventories .........................        134         1,054         1,140          (52)          77
   Other assets .............................................        491         2,897         3,275          816         (995)
   Accounts payable .........................................      8,822          (960)        1,311         (540)         (72)
   Accrued salaries and wages ...............................        316        (2,075)       (2,264)         159          581
   Other accrued liabilities ................................        138           358        (1,516)      (5,837)      (1,410)
                                                              ----------     ---------     ---------    ---------    ---------
 Net cash provided by (used in) operating activities ........     11,034        (1,370)         (564)       5,365          644
                                                              ----------     ---------     ---------    ---------    ---------
Cash flows from investing activities:
 Capital expenditures .......................................    (86,768)      (13,447)      (21,446)      (1,661)     (25,412)
 Proceeds from the sale of fixed assets .....................                    1,715         1,766
                                                              ----------     ---------     ---------    ---------    ---------
 Net cash used in investing activities ......................    (86,768)      (11,732)      (19,680)      (1,661)     (25,412)
                                                              ----------     ---------     ---------    ---------    ---------
Cash flows from financing activities:
 Proceeds from capital contributions ........................     25,500         3,733        11,134       11,142       48,924
 Proceeds from preferred interest in Venetian (Note 11) .....     72,053
 Proceeds from construction loan ............................     15,050
 Payment of dividends .......................................    (27,600)
 Redemption of second mortgage notes held by related
 party ......................................................                                                           (1,080)
 Purchase of NFG common stock ...............................                                             (13,176)
 Purchase of LVSI common stock ..............................                                                (206)
 Distributions to stockholders ..............................                                              (2,148)      (4,034)
 Payments of notes payable and capital lease obligation .....                                                (118)     (13,118)
                                                              ----------     ---------     ---------    ---------    ---------
 Net cash provided by (used in) financing activities ........     85,003         3,733        11,134       (4,506)      30,692
                                                              ----------     ---------     ---------    ---------    ---------
Increase (decrease) in cash and cash equivalents ............      9,269        (9,369)       (9,110)        (802)       5,924
Cash and cash equivalents at beginning of year ..............        298         9,408         9,408       10,210        4,286
                                                              ----------     ---------     ---------    ---------    ---------
Cash and cash equivalents at end of period ..................  $   9,567     $      39     $     298    $   9,408    $  10,210
Interest paid to related parties during the year ............  $      --     $      --     $      --    $   3,261    $   8,687
                                                              ==========     =========     =========    =========    =========
Supplemental Disclosures of Non-cash Investing and
 Financing Activities:
 Retirement of notes through stockholder contribution .......  $      --     $      --     $  59,454
                                                              ==========     =========     =========
Acquisition of Expo Center by IGN (Notes 10 and 13)
 Property and equipment sold ................................  $      --     $ (66,775)    $ (66,775)
 Reduction of notes .........................................                   65,500        65,500
 Reduction of other related party liabilities ...............                      181         2,288
                                                                             ---------     ---------
 Increase (decrease) of capital in excess of par value ......  $      --     $  (1,094)    $   1,013
                                                              ==========     =========     =========

                 See accompanying Notes to Financial Statements

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND BUSINESS OF COMPANY

     Las Vegas Sands, Inc. ("LVSI") is a Nevada corporation. Effective April 28, 1989, LVSI commenced gaming operations in Las Vegas, Nevada, by acquiring the Sands Hotel and Casino (the "Sands"). On June 30, 1996, LVSI closed the Sands and subsequently demolished the facility to make way for a planned hotel-casino resort (the "Casino Resort") to include approximately 3,000 suites, casino space approximating 116,000 square feet, approximately 500,000 square feet of convention space, and approximately 500,000 square feet of retail shops and restaurants. In connection with the closing of the Sands, LVSI effected a quasi-reorganization (Note 3). Construction of the Casino Resort commenced in April 1997.

     The consolidated financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 include the accounts of LVSI and its subsidiaries, including Venetian Casino Resort, LLC, Grand Canal Shops, LLC, Mall Intermediate Holding Company, LLC ("Mall Intermediate"), Grand Canal Shops Mall Construction, LLC ("Mall Construction") and Lido Intermediate Holding Company, LLC ("Lido Intermediate") (collectively, the "Company"). The December 31, 1996, 1995 and 1994 periods include only the accounts of LVSI.

     Venetian Casino Resort, LLC ("Venetian") was formed on March 20, 1997 to own and operate certain portions of the Casino Resort. LVSI is the managing member and owns 100% of the common voting equity in Venetian. The entire preferred interest in Venetian is owned by Interface Group Holding Company, Inc. ("Interface Holding"), which is wholly owned by LVSI's Sole Stockholder (Notes 11 and 16).

     Mall Intermediate, Mall Construction and Lido Intermediate are special purpose companies which are wholly owned subsidiaries of Venetian. They are co-obligors or guarantors of the mortgage notes, senior subordinated notes and other indebtedness related to the construction of the Casino Resort.

     Grand Canal Shops, LLC ("the Mall Subsidiary"), a wholly owned subsidiary of Mall Intermediate, was formed on March 20, 1997 to own and operate in the first phase of the Casino Resort retail mall.

     The Company has transacted business with a number of related parties including Nevada Funding Group, Inc. ("NFG") and Interface Group-Nevada, Inc. ("IGN"). The nature of such transactions and the amounts involved are disclosed on the face of the financial statements and in the notes thereto.

     In addition to its gaming operations, the Company also owned and leased the Sands Expo and Convention Center (the "Expo Center"). As discussed in Note 13, the Expo Center was acquired by IGN in January 1996.


NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information

     The interim financial data as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results for the interim periods.


     Certain reclassifications have been made to conform the prior year with the current period presentation.


Cash and Cash Equivalents

     Cash and cash equivalents are comprised of cash and short-term investments with original maturities not in excess of 90 days.

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Certificates of Deposit

     Certificates of deposit of $581,000 and $2,835,000 at December 31, 1996 and 1995, represent a required regulatory deposit for the operation of the Company's Race and Sports Book and collateral for a letter of credit, respectively.

Property and Equipment

     Property and equipment are generally stated at cost or, in the case of assets under capital lease, at the present value of future minimum lease payments, calculated as of the date of inception. Owned assets prior to June 30, 1996 were depreciated using the straight-line method over estimated useful lives ranging from three to thirty years. Subsequent to the closing of the Sands, depreciable property and equipment consist of equipment, furniture and fixtures which are being depreciated using the straight line method over their estimated useful life of five years. Maintenance, repairs and renewals that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on disposition of property and equipment are included in the statement of operations.

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," management reviews assets for possible impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the assets and their eventual disposition are less than their carrying amounts. See Note 3 for adjustment of carrying values as a result of the quasi-reorganization.

Per Share Data

     As a result of the Company having only one shareholder and given the strategic redirection of the Company's operations, per share data has been omitted as it is not considered meaningful.

Casino Revenue and Promotional Allowances

     In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses. The retail value of rooms, food and beverage furnished to customers without charge is included in revenues and deducted as promotional allowances. The retail value of accommodations, food and beverage, and other services furnished to hotel/ casino guests without charge is included in gross revenue and then deducted as promotional allowances. The estimated retail value of these promotional allowances was $0 and $3,483,000 for the nine months ended September 30, 1997 and 1996, respectively, and $3,483,000, $7,046,000 and
$6,779,000 for the years ended December 31, 1996, 1995, and 1994, respectively. The estimated cost of providing such promotional allowances has been classified primarily as casino costs and expenses as follows:




                              Nine Months Ended
                                September 30,         Year Ended December 31,
                              -----------------   ------------------------------
                               1997      1996       1996       1995       1994
                              ------   --------   --------   --------   --------
Rooms .....................    $--      $  592     $  592     $  931     $1,055
Food and beverage .........     --       2,348      2,348      4,717      4,887
Other .....................     --          38         38        126        217
                               ---      ------     ------     ------     ------
                               $--      $2,978     $2,978     $5,774     $6,159
                               ===      ======     ======     ======     ======


Income Taxes

     The Company has elected to be taxed as an S Corporation for federal income tax purposes. As an S Corporation, corporate income is not taxed at the corporate level but is passed through to the stockholder

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

INCOME TAXES (Continued)

and taxed at the stockholder's level. Nevada does not levy a corporate income tax. Accordingly, no provision for federal or state income taxes is included in the statement of operations.

Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses, other assets, accounts payable, and accrued salaries and wages and other liabilities approximate fair value due to the short maturity of these instruments. There is no public market for the Company's long-term debt payable to a related party and as such it is not practical to estimate its fair value.


Capitalized Interest

     No material amounts of interest have been capitalized during the nine months ended September 30, 1997, or the years ended December 31, 1996, 1995 or 1994. The Company capitalizes interest cost associated with debt incurred in connection with major construction projects.



Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3--QUASI-REORGANIZATION

     In connection with the closing of the Sands (Note 1), the Company's Director and Sole Stockholder approved a quasi-reorganization, effective as of June 30, 1996, pursuant to which the Company revalued certain of its assets as of that date. This revaluation, in accordance with the accounting principles applicable to a quasi-reorganization, permitted the Company to eliminate the adjusted accumulated deficit account as of that date, by a charge against capital in excess of par value, and to establish a new retained earnings account for the accumulation of the results of future operations. The quasi-reorganization resulted in an increase in the carrying value of land of $51,740,000 and a corresponding decrease of $45,042,000 in buildings and other property and equipment, net of accumulated depreciation and $6,698,000 in severance and related closing costs. The remaining accumulated depreciation was eliminated against the cost basis of the remaining property, and the accumulated deficit of $155,025,000 as of June 30, 1996, was transferred to capital in excess of par value.


NOTE 4--STRATEGIC REDIRECTION

     During 1996, in response to increasing competition and rapid market changes, management decided to strategically redirect the Company's business. On June 30, 1996, the Company suspended operations and closed the existing Sands property to make way for a new hotel-casino resort (Notes 1 and 3). As a result, approximately 1,400 employee positions were eliminated. The severance and related closing costs of $6,698,000 are included in selling, general and administrative expense.


NOTE 5--NFG MERGER

     In December 1995, the Company completed a merger with NFG through the contribution of all the outstanding common stock of NFG to the Company. At the date of the merger, equity of NFG totaled $27,882,000.

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 5--NFG MERGER (Continued)

     NFG was incorporated in 1992 for the sole purpose of acquiring certain LVSI Second Mortgage Notes from third parties and had no other operations. Throughout its existence, the shareholders of NFG have been the same as those of the Company. Based on the commonality of control, the merger has been accounted for at historical cost in a manner similar to a pooling of interests. Accordingly, the Company's financial statements have been restated to include the accounts and operations of NFG for all periods prior to the merger.

     As of the merger date, NFG owned $37,025,000 of the Company's Second Mortgage Notes (Note 10) which were retired as part of the transaction. Historical interest charges related to these notes totaling $2,249,000 and $5,732,000 in 1995 and 1994, respectively, have been eliminated on the assumption that the notes were retired when repurchased by NFG.

                             LAS VEGAS SANDS, INC.


                         NOTES TO FINANCIAL STATEMENTS

NOTE 6--ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following (in thousands):

                                                        December 31,
                                                     -----------------
                                                      1996      1995
                                                     ------   --------
   Casino ........................................    $830     $2,010
   Hotel and other ...............................      86      1,025
                                                      ----     ------
                                                       916      3,035
   Less: Allowance for doubtful accounts .........     783        986
                                                      ----     ------
                                                      $133     $2,049
                                                      ====     ======

     The Company extended credit to a limited number of casino patrons following an evaluation of the customer's creditworthiness. The Company monitored its exposure to credit losses and maintained allowances for anticipated losses. Management believes there are no significant concentrations of credit risks as of December 31, 1996.


NOTE 7--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                            September 30,        December 31,
                                                           --------------   -----------------------
                                                                1997           1996         1995
                                                           --------------   ----------   ----------
                                                            (Unaudited)
   Land and land improvements (Notes 3 and 13) .........      $ 93,634      $ 87,523     $ 46,000
   Expo Center (Note 13) ...............................                                   70,573
   Buildings and improvements (Note 3) .................                                   62,982
   Equipment, furniture and fixtures (Note 3) ..........           545           460       22,666
   Equipment under capital lease .......................                                      888
   Construction in progress ............................       111,139        22,935          230
                                                              --------      --------     --------
                                                               205,318       110,918      203,339
   Less: Accumulated depreciation (Note 3) .............            38            38       48,353
                                                              --------      --------     --------
                                                              $205,280      $110,880     $154,986
                                                              ========      ========     ========

     Depreciation expense for property and equipment totaled $3,091,000 and $9,360,000 for fiscal 1996 and 1995, respectively.


NOTE 8--OTHER NON-CURRENT ASSETS

     At December 31, 1995, other assets include a $2,500,000 restricted bank deposit. This deposit was pledged as collateral for a letter of credit which was required for the Company to self-insure and administer its own state workers compensation coverage. In 1996, the requirement for the letter of credit was eliminated and the funds were transferred to cash and cash equivalents.

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 9--ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES

     Other accrued liabilities consist of the following (in thousands):

                                                       December 31,
                                                   --------------------
                                                      1996       1995
                                                   ---------   --------
     Accrued closing costs .....................    $3,658      $   --
     Casino related and other accruals .........     1,342       6,516
                                                    ------      ------
                                                    $5,000      $6,516
                                                    ======      ======

     Accrued closing costs at December 31, 1996, consist primarily of accrued medical and dental costs for severed employees as a result of the closing of the Sands (Note 3).

     Accounts payable at September 30, 1997 and December 31, 1996, consist primarily of construction project related liabilities.


NOTE 10--DEBT (Unaudited)
     Debt consists of the following (in thousands):

                                                               September 30,          December 31,
                                                              ---------------   ------------------------
                                                                    1997           1996          1995
                                                              ---------------   ----------   -----------
   Construction Loan Payable ..............................       $15,050       $    --      $     --
   Second Mortgage Notes payable to IGN ...................            --            --        33,197
   Third Mortgage Notes payable to IGN ....................                                    88,670
                                                                  -------       -------      --------
                                                                   15,050            --       121,867
   Less: Current portion of Construction Loan Payable .....        15,050
   Current portion of Second Mortgage Notes ...............                                     1,801
                                                                  -------       -------      --------
   Total long-term debt ...................................       $    --       $    --      $120,066
                                                                  =======       =======      ========

Construction Loan Payable

     Interim construction financing entered into in August 1997, in the amount of $15,050,000, was provided by GS Credit Partners, LP. The interest is payable at the Eurodollar rate plus 25 basis points. At September 30, 1997, the interest rate was 5.9375%. The construction loan is due at the earlier of project financing or December 31, 1997 with interest payable monthly.


Second Mortgage Notes

     The Second Mortgage Notes were held by IGN who purchased the notes from third parties during 1994. These notes bore interest at 15% per annum to January 15, 1995, at which time the interest rate was reduced to the short-term quarterly applicable federal interest rate as published by the Internal Revenue Service. The interest rate reset on each quarterly interest payment date.

     In connection with the 1996 acquisition by IGN of the Expo Center building and related land and equipment, the Company retired $33,197,000 of Second Mortgage Notes (Note 13) and wrote-off remaining capitalized financing costs of $1,624,000 which are included in amortization expense.


Third Mortgage Notes Payable to IGN

     The Third Mortgage Paid-In-Kind ("PIK") notes payable to IGN bore interest at the short-term quarterly applicable federal interest rate as published by the Internal Revenue Service. The interest rate reset on each quarterly interest payment date. At December 31, 1995, the interest rate was 5.78%. Interest was payable quarterly at a rate of $250,000 in cash and the remainder in additional PIK notes.

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 10--DEBT (UNAUDITED) (Continued)

     In connection with the 1996 acquisition by IGN of the Expo Center building and related land and equipment, the Company retired $32,303,000 of Third Mortgage Notes (Note 13).

     The remaining $59,454,000 of Third Mortgage Notes were retired in 1996 by the Company upon contribution by the stockholder of all the remaining notes held by IGN.


NOTE 11--PREFERRED INTEREST IN VENETIAN CASINO RESORT, LLC (Unaudited)

     During the nine months ended September 30, 1997, Interface Holding contributed $72,053,000 in cash to Venetian in exchange for a Series A Preferred Interest in Venetian. The Series A Preferred Interest is non-voting, accrues no preferred return and is not subject to mandatory redemption or redemption at the option of the holder. The Series A Preferred Interest may, at any time, be converted into a Series B Preferred Interest. The rights of the Series B Preferred Interest are the same as the Series A Preferred Interest except that the Series B Preferred Interest will accrue a preferred return of 12% and upon the 12th anniversary of the closing of the offering of mortgage notes, senior subordinated notes and obtaining of other financing related to construction of the Casino Resort, distributions must be made to the extent of the positive capital account of the holder. Subject to foregoing, distributions of the preferred interest of the holder of both the Series A Preferred Interest and Series B Preferred Interest may be made at any time at the option of the Company. As of September 30, 1997, there were no distributions of preferred interest or preferred return paid or accrued.


NOTE 12--STOCKHOLDER'S EQUITY

Share Repurchases

     In April 1995, NFG purchased and retired 41,175 shares of its common stock from three stockholders. The total price paid for these shares was $13,176,000 which has been recorded as a reduction to capital in excess of par value.

     In August 1995, the Company purchased 34,999 shares of its common stock from the identical three stockholders for $206,000. Shares repurchased by the Company have been retired and restored to authorized and unissued common stock.


     Subsequent to these repurchases, both the Company and NFG were owned by a Sole Stockholder.


Employment Agreements/Stock Options

     The Company has entered into long-term employment agreements with certain key executives. As part of the employment agreements, the Company committed to grant each executive options to purchase shares of the Company's common stock at an exercise price to be determined by a formula involving the value of LVSI land and certain capital contributions. The options will be exercisable in varying proportions starting from the date the newly developed hotel and casino commences operations. If fully exercised, shares acquired under such options would represent approximately 5% of the Company's then outstanding stock.


Dividend

     During the nine months ended September 30, 1997, LVSI declared and paid liquidating cash dividends totaling $27,600,000 from capital in excess of par value, to its Sole Stockholder.

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 13--RELATED PARTY TRANSACTIONS

     The Company is a member of a group of affiliated companies and has significant transactions and relationships with members of the group, including providing to and receiving from IGN certain administrative services in the normal course of operations. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transaction among wholly unrelated parties. Management believes, however, that the terms of all transactions with affiliates are conducted at arm's length.

     The financial statements include significant transactions and balances involving affiliates of the Company. Interest expense relating to the Second Mortgage Notes and the Third Mortgage PIK Notes totaling $4,116,000, $7,870,000 and $6,182,000 in 1996, 1995 and 1994, respectively, was paid or was payable to IGN.

     Through 1995, the Company leased the 1,150,000 square foot Expo Center to IGN. Pursuant to the operating lease agreement, IGN paid an annual rental of $8 million and was responsible for all taxes, insurance, and costs to operate and maintain the facility. During 1996, IGN acquired from the Company the Expo Center building and related land and equipment at its carrying value of $66,775,000, in exchange for all of the Second Mortgage Notes and a portion of the Third Mortgage Notes of the Company held by IGN. In connection with the transaction, the Company subsequently retired the Second and Third Mortgage Notes received and the above lease was canceled.


NOTE 14--PENSION PLANS

     The Company contributed to multi-employer pension plans under various union agreements. Contributions were based on wages paid to covered employees. The Company's share of the unfunded liability related to multi-employer plans, if any, is not determinable.

     The Company maintains a 401(k) savings plan whereby eligible employees may contribute up to 15% of their annual compensation, subject to certain limitations. The Company may, at its discretion, match a portion of employee contributions.


NOTE 15--COMMITMENTS AND CONTINGENCIES

     The Company is party to litigation matters and claims related to its operations. The financial statements include provisions for estimated losses related thereto. Management, based upon advice from legal counsel, does not expect that the final resolution of these matters will have a material impact on the financial position of the Company.

     Ground breaking for the new hotel-casino resort occurred in April 1997. The Casino Resort is expected to be completed in two phases subject to receipt of appropriate regulatory approvals, permits and licenses. There can be no assurance, however, as to when, or if, such construction will be completed due to risks and uncertainties inherent in the development process. The cost of phase I of the Casino Resort is currently estimated at $1 billion. In connection with phase I of the Casino Resort, the Company has signed a construction management agreement with Lehrer McGovern Bovis, Inc., a major construction management firm. Such agreement provides for a maximum guaranteed price for certain construction costs currently set at approximately $550 million and a guaranteed completion period of 24 months from the effective starting date of construction.

                             LAS VEGAS SANDS, INC.


                         NOTES TO FINANCIAL STATEMENTS

NOTE 16--SUMMARIZED FINANCIAL INFORMATION (Unaudited)

     LVSI, Venetian, Mall Intermediate, Mall Construction and Lido Intermediate are co-obligors or guarantors of the mortgage notes, senior subordinated notes and the indebtedness related to construction of the Casino Resort. Mall Subsidiary is not an obligor or guarantor of any of the debt to be issued. No summarized financial information is presented for Mall Subsidiary, Mall Intermediate, Mall Construction and Lido Intermediate, as they had no assets or results of operations from inception through September 30, 1997. Since the Venetian also had no results of operations from inception through September 30, 1997, no condensed statements of operations are presented. Summarized financial information of LVSI and Venetian as of and for the nine months ended September 30, 1997 is as follows (in thousands):

                           CONDENSED BALANCE SHEETS



                                                             Venetian      Consolidating/
                                             Las Vegas        Casino        Eliminating
                                            Sands, Inc.       Resort          Entries           Total
                                           -------------   ------------   ---------------   ------------
Cash and cash equivalents ..............     $     588      $   8,979       $       --       $   9,567
Amounts due from Venetian ..............           131                            (131)
Other current assets ...................           425             31                              456
                                             ---------      ---------       ----------       ---------
 Total current assets ..................         1,144          9,010             (131)         10,023
                                             ---------      ---------       ----------       ---------
Property and equipment, net ............                      205,280                          205,280
Investment in Venetian .................       114,132                        (114,132)
Other assets ...........................         1,388             34                            1,422
                                             ---------      ---------       ----------       ---------
                                             $ 116,664      $ 214,324       $ (114,263)      $ 216,725
                                             =========      =========       ==========       =========
Accounts payable .......................     $      42      $  11,474       $       --       $  11,516
Construction loan payable ..............                       15,050                           15,050
Amounts due to LVSI ....................                          131             (131)
Other accrued liabilities ..............         4,050          1,484                            5,534
                                             ---------      ---------       ----------       ---------
 Total current liabilities .............         4,092         28,139             (131)         32,100
                                             ---------      ---------       ----------       ---------
Preferred interest in Venetian .........                       72,053                           72,053
                                             ---------      ---------       ----------       ---------
Stockholder's equity ...................       112,572        114,132         (114,132)        112,572
                                             ---------      ---------       ----------       ---------
                                             $ 116,664      $ 214,324       $ (114,263)      $ 216,725
                                             =========      =========       ==========       =========

                             LAS VEGAS SANDS, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 16--SUMMARIZED FINANCIAL INFORMATION (Unaudited) (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS



                                                                           Venetian      Consolidating/
                                                           Las Vegas        Casino        Eliminating
                                                          Sands, Inc.       Resort          Entries          Total
                                                         -------------   ------------   ---------------   -----------
Net cash provided by (used in) operating
 activities ..........................................     $  17,989      $  (6,955)        $     --       $  11,034
                                                           ---------      ---------         --------       ---------
Cash flows from investing activities:
 Capital expenditures ................................       (25,399)       (61,369)                         (86,768)
                                                           ---------      ---------         --------       ---------
Cash flows from financing activities:
Proceeds from capital contributions ..................        25,500                                          25,500
Proceeds from preferred interest in Venetian .........                       72,053                           72,053
Proceeds from construction loan ......................                       15,050                           15,050
Proceeds (payments) of intercompany dividends                  9,800         (9,800)
Payment of dividends .................................       (27,600)                                        (27,600)
                                                           ---------      ---------         --------       ---------
Net cash provided by financing activities ............         7,700         77,303               --          85,003
                                                           ---------      ---------         --------       ---------
Increase in cash and cash equivalents ................           290          8,979                            9,269
Cash and cash equivalents at beginning of
 period ..............................................           298                                             298
                                                           ---------      ---------         --------       ---------
Cash and cash equivalents at end of period ...........     $     588      $   8,979         $     --       $   9,567
                                                           =========      =========         ========       =========

                                                       LANDAUER ASSOCIATES, INC.
                                                          707 Wilshire Boulevard
[LANDAUER LOGO]                                                       Suite 4950
                                                           Los Angeles, CA 90017
                                                                  (213) 624-3400
                                                              FAX (213) 624-0949


                                     ANNEX B


December 12, 1997


To: Las Vegas Sands, Inc.
     3355 Las Vegas Boulevard South
     Las Vegas, Nevada 89109

     Venetian Casino Resort LLC
     3355 Las Vegas Boulevard South
     Las Vegas, Nevada 89109


     Re: Sands Vacant Land/Casino Resort Appraisals
         ------------------------------------------


Ladies and Gentlemen:

At your request, this letter will serve to confirm that Landauer Associates Inc. has prepared two full narrative appraisal reports, both dated October 17, 1997 (the "Appraisal Reports") which respectively estimate the market value of 1) the approximately 45 acre site formerly occupied by the Sands Hotel and underlying the Casino Resort and 2) the Casino Resort (including the Hotel, the Casino and, separately, the Mall). (The Casino Resort and the Mall are to be separately demised.) Values for all components in both reports were estimated based on economic conditions prevailing on October 17, 1997.

Our appraisal assignment was to estimate the market value of the fee simple interest in the land as if vacant, assuming its highest and best use, in this case for redevelopment as a casino hotel and retail/entertainment project, in each case, and the market value on a "completed" and "stabilized occupancy" basis, of the Casino Resort, including the Hotel, the Casino and the Mall consistent with recent development activity elsewhere along the Strip.

In the process of preparing our Appraisal Reports, we inspected the property; interviewed representatives of Las Vegas Sands, Inc. and Venetian Casino Resort, LLC; reviewed and considered the projections for the project provided by Las Vegas Sands, Inc. and made adjustments to such projections as we deemed necessary based upon our independent research. We reviewed, thoroughly analyzed and compared to the subject site recent relevant land sales on or near the Strip in Las Vegas; and performed a residual land value analysis on the subject site. We reviewed available improved sale data, but, due to the lack of comparable casino hotel or mall sales, were not able to reach a value estimate for either improved component based upon the Sales Comparison Approach. We reviewed income and expense data for comparable casino hotels, comparable convention hotels and comparable malls. After taking into account current local supply and demand conditions, we forecasted income and expense for the Casino Hotel and the Mall and performed a discounted cash flow analysis for each.

As specified in the Appraisal Reports, the value opinions reported below are qualified by certain assumptions, limiting conditions, certifications, and definitions which are set forth in the reports. Please note that this letter is provided as a supplement to our Appraisal Reports which are available for your review under separate cover.


[LANDAUER LOGO]

[LANDAUER LOGO]



Las Vegas Sands, Inc.
Venetian Casino Resort, LLC
December 12, 1997
Page 2

The property was inspected by and the report was prepared by Rodney A. Wycoff, CRE, MAI and Karen L. Johnson, MAI with the assistance of other memebers of Landauer's professional staff.

As result of our analysis, and as set forth in our appraisal report dated October 17, 1997, we estimate (i) that the market value of the approximately 45 acres of land formerly occupied by the Sands Hotel and underlying Venetian Casino Resort, as of October 17, 1997, was $225.0 million, (ii) the market value of the Hotel and Casino components of the Venetian Casino Resort on an "as completed" basis which is estimated to be April 1, 1999 will be $1.1 billion and the market value of the Hotel and Casino "as stabilized," which is anticipated to be April 1, 2001, will be $1.3 billion, based on conditions prevailing as of October 17, 1997, and (iii) the market value of the Mall upon completion, which is anticipated to be April 1, 1999, will be approximately $220.0 million and upon stabilization, which is anticipated to be April 1, 2000 will be $248.0 million, based on economic conditions prevailing as of Ocotber 17, 1997. In reaching the conclusions set forth in the foregoing clause (ii), we derived an average room rate of $167 (1999 dollars) and an average occupancy rate of 93% for the Venetian Casino Resort.

We hereby affirm that between the date of the Appraisal Reports and the date hereof, nothing has come to the attention of the undersigned which would invalidate or render incorrect any of the assumptions, estimates or conclusions included in the Appraisal Reports.

We understand that this letter and the Appraisal Reports will be used, and consent to their use, (a) in connection with borrowings being made from banks and/or other institutional lenders in connection with the development of the property and (b) in connection with a public offering or private placement of securities. We further understand that the offering materials used in connection with such financings will contain: 1) a reference to our firm and to the valuation we derived for the property; 2) summary information regarding such valuation; and 3) this letter. Copies of our Appraisal Reports will be made available to banks for the purpose of evaluating and participating in the Bank Credit Facility.

We have reviewed the descriptions of our Appraisal Reports contained in the accompanying Prospectus under the captioned section "Appraisals," and hereby confirm that the statements therein fairly represent our Appraisal Reports.

We hereby consent to the inclusion of such description, and to the references to Landauer Associates, Inc. and to copies of the Appraisal Reports, in the Prospectus referred in the foregoing paragraph. Furthermore, we hereby consent to being named as experts in such Prospectus.

This letter summarizes our opinions of value. The reader is directed to our fully documented narrative reports, which contain the text, exhibits, and addenda, which is available under separate cover.

                                          Sincerely,


                                          LANDAUER ASSOCIATES, INC.


                                          /s/ Rodney A. Wycoff

                                          Rodney A. Wycoff, MAI, CRE
                                          Senior Managing Director

=======================================  =======================================


     No dealer, salesperson or other
person has been authorized to give any
information or to make any
representations other than those
contained in this Prospectus, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by the
Issuers. This Prospectus does not                 -----------------------
constitute an offer to sell or the                      Prospectus
solicitation of an offer to buy any               -----------------------
securities other than the securities
to which it relates, nor does it                   Las Vegas Sands, Inc.
constitute an offer to sell, or the             Venetian Casino Resort, LLC
solicitation of an offer to buy, to
any person in any jurisdiction in
which such offer or solicitation is
not authorized, or in which the person                 $425,000,000
making such offer or solicitation is              12-1/4% Mortgage Notes
not qualified to do so, or to any                        due 2004
person to whom it is unlawful to make
such offer or solicitation. Neither
the delivery of this Prospectus nor
any sale made hereunder shall, under                    $97,500,000
any circumstances, create any                14-1/4% Senior Subordinated Notes
implication that there has been no                       due 2005
change in the affairs of the Issuers
since the date hereof or that the
information contained herein is
correct as of any time subsequent to              -----------------------
the date hereof.

                                                      [VENETIAN LOGO]
          -----------------
          TABLE OF CONTENTS
                                                  -----------------------

                                  Page    Offer to Exchange $425,000,000 of
                                  ----    their 12-1/4% Mortgage Notes due 2004
Available Information ............   2    and $97,500,000 of their 14-1/4%
Special Note Regarding                    Senior Subordinated Notes which have
  Forward-Looking Statements .....   3    been registered under the Securities
Prospectus Summary ...............   4    Act for $425,000,000 of their
Risk Factors .....................  27    outstanding 12-1/4% Mortgage Notes due
LVSI and Venetian ................  46    2004 and $97,500,000 of their
Use of Proceeds ..................  48    outstanding 14-1/4% Senior
Capitalization ...................  50    Subordinated Notes due 2005.
Management's Discussion and
  Analysis of Liquidity and
  Capital Resources ..............  51
The Exchange Offer ...............  55                         , 1998
Business .........................  63
Regulation and Licensing .........  80
Appraisals .......................  84    Until           , 1998 (90 days after
Management .......................  88    the date of this Prospectus), all
Ownership of Capital Stock .......  92    dealers effecting transactions in the
Certain Transactions .............  93    registered securities, whether or not
Description of Mortgage Notes ....  96    participating in this distribution,
Description of Senior                     may be required to deliver a
  Subordinated Notes ............. 146    Prospectus. This is in addition to the
Book-Entry, Delivery and Form .... 190    obligation of dealers to deliver a
Description of                            Prospectus when acting as underwriters
  Disbursement Agreement ......... 193    and with respect to their unsold
Description of                            allotments or subscriptions.
  Intercreditor Agreement ........ 199
Insurance Requirements ........... 203
Description of
  Certain Indebtedness ........... 205
Certain Material Agreements ...... 213
Certain Federal Income Tax
  Considerations ................. 223
ERISA Considerations ............. 228
Plan of Distribution ............. 228
Validity of the Notes ............ 229
Independent Accountants .......... 229
Appraisers ....................... 229
Index to Forecasted
  Consolidated Financial
  Statements ..................... P-1
Annex A--Certain Historical
  Financial Information .......... A-1
Annex B--Letter From
  the Appraiser .................. B-1


=======================================  =======================================

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.
     Las Vegas Sands, Inc. ("LVSI") is a Nevada corporation. Section 78.751 of Chapter 78 of the Nevada Revised statutes (referenced as the Nevada General Corporation Law, or the "NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     LVSI's Articles of Incorporation, as amended, provides in Article EIGHT that the Corporation shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada for damages for breaches of fiduciary duties. The provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or the payment of dividends in violation of N.R.S. 78.300.

     Venetian Casino Resort, LLC ("Venetian" and, together with LVSI, the "Issuers"), is a Nevada limited liability company. Chapter 86 of the Nevada Revised statutes (referenced as the Nevada Limited Liability Company Act, or the "Act") provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was performing services for the company (an "Indemnitee") against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with the action, suit or proceeding if he acted in good faith and in a manner which it reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. The Act further provides that all the expenses of such Indemnitee incurred in defending any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (including attorney's fees, judgments, fines and amounts paid in settlement), may be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that it is not entitled to be indemnified by the company (subject to the above provision(s)). Indemnification may not be made for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, it is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Venetian's limited liability company agreement provides that Venetian shall indemnify any member, any affiliate of the member or any shareholders, partners, members, employees, representatives or agents of the member or their respective affiliates, any officer or any employee or agent of Venetian (each a "Covered Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against Venetian or otherwise, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Venetian to procure a judgment in its favor, by reason of the fact that such Covered Person is or was the member, officer, employee or agent of Venetian, or that such Covered Person is or was serving at the request of Venetian as a partner, member, director, officer, trustee, employee or agent of another person, against all expenses, including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Covered Person if a judgment or other final adjudication adverse to such Covered Person establishes that his or her acts constituted intentional misconduct or gross negligence.

     Each of Mall Intermediate Holding Company, LLC ("Mall Intermediate Holdings"), Lido Intermediate Holding Company, LLC ("Phase II Intermediate Holdings") and Grand Canal Shops Mall Construction, LLC ("Mall Construction Subsidiary" and, together with Mall Intermediate Holdings and Phase II Intermediate Holdings, the "Guarantors") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Section 7.3 of each of the Guarantors' limited liability company agreements provides that such Guarantor shall indemnify any member, any affiliate of the member or any shareholders, partners, members, employees, representatives or agents of the member or their respective affiliates, any officer or any employee or agent of the Guarantor (each a "Guarantor Covered Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Guarantor or otherwise, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Guarantor to procure a judgment in its favor, by reason of the fact that such Guarantor Covered Person is or was the member, officer, employee or agent of the Guarantor, or that such Guarantor Covered Person is or was serving at the request of the Guarantor as a partner, member, director, officer, trustee, employee or agent of another person, against all expenses, including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Guarantor Covered Person in connection with such action, suit or proceeding. Notwithstanding the foregoing, no indemnification shall be provided to or on behalf of any Guarantor Covered Person if a judgment or other final adjudication adverse to such Guarantor Covered Person establishes that his or her acts constituted intentional misconduct or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the Issuers and the Guarantors have been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Pursuant to Section 8 of the registration rights agreement relating to LVSI and Venetian's 12-1/4% Mortgage Notes due 2004 and 14-1/4% Senior Subordinated Notes due 2005, the holders of such securities have agreed to indemnify the directors, officers and controlling persons of the registrant against certain liabilities, costs and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expenses that may be incurred in connection with the registration of such securities to the extent that such liabilities, costs and expenses arise from an omission or untrue statement contained in information provided to the registrant by the holders of such securities.

     The Issuers maintain a Directors' and Officers' Liability and Reimbursement Insurance Policy designed to reimburse the Issuers for any payments made by them pursuant to the foregoing indemnification. The Purchase Agreement, dated as of November 6, 1997, among the Issuers, the Guarantors, Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. (the "Initial Purchasers"), contains provisions by which the Initial Purchasers agree to indemnify the Issuers and the Guarantors (including their officers, directors, employees, agents and controlling persons) against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules
   (a) Exhibits:



Exhibit No.                                      Description of Document
-------------   -----------------------------------------------------------------------------------------
3.1             Amended and Restated Articles of Incorporation of LVSI.*
3.2             Certificate of Amendment of Amended and Restated Articles of Incorporation of
                LVSI.*
3.3             Amended and Restated By-laws of LVSI.*
3.4             Amended and Restated Limited Liability Company Agreement of Venetian.*
3.5             Limited Liability Company Agreement of Phase II Intermediate Holdings.*
3.6             Limited Liability Company Agreement of Mall Intermediate Holdings.*
3.7             Limited Liability Company Agreement of Mall Construction Subsidiary.*
4.1             Indenture, dated as of November 14, 1997, among the Issuers, as issuers, the
                Guarantors, as Mortgage Note guarantors, and First Trust National Association ("First
                Trust"), as Mortgage Note trustee.
4.2             Indenture, dated as of November 14, 1997, among the Issuers, as issuers, the
                Guarantors, as Senior Subordinated Note guarantors, and First Union National Bank
                ("First Union"), as Senior Subordinated Note trustee.
4.3             Registration Rights Agreement, dated as of November 14, 1997, among the Issuers, the Guarantors, and the Initial Purchasers.
4.4             Funding Agents' Disbursement and Administration Agreement, dated as of November
                14, 1997, among LVSI, Venetian, Mall Construction Subsidiary, jointly and severally,
                The Bank of Nova Scotia ("Scotiabank"), as the Bank Agent, First Trust, as the
                Mortgage Note trustee, Atlantic-Pacific Las Vegas, LLC ("Atlantic-Pacific"), as the
                HVAC Provider, and Scotiabank, as the Disbursement Agent.
4.5             Company Security Agreement, dated as of November 14, 1997, by and among LVSI,
                Venetian, Mall Construction Subsidiary and Scotiabank, as the Intercreditor Agent.
4.6             Mall Construction Subsidiary Security Agreement, dated as of November 14, 1997, between Mall Construction Subsidiary and Scotiabank, as the Intercreditor Agent.
4.7             Deed of Trust, Assignment of Rents and Leases and Security Agreement made by
                Venetian and LVSI, jointly and severally as trustor, to Lawyers Title of Nevada, Inc.
                ("Lawyer's Title"), as trustee, for the benefit of First Trust, in its capacity as the
                Mortgage Note trustee, as Beneficiary.
4.8             Leasehold Deed of Trust, Assignment of Rents and Leases and Security Agreement
                made by Mall Construction Subsidiary, as trustor, to Lawyer's Title, as trustee, for the benefit of First Trust, in its capacity as the Mortgage Note trustee, as Beneficiary.
4.9             Disbursement Collateral Account Agreement, dated as of November 14, 1997, by and among LVSI, Venetian, Mall Construction Subsidiary and Scotiabank, as
                Disbursement Agent and as Securities Intermediary.
4.10            Mortgage Notes Proceeds Collateral Account Agreement, dated as of November 14,
                1997, by and among LVSI, Venetian and Scotiabank, as Disbursement Agent.
4.11            Mortgage Notes Proceeds Account Third-Party Account Agreement, dated as of
                November 14, 1997, by and among LVSI, Venetian, Scotiabank, as Disbursement
                Agent, and Goldman, Sachs & Co., as Securities Intermediary.
4.12            Intercreditor Agreement, dated as of November 14, 1997, among Scotiabank, as
                Bank Agent and Intercreditor Agent, First Trust, as Mortgate Note trustee, GMAC
                Commercial Mortgage Corporation ("GMAC"), as Interim Mall Lender, First Union, as
                Senior Subordinated Note trustee.

Exhibit No.                                    Description of Document
-------------   ------------------------------------------------------------------------------------
 4.13           Completion Guaranty, dated as of November 14, 1997, made by Sheldon G. Adelson, in favor of Scotiabank, as the Bank Agent acting on behalf of the Bank Lenders,
                GMAC, as the Interim Mall Lender, and First Trust, as the Mortgage Note trustee.
 4.14           Completion Guaranty Collateral Account Agreement, dated as of November 14, 1997, by and between Sheldon G. Adelson, as Pledgor, and Scotiabank, as Disbursement
                Agent.
 4.15           Completion Guaranty Third-Party Account Agreement, dated as of November 14,
                1997, by and among Sheldon G. Adelson, Scotiabank, as Disbursement Agent, and
                Goldman, Sachs & Co., as Securities Intermediary.
 4.16           Unsecured Indemnity Agreement, dated as of November 14, 1997, by LVSI, Venetian and Mall Construction Subsidiary, to and for the benefit of First Trust.
 5.1            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, regarding legality of the securities being registered.**
 5.2            Opinion of Lionel Sawyer & Collins, regarding legality of the securities being registered.**
 8.1            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, regarding certain tax matters.
10.1            Bank Credit Agreement, dated as of November 14, 1997, among LVSI, Venetian, the lender parties thereto, Goldman Sachs Credit Partners, L.P. ("GSCP"), as arranger and syndication agent, and Scotiabank, as administrative agent.
10.2            Credit Agreement, dated as of November 14, 1997, among LVSI, Venetian, Mall
                Construction Subsidiary and GMAC.**
10.3            Energy Services Agreement, dated as of November 14, 1997, by and between
                Atlantic-Pacific and Venetian.**
10.4            Energy Services Agreement, dated as of November 14, 1997, by and between
                Atlantic-Pacific and Mall Construction Subsidiary.**
10.5            Construction Management Agreement, dated as of February 15,1997, between LVSI, as owner, and Lehrer McGovern Bovis, Inc., as construction manager.
10.6            Assignment, Assumption and Amendment of Construction Management Agreement,
                dated as of Novembr 14, 1997, by and between LVSI, Venetian and Lehrer
                McGovern Bovis, Inc.
10.7            Agreement, effective as of January 1, 1996, between Venetian, as owner, and the architect, a collaboration between the firms of TSA of Nevada, LLP and WAT&G, Inc.,
                Nevada.
10.8            Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of November 14, 1997, among Interface Group-Nevada, Inc., Mall Construction
                Subsidiary and Venetian.
10.9            Sale and Contribution Agreement, dated as of November 14, 1997, among Venetian,
                Grand Canal Shops Mall, LLC ("Mall Subsidiary") and Mall Construction Subsidiary.
10.10           Indenture of Lease, dated as of November 14, 1997, by and between Venetian, as landlord, and Mall Construction Subsidiary, as tenant.
10.11           Commitment Letter, dated as of November 14, 1997, among LVSI, Mall Subsidiary and Goldman Sachs Mortgage Company ("GSMC").
10.12           Commitment Letter, dated as of November 14, 1997, between Mall Subsidiary and
                Sheldon G. Adelson.
10.13           Tri-Party Agreement, dated as of November 14, 1997, among LVSI, Venetian, Mall
                Subsidiary, Mall Construction Subsidiary, Sheldon G. Adelson, GSMC and GMAC.
10.14           Casino Lease, dated as of November 14, 1997, by and between LVSI and Venetian.

Exhibit No.                                     Description of Document
-------------   --------------------------------------------------------------------------------------
10.15           Amended and Restated Services Agreement, dated as of November 14, 1997, by and between Venetian, Interface Group Holding Company, Inc., Interface Group-
                Nevada, Inc., Lido Casino Resort MM, Inc., Grand Canal Shops Mall MM, Inc. and
                certain subsidiaries of Venetian named therein.
10.16           Completion Guaranty Loan Subordinated Note, dated as of November 14, 1997, made by Venetian in favor of Sheldon G. Adelson.
10.17           Substitute Tranche B Loan Subordinated Note, dated as of November 14, 1997, made by Venetian and Mall Construction Subsidiary in favor of Sheldon G. Adelson.
10.18           Intercreditor Agreement, dated as of November 14, 1997, by and among Scotiabank, as the Administrative Agent, First Trust, as Mortgage Note trustee, GMAC, as the
                Interim Mall Lender, First Union, as Subordinated Note trustee, LVSI, Venetian, Mall
                Construction Subsidiary and Sheldon G. Adelson.
10.19           Unsecured Indemnity Agreement, dated as of November 14, 1997, by LVSI, Venetian and Mall Construction Subsidiary, to and for the benefit of Scotiabank, as
                Administrative Agent under the Bank Credit Agreement.
10.20           Unsecured Indemnity Agreement, dated as of November 14, 1997, by LVSI, Venetian and Mall Construction Subsidiary, to and for the benefit of GMAC.
10.21           Construction Agency Agreement, dated as of November 14, 1997, by and between
                Venetian and Atlantic-Pacific.**
10.22           Management Agreement, dated as of April 23, 1997, by and between LVSI and
                Forest City Commercial Management, Inc., as assigned by LVSI to Mall Construction
                Subsidiary, by that certain Assignment and Assumption of Contracts.
10.23           Primary Liquidated Damages Insurance Agreement, dated August 4, 1997, by and between Lehrer McGovern Bovis, Inc. and C.J. Coleman & Companies, Ltd.
10.24           Guaranty of Performance, dated as of August 19, 1997, by the Peninsular and
                Oriental Steam Navigation Company in favor of LVSI, as assigned by LVSI to
                Venetian by that certain Assignment, Assumption and Amendment of Contracts.
10.25           Guaranty of Performance and Completion, dated as of August 19, 1997, by Bovis,
                Inc., LVSI, Venetian and Mall Construction Subsidiary, for the benefit of Scotiabank, as the Intercreditor Agent.
10.26           Consulting and Lease Brokerage Agreement between Blatteis Realty Co. and LVSI, dated as of January 23, 1997.
10.27           Sands Resort Hotel and Casino Agreement, dated February 18, 1997, by and between Clark County and LVSI, and all amendments thereto.
10.28           Las Vegas Sands, Inc. 1997 Fixed Stock Option Plan.
10.29           Employment Agreement, dated as of November 1, 1995, between LVSI and William
                P. Weidner.
10.30           Employment Agreement, dated as of November 1, 1995, between LVSI and Bradley
                H. Stone.
10.31           Employment Agreement, dated as of November 1, 1995, between LVSI and Robert
                G. Goldstein.
10.32           First Amendment to Credit Agreement, dated as of January 30, 1998, by and among
                LVSI, Venetian, the lender parties thereto, GSCP, as arranger and syndication agent, and Scotiabank, as administrative agent.
12.1            Statement regarding computation of ratios of earnings to fixed charges.*
21.1            Subsidiaries of the Issuers and Guarantors.

Exhibit No.                                     Description of Document
-------------   ---------------------------------------------------------------------------------------
23.1            Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinions, filed as Exhibits 5.1 and 8.1).**
23.2            Consent of Lionel Sawyer & Collins (included in their opinion filed as Exhibit 5.2).**
23.3            Consent of Price Waterhouse LLP.
23.4            Consent of Landauer Associates, Inc. ("Landauer") (included in Annex B to the
                Prospectus).
24.1            Powers of Attorney*.
25.1            Statement of eligibility and qualification of First Trust National Association.*
25.2            Statement of eligibility and qualification of First Union National Bank.*
27.1            Financial Data Schedule.*
99.1            Form of Letter of Transmittal.
99.2            Form of Notice of Guaranteed Delivery.
99.3            Guidelines for Certification of Taxpayer Identification Number on Substitute
                Form W-9.
99.4            Form of Securities Dealers, Commercial Banks, Trust Companies and Other
                Nominees Letter.
99.5            Form of Client Letter.
99.6            Land Appraisal, dated as of October 17, 1997, prepared by Landauer.
99.7            Hotel/Casino and Mall Appraisal, dated as of October 17, 1997, prepared by
                Landauer.


----------------

 *|Previously filed
**|To be filed by amendment.

Item 22. Undertakings
     That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of reponding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 12th day of February, 1998.



                                          LAS VEGAS SANDS, INC.



                                          By: /s/ Sheldon G. Adelson
                                              ----------------------
                                              Sheldon G. Adelson,
                                              Chairman of the Board and
                                              Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                            TITLE                         DATE
---------------------------   ------------------------------------   ------------------

/s/ Sheldon G. Adelson        Chairman of the Board, Chief           February 12, 1998
-------------------------     Executive Officer and Director
  Sheldon G. Adelson

          *                   Special Director                       February 12, 1998
-------------------------
   William J. Raggio

          *                   Vice President--Finance (principal     February 12, 1998
-------------------------     financial and accounting officer)
  Harry D. Miltenberger



*By: /s/ David Friedman
     ------------------
     David Friedman,
     Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 12th day of February, 1998.



                                          VENETIAN CASINO RESORT, LLC

                                          By: Las Vegas Sands, Inc.,
                                              its managing member



                                             By: /s/ Sheldon G. Adelson
                                                 ----------------------
                                                 Sheldon G. Adelson,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                              TITLE                           DATE
---------------------------   ----------------------------------------   ------------------
/s/ Sheldon G. Adelson        Chairman of the Board, Chief Executive     February 12, 1998
-------------------------     Officer and Director of managing
      Sheldon G. Adelson      member of Registrant


              *               Special Director of managing member        February 12, 1998
-------------------------     of Registrant
       William J. Raggio


              *               Vice President--Finance of managing        February 12, 1998
-------------------------     member of Registrant (principal
    Harry D. Miltenberger     financial and accounting officer)



*By: /s/ David Friedman
     ------------------
     David Friedman,
     Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 12th day of February, 1998.



                                          LIDO INTERMEDIATE HOLDING
                                          COMPANY, LLC


                                          By: Venetian Casino Resort, LLC, its
                                              sole member


                                          By: Las Vegas Sands, Inc.,
                                              its managing member



                                             By: /s/ Sheldon G. Adelson
                                                 ----------------------
                                                 Sheldon G. Adelson,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                              TITLE                           DATE
---------------------------   ----------------------------------------   ------------------
/s/ Sheldon G. Adelson        Chairman of the Board, Chief Executive     February 12, 1998
-------------------------     Officer and Director of managing
      Sheldon G. Adelson      member of Registrant's sole member


              *               Special Director of managing member        February 12, 1998
-------------------------     of Registrant's sole member
       William J. Raggio


              *               Vice President--Finance of managing        February 12, 1998
-------------------------     member of Registrant's sole member
    Harry D. Miltenberger     (principal financial and accounting
                              officer)



*By: /s/ David Friedman
     ------------------
     David Friedman,
     Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 12th day of February, 1998.



                                          MALL INTERMEDIATE HOLDING
                                          COMPANY, LLC


                                          By: Venetian Casino Resort, LLC, its
                                              sole member


                                          By: Las Vegas Sands, Inc.,
                                              its managing member



                                             By: /s/ Sheldon G. Adelson
                                                 ----------------------
                                                 Sheldon G. Adelson,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                              TITLE                           DATE
---------------------------   ----------------------------------------   ------------------
/s/ Sheldon G. Adelson        Chairman of the Board, Chief Executive     February 12, 1998
-------------------------     Officer and Director of managing
    Sheldon G. Adelson        member of Registrant's sole member


            *                 Special Director of managing member        February 12, 1998
-------------------------     of Registrant's sole member
     William J. Raggio


            *                 Vice President--Finance of managing        February 12, 1998
-------------------------     member of Registrant's sole member
  Harry D. Miltenberger       (principal financial and accounting
                              officer)



*By: /s/ David Friedman
     ------------------
     David Friedman,
     Attorney-in-fact

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on the 12th day of February, 1998.



                                          GRAND CANAL SHOPS MALL
                                          CONSTRUCTION, LLC


                                          By: Venetian Casino Resort, LLC, its
                                              sole member


                                          By: Las Vegas Sands, Inc.,
                                              its managing member



                                             By: /s/ Sheldon G. Adelson
                                                 ----------------------
                                                 Sheldon G. Adelson,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                              TITLE                           DATE
---------------------------   ----------------------------------------   ------------------
/s/ Sheldon G. Adelson        Chairman of the Board, Chief Executive     February 12, 1998
-------------------------     Officer and Director of managing
    Sheldon G. Adelson        member of Registrant's sole member


            *                 Special Director of managing member        February 12, 1998
-------------------------     of Registrant's sole member
     William J. Raggio


            *                 Vice President--Finance of managing        February 12, 1998
-------------------------     member of Registrant's sole member
  Harry D. Miltenberger       (principal financial and accounting
                              officer)



*By: /s/ David Friedman
     ------------------
     David Friedman,
     Attorney-in-fact